   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1997

                                                      REGISTRATION NO. 333-35915
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4

                                       TO

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            AMB PROPERTY CORPORATION
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                             505 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
             (SUCCESSOR TO AMB INSTITUTIONAL REALTY ADVISORS, INC.)

                            ------------------------

                               S. DAVIS CARNIGLIA
                               MANAGING DIRECTOR,
                  CHIEF FINANCIAL OFFICER AND GENERAL COUNSEL
                            AMB PROPERTY CORPORATION
                             505 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

 EDWARD SONNENSCHEIN, JR., ESQ.            KENNETH M. DORAN, ESQ.
     J. SCOTT HODGKINS, ESQ.            GIBSON, DUNN & CRUTCHER LLP
        LATHAM & WATKINS                   333 SOUTH GRAND AVENUE
      633 WEST FIFTH STREET            LOS ANGELES, CALIFORNIA 90071
  LOS ANGELES, CALIFORNIA 90071                (213) 229-7000
         (213) 485-1234

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the
earlier effective registration statement of the same offering.     [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.     [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.     [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE

     This registration statement contains two forms of prospectus: one to be used in connection with a United States and Canadian offering of the Company's shares of Common Stock (the "U.S. Prospectus") and one to be used in connection with a concurrent international offering of the shares of Common Stock (the "International Prospectus" and, together with the U.S. Prospectus, the "Prospectuses"). The International Prospectus will be identical to the U.S. Prospectus except that it will have a different front cover page. The alternate front cover page for the International Prospectus is included herein and has been labeled "Alternate Cover Page for International Prospectus."

                             CROSS REFERENCE SHEET

            FORM S-11 ITEM NO. AND HEADING              LOCATION OR HEADING IN PROSPECTUS
      -------------------------------------------  -------------------------------------------
  1.  Forepart of Registration Statement and
      Outside Front Cover Page of Prospectus.....  Outside Front Cover Page
  2.  Inside Front and Outside Back Cover Pages
      of Prospectus..............................  Inside Front Cover Page; Outside Back Cover
                                                   Page
  3.  Summary Information, Risk Factors and Ratio
      of Earnings to Fixed Charges...............  Prospectus Summary; Risk Factors
  4.  Determination of Offering Price............  Underwriting
  5.  Dilution...................................  Dilution
  6.  Selling Security Holders...................  Not Applicable
  7.  Plan of Distribution.......................  Underwriting
  8.  Use of Proceeds............................  Use of Proceeds
  9.  Selected Financial Data....................  Selected Financial and Other Data for AMB
                                                   Property Corporation
 10.  Management's Discussion and Analysis of
      Financial Condition and Results of
      Operations.................................  Management's Discussion and Analysis of
                                                   Financial Condition and Results of
                                                   Operations
 11.  General Information as to Registrant.......  Prospectus Summary; Business and
                                                   Properties; Management; Principal
                                                   Stockholders; Certain Provisions of
                                                   Maryland Law and of the Company's Articles
                                                   of Incorporation and Bylaws
 12.  Policy with Respect to Certain
      Activities.................................  Policies With Respect to Certain Activities
 13.  Investment Policies of Registrant..........  Policies With Respect to Certain Activities
 14.  Description of Real Estate.................  Management's Discussion and Analysis of
                                                   Financial Condition and Results of
                                                   Operations; Business and Properties
 15.  Operating Data.............................  Business and Properties
 16.  Tax Treatment of Registrant and Its
      Security Holders...........................  Certain Federal Income Tax Consequences
 17.  Market Price of and Dividends on the
      Registrant's Common Equity and Related
      Stockholder Matters........................  Risk Factors; Distributions; Principal
                                                   Stockholders; Shares Available for Future
                                                   Sale
 18.  Description of Registrant's Securities.....  Description of Capital Stock; Certain
                                                   Provisions of Maryland Law and of the
                                                   Company's Articles of Incorporation and
                                                   Bylaws
 19.  Legal Proceedings..........................  Business and Properties; Legal Proceedings
 20.  Security Ownership of Certain Beneficial
      Owners and Management......................  Principal Stockholders
 21.  Directors and Executive Officers...........  Management
 22.  Executive Compensation.....................  Management
 23.  Certain Relationships and Related
      Transactions...............................  Risk Factors; Business and Properties;
                                                   Management; Certain Relationships and
                                                   Related Transactions; Principal
                                                   Stockholders

            FORM S-11 ITEM NO. AND HEADING              LOCATION OR HEADING IN PROSPECTUS
      -------------------------------------------  -------------------------------------------
 24.  Selection, Management and Custody of
      Registrant's Investments...................  Risk Factors; Business and Properties;
                                                   Policies With Respect to Certain Activities
 25.  Policies with Respect to Certain
      Transactions...............................  Risk Factors; Business and Properties;
                                                   Policies With Respect to Certain
                                                   Activities; Management; Certain
                                                   Relationships and Related Transactions;
                                                   Principal Stockholders
 26.  Limitations of Liability...................  Management; Certain Provisions of Maryland
                                                   Law and of the Company's Articles of
                                                   Incorporation and Bylaws
 27.  Financial Statements and Information.......  Index to Financial Information
 28.  Interests of Named Experts and Counsel.....  Not Applicable
 29.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities................................  Not Applicable
 30.  Quantitative and Qualitative Disclosures
      About Market Risk..........................  Risk Factors

PROSPECTUS (Subject to Completion)

Issued November  , 1997
                               12,000,000 Shares
                            AMB Property Corporation
                                  COMMON STOCK
                                                                      [AMB LOGO]

                            ------------------------
 ALL OF THE SHARES OF COMMON STOCK OFFERED HEREBY ARE BEING SOLD BY THE COMPANY
   AND WILL REPRESENT APPROXIMATELY 14.2% OF THE COMPANY'S OUTSTANDING COMMON EQUITY. THE REMAINING COMMON EQUITY (OR INTERESTS EXCHANGEABLE FOR COMMON
EQUITY) IN THE COMPANY WILL BE BENEFICIALLY OWNED 5.6% BY THE COMPANY'S OFFICERS AND DIRECTORS AND 80.2% BY THE COMPANY'S OTHER EXISTING STOCKHOLDERS, EXCLUDING
 SHARES TO BE PURCHASED IN THE OFFERING. OF THE SHARES OF COMMON STOCK OFFERED HEREBY, 9,600,000 ARE BEING OFFERED INITIALLY IN THE UNITED STATES AND CANADA BY
  THE U.S. UNDERWRITERS AND 2,400,000 ARE BEING OFFERED INITIALLY OUTSIDE THE UNITED STATES AND CANADA BY THE INTERNATIONAL UNDERWRITERS. SEE "UNDERWRITING."
     UPON CONSUMMATION OF THE OFFERING, THE COMPANY WILL OWN 128 PROPERTIES ENCOMPASSING 43.6 MILLION SQUARE FEET (ASSUMING COMPLETION OF THE PENDING
ACQUISITION). THE COMPANY IS SELF-ADMINISTERED AND EXPECTS TO QUALIFY AS A REAL
       ESTATE INVESTMENT TRUST ("REIT") FOR FEDERAL INCOME TAX PURPOSES.
                            ------------------------

PRIOR TO THE OFFERING, THERE HAS BEEN NO PUBLIC MARKET FOR THE COMMON STOCK. IT IS CURRENTLY ESTIMATED THAT THE INITIAL PUBLIC OFFERING PRICE PER SHARE WILL BE
    BETWEEN $20 AND $22. SEE "UNDERWRITING" FOR A DISCUSSION OF THE FACTORS CONSIDERED IN DETERMINING THE INITIAL PUBLIC OFFERING PRICE. THE COMMON STOCK HAS BEEN APPROVED FOR LISTING ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL
                 "AMB," SUBJECT TO OFFICIAL NOTICE OF ISSUANCE.
                            ------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 17 HEREIN FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE SHARES OF COMMON STOCK, INCLUDING:

- The possibility that the consideration paid by the Company for the properties and other assets contributed to the Company in its formation may exceed their fair market value, and the fact there were no arm's-length negotiations or third-party appraisals of such properties in connection with the Company's formation.

- The continued involvement of certain officers and directors in other real estate activities which could divert management's attention from the day-to-day operations of the Company.

- The influence of Executive Officers, directors and significant stockholders on the Company's operations which could result in management taking action which is not in best interest of all of the Company's stockholders or the Operating Partnership's limited partners and the failure of management to enforce the terms of certain agreements.

- Material benefits to certain officers and directors from the use of $1.1 million of net offering proceeds to repay indebtedness incurred to purchase certain assets from an affiliate.

- Taxation of the Company as a corporation if it fails to qualify as a REIT for Federal income tax purposes and the resulting decrease in cash available for distribution.

- REIT distribution requirements may limit the Company's ability to finance future acquisitions, expansions and developments without additional debt or equity financing necessary to achieve the Company's business plan, which in turn may adversely affect the price of the Common Stock.

- The ability of the Board of Directors to change the Company's growth and investment strategy and its financing, distribution and certain other policies without a vote of the Company's stockholders.

- Real estate investment and property management risks, such as the need to renew leases or relet space upon lease expirations, the potential instability of cash flows and changes in the value of the Company's properties due to economic and other conditions.

- The possible anti-takeover effect of the Company's ability to limit the ownership of shares of Common Stock to 9.8% of the outstanding shares and of certain other provisions in the organizational documents of the Company and the Operating Partnership which could have the effect of delaying, deferring or preventing a transaction involving a change in control.


- The Company's estimated initial distribution payout ratio will be 101.6% for the twelve months ending December 31, 1998, assuming no expiring leases are renewed during such period (102.9% if the Pending Acquisition is not completed). If the Company is unable to fund any distributions in excess of cash available for distribution from its Credit Facility, it may be required to reduce the amount of such distribution.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                              PRICE $      A SHARE
                            ------------------------

                                                            UNDERWRITING
                                   PRICE TO                 DISCOUNTS AND               PROCEEDS TO
                                    PUBLIC                 COMMISSIONS(1)               COMPANY(2)
                            -----------------------    -----------------------    -----------------------
Per Share...............               $                          $                          $
Total(3)................               $                          $                          $

------------
   (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
   (2) Before deducting expenses payable by the Company estimated at $16.9 million.
   (3) The Company has granted to the U.S. Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to an aggregate of 1,800,000 additional shares of Common Stock at the price to public less underwriting discounts and commissions for the purpose of covering over-allotments, if any. If the U.S. Underwriters exercise such option in full, the total price to public, underwriting discounts and commissions
       and proceeds to Company will be $       , $       and $       ,
       respectively. See "Underwriting."

   The shares of Common Stock are offered, subject to prior sale, when, as, and if accepted by the Underwriters named herein, and subject to approval of certain legal matters by Gibson, Dunn & Crutcher LLP, counsel for the Underwriters. It is expected that delivery of the shares of Common Stock will be made on or about
        , 1997, at the offices of Morgan Stanley & Co. Incorporated, New York, N.Y., against payment therefor in immediately available funds.

MORGAN STANLEY DEAN WITTER
                  BT ALEX. BROWN
                                 LEHMAN BROTHERS
                                         NATIONSBANC MONTGOMERY SECURITIES, INC.
                                                               SMITH BARNEY INC.
          , 1997

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                          [INSERT MAPS, PHOTOS, ETC.]

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SHARES OF COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE SHARES OF COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDER-WRITING."

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated herein by reference in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriters. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the shares of Common Stock offered hereby, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of Common Stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.
                            ------------------------

     Until                  , 1997 (25 days after the commencement of the
Offering), all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to unsold allotments or subscriptions.
                            ------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
PROSPECTUS SUMMARY...............................   1
  The Company....................................   1
  Risk Factors...................................   2
  Business and Operating Strategies..............   4
  Strategies for Growth..........................   5
  The Pending Acquisition........................   6
  Investment Management Subsidiary...............   6
  Financing Policies.............................   7
  Formation and Structure of the Company.........   7
  Benefits of the Formation Transactions and the
    Offering to the Executive Officers and
    Affiliates of the Company....................   8
  Organization...................................  10
  The Industrial and Retail Properties...........  11
  Renovation, Expansion and Development Projects
    in Progress..................................  12
  The Offering...................................  13
  Distributions..................................  13
  Tax Status of the Company......................  13
  Summary Financial and Other Data...............  14
RISK FACTORS.....................................  17
  Conflicts of Interest..........................  17
  Ownership of Common Stock......................  19
  Initial Payout Ratio for the Twelve Months
    Ending December 31, 1998.....................  23
  General Real Estate Risks......................  23
  Federal Income Tax Risks.......................  27
  Debt Financing.................................  28
  Lack of Operating History as a Public REIT.....  30
  Dependence on Key Personnel....................  30
  Contingent or Unknown Liabilities..............  30
  Investment Management Subsidiary...............  31
  Government Regulations.........................  31
CONFLICTS OF INTEREST............................  34
  Enforcement of Agreements Relating to Formation
    Transactions.................................  34
  Continued Involvement in Other Real Estate
    Activities and Investments...................  34

                                                  PAGE
                                                  ---
  Transactions Between the Company and the
    Executive Officers and Affiliates............  34
THE COMPANY......................................  35
  Properties.....................................  35
  The Pending Acquisition........................  37
FOCUS ON INDUSTRIAL PROPERTIES AND COMMUNITY
  SHOPPING CENTERS...............................  38
  Industrial Property Growth Opportunities.......  38
  Community Shopping Center Growth
    Opportunities................................  40
BUSINESS AND OPERATING STRATEGIES................  42
  National Property Company......................  42
  Two Complementary Property Types...............  42
  Select Market Focus............................  42
  Property Management............................  43
  Disciplined Investment Process.................  43
  Renovation, Expansion and Development..........  44
  Financing Strategy.............................  44
  Investment Management Subsidiary...............  44
STRATEGIES FOR GROWTH............................  47
  Growth Through Operations......................  47
  Growth Through Acquisitions....................  47
  Growth Through Renovation, Expansion and
    Development..................................  47
USE OF PROCEEDS..................................  48
DISTRIBUTIONS....................................  49
CAPITALIZATION...................................  54
DILUTION.........................................  55
SELECTED FINANCIAL AND OTHER DATA FOR AMB
  PROPERTY CORPORATION...........................  56
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS............  59
  Overview.......................................  59
  Results of Operations..........................  59
  Liquidity and Capital Resources................  62
  New Accounting Pronouncements..................  65
  Inflation......................................  66

                                                  PAGE
                                                  ---
  Funds From Operations..........................  66
BUSINESS AND PROPERTIES..........................  68
  Industrial Properties..........................  70
  Industrial Property Summary....................  75
  Industrial Property Tenant Information.........  80
  Industrial Property Lease Expirations..........  81
  Industrial Property Lease Expirations by
    Region.......................................  82
  Industrial Property Lease Distributions........  84
  Retail Properties..............................  85
  Retail Property Summary........................  90
  Retail Property Tenant Information.............  93
  Retail Property Lease Expirations..............  94
  Retail Property Lease Expirations by Region....  95
  Retail Property Lease Distributions............  96
  Historical Lease Renewals and Retention
    Rates........................................  96
  Recurring Building Improvements................  97
  Recurring Tenant Improvements and Leasing
    Commissions..................................  98
  Occupancy......................................  99
  Renovation, Expansion and Development Projects
    In Progress.................................. 100
  Properties Held Through Joint Ventures, Limited
    Liability Companies and Partnerships......... 100
  Debt Financing................................. 101
  Insurance...................................... 105
  Government Regulations......................... 105
  Management and Employees....................... 107
  Legal Proceedings.............................. 107
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES...... 108
  Investment Policies............................ 108
  Financing Policies............................. 109
  Lending Policies............................... 109
  Conflict of Interest Policies.................. 109
  Policies with Respect to Other Activities...... 110
  Policies with Respect to Investment Advisory
    Services..................................... 110
  Other Policies................................. 110
MANAGEMENT....................................... 112
  Independent Directors.......................... 113
  Executive Officers............................. 116
  Other Officers................................. 118
  Committees of the Board of Directors........... 122
  Compensation of the Board of Directors......... 123
  Executive Compensation......................... 123
  Employment Agreements.......................... 124
  Stock Incentive Plan........................... 125
  401(k) Plan.................................... 127
  Limitation of Directors' and Officers'
    Liability.................................... 127
  Indemnification Agreements..................... 128
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS... 129
PRINCIPAL STOCKHOLDERS........................... 130
FORMATION AND STRUCTURE OF THE
  COMPANY........................................ 132
  Operating Entities of the Company.............. 132
  Formation Transactions......................... 132
  Escrows of Shares; Performance Units and
    Performance Shares........................... 133
                                                  PAGE
                                                  ---
  Benefits of the Formation Transactions and the
    Offering to the Executive Officers and
    Affiliates of the Company.................... 134
DESCRIPTION OF CAPITAL STOCK..................... 136
  General........................................ 136
  Common Stock................................... 136
  Preferred Stock................................ 137
  Restrictions on Ownership and Transfer......... 137
  Transfer Agent and Registrar................... 139
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE
  COMPANY'S ARTICLES OF INCORPORATION AND
  BYLAWS......................................... 140
  Board of Directors............................. 140
  Removal of Directors........................... 140
  Opt Out of Business Combinations and Control
    Share Acquisition Statutes................... 140
  Amendment to the Articles of Incorporation and
    Bylaws....................................... 140
  Meetings of Stockholders....................... 141
  Advance Notice of Director Nominations and New
    Business..................................... 141
  Dissolution of the Company..................... 141
  Limitation of Directors' and Officers'
    Liability.................................... 141
DESCRIPTION OF CERTAIN PROVISIONS OF THE
  PARTNERSHIP AGREEMENT OF THE OPERATING
  PARTNERSHIP.................................... 143
  General........................................ 143
  Purpose, Business and Management............... 143
  Engaging in Other Businesses; Conflicts of
    Interest..................................... 144
  Reimbursement of the Company; Transactions with
    the Company and its Affiliates............... 144
  Exculpation and Indemnification of the
    Company...................................... 145
  Sales of Assets; Liquidation................... 145
  Capital Contribution........................... 145
  Removal of the General Partner; Transferability
    of the Company's Interests; Treatment of
    Units in Significant Transactions............ 146
  Restrictions on Transfer of Units by Limited
    Partners..................................... 147
  No Withdrawal by Limited Partners.............. 147
  Issuance of Additional Units and/or Preference
    Units........................................ 147
  Awards Under Stock Incentive Plan.............. 148
  Redemption/Exchange Rights..................... 148
  Performance Units.............................. 148
  Registration Rights............................ 149
  Other Tax Matters.............................. 149
  Duties and Conflicts........................... 149
  Meetings; Voting............................... 149
  Amendment of the Partnership Agreement......... 150
  Books and Reports.............................. 150
  Term........................................... 151
SHARES AVAILABLE FOR FUTURE SALE................. 152
  Redemption/Exchange Rights/Registration
    Rights....................................... 153
  Reinvestment and Share Purchase Plan........... 153
FEDERAL INCOME TAX CONSEQUENCES.................. 154
  Taxation of the Company........................ 154
  Failure of the Company to Quality as a REIT.... 161
  Taxation of Taxable U.S. Stockholders
    Generally.................................... 161
  Backup Withholding............................. 163
  Taxation of Tax-Exempt Stockholders............ 163
  Taxation of Non-U.S. Stockholders.............. 164

                                                  PAGE
                                                  ---
  Tax Aspects of the Operating Partnership and
    the Joint Ventures........................... 166
  Tax Liabilities and Attributes Inherited From
    Predecessors................................. 169
  Other Tax Consequences......................... 170
ERISA CONSIDERATIONS............................. 170
  Employee Benefit Plans, Tax-Qualified
    Retirement Plans and IRAs.................... 170
  Status of the Company Under ERISA.............. 171
                                                  PAGE
                                                  ----
UNDERWRITING..................................... 173
LEGAL MATTERS.................................... 176
EXPERTS.......................................... 176
ADDITIONAL INFORMATION........................... 177
GLOSSARY......................................... 178
INDEX TO FINANCIAL INFORMATION................... F-1

     AMB and its logo are registered service marks of the Company. All other trademarks and service marks appearing in this Prospectus are the property of their respective holders.

     Certain statements contained under "Prospectus Summary," "Risk Factors," "The Company," "Focus on Industrial Properties and Community Shopping Centers," "Business and Operating Strategies," "Strategies for Growth," "Distributions," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business and Properties" including, without limitation, those concerning the Company's strategy and its growth plans, contain certain forward-looking statements concerning the Company's operations, economic performance and financial condition. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause such differences include, but are not limited to, those discussed under "Risk Factors."

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the more detailed information and financial data, including the financial statements and notes thereto, set forth elsewhere in this Prospectus. Unless otherwise indicated, all calculations and information contained in this Prospectus assume (i) an initial public offering price of $21 per share (representing the midpoint of the range set forth on the cover page of this Prospectus), (ii) the Underwriters' over-allotment option will not be exercised, (iii) the consummation of the Formation Transactions described under the heading "Formation and Structure of the Company" and (iv) completion of the Pending Acquisition as described under the caption "The Company -- The Pending Acquisition." Unless the context otherwise requires, (i) the "Company" shall include AMB Property Corporation, a to-be-formed Maryland corporation and successor to AMB and its subsidiaries, including AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"), AMB Institutional Realty Advisors, Inc., a Maryland corporation (with its operations conducted through AMB Institutional Realty Advisors Limited Partnership, a Maryland limited partnership (the "Investment Management Partnership") the "Investment Management Subsidiary"), and with respect to the period prior to the Offering, the AMB Predecessors, (ii) the "AMB Predecessors" shall mean, collectively, AMB Institutional Realty Advisors, Inc., a California corporation (including its predecessor entities, "AMB"), certain real estate investment funds, trusts, corporations and partnerships that prior to the Formation Transactions owned the Properties, as identified in "Note 1. Organization and Basis of Presentation" to the historical combined financial statements of the AMB Contributed Properties, including AMB Current Income Fund, Inc. ("CIF"), AMB Value Added Fund, Inc. ("VAF"), AMB Western Properties Fund-I ("WPF") and certain individual account investors of AMB (the "Individual Account Investors") and (iii) the "Continuing Investors" shall mean the persons and entities which beneficially own interests in the AMB Predecessors or in the Properties which will receive shares of Common Stock, or limited partnership interests ("Units") in the Operating Partnership, in connection with the Formation Transactions, including three institutional accredited investors which have irrevocably committed to acquire the interests of such persons or entities in the Formation Transactions. See "Formation and Structure of the Company." Additional capitalized terms shall have the meanings set forth herein and in the Glossary beginning on page 178.


                                  THE COMPANY

     Upon consummation of the Offering, AMB Property Corporation will be one of the largest publicly-traded real estate companies in the United States. The Company has been formed to continue and grow AMB's business of acquiring and operating industrial properties and community shopping centers in target markets nationwide. AMB was founded in 1983 by Douglas D. Abbey, Hamid R. Moghadam and
T. Robert Burke, and in 14 years has grown to become a leading real estate investment manager with $2.8 billion under management for over 70 well-recognized institutional investors. Substantially all of the Company's properties have been acquired by AMB and the remainder taken over from other investment managers.

     The Company is led by Mr. Moghadam, its Chief Executive Officer. Messrs. Abbey and Burke also play active roles in the Company's operations as the Chairman of its Investment Committee and the Chairman of its Board of Directors, respectively. The Company's 10 Executive Officers have an average of 22 years of experience in the real estate industry and have worked together for an average of nine years building the AMB real estate business. The Company employs 105 individuals, 88 of whom are located in its San Francisco headquarters and 17 in its Boston office. Upon consummation of the Offering, the Company's employees will own approximately 5.6% of the Common Stock (assuming the exchange of all Units, none of which will be owned by the Executive Officers or the Company's employees, into shares of Common Stock). See "Management," "Principal Stockholders" and "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Redemption/Exchange Rights."

     In August 1997, AMB presented a proposal to each of its over 70 institutional clients and fund investors offering them, in connection with the Formation Transactions, an opportunity to either (i) contribute or exchange their assets or interests in certain private funds managed and sponsored by AMB for equity interests in the Company or the Operating Partnership, (ii) retain their existing direct real estate format and have the Company continue to manage their investments through the Company's Investment Management Subsidiary or
(iii) terminate their relationships with AMB. In response to this proposal, the substantial majority of such institutional investors chose to become stockholders in the Company (or unitholders in the Company's

Operating Partnership), or to continue their real estate investment through the Investment Management Subsidiary. See "Formation Transactions."

     Upon consummation of the Offering and completion of the Pending Acquisition, the Company will own 128 properties, comprised of 95 Industrial Properties and 33 Retail Properties located in 26 markets throughout the United States. As of September 30, 1997, the Industrial Properties (representing 358 buildings), principally warehouse distribution properties, encompassed approximately 37.3 million rentable square feet and were 96.0% leased to over 800 tenants. The Retail Properties, principally grocer-anchored community shopping centers, encompassed approximately 6.3 million rentable square feet and, as of the same date, were 94.3% leased to over 700 tenants. See "Business and Properties." The following table sets forth certain summary information with respect to the Properties, including the Pending Acquisition Properties.

                   INDUSTRIAL AND RETAIL PROPERTIES BY REGION

                           INDUSTRIAL PROPERTIES(1)                    RETAIL PROPERTIES
                  -------------------------------------------     ---------------------------                 TOTAL
                                            RENTABLE              NUMBER    RENTABLE            ---------------------------------
                  NUMBER OF    NUMBER OF     SQUARE     % OF        OF       SQUARE     % OF    NUMBER OF     RENTABLE      % OF
     REGION       PROPERTIES   BUILDINGS      FEET      TOTAL     CENTERS     FEET      TOTAL   PROPERTIES   SQUARE FEET   TOTAL
----------------  ----------   ---------   ----------   -----     -------   ---------   -----   ----------   -----------   ------
Western.........      32          137      12,095,376    32.5%       16     2,615,976    41.8%       48      14,711,352      33.8%
Southern........      24           91       9,498,594    25.4        10     1,757,546    28.0        34      11,256,140      25.8
Midwestern......      23           87      10,731,130    28.7         4       710,652    11.3        27      11,441,782      26.2
Eastern.........      16           43       5,008,562    13.4         3     1,184,462    18.9        19       6,193,024      14.2
                      --          ---      ----------   -----        --     ---------   -----       ---      ----------     -----
Total...........      95          358      37,333,662   100.0%       33     6,268,636   100.0%      128      43,602,298     100.0%
                      ==          ===      ==========   =====        ==     =========   =====       ===      ==========     =====

---------------

(1) Includes the Pending Acquisition Properties. See "Business and Properties -- Industrial Properties -- Pending Acquisition Properties."

                                  RISK FACTORS

     An investment in the Common Stock involves various material risks. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus, before making an investment decision regarding the shares of Common Stock offered hereby. Each of these matters could have adverse consequences to the Company. Such risks include, among others:

     - the absence of arm's-length negotiations and third-party appraisals with respect to the Properties and other assets contributed to the Company in its formation such that the consideration paid by the Company for such assets may exceed their fair market value and the market value of the shares of Common Stock may exceed the stockholders' proportionate share of the aggregate fair market value of such assets;

     - conflicts of interest in connection with the Company's formation and operation including (i) the influence of certain directors, officers and significant stockholders on the management and operation of the Company, and as stockholders, on the outcome of matters submitted to a vote of the stockholders, (ii) the potential failure to enforce the terms of agreements, including for the indemnification by the Executive Officers and other participants in the Formation Transaction for breaches of representations and warranties relating to the Formation Transactions, each of which could result in the Company taking action which is not in the interest of all stockholders and (iii) the continued involvement of certain of the Company's Executive Officers and directors in other real estate activities and investments, including 11 retail development projects in the U.S., a low income housing apartment, a 75% interest in an office building and less than 1% partnership interests in other office buildings, which could divert management's attention from the day-to-day operations of the Company;

     - possible conflicts of interest imposed by the fiduciary obligations of the Company to the limited partners of the Operating Partnership, in its capacity as the general partner of the Operating Partnership, the requirement for the limited partners to approve certain amendments affecting their rights and the ability of the limited partners to approve certain transactions that affect all stockholders of the Company, which could result in the Company taking action which is not in the interest of all stockholders;

     - taxation of the Company as a corporation if it fails to qualify as a REIT for Federal income tax purposes, the Company's liability for certain Federal, state and local income taxes in such event, and the resulting decrease in cash available for distribution;

     - the distribution requirements of REITs which may limit the Company's ability to finance future acquisitions, expansions and development without additional debt or equity financing necessary to achieve the Company's business plan, and risks associated with the Company's reliance on external sources of capital which, in turn, may adversely affect the price of the Common Stock;

     - the ability of the Board of Directors to change the Company's growth and investment strategy and its financing, distribution and operating policies without a vote of the Company's stockholders;

     - the need to renew leases or re-lease space upon lease expirations and to pay renovation and re-leasing costs in connection therewith, the effect of economic and other conditions on property cash flows and values, the ability of tenants to make lease payments, the ability of a property to generate revenue sufficient to meet operating expenses (including future debt service), and the illiquidity of real estate investments which could have an adverse effect on Funds from Operations and the Company's financial condition and results of operations;

     - the possible anti-takeover effect of the Company's ability to limit the actual or constructive ownership of shares of Common Stock to 9.8% of the outstanding shares of Common Stock, and of certain other provisions contained in the organizational documents of the Company and the Operating Partnership, which could have the effect of delaying, deferring or preventing a transaction or change in control of the Company that might involve a premium price for the shares of Common Stock or otherwise would be in the best interests of the Company's stockholders;


     - the Company's estimated initial annual distributions will be approximately 101.6% of the Company's estimated cash available for distribution for the twelve months ending December 31, 1998, assuming no expiring leases are renewed during such period (102.9% if the Pending Acquisition is not completed); if the Company is unable to fund any distributions in excess of cash available for distribution from its Credit Facility, it may be required to reduce the amount of such distribution;


     - the possible failure of investments to perform in accordance with the Company's expectations, inaccuracy of estimates of costs of improvements to bring an acquired property up to standards, competition for attractive investment opportunities and other general risks associated with any real estate investment which could have an adverse effect on Funds from Operations and the Company's financial condition and results of operations;

     - the possible unavailability of acquisition and development financing on favorable terms and delays due to the inability to obtain necessary permits or authorizations which could have an adverse effect on Funds from Operations and the Company's financial condition and results of operations;

     - possible uninsured losses or losses in excess of insured limits relating to certain activities, including fire, rental loss and seismic activity which could have an adverse effect on Funds from Operations and the Company's financial condition and results of operations;

     - in connection with the Company's property ownership through partnerships and joint ventures, the possibility that a co-venturer or another partner in a partnership may (i) become bankrupt while the Company and any other remaining partners or joint venturers remain liable for the liabilities of such partnerships or joint ventures, (ii) have economic interests inconsistent with those of the Company or (iii) sell its interest at a disadvantageous time or on disadvantageous terms, which could adversely effect the return realized by the Company in such investments;

     - the inability to refinance outstanding indebtedness upon maturity or refinance such indebtedness on favorable terms, the risks of rising interest rates in connection with the Company's unsecured line of credit and other variable-rate borrowings and the ability of the Company to incur more debt without stockholder approval, thereby increasing its debt service obligations, which could adversely affect the Company's cash flow;

     - dependence on key personnel;

     - potential liability of the Company for contingent or unknown liabilities assumed by the Company as the surviving entity in the Formation Transactions which could have an adverse effect on Funds from Operations and the Company's financial condition and results of operations;

     - fees earned by the Investment Management Subsidiary will be dependent upon various factors including the ability to attract and retain investment management clients and the overall returns achieved on managed assets which would adversely effect the distributions by the Investment Management Subsidiary on its equity interests owned by the Company;

     - potential liability of the Company for environmental matters and the costs of compliance with certain government regulations which could have an adverse effect on Funds from Operations and the Company's financial condition and results of operations;

     - potential increase in real estate taxes resulting from possible reassessment of certain Properties by local real property tax assessors as a result of the Formation Transactions and the transfer of interests in connection therewith which could have an adverse effect on Funds from Operations and the Company's financial condition and results of operations; and

     - absence of a prior public market for the shares of Common Stock and no assurance that a public market will develop or be sustained, and potential adverse effects on the value of the shares of Common Stock from fluctuations in equity markets or rising market interest rates, which may negatively impact the price at which shares of Common Stock may be resold and which may limit the Company's ability to raise additional equity to finance future development.

                       BUSINESS AND OPERATING STRATEGIES

     The Company focuses its investment activities in hub distribution markets and retail trade areas throughout the U.S. where opportunities exist to acquire and develop additional properties on an advantageous basis. The Company believes that the industrial property sector is well-positioned to benefit from strong market fundamentals and growth in international trade and that the retail property sector will benefit from limited new construction in "in-fill" locations and from projected growth in personal income and retail sales levels (in-fill locations are those typified by significant population densities and low availability of land resulting in limited opportunities for new construction of competitive properties). The Company seeks to capitalize on these current conditions in the industrial and retail property sectors by implementing the following business and operating strategies:

     - National Property Company. The Company believes that its national strategy enables it to increase or decrease investments in certain regions to take advantage of the relative strengths and attractive investment opportunities in different real estate markets. Through its presence in markets throughout the U.S., the Company has developed expertise in leasing, expense management, tenant retention strategies and property design and configuration.

     - Two Complementary Property Types. Management believes that its dual property strategy provides significant opportunities to allocate capital and organizational resources and offers the Company an optimal combination of growth, strong current income and stability through market cycles.

     - Select Market Focus. The Company focuses on acquiring, redeveloping and operating properties in in-fill locations. As the strength of these markets continues to grow and the demand for well-located properties increases, the Company believes that it will benefit from the resulting upward pressure on rents.

     - Research-Driven Market Selection. The Company's decisions regarding the deployment of capital are experience- and research-driven, with investments based on thorough qualitative and quantitative research and analysis of local markets. The Company employs a dedicated research department using proprietary methodology and systems.

     - Property Management. The Company actively manages its Properties through its experienced staff of regional managers, each of whom makes all major business decisions regarding the Properties. The Company typically outsources property management to a select group of third-party local managers with whom the Company has established strong relationships. Management believes that by utilizing third-party property managers, the Company is better able to service its customers and more efficiently manage its costs.

     - Disciplined Investment Process. The Company has established a disciplined approach to the investment process through operating divisions that are subject to the overall policy direction of its Investment Committee. AMB has also established efficient and effective proprietary systems and procedures to manage and track a high volume of acquisition proposals and transactions.

     - Renovation, Expansion and Development. Management believes that value added renovation and expansion of properties and development of well-located, high-quality industrial properties and community shopping centers will continue to provide the Company with attractive opportunities for increased cash flow and a higher risk-adjusted rate of return than may be obtained from the purchase of stabilized properties.

     - Financing Strategy. The Company intends to operate with a Debt-to-Total Market Capitalization Ratio generally of less than 45% and plans to structure its balance sheet in order to obtain an investment grade debt rating. Upon consummation of the Offering, the Company's Debt-to-Total Market Capitalization Ratio will be approximately 29.8%. The Company expects to obtain a $400 million unsecured credit facility for acquisitions (including, if completed, the Pending Acquisition) and for general corporate purposes.

                             STRATEGIES FOR GROWTH

     The Company intends to achieve its growth objectives of long-term sustainable growth in Funds from Operations ("FFO") per share and maximization of long-term stockholder value principally through the following:

     Growth Through Operations. The Company intends to improve operating margins by capitalizing on the economies of owning, operating and growing a large-scale national portfolio. In the first nine months of 1997, the Company increased average contractual or base rental rates on the Contributed Properties by 9.9% on 292 new and renewing leases totaling 5.7 million rentable square feet (representing 15.0% of the Contributed Properties' aggregate rentable square footage). With respect to all Properties, during 1998, leases encompassing an aggregate of 10.5 million rentable square feet (24.1% of the Company's aggregate rentable square footage) are subject to contractual rent increases resulting in an average rent increase per rentable square foot of $0.70, or 6.1%, for an aggregate increase of $3.7 million. With respect to the Contributed Properties, leases encompassing an aggregate of 8.8 million rentable square feet (representing 23.1% of the aggregate rentable square footage) are subject to contractual rent increases during 1998 resulting in an average rent increase per rentable square foot of $0.72, or 6.2%, for an aggregate increase of $3.3 million. Based on recent experience and current market trends, management believes it will have an opportunity to increase the average rental rate on Property leases expiring during 1998 covering an aggregate of 6.2 million rentable square feet (5.6 million rentable square feet excluding the Pending Acquisition Properties).

     Growth Through Acquisitions. The Company acquired 93 of the 100 Contributed Properties and is in the process of acquiring the 28 Pending Acquisition Properties. The Company believes its significant acquisition experience and its extensive network of property acquisition sources will continue to provide opportunities for external growth. Management believes there is a growing trend among large private institutional holders of real estate assets to shift a portion of their direct investments in real estate assets to more liquid securities such as common stock and units in publicly-traded REITs. The Company believes its relationships with leading pension funds and other institutional investors will provide an important source of acquisition opportunities.

     Growth Through Renovation, Expansion and Development. Management believes it has the market expertise and access to identify and acquire value added properties and, on a selective basis, develop new properties. The Company has developed the in-house expertise to create value through acquiring and managing value added properties and believes its national market presence and experience will enable it to generate and capitalize on such opportunities.

                            THE PENDING ACQUISITION

     On October 31, 1997, two of the AMB Predecessors entered into a Purchase and Sale Agreement (the "Purchase Agreement") with CP Institutional Partners I, Inc. ("CP") relating to the acquisition (the "Pending Acquisition") by such AMB Predecessors of 28 industrial properties (the "Pending Acquisition Properties") located in 11 markets throughout the United States, for a purchase price of $216.7 million in cash (including related closing costs and fees). The Company anticipates that the Pending Acquisition, if completed, will be effected following the Offering with borrowings under the Credit Facility. The Pending Acquisition Properties are described elsewhere in this Prospectus and the financial statements contained herein. See "Business and Properties -- Industrial Properties -- Pending Acquisition Properties."

                        INVESTMENT MANAGEMENT SUBSIDIARY

     In connection with the Formation Transactions, the Company intends to form the Investment Management Subsidiary to enable the Company to continue providing real estate investment management services on a fee basis to certain of AMB's existing clients who are not participating in the Formation Transactions and to facilitate takeover opportunities and the Company's co-investment program. Upon completion of the Offering, the Investment Management Subsidiary expects to manage approximately $495 million of real estate investments for eight existing institutional clients of AMB, including industrial properties encompassing 4.1 million rentable square feet, retail properties encompassing 0.5 million rentable square feet and other property types (managed as part of "takeover" portfolios, where AMB assumed the management and disposition responsibilities of properties previously managed by others) encompassing 2.1 million rentable square feet.


     The Company intends to grow the operations of the Investment Management Subsidiary exclusively through its co-investment program and by taking over the management of portfolios owned by others. Under the co-investment program, capital which is newly-committed to the investment management business will be invested only on a co-investment basis, through a partnership, limited liability company or joint venture. The Company anticipates using a consistent co-investment formula with each client whereby the Company's interest in all ventures with that client will be fixed at a level of at least 20%. Through its co-investment program the Company expects to generate incremental revenues through co-investment with AMB's clients that chose not to participate in the Formation Transactions and other institutional investors who currently prefer a private market format for their real estate assets. See "Business and Operating Strategies -- Investment Management Subsidiary." The continuation of the investment management business should provide certain other benefits such as:


     - The opportunity to earn acquisition, management and incentive fees on investments acquired on a co-investment basis, in addition to returns from ownership interests in such investments themselves.


     - Economies of scale and operational synergies resulting from the management of the Company's owned assets as well as assets owned by investment management clients.



     - An additional source of private equity financing through investments in co-investment vehicles as contrasted with investments made by the Company with the proceeds of issuances of its equity securities.



     - The ability to share the risks associated with development and the acquisition of properties which require redevelopment or renovation with co-investment partners.


     - A potential source of acquisition opportunities in co-investment partners who wish to contribute their property interests to the Company.

     In order to comply with Federal tax requirements for REIT status, the Company will own 100% of the non-voting preferred stock of the Investment Management Subsidiary (representing 95% of its economic interest). The Company will be subject to certain limitations with respect to the value of, and the amount of income that can be earned in respect of, its investment through the Operating Partnership in the preferred stock of the Investment Management Subsidiary. See "Income Tax Considerations -- Taxation of the Company -- Income Tests" and "-- Asset Tests." All of the outstanding voting common stock of the Investment Management Subsidiary (representing 5% of its economic interest) will be owned by the Executive Officers. The co-investment program will also be subject to ERISA requirements with respect to pension plan investors subject to ERISA.


     The Company is self-administered and expects to qualify as a REIT for Federal income tax purposes beginning with the year ending December 31, 1997. The principal executive offices of the Company and the Operating Partnership are located at 505 Montgomery Street, San Francisco, California 94111, and their telephone number is (415) 394-9000.

                               FINANCING POLICIES

     The Company's financing policies and objectives are determined by its Board of Directors and may be altered without the consent of the Company's stockholders. The Company's organizational documents do not limit the amount of indebtedness that it may incur. The Company presently intends to limit its Debt-to-Total Market Capitalization Ratio to approximately 45%. As of September 30, 1997, on a pro forma basis after giving effect to the Formation Transactions and Offering and the application of the net proceeds therefrom as described in "Use of Proceeds," and the completion of the Pending Acquisition, the Company's Debt-to-Total Market Capitalization Ratio was approximately 29.8% (approximately 28.4% if the Underwriters' over-allotment option is exercised in full). Excluding the effect of the Pending Acquisition, the Company's Debt-to-Total Market Capitalization Ratio was approximately 23.2% (approximately 22.8% if the Underwriters' over-allotment option is exercised in full). The Company believes that the Debt-to-Total Market Capitalization Ratio is a useful indicator of a company's ability to incur indebtedness and has gained acceptance as an indicator of leverage for real estate companies. The Company intends to utilize one or more sources of capital for future acquisitions, development and capital improvements, which may include undistributed cash flow, borrowings under the Credit Facility (as defined below), issuance of debt or equity securities, funds from its co-investment partners and other bank and/or institutional borrowings. There can be no assurance, however, that the Company will be able to obtain capital for any such acquisitions, developments or improvements on terms favorable to the Company. See "Strategies For Growth," "Risk Factors -- Debt Financing" and "Business and Properties -- Debt Financing."

     Shortly following the consummation of the Offering, the Company expects to obtain a $500 million credit facility to be used principally for acquisitions (including, if completed, the Pending Acquisition) and for general corporate purposes. See "Business and Properties -- Debt Financing -- Unsecured Debt." Certain of the Properties secure indebtedness with an aggregate principal amount outstanding at September 30, 1997 on a historical combined basis of $514.4 million. See "Business and Properties -- Debt Financing -- Secured Debt" and
"-- Mortgage Debt."

                     FORMATION AND STRUCTURE OF THE COMPANY

     The Company and the Operating Partnership will be formed shortly before consummation of the Offering. The Investment Management Subsidiary will be formed to succeed to AMB's investment management business. Concurrently with the consummation of the Offering, the Company, the Operating Partnership and the Investment Management Subsidiary will engage in certain transactions (the "Formation Transactions") designed to enable the Company to continue and grow the real estate operations of the AMB Predecessors, to facilitate the Offering, to enable the Company to qualify as a REIT for Federal income tax purposes commencing with its taxable year ending December 31, 1997 and to preserve certain tax advantages for the existing owners of the Properties.

     The Formation Transactions include the following:

     - (i) CIF, VAF and the Company's predecessor, AMB, will effect a series of mergers pursuant to which such entities will merge into the Company, with the institutional stockholders of CIF and VAF and the current stockholders of AMB receiving shares of Common Stock or, in the case of CIF stockholders and VAF stockholders, to a limited extent, cash; (ii) the limited partnership interests in WPF (the "WPF Interests") will be contributed to the Company in exchange for shares of Common Stock, or, to a limited extent, cash; (iii) the real property interests of the Individual Account Investors will be contributed to either the Company in exchange for shares of Common Stock or to the Operating Partnership in exchange for Units, or, to a limited extent, cash; (iv) the interests of certain current owners of joint venture interests in the Properties will be contributed to the Operating Partnership in exchange for Units; (v) the Company will contribute substantially all of its assets, subject to its liabilities, to the Operating Partnership, in exchange for the general partnership interest therein; and (vi) the Operating Partnership and the Executive Officers will contribute certain assets and cash to the Investment Management Subsidiary in exchange for its stock.

     - The Company will sell shares of Common Stock in the Offering.

     - The Company will contribute the Contributed Properties and the net proceeds of the Offering to the Operating Partnership in exchange for a 97.2% interest therein represented by a number of units of general partnership interest ("GP Units") equal to the total number of shares of Common Stock to be outstanding after the Offering.

     - The Executive Officers, during the second year following the Offering, may receive a profits interest in the Operating Partnership in the form of units ("Performance Units"), depending on the trading price of and dividends on the Common Stock. The issuance of any Performance Units is subject to a share escrow arrangement with certain Continuing Investors and will not dilute the interests of purchasers of Common Stock in the Offering. The maximum number of Performance Units which may be issued is expected to be 4,241,803.

     - Cash in an amount equal to the net working capital balances of the AMB Predecessors as of the consummation of the Formation Transactions will be distributed to the investors in the AMB Predecessors approximately 60 days thereafter.

     All persons and entities receiving shares of Common Stock or Units in the Formation Transactions (i.e., the Continuing Investors), and all persons who may receive Performance Units are "accredited investors" as defined in Regulation D under the Securities Act. The irrevocable consent of each of the Continuing Investors to the Formation Transactions was received before September 18, 1997 pursuant to a private solicitation thereof in compliance with Regulation D.

     Following the consummation of the Offering, (i) the Operating Partnership will directly or indirectly own interests in all of the Properties and (ii) all of the outstanding shares of Common Stock will be owned by the purchasers of the Common Stock in the Offering and the Continuing Investors. As a consequence of the Formation Transactions, the Company will be the general partner of, and will own 97.2% of the ownership interests in, the Operating Partnership. The remaining 2.8% ownership interest in the Operating Partnership will be owned by Individual Account Investors that elected to receive Units in lieu of shares of Common Stock and certain owners of joint venture interests in the Properties which have agreed to contribute their interests in the joint ventures to the Operating Partnership in the Formation Transactions.

    BENEFITS OF THE FORMATION TRANSACTIONS AND THE OFFERING TO THE EXECUTIVE
                                    OFFICERS
                         AND AFFILIATES OF THE COMPANY

     Certain Executive Officers and affiliates of the Company will realize certain material benefits in connection with the Formation Transactions, including the following:

     - The current stockholders of AMB, who are comprised entirely of the Executive Officers and certain of their affiliated trusts, will be the beneficial owners of an aggregate of 4,746,624 shares of Common

       Stock with a total value of $99.7 million (based on the assumed initial public offering price of $21 per share). Such shares will be issued in exchange for the shares of AMB in the Formation Transactions. The aggregate net book value of such shares of AMB common stock as of September 30, 1997 was approximately $9.5 million. The cost of such shares to the current AMB stockholders was $2.6 million, resulting in an unrealized gain of $97.1 million. The Company does not believe that the net book value of such shares of AMB common stock (which reflects the historical cost of such interests and assets of AMB and does not reflect the value of its client base, management portfolio business systems or employees) is equivalent to the fair market value of such shares, but the fair market value of such shares may vary from the value of the shares of Common Stock issued in exchange therefor.

     - The Executive Officers, in their capacity as limited partners of the Operating Partnership, may become the beneficial owners of up to 4,241,803 Performance Units during the second year following the Offering. Such Performance Units will be issued depending on the trading price of and dividends on the Common Stock as of each Measurement Date and will be similar to Units in many respects. Any issuance of these Performance Units will not dilute the interests of the purchasers of Common Stock in the Offering. See "Formation and Structure of the Company -- Escrows of Shares; Performance Units and Performance Shares."

     - The former AMB stockholders will serve as the Executive Officers of the Company, will enter into employment agreements with the Company and will participate in the Stock Incentive Plan, including receiving grants of options to purchase an aggregate of 1,885,000 shares of Common Stock at the initial offering price, all as set forth under "Management -- Executive Compensation."

     - Commencing on the first anniversary of the Offering, Continuing Investors who received Units in the Formation Transactions, and Executive Officers, in their capacity as limited partners of the Operating Partnership, who receive Performance Units, will have certain registration rights with respect to shares of Common Stock that may be issued in exchange for such Units and Performance Units.

     - The Company will assume a line of credit balance of AMB of not more than $1.1 million incurred in connection with AMB's purchase of furniture, fixtures and equipment, leasehold interests and other assets historically used in connection with the Company's business from AMB Investments, Inc. ("AMBI"), a corporation owned entirely by certain Executive Officers. The total purchase price of the assets (equal to their approximate net book value) will be paid partly with the proceeds of the above indebtedness and partly through the reduction of an intercompany debt owed by AMBI to AMB. The Company will also assume a note payable of AMBI to WPF in the amount of $791,925 as consideration for the transfer to the Company of AMBI's general partner interest in WPF (which the Company believes has a value equal to or greater than the amount of the note).

     - Certain Executive Officers will be relieved of their respective guarantees of a portion of a $4.0 million revolving line of credit of AMB, of which approximately $1.1 million is expected to be outstanding as of the consummation of the Formation Transactions.

     - A portion of the incentive fees earned and paid to the Investment Management Subsidiary after the consummation of the Offering, in respect of assets subject to such arrangements with AMB at the time of the Formation Transactions, will be allocated to certain officers and employees of the Company.

                                  ORGANIZATION

     The Company, the Operating Partnership and their subsidiaries have been organized in a manner to facilitate the completion of the Formation Transactions and the Offering. The Company will be the sole general partner of the Operating Partnership and the other holders of Units will be limited partners. See "Formation and Structure of the Company -- Formation Transactions."

     The following diagram illustrates the structure of the Company, the Operating Partnership and the Investment Management Subsidiary:


[Organizational Structure Chart showing the ownership of (i) the Company which is 85.4% owned by the Continuing Investors (including 5.8% by the Company's Executive Officers) and 14.6% owned by Purchasers in the Offering, (ii) the Operating Partnership which is 97.2% owned by the Company, as sole general partner, and 2.8% owned by certain of the Continuing Investors as limited partners, (iii) the Investment Management Subsidiary, of which 100% of the nonvoting preferred stock is owned by the Operating Partnership and 100% of the voting common stock is owned by the Executive Officers and (iv) the Properties which are owned directly or indirectly by the Operating Partnership as set forth in footnote 2 below.]


(1) Such ownership interests are determined without giving effect to the exchange of Units (none of which is owned by the Executive Officers or the Company's other employees) representing limited partnership interests in the Operating Partnership. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Redemption/Exchange Rights."

(2) Such ownership interests are determined without giving effect to the exchange of Units (none of which is owned by the Executive Officers or the Company's other employees) representing such limited partnership interests for shares of Common Stock. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Redemption/Exchange Rights." For local law purposes, Properties in certain states may be owned through limited partnerships and limited liability companies owned 99% by the Operating Partnership and 1% by a wholly-owned subsidiary of the Company. The ownership of such Properties through such limited partnerships will not materially affect the Company's overall ownership of the interests in the Properties.

(3) The Investment Management Subsidiary is owned by the Operating Partnership, which owns 100% of the nonvoting preferred stock (representing a 95% economic interest therein), and the Executive Officers, who collectively own 100% of the voting common stock (representing a 5% economic interest therein). The Investment Management Subsidiary will conduct its business through the Investment Management Partnership, of which it will be the sole general partner and own the entire capital interest. The Executive Officers will own a profits interest in the Investment Management Partnership relating to the allocation of a portion of the incentive fees with respect to assets managed by AMB prior to the Offering.

                      THE INDUSTRIAL AND RETAIL PROPERTIES

     The following tables set forth certain information relating to the Industrial Properties and Retail Properties as of September 30, 1997.

                        INDUSTRIAL PROPERTIES BY REGION
                          AS OF SEPTEMBER 30, 1997(1)

                                                      PERCENTAGE                                                       ANNUALIZED
                                                       OF TOTAL                               PERCENTAGE               BASE RENT
                 NUMBER      NUMBER      RENTABLE     INDUSTRIAL                 ANNUALIZED       OF        NUMBER     PER LEASED
                   OF          OF         SQUARE       RENTABLE     PERCENTAGE   BASE RENT    ANNUALIZED      OF         SQUARE
   REGION      PROPERTIES   BUILDINGS      FEET       SQUARE FEET     LEASED       (000S)     BASE RENT     LEASES      FOOT(2)
-------------  ----------   ---------   -----------   -----------   ----------   ----------   ----------   ---------   ----------
Western......      32          137      12,095,376        32.5%        97.7%      $ 56,774        37.9%       315        $ 4.80
Southern.....      24           91       9,498,594        25.4         97.3         37,651        25.1        301          4.07
Midwestern...      23           87      10,731,130        28.7         94.4         36,199        24.2        231          3.57
Eastern......      16           43       5,008,562        13.4         92.9         19,239        12.8         79          4.13
                   --          ---      ----------       -----         ----       --------       -----        ---         -----
Total/Weighted
  Average....      95          358      37,333,662       100.0%        96.0%      $149,863       100.0%       926        $ 4.18
                   ==          ===      ==========       =====         ====       ========       =====        ===         =====

---------------

(1) Includes the Pending Acquisition Properties. See "Business and Properties -- Industrial Properties -- Pending Acquisition Properties."

(2) Calculated as Annualized Base Rent divided by rentable square feet actually leased as of September 30, 1997.

                          RETAIL PROPERTIES BY REGION
                            AS OF SEPTEMBER 30, 1997

                                 LEASED                             PERCENTAGE                                         ANNUALIZED
                     LEASED       NON-                               OF TOTAL                                          BASE RENT
                     ANCHOR      ANCHOR     AVAILABLE     TOTAL       RETAIL                              PERCENTAGE      PER
          NUMBER    RENTABLE    RENTABLE    RENTABLE    RENTABLE     RENTABLE                ANNUALIZED       OF         LEASED
            OF       SQUARE      SQUARE      SQUARE      SQUARE       SQUARE    PERCENTAGE   BASE RENT    ANNUALIZED     SQUARE
  REGION  CENTERS    FEET(1)      FEET        FEET        FEET         FEET       LEASED       (000S)     BASE RENT     FOOT(2)
-----------------   ---------   ---------   ---------   ---------   ----------  ----------   ----------   ----------   ----------
Western.....   16   1,539,698     991,953     84,325    2,615,976       41.8%      96.8%      $ 33,023        47.0%      $13.04
Southern....   10   1,108,510     443,705    205,331    1,757,546       28.0       88.3         17,414        24.8        11.22
Midwestern..    4     552,707     138,400     19,545      710,652       11.3       97.2          6,698         9.5         9.69
Eastern.....    3   1,005,618     130,010     48,834    1,184,462       18.9       95.9         13,119        18.7        11.55
               --   ---------   ---------    -------    ---------      -----       ----       --------       -----       ------
Total/Weighted
  Average...   33   4,206,533   1,704,068    358,035    6,268,636      100.0%      94.3%      $ 70,254       100.0%      $11.89
               ==   =========   =========    =======    =========      =====       ====       ========       =====       ======

---------------

(1) Anchor Tenants are those retail tenants occupying more than 10,000 rentable square feet and all grocers and drugstores located at the Retail Properties.

(2) Calculated as total Annualized Base Rent divided by rentable square feet actually leased as of September 30, 1997.

           RENOVATION, EXPANSION AND DEVELOPMENT PROJECTS IN PROGRESS

     The following table sets forth the Properties owned by the Company which are currently undergoing renovation, expansion or development. Other data with respect to completed portions of renovation, expansion and development projects are included in the geographic diversification, occupancy and Annualized Base Rent information presented elsewhere in this Prospectus.

                                                                                            DEVELOPMENT ACTIVITY
                                                                           ------------------------------------------------------
                                               INITIAL                                                    TOTAL
                                             ACQUISITION   SQUARE FEET                   ESTIMATED      ESTIMATED     SQUARE FEET
 PROPERTY                           DATE        PRICE          AT                        COMPLETION   INVESTMENT(4)       AT
   NAME           LOCATION        ACQUIRED     (000S)      ACQUISITION       TYPE(2)      DATE(3)        (000S)       COMPLETION
----------  --------------------  --------   -----------   -----------     ------------  ----------   -------------   -----------
Industrial
Properties
  Dock's
 Corner...  South Brunswick, NJ     May-96     $21,000        554,521      Expansion       July-98       $46,900       1,200,000
  Fairway
    Drive
    Phase
    II....  San Leandro, CA         Aug-96       5,400        175,325      Development      Jan-98        10,600         255,300
  Fairway
    Drive
    Phase
    III...  San Leandro, CA         Aug-97       1,100             --(1)   Development      Aug-98         4,800         115,000
  Mendota
Heights...  Mendota Heights, MN     Jun-97       1,100             --(1)   Development      Nov-97         6,900         150,400
                                                ------        -------                                     ------       ---------
Subtotal-
  Industrial...                                 28,600        729,846                                     69,200       1,720,700
Retail
Properties
  Palm
   Aire...  Miami, FL               May-96       3,100        143,987      Renovation       Feb-98        11,500         144,300
 Southwest
 Pavilion... Reno, NV               Sep-90       8,600         76,757      Expansion        May-98         9,100          80,800
                                                ------        -------                                     ------       ---------
Subtotal-Retail...                              11,700        220,744                                     20,600         225,100
                                                ------        -------                                     ------       ---------
Total.....                                     $40,300        950,590                                    $89,800       1,945,800
                                                ======        =======                                     ======       =========

---------------

(1) Represents the development of a building.

(2) Renovation with respect to a Property means capital improvements which have totaled 20% or more of the total cost of such Property within a 24-month period or have resulted in a material improvement of the physical condition. Expansion with respect to a Property means construction resulting in an increase in the rentable square footage of an existing structure or the development of additional buildings on a property on which existing buildings are located. Development with respect to a Property means new construction on a previously undeveloped location.

(3) Represents expected date of shell completion. Such dates are based upon the Company's current planning estimates and forecasts and therefore are subject to change.

(4) Represents total estimated cost of renovation, expansion or development, including initial acquisition costs. The estimates are based on the Company's current planning estimates and forecasts and therefore are subject to change.

                                  THE OFFERING


Common Stock offered hereby
  United States offering.....................................  9,600,000
  International offering.....................................  2,400,000
     Total...................................................  12,000,000
Common Stock to be outstanding after the Offering(1).........  81,963,529
Units to be outstanding after the Offering(2)................  2,386,910
Common Stock and Units to be outstanding after the
  Offering(1)................................................  84,350,439
Use of Proceeds..............................................  To repay indebtedness, acquire interests in Properties from certain investors in
                                                               the Formation Transactions and for
                                                               general corporate and working capital
                                                               purposes.
Proposed NYSE Symbol.........................................  "AMB"


---------------


(1) Excludes 5,750,000 shares of Common Stock reserved for issuance pursuant to the Company's 1997 Stock Option and Incentive Plan (the "Stock Incentive Plan"), of which (i) up to 5,712 restricted shares of Common Stock may be issued to certain independent directors following completion of the Offering and (ii) approximately 3,153,750 shares will be subject to options expected to be granted upon completion of the Offering. See "Management -- Compensation of the Board of Directors" and "-- Stock Incentive Plan."


(2) Units are redeemable for cash or, at the Company's option, exchangeable on a one-for-one basis for shares of Common Stock, subject to certain exceptions. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Redemption/Exchange Rights."

                                   DISTRIBUTIONS

     The Company intends to make regular quarterly distributions to its stockholders, commencing with a pro rata distribution for the period from the completion of the Offering through December 31, 1997 based upon $0.3425 per share for a full quarter. On an annualized basis, this would be $1.37 per share (none of which is expected to be a return of capital for tax purposes for the period from the completion of the Offering through December 31, 1997), or an annual distribution rate of approximately 6.52% based on an assumed initial public offering price per share of $21 (representing the midpoint of the range set forth on the cover page of this Prospectus). The Company estimates that approximately 19% of the estimated cash distributions for the 12 months ending December 31, 1998 will be a return of capital for tax purposes. The Company intends to maintain its initial distribution rate for the 12-month period following completion of the Offering unless actual results of operations, economic conditions or other factors adversely affect its cash available for distribution. Actual distributions will be determined by the Board of Directors and will be dependent upon a number of factors. In addition, in order to maintain its qualification as a REIT under the Code, the Company will be required to distribute 95% of its taxable income to its stockholders. See "Distributions." The Company does not intend to reduce the expected distribution per share if the Underwriters' over-allotment option is exercised.

                           TAX STATUS OF THE COMPANY

     The Company will elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1997, and believes its current organization and method of operation will enable it to meet the requirements for qualification as a REIT. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains) to its stockholders. As a REIT, the Company generally will not be subject to Federal income tax on net income it distributes currently to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to Federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See "Risk
Factors -- Adverse Consequences of Failure to Qualify as a REIT" and "Federal Income Tax Consequences -- Failure of the Company to Qualify as a REIT." In the opinion of Latham & Watkins, tax counsel to the Company, commencing with the Company's taxable year ending December 31, 1997, the Company will be organized in conformity with the requirements for qualification and taxation as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. See

"Federal Income Tax Consequences -- Taxation of the Company." Such legal opinion, however, is based on various assumptions and factual representations by the Company regarding the Company's ability to meet the various requirements for qualification as a REIT, and no assurance can be given that actual operating results will meet these requirements. Such legal opinion is not binding on the Internal Revenue Service ("IRS") or any court. Moreover, the Company's qualification and taxation as a REIT will depend upon its ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which will not be reviewed by Latham & Watkins. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain Federal, state and local taxes on its income and property. In addition, the Investment Management Subsidiary will be subject to Federal and state income tax at regular corporate rates on its net income.

                        SUMMARY FINANCIAL AND OTHER DATA

     The following tables set forth summary financial and other data on a pro forma basis for the Company (giving effect to the completion of the Offering and the Pending Acquisition), on an historical basis for AMB and on an historical combined basis for the AMB Contributed Properties. The historical financial information contained in the tables has been derived from and should be read in conjunction with the financial statements and notes thereto of AMB and the combined financial statements and notes thereto of the AMB Contributed Properties included elsewhere in this Prospectus. The AMB Predecessors will consummate the Formation Transactions immediately prior to the Offering. In accordance with GAAP, the Formation Transactions will be accounted for as a purchase of real estate assets by AMB.

     The accompanying unaudited pro forma condensed consolidated balance sheet and other data as of September 30, 1997 have been prepared to reflect (i) the acquisition and contribution of properties subsequent to September 30, 1997,
(ii) the partial disposition of a property subsequent to September 30, 1997,
(iii) the Formation Transactions, (iv) the completion of the Pending Acquisition, (v) the Offering and the application of the net proceeds therefrom and (vi) certain other adjustments as if such transactions and adjustments had occurred on September 30, 1997. The accompanying unaudited pro forma condensed consolidated operating and other data have been prepared to reflect (i) the incremental effect of the acquisition of properties during the nine months ended September 30, 1997 and during the year ended December 31, 1996, (ii) the acquisition and contribution of properties subsequent to September 30, 1997,
(iii) the incremental effect of the disposition or partial disposition of properties during 1996 and 1997, (iv) the Formation Transactions, (v) the completion of the Pending Acquisition, (vi) pro forma debt adjustments resulting from repayment of indebtedness with net proceeds of the Offering and (vii) certain other adjustments as if such transactions and adjustments had occurred on January 1, 1996.

     In the opinion of management, the pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the Formation Transactions, the Pending Acquisition, the Offering, property acquisitions and dispositions and certain other transactions. The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

                            AMB PROPERTY CORPORATION
                        SUMMARY FINANCIAL AND OTHER DATA
   (IN THOUSANDS EXCEPT PER SHARE DATA, PERCENTAGES AND NUMBER OF PROPERTIES)

                                                                                                      AS OF AND FOR THE NINE
                                                                                                              MONTHS
                                                                                                       ENDED SEPTEMBER 30,
                                       AS OF AND FOR THE YEARS ENDED DECEMBER 31,                    ------------------------
                      ----------------------------------------------------------------------------
                                                                                        COMPANY          AMB CONTRIBUTED
                                      AMB CONTRIBUTED PROPERTIES(1)                   PRO FORMA(2)        PROPERTIES(1)
                      -------------------------------------------------------------   ------------   ------------------------
                        1992        1993         1994         1995         1996           1996          1996         1997
                      ---------   ---------   ----------   ----------   -----------   ------------   ----------   -----------
                                                                                      (UNAUDITED)    (UNAUDITED)  (UNAUDITED)
OPERATING DATA:
Revenues............  $   9,644   $  24,398   $   51,682   $  108,249   $   167,953   $   265,550    $  121,212   $  169,284
Property operating
  expenses and real
  estate taxes......      1,729       6,245       13,577       30,641        45,813        73,864        33,473       46,398
Interest expense....         34       4,700       12,023       20,533        26,867        50,869        18,927       35,517
Depreciation and
  amortization......      2,078       4,642        8,812       17,524        28,591        46,985        20,549       26,686
Asset management
  fees to
  affiliates........        733       1,746        3,167        6,250         9,508            --         6,593       12,568
General,
  administrative and
  other expenses....        513         194          350          782           838         7,233           586          674
Income from
  operations before
  disposal of
  properties and
  minority
  interest..........      4,557       6,871       13,753       32,519        56,336        86,599        41,084       47,441
Net income..........      4,557       6,871       13,194       32,531        54,400        83,216        40,449       46,835
Pro forma net income
  per share(3)......                                                                  $      1.02
BALANCE SHEET DATA:
Investment in real
  estate (before
  accumulated
  depreciation).....  $ 196,202   $ 323,230   $  666,672   $1,018,681   $ 1,616,091                  $1,266,284   $1,901,162
Net investment in
  real estate.......    193,655     316,041      650,493      984,955     1,554,387                   1,210,934    1,813,326
Total assets........    200,004     326,586      721,131    1,117,181     1,622,559                   1,274,487    1,904,875
Mortgage loans(4)...     47,500     100,496      201,959      254,067       403,321                     322,872      443,324
Secured debt
  facility(4).......         --          --           --           --        73,000                          --       73,000
Secured line of
  credit............         --          --           --           --        46,313                      27,013       43,613
Credit Facility.....         --          --           --           --        25,500                          --      181,300
Stockholders'
  equity............    150,193     208,043      490,111      837,199     1,027,601                     892,040    1,097,801
OTHER DATA:
EBITDA(5)...........  $   6,669   $  16,213   $   34,588   $   70,576   $   111,794   $   184,453    $   80,560   $  109,644
Funds from
  Operations(6).....      6,635      11,513       21,945       49,788        84,204       131,842        60,767       73,199
Cash flows provided
  by (used in):
Operating
  activities........      7,275      12,429       28,522       52,408        90,918       138,556        66,043       81,585
Investing
  activities........   (156,126)   (121,397)    (346,940)    (355,725)     (572,280)   (1,155,338)     (224,417)    (283,866)
Financing
  activities........    152,326     110,161      372,046      355,246       404,008     1,024,427        81,218      215,216
PROPERTY DATA:
INDUSTRIAL
  PROPERTIES
Total rentable
  square footage of
  properties at end
  of period.........      1,963       5,638       13,364       21,598        29,609                      24,974       31,834(7)
Number of properties
  at end of
  period............          5          12           28           44            60                          54           67(7)
Occupancy rate at
  end of period.....       94.5%       97.4%        96.9%        97.3%         97.2%                       94.2%        95.6%
RETAIL PROPERTIES
Total rentable
  square footage of
  properties at end
  of period.........        997       1,074        2,422        3,299         5,282                       4,189        6,269
Number of properties
  at end of
  period............          8           9           14           19            30                          23           33
Occupancy rate at
  end of period.....       97.0%       96.5%        93.7%        92.4%         92.4%                       90.9%        94.3%


                        COMPANY
                      PRO FORMA(2)
                      ------------
                          1997
                      ------------
                      (UNAUDITED)
OPERATING DATA:
Revenues............   $  210,048
Property operating
  expenses and real
  estate taxes......       59,780
Interest expense....       37,550
Depreciation and
  amortization......       35,298
Asset management
  fees to
  affiliates........           --
General,
  administrative and
  other expenses....        5,651
Income from
  operations before
  disposal of
  properties and
  minority
  interest..........       71,769
Net income..........       68,810
Pro forma net income
  per share(3)......   $     0.84
BALANCE SHEET DATA:
Investment in real
  estate (before
  accumulated
  depreciation).....   $2,430,274
Net investment in
  real estate.......    2,430,274
Total assets........    2,465,347
Mortgage loans(4)...      459,730
Secured debt
  facility(4).......       75,176
Secured line of
  credit............           --
Credit Facility.....      216,700
Stockholders'
  equity............    1,589,978
OTHER DATA:
EBITDA(5)...........   $  144,617
Funds from
  Operations(6).....      105,761
Cash flows provided
  by (used in):
Operating
  activities........      114,147
Investing
  activities........       (3,603)
Financing
  activities........      (87,871)
PROPERTY DATA:
INDUSTRIAL
  PROPERTIES
Total rentable
  square footage of
  properties at end
  of period.........       37,334
Number of properties
  at end of
  period............           95
Occupancy rate at
  end of period.....         96.0%
RETAIL PROPERTIES
Total rentable
  square footage of
  properties at end
  of period.........        6,269
Number of properties
  at end of
  period............           33
Occupancy rate at
  end of period.....         94.3%

                                                                                          AS OF AND FOR THE
                                                                                          NINE MONTHS ENDED
                               AS OF AND FOR THE YEARS ENDED DECEMBER 31,                   SEPTEMBER 30,
                      -------------------------------------------------------------   -------------------------
       AMB(8)           1992        1993         1994         1995         1996           1996          1997
--------------------  ---------   ---------   ----------   ----------   -----------   ------------   ----------
OPERATING DATA:
Revenues............  $   7,040   $   7,155   $   12,865   $   16,865   $    23,991   $    14,657    $   23,305
Expenses............      5,850       6,357        9,940       13,569        16,851        11,516        14,312
Net income..........      1,190         798        2,925        3,262         7,003         3,041         8,982
BALANCE SHEET DATA:
Total assets........  $   3,275   $   2,739   $    4,092   $    4,948   $     7,085   $     5,113    $   13,782
Stockholders'
  equity............      3,029       2,480        3,848        4,241         6,300         3,749         9,523
OTHER DATA:
Cash flows provided by (used in):
Operating
  activities........  $   1,071   $     372   $    2,705   $    2,187   $     6,866   $     4,261    $   11,121
Investing
  activities........         --         242           --           --            --            --        (1,436)
Financing
  activities........       (405)     (1,325)      (1,557)      (2,869)       (4,978)       (3,568)       (6,554)


---------------

(1) Represents historical combined financial and other data for the AMB Contributed Properties. See Note 1 to Combined Financial Statements of the AMB Contributed Properties.

(2) For an understanding of the adjustments included in the preparation of the pro forma financial information, see the Pro Forma Financial Information (unaudited) of AMB Property Corporation and the notes thereto included elsewhere in this Prospectus.

(3) Pro forma net income per share equals the pro forma net income divided by 81,963,529 shares.

(4) Mortgage loans and secured debt facility on a pro forma basis as of September 30, 1997 include debt premiums of approximately $16.4 million and $2.2 million, respectively. See Note 5 to the Pro Forma Condensed Consolidated Balance Sheet of AMB Property Corporation.

(5) EBITDA is computed as income from operations before disposal of properties and minority interests plus interest expense, income taxes, depreciation and amortization. Management believes that in addition to cash flows and net income, EBITDA is a useful financial performance measure for assessing the operating performance of an equity REIT because, together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. To evaluate EBITDA and the trends it depicts, the components of EBITDA, such as rental revenues, rental expenses, real estate taxes and general and administrative expenses, should be considered. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Excluded from EBITDA are financing costs such as interest as well as depreciation and amortization, each of which can significantly affect a REIT's results of operations and liquidity and should be considered in evaluating a REIT's operating performance. Further, EBITDA does not represent net income or cash flows from operating, financing and investing activities as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity.

(6) FFO represents net income (loss) before minority interests and extraordinary items, adjusted for depreciation on real property and amortization of tenant improvement costs and lease commissions, gains (losses) from the disposal of properties and FFO attributable to minority interests in consolidated joint ventures whose interests are not convertible into shares of Common Stock. In addition to cash flow and net income, management considers FFO to be one additional measure of the performance of an equity REIT because together with net income and cash flows, FFO provides investors with an additional basis to evaluate the ability of an entity to incur and service debt and to fund acquisitions and other capital expenditures. However, FFO does not measure whether cash flow is sufficient to fund all of an entity's cash needs including principal amortization, capital improvements and distributions to stockholders. FFO does not actually represent the cash made available to investors during any particular period. FFO also does not represent cash generated from operating, investing or financing activities as determined in accordance with GAAP. FFO should not be considered as an alternative to net income as an indicator of an entity's operating performance or as an alternative to cash flow as a measure of liquidity. Further, FFO as disclosed by other REITs may not be comparable to the Company's calculation of FFO. The Company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT in March 1995.

(7) Includes four Properties which will be acquired by the Company in connection with the Formation Transactions. See "Business and Properties."

(8) Represents the historical financial and other data of AMB for periods prior to the Formation Transactions.

                                  RISK FACTORS

     An investment in the shares of Common Stock involves various material risks. Prospective investors should carefully consider the following risk factors in connection with an investment in the shares of Common Stock offered hereby.

CONFLICTS OF INTEREST

  Absence of Arm's-Length Negotiations in the Formation Transactions

     No arm's-length negotiations or third-party appraisals with respect to the valuation of the Properties and other assets contributed to the Company were obtained by the Company in connection with the Formation Transactions, including the purchase by the Company of certain assets for $1.1 million from an affiliate of AMB owned by Messrs. Abbey, Moghadam and Burke. See "Formation and Structure of the Company -- Formation Transactions." As a result, the consideration paid by the Company for such assets may exceed their fair market value and the market value of the shares of Common Stock may exceed a stockholder's proportionate share of the aggregate fair value of such assets. Further, there were no arm's-length negotiations with respect to other terms of the Formation Transactions, in particular with respect to the representations and warranties made by the contributors of properties to the Company, or the indemnification provided for breach of such representations and warranties. Such indemnification is limited generally to an amount equal to 1% of the value of consideration paid by the Company for the Contributed Properties and the business of the Investment Management Subsidiary. In addition, the Executive Officers of AMB, who had significant influence in structuring the Formation Transactions, will receive substantial economic benefits as a result of the Formation Transactions. Further, in the course of structuring the Formation Transactions, such persons had the ability to influence the type and level of benefits that they, as Executive Officers of the Company, will receive from the Company. Consequently, such agreements and arrangements may provide greater benefit to such Executive Officers than may have been obtained from independent parties.

  Continued Involvement of Executive Officers in Other Real Estate Activities and Investments

     Stockholders of AMB who will become Executive Officers own interests in certain real estate-related businesses and investments which will continue following the Offering. Such interests include minority ownership of Institutional Housing Partners, a residential housing finance company (through AMB Institutional Housing Partners); and ownership of AMB Development, Inc. and AMB Properties L.P., developers which own property that management believes is not suitable for ownership by the Company. Neither AMB Development, Inc. nor AMB Properties L.P. will initiate any new development projects following the Offering, nor will they make any further investments in industrial or retail properties following the Offering other than those currently under development. Such persons are also owners of AMB Corporate Real Estate Advisors, Inc. ("AMBCREA"), which is principally a real estate services company for corporate and professional tenants of real estate. AMBCREA is in the process of winding down its business, and it is anticipated that AMBCREA will cease operations during the first six months of 1998. However, the continued involvement by the Company's Executive Officers and directors could divert management's attention from the day-to-day operations of the Company. Each of the Executive Officers will enter into a non-competition agreement with the Company pursuant to which, among other things, they will agree not to engage in any activities, directly or indirectly, in respect of commercial real estate, and will agree not make any investment in respect of industrial or retail real estate, other than through ownership of not more than 5% of the outstanding shares of a public company engaged in such activities or through the existing investments referred to herein.

     The Company anticipates that following the Formation Transactions and the Offering, AMBCREA, AMB Institutional Housing Partners, AMB Development, Inc. and AMB Properties L.P. will continue to use the name "AMB" pursuant to royalty-free license arrangements with the Company. In addition, prior to its cessation of operations, AMBCREA will continue to use office space leased by AMBI, an affiliate of the Executive Officers, for a fee equal to such affiliate's allocated cost thereof. The Company may continue to provide certain administrative services to AMBCREA at arm's-length charges. See "Certain Relationships and Related Transactions."

     Such activities could also, in the future, subject to the unanimous approval of the disinterested directors, involve acquisitions of property from such Executive Officers, additional leases between such Executive Officers and the Company, and/or other related activities in which the interests pursued by such Executive Officers may not be in the best interests of the stockholders.

  Conflicts of Interest in Connection with Properties Owned or Controlled by Executive Officers and Directors

     AMB Properties L.P. owns interests in 11 retail development projects in the U.S., each of which consists of a single free-standing Walgreens drugstore, and, together with other entities controlled by nine of the Executive Officers, a low income housing apartment building located in the San Francisco Bay Area. In addition, Messrs. Abbey, Moghadam and Burke, each a founder, executive officer and director of the Company, own less than 1% interests in two partnerships which own office buildings in various markets; these interests have negligible value. Luis A. Belmonte, an Executive Officer of the Company, owns less than a 10% interest, representing an estimated value of $75,000, in a limited partnership which owns an office building located in Oakland, California.

     In addition, several of the Executive Officers individually own: (i) less than 1% interests in the stocks of certain publicly-traded REITs, including mortgage REITs, and residential developers; (ii) certain interests in and rights to developed and undeveloped real property located outside the United States;
(iii) interests in single-family homes and residential apartments in the San Francisco Bay Area; (iv) certain passive interests, not believed to be material, in real estate businesses in which such persons were previously employed; and
(v) certain other de minimis holdings in equity securities. Thomas W. Tusher, a member of the Company's Board of Directors, is a limited partner in a partnership in which Messrs. Abbey, Moghadam and Burke are general partners and which owns a 75% interest in an office building. Mr. Tusher owns a 20% interest in the partnership, valued at approximately $939,000. Messrs. Abbey, Moghadam and Burke each have an approximately 26.7% interest in the partnership, each valued at approximately $1,252,000. Paul P. Shepherd, a member of the Company's Board of Directors, is a general partner in two partnerships which own warehouse facilities in the San Francisco Bay Area.

     The Company believes that the properties and activities set forth above generally do not directly compete with any of the Properties; however, it is possible that a property in which an Executive Officer or director of the Company, or an affiliate of such person, has an interest may compete with the Company in the future if the Company were to invest in a property similar and in close proximity to such property. However, the continued involvement by the Company's Executive Officers and directors in such properties could divert management's attention from the day-to-day operations of the Company. Following the Offering, the Company will be prohibited from acquiring any properties from the principals of AMB or their affiliates without the approval of its disinterested directors. See "Policies With Respect to Certain
Activities -- Conflict of Interest Policies."

  Conflicts Relating to the Operating Partnership

     After the consummation of the Formation Transactions and the Offering, the Company, as the general partner of the Operating Partnership, will have fiduciary obligations to the limited partners in the Operating Partnership, the discharge of which may conflict with the interests of the Company's stockholders. In addition, those persons holding Units, as limited partners, will have the right to vote as a class on certain amendments to the Partnership Agreement of the Operating Partnership ("Partnership Agreement") and individually to approve certain amendments that would adversely affect their rights, which voting rights may be exercised in a manner that conflicts with the interests of those investors who acquire shares of Common Stock in the Offering. In addition, under the terms of the Partnership Agreement, the holders of Units (including Performance Units issuable to the Executive Officers) will have certain approval rights with respect to certain transactions that affect all stockholders but which may not be exercised in a manner which reflects the interests of all stockholders. See "Certain Provisions of the Partnership Agreement of the Operating Partnership -- Removal of General Partner; Transferability of the Company's Interests."

  Influence of Directors, Executive Officers and Significant Stockholders

     Upon consummation of the Formation Transactions and the Offering, the Company's three largest stockholders, Ameritech Pension Trust, the City and County of San Francisco Employees' Retirement System and Southern Company Services, Inc., will beneficially own approximately 32.4% of the outstanding Common Stock (assuming the exchange of all Units into shares of Common Stock). In addition, the Executive Officers and directors will own 5.6% of the Common Stock (assuming the exchange of all Units into shares of Common Stock, before issuance of any Performance Units), and will have influence on the management and operation of the Company and, as stockholders, on the outcome of any matters submitted to a vote of the stockholders. Such influence might be exercised in a manner that is inconsistent with the interests of other stockholders. Although there is no understanding or arrangement for these directors, officers and stockholders and their affiliates to act in concert, such parties would be in a position to exercise significant influence over the Company's affairs should they choose to do so. See "Management" and "Principal Stockholders."

  Failure to Enforce Terms of Certain Agreements

     As recipients of shares of outstanding Common Stock and, potentially, Performance Units, certain directors and Executive Officers of the Company will have a conflict of interest with respect to their obligations as directors and officers of the Company to vigorously enforce the terms of the agreements relating to the Formation Transactions. The potential failure to enforce the material terms of those agreements could result in a monetary loss to the Company, which loss could have a material adverse effect on the Company's financial condition or results of operations.

OWNERSHIP OF COMMON STOCK

  Limitations on Changes in Control Contained in the Articles of Incorporation and Bylaws

     Certain provisions of the Company's Articles of Incorporation and Bylaws may have the effect of delaying, deferring or preventing a change in control of the Company or other transaction that could provide the holders of shares of Common Stock with the opportunity to realize a premium over the then-prevailing market price of such shares of Common Stock. The Ownership Limit (described under the caption "-- Possible Adverse Consequences of Ownership Limit") also may have the effect of delaying, deferring or preventing a change in control of the Company even if such a change in control were in the best interests of some, or a majority, of the Company's stockholders. The Company's Articles of Incorporation authorize the issuance of additional shares of Common Stock and the issuance of shares of preferred stock, par value $0.01 per share ("Preferred Stock"), in series, and to establish the preferences, rights and other terms of any series of Preferred Stock so issued. See "Description of Capital Stock." Although the Board of Directors has no such intention at the present time, it could establish a series of Preferred Stock that could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders.

     The Company's Articles of Incorporation and Bylaws, together with Maryland law, also contain other provisions that may delay, defer or prevent a transaction, including a change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders. Such provisions include the following: the requirement in the Articles of Incorporation that directors may be removed only for cause and only upon a two-thirds vote of stockholders, together with Bylaw provisions authorizing the Board of Directors to fill vacant directorships; the provision in the Articles of Incorporation requiring a two-thirds vote of stockholders for amendment thereof; the requirement in the Bylaws that the request of the holders of 50% or more of the Common Stock is necessary for stockholders to call a special meeting; the requirement of Maryland law that stockholder action by written consent may only be taken with the unanimous approval of all stockholders entitled to vote on the matter in question; and the requirement in the Bylaws of advance notice by stockholders for the nomination of directors or proposal of business to be considered at a meeting of stockholders. These provisions, individually or taken together, may impede various actions by stockholders without approval of the Board of Directors, which in turn may delay, defer or prevent a transaction involving a change of control of the Company.

  Possible Adverse Consequences of Ownership Limit

     To maintain its qualification as a REIT for Federal income tax purposes, not more than 50% in value of the outstanding shares of beneficial interest of the Company may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year after the first taxable year for which a REIT election is made. See "Federal Income Tax Consequences -- Taxation of the
Company -- Requirements for Qualification." Furthermore, after the first taxable year for which a REIT election is made, the Company's shares of Common Stock must be held by a minimum of 100 persons for at least 335 days of a 12-month taxable year (or a proportionate part of a short tax year). In addition, if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. To facilitate maintenance of its qualification as a REIT for Federal income tax purposes, the Company generally will prohibit ownership, actually or by virtue of the constructive ownership provisions of the Code, by any single stockholder of more than 9.8% (by value or number of shares of Common Stock, whichever is more restrictive) of the issued and outstanding shares of Common Stock (the "Ownership Limit") and presently expects to prohibit ownership, actually or by virtue of the constructive ownership provisions of the Code, by any single stockholder of more than 9.8% (by value or number of shares of Common Stock, whichever is more restrictive) of the issued and outstanding shares of any class or series of the Preferred Stock. Common Stock acquired or held in violation of the Ownership Limit will be transferred to a trust for the benefit of a designated charitable beneficiary, with the person who acquired such shares in violation of the Ownership Limit not entitled to any distributions thereon, to vote such shares, or to receive any proceeds from the subsequent sale thereof in excess of the lesser of the price paid therefor or the amount realized from such sale. A transfer of shares in violation of the above limits may be void under certain circumstances. See "Description of Capital Stock -- Restrictions on Ownership Transfer." The Ownership Limit may have the effect of delaying, deferring or preventing a change in control and, therefore, could adversely affect the stockholders' ability to realize a premium over the then-prevailing market price for the shares of Common Stock in connection with such transaction.

  Changes in Investment and Financing Policies Without Stockholder Vote

     Subject to the Company's fundamental investment policy to maintain its qualification as a REIT (unless a change is approved by the Company's Board of Directors under certain circumstances), the Company's Board of Directors will determine its investment and financing policies, its growth strategy, and its debt, capitalization, distribution and operating policies. Although the Board of Directors has no present intention to revise or amend these strategies and policies, the Board of Directors may do so at any time without a vote of the Company's stockholders. See "Policies With Respect to Certain
Activities -- Financing Policies" and "-- Other Policies." Accordingly, stockholders will have no control over changes in strategies and policies of the Company (other than through the election of directors), and such changes may not serve the interests of all stockholders and could adversely affect the Company's financial condition or results of operations, including its ability to distribute cash to stockholders.

  Issuance of Additional Securities

     The Company has authority to offer shares of Common Stock or other equity or debt securities in exchange for property or otherwise. Similarly, the Company may cause the Operating Partnership to offer additional Units or preferred units of the Operating Partnership in exchange for property or otherwise. Existing stockholders will have no preemptive right to acquire any such securities, and any such issuance of equity securities could result in dilution of an existing stockholder's investment in the Company.

  Possible Inability to Control Real Estate Investments

     The Company may pursue its investment objectives through the ownership of securities of entities engaged in the ownership of real estate. Ownership of such securities may not entitle the Company to control the ownership, operation and management of the underlying real estate. In addition, the Company may have no ability to control the distributions with respect to such securities, which may adversely affect the Company's ability to make required distributions to stockholders. Furthermore, if the Company desires to control an issuer of securities, it may be prevented from doing so by the limitations on percentage ownership and gross income tests which must be satisfied by the Company in order for it to qualify as a REIT. See "Federal Income Tax Consequences -- Taxation of the Company -- Requirements for Qualification." The Company intends to operate its business in a manner that will not require the Company to register under the Investment Company Act of 1940 and stockholders will therefore not have the protection of that Act.

     The Company may also invest in mortgages, and may do so as a strategy for ultimately acquiring the underlying property. In general, investments in mortgages include the risk that borrowers may not be able to make debt service payments or pay principal when due, the risk that the value of the mortgaged property may be less than the principal amount of the mortgage note securing such property and the risk that interest rates payable on the mortgages may be lower than the Company's cost of funds to acquire these mortgages. In any of these events, FFO and the Company's ability to make required distributions to stockholders could be adversely affected.

  Dependence on External Sources of Capital

     In order to qualify as a REIT under the Code, the Company generally is required each year to currently distribute to its stockholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding any net capital gain). See "Federal Income Tax Consequences -- Taxation of the Company -- Annual Distribution Requirements." Because of this distribution requirement, it is unlikely that the Company will be able to fund all future capital needs, including capital needs in connection with acquisitions, from cash retained from operations. As a result, to fund future capital needs, the Company likely will have to rely on third-party sources of capital, which may or may not be available on favorable terms or at all. The Company's access to third-party sources of capital will depend upon a number of factors, including the market's perception of the Company's growth potential and its current and potential future earnings and cash distributions and the market price of the shares of Common Stock. Moreover, additional equity offerings may result in substantial dilution of stockholders' interests in the Company, and additional debt financing may substantially increase the Company's leverage. See "Policies with Respect to Certain Activities -- Financing Policies."

  Effect on Price of Shares Available for Future Sale

     No prediction can be made as to the effect, if any, that future sales of shares of Common Stock, or the availability of shares of Common Stock for future sale, will have on the market price of the shares of Common Stock. Sales of substantial amounts of shares of Common Stock in the public market (or upon exchange of Units) or the perception that such sales might occur could adversely affect the market price of the shares. The Company and each of the Executive Officers and Independent Directors will be required, as a condition to the Underwriters' participation in the Offering, to agree that they will not, without the consent of Morgan Stanley & Co. Incorporated, offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise sell or dispose of any (other than in connection with mergers, acquisitions, or similar transactions) shares of Common Stock (including any shares of Common Stock acquired upon exchange of Units), or any securities convertible or exchangeable into shares of Common Stock for a period of, in the case of the Executive Officers, two years, and in the case of the Company and the Independent Directors, one year, following the date of this Prospectus. See "Underwriting."

     The shares of Common Stock issued in the Formation Transactions and all shares of Common Stock issuable upon the redemption of Units and Performance Units will be deemed to be "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be transferred unless registered under the Securities Act or an exemption from registration is available, including any exemption from registration provided under Rule 144 of the Securities Act. In general, upon satisfaction of certain conditions, Rule 144 of the Securities Act permits the sale of certain amounts of restricted securities one year following the date of acquisition of the restricted securities from the Company and, after two years, permits unlimited sales by persons unaffiliated with the Company.

     Commencing on the first anniversary of the date of acquisition of Units, Units may be redeemed by the Operating Partnership at the request of the holders for cash (based on the fair market value of an equivalent number of shares of Common Stock at the time of such redemption) or, at the Company's option, exchanged for an equal number of shares of Common Stock, subject to certain antidilution adjustments. It is expected that immediately after the Offering the Company will grant options to purchase shares of Common Stock at the initial public offering price and/or issue restricted shares of Common Stock to certain directors, executive officers and other employees of the Company and additional shares of Common Stock will be reserved for issuance as restricted shares of Common Stock or upon the exercise of options granted under the Stock Incentive Plan. See "Management -- Stock Incentive Plan." In addition, the Company may issue from time to time additional shares of Common Stock or Units in connection with the acquisition of properties. The Company has agreed to file and generally keep continuously effective beginning one year after the completion of the Offering a registration statement covering the issuance of shares of Common Stock upon the exchange of Units and Performance Units and the resale of such shares. The Company also anticipates that it will file a registration statement with respect to the shares of Common Stock issuable under the Stock Incentive Plan following the consummation of the Offering. Such registration statements and registration rights generally will allow shares of Common Stock covered thereby, including shares of Common Stock issuable upon exchange of Units or the exercise of options or restricted shares of common stock, to be transferred or resold without restriction under the Securities Act.

     Future sales of the shares of Common Stock described above could have an adverse effect on the market price of the Common Stock. The existence of Units, options and shares of Common Stock reserved for issuance upon exchange of Units, and the exercise of options and registration rights referred to above, also may adversely affect the terms upon which the Company may be able to obtain additional capital through the sale of equity securities.

  Absence of Prior Public Market for Shares

     Prior to the completion of the Offering, there will have been no public market for the shares of Common Stock and there can be no assurance that an active trading market will develop or be sustained or that shares of Common Stock will be resold at or above the price to the public in the Offering. The initial offering price of the shares of Common Stock will be determined by agreement among the Company and the Underwriters and may not be indicative of the market price for the shares of Common Stock after the completion of the Offering. The market value of the shares of Common Stock could be substantially affected by general market conditions.

  Effect on Common Stock Price of Market Conditions

     As with other publicly-traded equity securities, the value of the shares of Common Stock will depend upon various market conditions, which may change from time to time. Among the market conditions that may affect the value of the Common Stock are the following: the extent to which a secondary market develops for the Common Stock following the completion of the Offering; the extent of investor interest in the Company; the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies); the Company's financial performance; and general stock and bond market conditions, including changes in interest rates on fixed income securities which may lead prospective purchasers of the Common Stock to demand a higher annual yield from future distributions. Such an increase in the required yield from distributions may adversely affect the market price of Common Stock. Moreover, other factors such as governmental regulatory action and changes in tax laws could have a significant impact on the future market price of the Common Stock. Although the initial offering price of the Common Stock has been determined by the Company in consultation with the Underwriters, there can be no assurance that the Common Stock will not trade below the offering price following the completion of the Offering.

  Effect on Common Stock Price of Earnings and Cash Distributions, Asset Value and Market Interest Rates

     The market value of the equity securities of a REIT generally is based primarily upon the market's perception of the REIT's growth potential and its current and potential future earnings and cash distributions, whether from operations, sales or refinancings, and is secondarily based upon the real estate market value of the underlying assets. For that reason, shares of Common Stock may trade at prices that are higher or lower than the net asset value per share. To the extent the Company retains operating cash flow for investment purposes, working capital reserves or other purposes, these retained funds, while increasing the value of the Company's underlying assets, may not correspondingly increase the market price of the Common Stock. The failure of the Company to meet the market's expectation with regard to future earnings and cash distributions likely would adversely affect the market price of the Common Stock. Another factor that will influence the price of the Common Stock will be the distribution yield on the Common Stock (as a percentage of the price of the Common Stock) relative to market interest rates. Thus, an increase in market interest rates might lead prospective purchasers of Common Stock to expect a higher distribution yield, which would adversely affect the market price of the Common Stock. If the market price of the Common Stock declined significantly, the Company might breach certain covenants with respect to future debt obligations, which breach might adversely affect the Company's liquidity and its ability to make future acquisitions.

  Immediate and Substantial Dilution

     As set forth more fully under "Dilution," the pro forma net tangible book value per share of the assets of the Company after the Offering will be substantially less than the estimated initial public offering price per share. Accordingly, purchasers of the shares of Common Stock offered hereby will experience immediate and substantial dilution of approximately $1.60 in the net tangible book value per share of Common Stock from the estimated initial public offering price. The Company does not believe that book value is a meaningful basis for analyzing the value of REIT shares. See "Dilution."

INITIAL PAYOUT RATIO FOR THE TWELVE MONTHS ENDING DECEMBER 31, 1998

     The Company's estimated initial annual distribution (assuming completion of the Pending Acquisition) will represent 101.6% of the Company's estimated cash available for distribution for the twelve months ending December 31, 1998, assuming that no expiring leases are renewed during such period (102.9% if the Pending Acquisition is not completed). Accordingly, if the Company fails to achieve operating results and tenant retention rates comparable to their respective historical levels, its ability to pay its estimated initial annual distribution of $1.37 per share to stockholders out of cash available for distribution could be adversely affected. The Company expects to fund any distributions in excess of cash available for distribution from its Credit Facility. If the Company is unable to pay such distribution out of cash available for distribution or draw down under the Credit Facility to provide funds for such distribution, it may be required to reduce the amount of such distribution.

GENERAL REAL ESTATE RISKS

  Uncontrollable Factors Affecting Performance and Value

     Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred in connection therewith. If the Properties do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, the ability to make distributions to the Company's stockholders could be adversely affected. Income from, and the value of, the Properties may be adversely affected by the general economic climate, local conditions such as oversupply of industrial or retail space or a reduction in demand for industrial or retail space in the area, the attractiveness of the Properties to potential tenants, competition from other industrial and retail properties, and the ability of the Company to provide adequate maintenance and insurance and increased operating costs (including insurance premiums, utilities and real estate taxes). In addition, revenues from properties and real estate values are also affected by such factors as the cost of compliance with regulations and the potential for liability under applicable laws, including changes in tax laws, interest rate levels and the availability of financing. The

Company's income would be adversely affected if a significant number of tenants were unable to pay rent or if industrial or retail and other space could not be rented on favorable terms. Certain significant expenditures associated with an investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) generally do not decline when circumstances cause a reduction in income from the investment.

  Concentration of Properties in California

     Approximately 28.0% of the Properties (based on square footage) are located in California (28.8% excluding the Pending Acquisition Properties), particularly in Los Angeles and the San Francisco Bay Area. California just recently began to recover from an economic recession which began in the early 1990s and which affected Southern California in particular. The Company's revenue from, and the value of its Properties in, California may be affected by a number of factors, including the local economic climate (which may be adversely impacted by business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply of or reduced demand for office and other competing commercial properties). Therefore, the Company's performance and its ability to make distributions to shareholders will likely be dependent, in part, on economic conditions in California. Such Properties are also subject to possible loss from seismic activity. See
"-- Uninsured Losses from Seismic Activity."

  Concentration of Properties in Industrial and Retail Sectors

     The Company's Properties are and are likely to continue to be concentrated predominantly in the industrial and retail commercial real estate sectors, which represent 85.6% and 14.4%, respectively, of the Properties' aggregate rentable square footage (83.5% and 16.5%, respectively, if the Pending Acquisition is not completed). Such concentration may expose the Company to the risk of downturns in these sectors to a greater extent than if its portfolio also included other property types.

  Illiquidity of Real Estate Investments

     Because real estate investments are relatively illiquid, the Company's ability to vary its portfolio promptly in response to economic or other conditions will be limited. The prohibition in the Code and related regulations on a REIT holding property for sale may affect the Company's ability to sell properties without adversely affecting distributions to the Company's stockholders. Any of the foregoing factors or events will impede the ability of the Company to respond to adverse changes in the performance of its investments and could have an adverse effect on the Company's financial condition and results of operations.

  Renewal of Leases and Reletting of Space

     The Company will be subject to the risks that leases may not be renewed, space may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. Leases on a total of approximately 52.1% of the leased square footage in the Properties (51.6% in the Contributed Properties) will expire on or prior to December 31, 2000, with leases on 22.7% of the leased square footage in the Properties (22.5% in the Contributed Properties) expiring during the period beginning October 1, 1997 through December 31, 1998. In addition, numerous properties compete with the Company's Properties in attracting tenants to lease space, particularly with respect to retail properties. The number of competitive commercial properties in a particular area could have a material adverse effect on the Company's ability to lease space in its Properties or newly-acquired properties and on the rents charged. If the Company were unable to promptly relet or renew the leases for all or a substantial portion of this space, if the rental rates upon such renewal or reletting were significantly lower than expected or if its reserves for these purposes proved inadequate, the Company's cash flow and ability to make expected distributions to stockholders could be adversely affected. See "Business and Properties -- Industrial Properties -- Industrial Property Lease Expirations -- Portfolio Total" and "-- Retail Properties -- Retail Property Lease Expirations -- Portfolio Total."

  Uninsured Loss

     The Company carries comprehensive liability, fire, extended coverage and rental loss insurance covering all of its properties, with policy specifications and insured limits which the Company believes are adequate and appropriate under the circumstances given relative risk of loss, the cost of such coverage and industry practice. There are, however, certain types and magnitudes of losses that are not generally insured because it is not economically feasible to insure against such losses, such as losses due to riots or acts of war, or may be insured subject to certain limitations including large deductibles or co-payments, such as losses due to floods or seismic activity. See "-- Uninsured Losses From Seismic Activity." Should an uninsured loss or a loss in excess of insured limits occur with respect to one or more of its properties, the Company could lose its capital invested in such properties, as well as the anticipated future revenue from such properties and, in the case of debt which is with recourse to the Company, the Company would remain obligated for any mortgage debt or other financial obligations related to such properties. Moreover, as the general partner of the Operating Partnership, the Company will generally be liable for all of the Operating Partnership's unsatisfied obligations other than non-recourse obligations. Any such liability could adversely affect the Company.

  Uninsured Losses from Seismic Activity

     A number of both the Industrial and Retail Properties are located in areas that are known to be subject to earthquake activity, including in California where 27 Industrial Properties aggregating 10.4 million rentable square feet (including six Pending Acquisition Properties aggregating 1.2 million rentable square feet) representing 23.8% of the Properties based on aggregate square footage, and 11 Retail Properties, aggregating 1.8 million rentable square feet representing 4.2% of the Properties based on aggregate square footage, are located. The Company carries replacement cost earthquake insurance on all of its Properties located in areas historically subject to seismic activity, subject to coverage limitations and deductibles which the Company believes are commercially reasonable. Such insurance coverage also applies to the properties managed by the Investment Management Subsidiary, with a single aggregate policy limit and deductible applicable to such properties and the Company's properties. Through an annual analysis prepared by outside consultants, the Company evaluates its earthquake insurance coverage in light of current industry practice and determines the appropriate amount of earthquake insurance to carry. No assurance can be given, however, that material losses in excess of insurance proceeds will not occur or that such insurance will continue to be available at commercially reasonable rates.

  Possible Nonperformance by Third-Party Managers

     For most of its properties, the Company contracts with local third-party property managers to provide certain routine services such as rent collection, property maintenance and handling and responding to tenant service needs. The Company performs such services directly for certain properties located within the San Francisco Bay Area, and its staff of regional managers supervises the local property managers performing such functions. Risks associated with the management of properties by third parties include the risk that management contracts (which are typically cancelable with 30 days' notice) will be terminated by the local third-party property manager (or, in the case of properties in which the Company has a non-controlling partnership or joint venture interest, by the entity controlling the property), that such contracts may not be renewed upon expiration or may not be renewed on terms consistent with current terms or that a third-party property manager might fail to perform services for tenants consistent with the high quality standards established by the Company, which in turn could result in a decrease in the tenant renewal rate and have adverse effects on the Company's results of operations and ability to make cash distributions.

  Impact on Control Over and Liabilities With Respect to Properties Owned Through Partnerships and Joint Ventures

     The Company will have ownership interest in five industrial and four retail joint ventures, limited liability companies or partnerships. The Company may make investments through such ventures in the future and presently plans to do so with clients of the Investment Management Subsidiary, with respect to certain investment opportunities, who will share certain approval rights over major decisions. Partnership or joint venture investments may, under certain circumstances, involve risks such as the possibility that the Company's partners or co-venturers might become bankrupt (in which event the Company and any other remaining general partners or joint ventures would generally remain liable for the liabilities of such partnership or joint venture), that such partners or co-venturers might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of the Company, or that such partners or co-venturers may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives, including the Company's policy with respect to maintaining its qualification as a REIT. In addition, agreements governing joint ventures and partnerships often contain restrictions on the transfer of a joint venturer's or partner's interest or "buy-sell" or similar provisions which may result in a purchase or sale of such an interest at a disadvantageous time or on disadvantageous terms. The Company will, however, seek to maintain sufficient control of such partnerships or joint ventures to permit the Company's business objectives to be achieved. There is no limitation under the Company's organizational documents as to the amount of available funds that may be invested in partnerships or joint ventures. The occurrence of one or more of the events described above could have an adverse effect on the Company's financial condition and results of operations, and its ability to make cash distributions.

  Possible Inability to Consummate Acquisitions on Advantageous Terms

     The Company intends to continue to actively acquire industrial and retail properties. See "The Company -- Business Strategy." Acquisitions of industrial and retail properties entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, there are general investment risks associated with any new real estate investment. Further, the Company expects that there will be significant competition for attractive investment opportunities from other major real estate investors with significant capital including both publicly traded REITs and private institutional investment funds. The Company anticipates that future acquisitions will be financed through a combination of borrowings under the Credit Facility, other forms of secured or unsecured financing, proceeds from equity or debt offerings by the Company or the Operating Partnership and with shares of Common Stock or Units in the Operating Partnership, which could have a dilutive effect on the Company's stockholders. No assurance can be given that the Company will be able to acquire additional properties, including the Pending Acquisition Properties, the completion of which is subject to the satisfaction of significant conditions including conditions outside the control of the Company. In addition, no assurance can be given that any such acquisitions will be financed on terms favorable to the Company, or that such additional properties, if any, including the Pending Acquisition Properties, will conform with management's expectations or investment criteria. Any one of the foregoing events could have an adverse effect on the Company's financial condition and results of operations, and its ability to make cash distributions.

  Possible Inability to Complete Renovation and Development on Advantageous
Terms

     The real estate development business, including the renovation and rehabilitation of existing properties, involves significant risks in addition to those involved in the ownership and operation of established industrial buildings and community shopping centers, including the risks that financing may not be available on favorable terms for development projects and construction may not be completed on schedule or within budget, resulting in increased debt service expense and construction costs and delays in leasing such properties and generating cash flow. Substantial renovation and new development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations. Once completed, such new or renovated properties may perform below anticipated levels, producing cash flow below budgeted amounts. The occurrence of one or more of the foregoing in connection with the Company's renovation and development activities could have an adverse effect on the Company's financial condition and results of operations, and its ability to make cash distributions. In addition, substantial renovation as well as new development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention which could take management's time away from the day-to-day operations of the Company. The Company anticipates that future activities will be financed, in whole or in part, through additional equity offerings, and public or private debt financing, including commercial lines of credit, and other forms of secured or unsecured financing. If such activities are financed through construction loans, there is a risk that, upon completion of construction, permanent financing may not be available or may be available only on disadvantageous terms which could have an adverse effect on the Company's financial condition and results of operations, and its ability to make cash distributions. Equity financing of future developments could have a dilutive effect on the interests of existing stockholders of the Company.

FEDERAL INCOME TAX RISKS

  Adverse Consequences of the Company's Failure to Qualify as a REIT

     The Company intends to operate so as to qualify as a REIT under the Code. Although management believes that it will be organized and will operate in such a manner, no assurance can be given that the Company will be organized or will be able to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within the Company's control. For example, in order to qualify as a REIT, at least 95% of the Company's gross income in any year must be derived from qualifying sources, and the Company must pay distributions to stockholders aggregating annually at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding capital gains). The complexity of these provisions and of the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT, such as the Company, that holds its assets in partnership form. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the Federal income tax consequences of such qualification. The Company, however, is not aware of any pending tax legislation that would adversely affect the Company's ability to operate as a REIT.

     In the opinion of Latham & Watkins, tax counsel to the Company, commencing with the Company's taxable year ending December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a REIT and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. See "Federal Income Tax Consequences -- Taxation of the Company." Such legal opinion, however, will be based on various assumptions and factual representations by the Company regarding the Company's ability to meet the various requirements for qualification as a REIT, and no assurance can be given that actual operating results will meet these requirements. Such legal opinion will not be binding on the IRS or any court. Moreover, the Company's qualification and taxation as a REIT will depend upon the Company's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which will not be reviewed by Latham & Watkins.

     If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Moreover, unless entitled to relief under certain statutory provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. This treatment would significantly reduce the net earnings of the Company available for investment or distribution to stockholders because of the additional tax liability to the Company for the years involved. In addition, distributions to stockholders would no longer be required to be made. See "Federal Income Tax Consequences -- Taxation of the Company -- Failure of the Company to Qualify as a REIT."

  Adverse Consequences to the Company if CIF or VAF are Not Qualified as REITs

     If either CIF or VAF has failed to qualify as a REIT throughout the duration of its existence, then it might have undistributed "C corporation earnings and profits" that, if not distributed by the Company prior to the end of its first taxable year, could prevent the Company from qualifying as a REIT. Also, CIF or VAF may have incurred material income tax liabilities if they did not qualify as REITs, which tax liabilities would be assumed by the Company by reason of the mergers which are part of the Formation Transactions (the

"Mergers"). In addition, if either CIF or VAF has failed to qualify as a REIT at any time during its existence, such entity would recognize taxable gain on the Merger, even if the Merger qualifies as a "reorganization" for tax purposes, unless the Company makes a special election that is available under current law. The Company intends to make such an election as a protective matter, which would have the effect of requiring the Company to pay corporate income tax with respect to the existing gain on assets acquired from CIF or VAF in the event that either has not qualified as a REIT if such assets are sold within 10 years after the Offering. See "Federal Income Tax Consequences -- Taxation of the Company -- General." Furthermore, if either CIF or VAF did not qualify as a REIT at the time of the Merger, and the Merger did not qualify as a tax-free reorganization, CIF or VAF would recognize a material amount of gain in the Merger, with the Company assuming the resulting tax liability. The Company and each of CIF and VAF believe that each of CIF and VAF has qualified as a REIT throughout the duration of its existence and that, in any event, neither CIF nor VAF should be considered to have any undistributed "C corporation earnings and profits" at the time of the Merger. In the opinion of Morrison & Foerster LLP, CIF and VAF have been organized in conformity with the requirements for qualification as a REIT and each corporation's method of operation has enabled it to meet the requirements for qualification and taxation as a REIT through the date of the consummation of the Formation Transactions and the Offering. Such legal opinions are based on various assumptions and factual representations by CIF and VAF, as applicable, regarding their respective abilities to meet the various requirements for qualification as a REIT imposed under the Code, the results of which have not been reviewed by Morrison & Foerster LLP. Such legal opinions are not binding on the IRS or any court.

  Adverse Consequences to the Company if AMB is not an S Corporation

     If AMB failed to qualify as an S corporation for its 1989 taxable year or thereafter, then it might have undistributed "C corporation earnings and profits" that, if not distributed by the Company prior to the end of its first taxable year, would prevent the Company from qualifying as a REIT. Furthermore, if AMB were not an S corporation in the calendar year in which the Formation Transactions occur, AMB would not be permitted to have a short S corporation taxable year and a short C corporation taxable year, as described in "Federal Income Tax Consequences -- Taxation of the Company -- Termination of S Status." In such case, the Company likely would not qualify as a REIT for its taxable year including the Formation Transactions and Offering and perhaps subsequent years. Also, AMB may have incurred income tax liabilities if it did not qualify as an S corporation, which tax liabilities would be assumed by the Company as a result of the Formation Transactions. In addition, if AMB has failed to qualify as an S corporation for its 1989 taxable year or thereafter, the Company will recognize taxable gain upon its election to be taxed as a REIT, unless the Company makes a special election that is available under current law. The Company intends to make such an election as a protective matter, which would have the effect of requiring the Company to pay corporate income tax with respect to the existing gain on assets acquired from AMB in the event AMB has not qualified as an S corporation, if such assets are sold within 10 years after the Offering. The Company and AMB each believe that AMB has qualified as an S corporation for its 1989 taxable year and thereafter and that AMB had no income or assets prior to 1989.

  Other Tax Liabilities

     Even if the Company qualifies as a REIT, it will be subject to certain Federal, state and local taxes on its income and property. In addition, the net taxable income, if any, from the activities conducted through the Investment Management Subsidiary will be subject to Federal and state income tax. See "Federal Income Tax Consequences -- Other Tax Consequences."

DEBT FINANCING

  Debt Financing and Existing Debt Maturities

     The Company will be subject to risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to pay distributions at expected levels and meet required payments of principal and interest, the risk that existing indebtedness on the Properties (which in all cases will not have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. Upon consummation of the Offering, the Company expects to have substantial outstanding indebtedness which will be secured by certain of the Properties. See "Business and Properties -- Debt Financing." If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, such as new equity capital, the Company expects that its cash flow will not be sufficient in all years to pay distributions at expected levels and to repay all such maturing debt. Furthermore, if prevailing interest rates or other factors at the time of refinancing (such as the reluctance of lenders to make commercial real estate loans) resulted in higher interest rates upon refinancing, the interest expense relating to such refinanced indebtedness would increase, which would adversely affect the Company's cash flow and the amount of distributions it could make to stockholders. If a Property or Properties are mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the Property could be foreclosed upon or otherwise transferred to the mortgagee with a consequent loss of income and asset value to the Company.

  Impact of Rising Interest Rates and Variable Rate Debt

     Shortly following consummation of the Offering, the Company, through the Operating Partnership, expects to increase the amount available under the Credit Facility to $500 million. The Company, which expects to incur indebtedness through the Operating Partnership, may incur other variable rate indebtedness in the future. Increases in interest rates on such indebtedness could increase the Company's interest expense, which would adversely affect the Company's cash flow and its ability to pay expected distributions to stockholders. Accordingly, the Company may in the future engage in other transactions to further limit its exposure to rising interest rates as appropriate and cost effective. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

  No Limitations on Indebtedness

     The Company presently plans to adopt a policy of incurring debt, either directly or through the Operating Partnership, only if upon such incurrence the Company's Debt-to-Total-Market Capitalization Ratio would be approximately 45% or less. The Company believes that market capitalization is a better indicator than book value of its ability to meet debt service requirements. The market capitalization of the Company, however, is expected to be more variable than book value, and will not necessarily reflect the fair market value of the underlying assets of the Company. Notwithstanding the foregoing policy, the organizational documents of the Company and the Operating Partnership will not contain any limitation on the amount of indebtedness that may be incurred. Accordingly, the Board of Directors could alter or eliminate this policy and would do so, for example, if it were necessary for the Company to continue to qualify as a REIT. If this policy were changed, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's FFO and, consequently, the amount of cash available for distribution to stockholders and could increase the risk of default on the Company's indebtedness.

  Distributions

     If the Company fails to achieve its expected operating results, the Company's ability to pay its estimated initial annual distribution of $1.37 per share to stockholders out of cash available for distribution could be adversely affected. If the Company is unable to pay such distribution out of cash available for distribution, the Company could be required to draw down under its unsecured line of credit to provide funds for such distribution, or to reduce the amount of such distribution.

  Assumption of Outstanding Credit Facility

     The Credit Facility to be assumed in connection with the Formation Transactions is currently an obligation of CIF, one of the AMB Predecessors. To the extent that at the time of such assumption there are any uncured defaults in respect of the Credit Facility, the Company could be responsible therefor, and the lenders thereunder could exercise their remedies, including acceleration of all outstanding amounts and suspension or termination of availability of borrowings. Such exercise could have an adverse effect on the Company's financial condition and liquidity. As of September 30, 1997, the outstanding balance on the Credit Facility was $181.3 million.

  Possible Impact of Defaults on Cross-Collateralized and Cross-Defaulted Debt

     The Company has 12 non-recourse secured loans which are cross-collateralized by five pools each containing between two and nine Properties. As of September 30, 1997, there was $212.2 million outstanding on such loans. Accordingly, if an event of default were to occur on any such loan, the Company would be required to repay the aggregate of all indebtedness on any such loan, together with applicable prepayment charges, in order to avoid foreclosure on all such Properties within the applicable pool. Foreclosure on such Properties, or the Company's inability to refinance any such loan on terms as favorable as existing terms, would negatively impact the Company's financial condition and results of operations. In addition, it is expected that the Company's Credit Facility will contain defaults in the event that other material indebtedness of the Company (including its non-recourse secured and joint venture debt) is in default. Such cross-default provision may require the Company to repay or restructure the Credit Facility in addition to any mortgage or other debt which is in default, which could have an adverse effect on the Company's financial condition and liquidity.

LACK OF OPERATING HISTORY AS A PUBLIC REIT

     Although the Company will be continuing the business of owning and operating the Contributed Properties, the Company will not have any operating history in the proposed organizational structure. See "The Company."

DEPENDENCE ON KEY PERSONNEL

     The Company is dependent on the efforts of its Executive Officers, particularly Messrs. Abbey, Moghadam and Burke, the Chairman of the Company's Investment Committee, its Chief Executive Officer and the Chairman of its Board of Directors, respectively. While the Company believes that it could find suitable replacements for these key personnel, the loss of their services or the limitation of their availability could have an adverse effect on the Company's financial condition and results of operations. While all Executive Officers will enter into employment agreements with the Company, there may be limitations under applicable state law in the enforceability of such agreements, particularly as respects the non-competition agreements contained therein. See "Management."

CONTINGENT OR UNKNOWN LIABILITIES

     The AMB Predecessors have been in existence for varying lengths of time up to 14 years. In the Formation Transactions, the Company will acquire the assets of CIF, VAF, AMB and WPF, and certain assets of the Individual Account Assets, subject to all of the potential existing liabilities of an existing company. There can be no assurances that there are no current liabilities and will not be any future liabilities arising from prior activities that are unknown and, therefore not disclosed in this Prospectus. Such liabilities will be assumed by the Company as the surviving entity in the various merger and contribution transactions that comprise the Formation Transactions or as general partner of the Operating Partnership. Existing liabilities for indebtedness generally are taken into account (directly or indirectly) in connection with the allocation of the shares of Common Stock and/or Units, but no other liabilities are taken into account for such purposes. The Company will not have recourse against CIF, VAF, AMB or WPF or any of their respective stockholders or partners or against the Individual Account Investors, with respect to any unknown liabilities except to the extent provided by the Indemnity Escrow (as defined below). Unknown liabilities might include liabilities for clean-up or remediation of undisclosed environmental conditions, claims of tenants, vendors or other persons dealing with the entities prior to the Formation Transactions (that had not been asserted prior to the Formation Transactions), accrued but unpaid liabilities incurred in the ordinary course of business, and claims for indemnification by the officers and directors of CIF, VAF and AMB and others indemnified by such entities, including clients of AMB. Certain tenants may claim that the Formation Transactions give rise to a right to purchase such premises occupied by such tenants. The Company does not believe any such claims would be material. See
"-- Government Regulations -- Environmental Matters" below as to the possibility of undisclosed environmental conditions potentially affecting the value of the Properties. The existence of undisclosed material liabilities which are not covered by the Indemnity Escrow could have an adverse effect on the Company's financial condition and results of operations, and its ability to make cash distributions.

INVESTMENT MANAGEMENT SUBSIDIARY

  Adverse Consequences of Lack of Control Over the Business of the Investment Management Subsidiary

     To comply with the REIT asset tests that restrict ownership of shares of other corporations, the Operating Partnership will own 100% of the nonvoting preferred stock of the Investment Management Subsidiary (representing approximately 95% of its economic interest) and the Executive Officers will own all of the outstanding voting common stock of the Investment Management Subsidiary (representing approximately 5% of its economic interest). This ownership structure is necessary to permit the Company to share in the income of the Investment Management Subsidiary while maintaining its status as a REIT. Although the Company will receive substantially all of the economic benefit of the business carried on by the Investment Management Subsidiary through the Company's right to receive dividends through the Operating Partnership, the Company will not be able to elect directors or officers of the Investment Management Subsidiary and, therefore, the Company will not have the ability to influence the operation of the Investment Management Subsidiary or require that the Investment Management Subsidiary's board of directors declare and pay a cash dividend on the nonvoting stock of the Investment Management Subsidiary held by the Operating Partnership. As a result, the board of directors and management of the Investment Management Subsidiary might implement business policies or decisions that would not have been implemented by persons controlled by the Company and that are adverse to the interests of the Company or that lead to adverse financial results, which could adversely impact the Company's net operating income and cash flows. In addition, the Investment Management Subsidiary will be subject to tax on its income, reducing its cash available for distribution. See "Formation and Structure of the Company -- Formation Transactions."

  Uncertainty of Investment Management Subsidiary Operations

     Fees earned by the Investment Management Subsidiary will be dependent upon various factors, including factors beyond the control of the Company and the Operating Partnership, affecting the ability to attract and retain investment management clients and the overall returns achieved on managed assets. Failure of the Investment Management Subsidiary to attract investment management clients or achieve sufficient overall returns on managed assets would reduce its ability to make distributions in respect of the nonvoting preferred stock owned by the Operating Partnership. Such failure would also limit co-investment opportunities to the Company and, as a result, the Company's ability to generate rental revenues from such co-investments and use the co-investment program as a source to finance property acquisitions and leverage acquisition opportunities. See "Business and Operating Strategies -- Investment Management Subsidiary."

GOVERNMENT REGULATIONS

     Many laws and governmental regulations are applicable to the Properties and changes in these laws and regulations, or their interpretation by agencies and the courts, occur frequently.

  Costs of Compliance with Americans with Disabilities Act

     Under the Americans with Disabilities Act of 1990 (the "ADA"), all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Compliance with the ADA might require removal of structural barriers to handicapped access in certain public areas where such removal is "readily achievable." Noncompliance with the ADA could result in the imposition of fines or an award of damages to private litigants. The impact of application of the ADA to the Properties, including the extent and timing of required renovations, is uncertain. If required changes involve a greater amount of expenditures than the Company currently anticipates or if the changes must be made on a more accelerated schedule than the Company currently anticipates, the Company's ability to make expected distributions to stockholders could be adversely affected.

  Environmental Matters

     Under Federal, state and local laws and regulations relating to the protection of the environment ("Environmental Laws"), a current or previous owner or operator of real estate may be liable for contamination resulting from the presence or discharge of hazardous or toxic substances or petroleum products at such property, and may be required to investigate and clean-up such contamination at such property or such contamination which has migrated from such property. Such laws typically impose liability and clean-up responsibility without regard to whether the owner or operator knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. In addition, the owner or operator of a site may be subject to claims by third parties based on personal injury, property damage and/or other costs, including investigation and clean-up costs, resulting from environmental contamination present at or emanating from a site.

     Environmental Laws also govern the presence, maintenance and removal of asbestos-containing building materials ("ACBM"). Such laws require that ACBM be properly managed and maintained, that those who may come into contact with ACBM be adequately apprised or trained and that special precautions, including removal or other abatement, be undertaken in the event ACBM is disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators for failure to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers. Some of the Properties may contain ACBM.

     Some of the Properties are leased or have been leased, in part, to owners and operators of dry cleaners that operate on-site dry cleaning plants, to owners and operators of gas stations or to owners or operators of other businesses that use, store or otherwise handle petroleum products or other hazardous or toxic substances. Some of these Properties contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. These operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of the Properties are adjacent to or near other properties that have contained or currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of the Properties are on, or are adjacent to or near other properties upon which others, including former owners or tenants of the Properties, have engaged or may in the future engage in activities that may release petroleum products or other hazardous or toxic substances.

     All of the Contributed Properties were subject to a Phase I or similar environmental assessments by independent environmental consultants at the time of acquisition or shortly after acquisition. In addition, each of the Pending Acquisition Properties recently has been subject to, or in connection with the Pending Acquisition will be subject to, a Phase I or similar environmental assessment. Phase I assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. Phase I assessments generally include an historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations and typically do not include an asbestos survey. Some of the Company's environmental assessments of the Properties do not contain a comprehensive review of the past uses of the Contributed Properties and/or the surrounding properties.

     None of the Company's environmental assessments of the Contributed Properties has revealed any environmental liability that the Company believes would have a material adverse effect on the Company's financial condition or results of operations taken as a whole, nor is the Company aware of any such material environmental liability. Nonetheless, it is possible that the Company's assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. In addition, only certain of such assessments have been updated for purposes of this Offering, and approximately 50% of the Contributed Properties have environmental assessments which are more than two years old. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants, by the condition of land or operations in the vicinity of the Properties (such as releases from underground storage tanks), or by third parties unrelated to the Company. If the costs of compliance with the various environmental laws and regulations, now existing or hereafter adopted, exceed the Company's budgets for such items, the Company's ability to make expected distributions to stockholders could be adversely affected.

  Other Regulations

     The Properties are also subject to various Federal, state and local regulatory requirements such as state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that the Contributed Properties are currently in substantial compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company, which expenditures could have an adverse effect on the Company's financial condition and results of operations.

  Possible Reassessment of Properties by Local Tax Assessors

     Certain local real property tax assessors may seek to reassess certain of the Contributed Properties as a result of the Formation Transactions and the transfer of interests to occur in connection therewith. In jurisdictions such as California, where Proposition 13 limits the assessor's ability to reassess real property so long as there is no change in ownership, the assessed value could increase by as much as the full value of any appreciation that has occurred during the AMB Predecessors' period of ownership. Where appropriate, the Company would contest vigorously any such reassessment. Subject to market conditions, current leases may permit the Company to pass through to tenants a portion of the effect of any increases in real estate taxes resulting from any such reassessment. To the extent that any such increases in property taxes attributable to reassessments could not be passed through to tenants, such increases would decrease Funds from Operations and adversely effect the Company's competitive position with respect to such Properties and, consequently, its financial condition, results of operations and ability to make cash distributions.

                             CONFLICTS OF INTEREST

     The Executive Officers and directors of the Company may be subject to a number of conflicts of interest. Such potential conflicts, and the Company's proposed methods of dealing with them, are described below. See also "Risk Factors -- Conflicts of Interest" and "Policies with Respect to Certain Activities -- Conflict of Interest Policies."

ENFORCEMENT OF AGREEMENTS RELATING TO FORMATION TRANSACTIONS

     As recipients of shares of outstanding Common Stock and, potentially, Performance Units, as holders of the profits interest in the Investment Management Partnership, and as parties to the representations, warranties and indemnification agreements made in connection with the Formation Transactions, certain directors and Executive Officers of the Company will have a conflict of interest with respect to their obligations to vigorously enforce the terms of the agreements relating to the Formation Transactions. Accordingly, all decisions relating to the interpretation and enforcement of such agreements with respect to such persons will be determined on behalf of the Company by action of the Independent Directors who are disinterested with respect to the matter in question.

CONTINUED INVOLVEMENT IN OTHER REAL ESTATE ACTIVITIES AND INVESTMENTS

     The Executive Officers and certain directors will be entitled to continue involvement in certain real estate activities and investments following consummation of the Offering, as described under "Risk Factors -- Conflicts of Interest -- Continued Involvement in Other Real Estate Activities and Investments" and "-- Conflicts of Interest in Connection with Properties Owned or Controlled by Executive Officers and Directors." However, apart from such specified permitted activities and investments, the Executive Officers will be precluded from other activities in commercial real estate or, with certain exceptions, investments in industrial or retail real estate, pursuant to their respective employment agreements. See "Management -- Employment Agreements." All decisions relating to the interpretation and enforcement of such employment agreements will be determined on behalf of the Company by action of the Independent Directors who are disinterested with respect to the matter in question.

     In addition, Independent Directors will be subject to limitations on real estate activities which are directly competitive with the Company. All decisions relating to the interpretation and enforcement of such limitations will be made on behalf of the Company by action of the Independent Directors who are disinterested with respect to the matter in question.

TRANSACTIONS BETWEEN THE COMPANY AND THE EXECUTIVE OFFICERS AND AFFILIATES

     Following the Offering, there will be certain limited transactions between affiliates of the Executive Officers and the Company, as described under "Certain Relationships and Related Transactions." In addition, the Executive Officers, directors and employees of the Company and their affiliates may from time to time propose other such transactions. All decisions relating to any such transaction will be made on behalf of the Company by action of the Independent Directors who are disinterested with respect to the matter in question. Each such transaction will be in all respects on such terms as are, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Company and its subsidiaries in the opinion of such disinterested directors.

     Following the Offering, all matters relating to compensation and benefits of Executive Officers will be subject to approval of the Compensation Committee of the Board of Directors, which will be comprised solely of Independent Directors.

                                  THE COMPANY

     Upon consummation of the Offering, AMB Property Corporation will be one of the largest publicly-traded real estate companies in the United States. The Company has been formed to continue and grow AMB's business of acquiring and operating industrial properties and community shopping centers in target markets nationwide. AMB was founded in 1983 by Douglas D. Abbey, Hamid R. Moghadam and
T. Robert Burke, and in 14 years has grown to become a leading real estate investment manager with $2.8 billion under management for over 70 well-recognized institutional investors.

     The Company is led by Mr. Moghadam, its Chief Executive Officer. Messrs. Abbey and Burke also play active roles in the Company's operations as the Chairman of its Investment Committee and the Chairman of its Board of Directors, respectively. The Company's 10 Executive Officers have an average of 22 years of experience in the real estate industry and have worked together for an average of nine years building the AMB real estate business. The Company employs 105 individuals, 88 of whom are located in its San Francisco headquarters and 17 in its Boston office. Upon consummation of the Offering, the Company's employees will own approximately 5.6% of the Common Stock (assuming the exchange of all Units, none of which will be owned by the Executive Officers or the Company's employees, into shares of Common Stock). See "Management" and "Principal Stockholders."

     In August 1997, AMB presented a proposal to each of its over 70 institutional clients and fund investors offering them, in connection with the Formation Transactions, an opportunity to either (i) contribute or exchange their assets or interests in certain private funds managed and sponsored by AMB in exchange for equity interests in the Company or the Operating Partnership,
(ii) retain their existing direct real estate format and have the Company continue to manage their investments through the Company's Investment Management Subsidiary or (iii) terminate their relationships with AMB. In response to this proposal, a substantial majority of such institutional investors chose to become stockholders in the Company (or unitholders in the Company's Operating Partnership), or to continue their real estate investment through the Investment Management Subsidiary. See "Formation Transactions."

PROPERTIES

     Upon consummation of the Offering and completion of the Pending Acquisition, the Company will own 128 properties comprised of 95 industrial properties and 33 retail properties located in 26 markets throughout the United States. As of September 30, 1997, the Industrial Properties (representing 358 buildings), principally warehouse distribution properties, encompassed approximately 37.3 million rentable square feet and were 96.0% leased to over 800 tenants. The Retail Properties, principally grocer-anchored community shopping centers, encompassed approximately 6.3 million rentable square feet and, as of the same date, were 94.3% leased to over 700 tenants. Additionally, upon completion of the Offering, the Company's Investment Management Subsidiary expects to manage on behalf of eight clients approximately $495 million of real estate investments, encompassing 4.1 million rentable square feet of industrial space, 0.5 million rentable square feet of community shopping center space and other property types encompassing 2.1 million rentable square feet. The following table sets forth certain summary information with respect to the Properties, including the Pending Acquisition Properties.

                   INDUSTRIAL AND RETAIL PROPERTIES BY REGION

                         INDUSTRIAL PROPERTIES(1)                    RETAIL PROPERTIES                        TOTAL
               --------------------------------------------    ------------------------------    --------------------------------
                             NUMBER      RENTABLE                           RENTABLE               NUMBER      RENTABLE
               NUMBER OF       OF         SQUARE      % OF     NUMBER OF     SQUARE     % OF         OF         SQUARE      % OF
    REGION     PROPERTIES   BUILDINGS      FEET      TOTAL      CENTERS       FEET      TOTAL    PROPERTIES      FEET      TOTAL
-------------------------   ---------   ----------   ------    ----------   ---------   -----    ----------   ----------   ------
Western........     32         137      12,095,376     32.5%       16       2,615,976    41.8%        48      14,711,352     33.8%
Southern.......     24          91       9,498,594     25.4        10       1,757,546    28.0         34      11,256,140     25.8
Midwestern.....     23          87      10,731,130     28.7         4         710,652    11.3         27      11,441,782     26.2
Eastern........     16          43       5,008,562     13.4         3       1,184,462    18.9         19       6,193,024     14.2
                    --         ---      ----------    -----        --       ---------   -----        ---      ----------    -----
Total/Weighted
  Average......     95         358      37,333,662    100.0%       33       6,268,636   100.0%       128      43,602,298    100.0%
                    ==         ===      ==========    =====        ==       =========   =====        ===      ==========    =====

---------------

(1) Includes the Pending Acquisition Properties. See "Business and Properties -- Industrial Properties -- Pending Acquisition Properties."

     The Company believes that active management and high quality service are critical to tenant satisfaction and, ultimately, property performance. Each year since 1992, AMB has conducted a program of measuring and monitoring the satisfaction of its tenants, including surveys conducted by an outside market research firm. Based on independent surveys of over 700 tenants, property managers and leasing brokers over the last three years, AMB was rated at consistently high levels in areas such as professionalism, knowledge and responsiveness.

     AMB has also been highly rated in independent surveys of institutional investors and their real estate specialists as well as their consultants who frequently recommend AMB to their clients. AMB has been rated as an industry leader, in such surveys conducted from time to time since 1990, with respect to the quality and expertise of its investment professionals, the structure of its portfolios and in client confidence in AMB's expected future investment performance. In connection with AMB's historical investment management business, no AMB client has ever replaced AMB as its real estate investment portfolio manager.

     AMB has been an innovator in the institutional real estate management arena in the early formation of private REITs as an alternative to traditional commingled funds. AMB also has led the industry by incorporating progressive corporate governance provisions, and using incentive based compensation arrangements rather than a traditional fee structure based on appraised value.

     The Company's relationships with institutional real estate investors following the Offering are reflected by the institutional investors which elected to become stockholders of the Company in the Formation Transactions including the following:

      CORPORATE PENSION PLANS               PUBLIC PENSION PLANS           FOUNDATIONS AND ENDOWMENTS
------------------------------------  ---------------------------------    ---------------------------
Ameritech Pension Trust               Chicago Public Teachers              Ford Foundation
Blue Cross Blue Shield Association    City and County of San Francisco     Hewlett Foundation
Consolidated Freightways              City of Milwaukee                    Pomona College
Edison International                  City of Orlando                      Rockefeller Foundation
International Monetary Fund           City of San Diego                    Stanford University
Southern Company                      Denver Employees                     The Kresge Foundation
The World Bank                        Illinois Municipal                   University of Illinois

THE PENDING ACQUISITION

     On October 31, 1997, two of the AMB Predecessors entered into the Purchase Agreement with CP relating to the Pending Acquisition by such AMB Predecessors of the 28 Pending Acquisition Properties located in 11 markets throughout the United States, for $216.7 million in cash (including related closing costs and fees). Upon consummation of the Offering, such AMB Predecessors will assign their rights and obligations under the Purchase Agreement to the Company. The Company anticipates that the Pending Acquisition, if completed, will be effected following the Offering with borrowings under the Credit Facility. The Pending Acquisition Properties are described elsewhere in this Prospectus and the financial statements contained herein. See "Business and Properties -- Industrial Properties -- Pending Acquisition Properties."

     The Pending Acquisition will be subject to, among other things, the approval by the Company of a variety of matters relating to the Properties following completion of its "due diligence" investigation, and the approval of the transaction by the stockholders of CP. Matters not discovered by the purchasers during their investigation, or discovered and assumed, will generally become the responsibility of the Company. In connection with the Pending Acquisition, the AMB Predecessors have made a $3.0 million deposit into escrow which will become non-refundable at the end of a 30-day "due diligence" period in the event that the Company does not disapprove of any such matters. There can be no assurance that the Pending Acquisition will be completed, and investors should consider the information contained herein with respect to the Pending Acquisition Properties accordingly.

     The Company is self-administered and expects to qualify as a REIT for Federal income tax purposes beginning with the year ending December 31, 1997. The principal executive offices of the Company and the Operating Partnership are located at 505 Montgomery Street, San Francisco, California 94111, and their telephone number is (415) 394-9000. The Company also maintains a regional office in Boston, Massachusetts.

         FOCUS ON INDUSTRIAL PROPERTIES AND COMMUNITY SHOPPING CENTERS

     The Company operates industrial properties and community shopping centers in hub distribution and retail trade areas throughout the United States. Management believes that its dual property strategy provides greater opportunities to deploy capital and organizational resources between industrial properties and community shopping centers, providing the Company greater flexibility in investing and balancing its property mix.

     Management believes that industrial properties and community shopping centers share the following characteristics:

     Fragmented Ownership. Historically, both industrial properties and community shopping centers have been developed and operated by local real estate investors and, as a result, are characterized by fragmented ownership, in which there is a lack of concentration of ownership. The Company believes this fragmented ownership provides opportunities for consolidation on a national basis.

     Competition for Acquisitions. Management believes that, because of their relative size and fragmented ownership, industrial properties and community shopping centers are not as widely marketed and attract less significant buyer interest than larger property types. Accordingly, management believes that these properties can be acquired on a less competitive basis.

     Distribution of Goods and Necessities. Industrial property and community shopping center tenants distribute goods and necessities, either at the wholesale or retail level, or both. Management believes that such tenants are relatively insulated from the adverse effects of an economic downturn, and that industrial properties located in hub distribution markets and community shopping centers located in selected trade areas generally have higher occupancy rates across market cycles.

     Construction and Maintenance. Industrial properties and community shopping centers are typically single-story construction, and improvements to such properties are generally limited to moving demising walls and repairing roofs and parking lots. Such property types also require less maintenance as compared to most other commercial property types.

     Redevelopment Opportunities. As compared to other commercial property types, industrial properties and community shopping centers generally require less time and capital to renovate and reposition and management believes the corresponding increase in cash yield upon renovation tends to be higher.

     Tenant Improvements. Industrial properties and community shopping centers generally do not require significant tenant improvements to attract new tenants as compared to other commercial property types.

     Management. Industrial properties and community shopping centers generally do not require on-site property management.

INDUSTRIAL PROPERTY GROWTH OPPORTUNITIES

     The Company believes that the industrial property sector is well-positioned to benefit from strong market fundamentals and growth in international trade. See "Strategies for Growth -- Growth Through Operations."

     Low Level of Construction and High Occupancy. Industrial properties typically have stable occupancy rates because they have a shorter development lead time and therefore are not as susceptible to oversupply cycles as other commercial property types. CB Commercial/Torto Wheaton Research projects industrial property vacancy rates for major markets nationally to remain approximately 7% through the year 2001, and for annual construction as a percentage of inventory to remain below 2% for the same period.

     The following graph outlines national vacancy and new construction data for industrial properties for the periods presented:

                     U.S. INDUSTRIAL VACANCY & CONSTRUCTION

                                                                            NEW INDUSTRIAL
                                                                          CONSTRUCTION AS A
             MEASUREMENT PERIOD                   U.S. INDUSTRIAL       PERCENT OF INDUSTRIAL
           (FISCAL YEAR COVERED)                    VACANCY RATE              INVENTORY
80                                                     4.9                      3.8
81                                                     5.3                      3.2
82                                                     6.4                      3.2
83                                                     6.4                      1.9
84                                                     6.8                      2.2
85                                                     7.3                      3.2
86                                                     8.4                      2.5
87                                                       8                      2.5
88                                                     8.6                      2.5
89                                                     8.4                        2
90                                                     9.6                      1.7
91                                                    10.4                      0.7
92                                                    10.1                      0.4
93                                                     9.7                      0.4
94                                                     8.5                      0.5
95                                                     7.7                      0.9
96                                                     7.6                      0.5
JUN-97                                                 7.4                      0.5

                For 24 major markets through 1988, and 53 major markets thereafter. Graph derived from data, as of June 30, 1997, obtained from CB Commercial/Torto
                Wheaton Research.

     Growth of International Trade. Management believes that continued growth in international trade, as presently forecasted, will result in increased demand for industrial space and upward pressure on rental rates in the nation's hub distribution and selected regional markets. The Company should benefit from this trend, as the majority of the Industrial Properties are located in these markets. See "Business and Properties -- Industrial Properties -- Overview of Major Target Markets." As shown below, the growth in U.S. imports and exports has exceeded the growth in the U.S. gross domestic product ("GDP") since 1991 and is forecasted to continue:

                     U.S. INTERNATIONAL TRADE & GDP GROWTH

             MEASUREMENT PERIOD                   U.S. IMPORTS AND
           (FISCAL YEAR COVERED)                      EXPORTS                    GDP
1991                                                    100                      100
1992                                                  107.1                    102.7
1993                                                  113.6                    105.1
1994                                                  125.2                    108.7
1995                                                  135.7                    110.9
1996                                                  144.5                    113.6
1997                                                  158.5                    117.7
1998                                                  168.4                    120.3
1999                                                  178.8                    123.1
2000                                                  189.1                    126.2
2001                                                  201.1                    129.3

                             Graph derived from historical and
                             forecasted data published by Regional
                             Financial Associates.

COMMUNITY SHOPPING CENTER GROWTH OPPORTUNITIES

     Management believes the retail property sector will benefit from the prevailing low levels of new construction, projected growth in personal income and retail sales levels and greater opportunities for redevelopment.

     Low Level of Construction and High Occupancy. An important element of the Company's strategy of acquiring and operating community shopping centers is to focus on supply-constrained locations where retail sales volumes are proven and barriers to entry are high and sustainable. These target trade areas typically have high population densities and above-average income levels which in turn lead to higher sales volumes and, ultimately, higher rents and occupancy rates. The following graph shows the decline in new shopping center construction as a percentage of retail center inventory since 1985 and the current retail vacancy rate of approximately 8%:

                           U.S. RETAIL VACANCY RATE &
                          SHOPPING CENTER CONSTRUCTION


                                                             NEW SHOPPING
                                                         CENTER CONSTRUCTION
                                        U.S. RETAIL         AS A PERCENT OF
                                        VACANCY RATE       RETAIL INVENTORY
                                        ------------     -------------------
                    1985 . . . . . . .       6.9                 1.7
                    1986 . . . . . . .       7.8                 1.7
                    1987 . . . . . . .       8                   1.6
                    1988 . . . . . . .       8.7                 1.4
                    1989 . . . . . . .       9.9                 1.4
                    1990 . . . . . . .      10.4                 1
                    1991 . . . . . . .      10.7                 0.6
                    1992 . . . . . . .      10                   0.5
                    1993 . . . . . . .       9                   0.5
                    1994 . . . . . . .       7.6                 0.6
                    1995 . . . . . . .       7.4                 0.7
                    1996 . . . . . . .       7.7                 0.7
                    6/1997 . . . . . .       7.8                 0.6





                Vacancy rate data for 58 markets and
                construction data for all U.S. markets. Graph derived from data as of June 30, 1997 tracked by and obtained from F.W. Dodge/McGraw Hill.

     Personal Income and Retail Sales. The following graph summarizes the historical and projected trends for personal income and retail sales compared to the Consumer Price Index on a national basis. These two factors have grown at rates significantly in excess of inflation as measured by the Consumer Price Index. According to projections by Regional Financial Associates, these positive trends are expected to continue for the next five years.

                             U.S. RETAIL SALES AND
                             PERSONAL INCOME GROWTH

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)           PERSONAL INCOME      RETAIL SALES             CPI
1992                                       6.0                 4.8                 3.0
1993                                       4.1                 6.5                 3.0
1994                                       5.0                 7.4                 2.6
1995                                       6.3                 4.6                 2.8
1996                                       5.5                 4.9                 2.9
1997                                       5.7                 6.0                 2.8
1998                                       5.4                 4.9                 3.1
1999                                       5.6                 6.0                 3.4
2000                                       5.7                 6.2                 3.5
2001                                       5.7                 6.1                 3.6

                Graph derived from data published by Regional Financial Associates.

     Redevelopment Opportunities. Management believes that because community shopping centers have historically been owned and operated by local real estate investors who are often undercapitalized, the acquisition and redevelopment of such properties presents attractive investment opportunities. In addition, the Company believes that it can capitalize on the recent shift in desired space configuration from small stores to larger formats by redeveloping older centers.

                       BUSINESS AND OPERATING STRATEGIES

     The Company focuses its investment activities in hub distribution markets and retail trade areas throughout the U.S. where opportunities exist to acquire and develop additional properties on an advantageous basis. The Company's operations are conducted through its 105 employees, 88 of whom are located in its San Francisco headquarters and 17 of whom are located in its Boston office. The Company is a full-service real estate company with in-house expertise in acquisitions, development and redevelopment, asset management and leasing, finance and accounting and market research. The Company has long-standing relationships with most of its 47 real estate management firms across the country which provide local property management and leasing services to the Company on a fee basis. See "-- Property Management."

NATIONAL PROPERTY COMPANY

     Upon consummation of the Offering and completion of the Pending Acquisition, the Company will own 128 Properties located in 26 markets throughout the U.S. The Company believes that its national strategy enables it to (i) increase or decrease investments in certain regions to take advantage of the relative strengths in different real estate markets; (ii) retain and accommodate tenants as they consolidate or expand, particularly in its Industrial Properties; and (iii) build brand awareness as well as customer loyalty through the delivery of consistent service and quality product. Through its presence in markets throughout the U.S., the Company has developed expertise in leasing, expense management, tenant retention strategies and property design and configuration.

TWO COMPLEMENTARY PROPERTY TYPES

     Management believes its strategy of owning and operating both industrial properties and community shopping centers offers the Company an optimal combination of growth opportunities, strong current income and stability through market cycles. The Company has developed the expertise, infrastructure and management information systems to acquire, reposition, develop and operate these two property types. Management believes that its dual property strategy provides significant opportunities to allocate capital and organizational resources between property types according to changing market conditions and its investment strategy. See "Focus on Industrial Properties and Community Shopping Centers."

SELECT MARKET FOCUS

     The Company intends to continue its strategy of investing in hub distribution markets and retail trade areas across the country to capitalize on changes in the relative economic strength of these regions. The Company focuses on acquiring, redeveloping and operating properties in in-fill locations which are characterized by limited new construction opportunities. As the strength of these markets continues to grow and the demand for well-located properties increases, the Company believes that it will benefit from an upward pressure on rents resulting from the increased demand combined with the relative lack of new available space.

     Industrial Property Selected Hub Distribution Markets. The Company intends to continue to focus its industrial property investment activities in six hub markets which dominate national warehouse distribution property activities:
Atlanta, Chicago, Dallas/Fort Worth, Los Angeles, Northern New Jersey and San Francisco Bay Area. For the nation's 53 major industrial markets tracked by CB Commercial/Torto Wheaton Research, these markets accounted for approximately (i) 36% of the warehouse property inventory as of June 30, 1997 and (ii) for the three-year period ended June 30, 1997, an average of 34% of industrial property net absorption. In addition, such hub markets contain approximately 62% of the Industrial Properties (64% of the Contributed Industrial Properties) based on aggregate square footage. The Company also invests in selected regional distribution markets including Boston, Houston, Miami, Minneapolis, San Diego, Seattle and Baltimore/Washington, D.C. The Company focuses on these established industrial markets because management believes they offer large and broadly diversified tenant bases which provide greater demand for properties over market cycles than secondary markets. In-fill locations within these markets also typically have significant barriers to new construction including geographic or regulatory supply constraints, and benefit from an access to large labor supplies and well-developed transportation networks. See "Business and Properties -- Industrial Properties -- Overview of Major Target Markets."

PROPERTY MANAGEMENT

     The Company actively manages its properties through its experienced staff of 14 regional managers, each of whom specializes in the management of industrial properties or community shopping centers in designated markets. The Company typically outsources property management to a select group of third-party local managers with whom the Company has developed strong relationships. Regional, market and property-type focus provides regional managers with extensive knowledge of real estate trends and supply and demand activity in their markets as well as an effective network of local contacts who provide sources for market data, leads for new tenants and property acquisitions, and opportunities to enhance the value of the Properties. From January 1, 1994 through September 30, 1997, the Company's weighted average tenant retention rate was approximately 71.8% for the Contributed Industrial Properties and approximately 81.4% for the Retail Properties, based on aggregate square footage. Management believes that these tenant retention rates reflect the success of the Company's operating and tenant-service driven property management strategy.

     The Company's regional managers make all major business decisions regarding the Company's properties, and have broad responsibilities that include implementing an annual business plan for each asset, formulating leasing strategies, establishing leasing terms and conditions, negotiating leases, approving and monitoring leases and capital expenditures, planning and implementing renovation, expansion and development, establishing annual operating and capital budgets and effecting dispositions. The Company's regional managers utilize local leasing agents to identify prospective tenants and document lease transactions. Third-party local property service providers are engaged to oversee custodial property matters such as rent collection, tenant requests, maintenance and repair, and supervision of cleaning and security services. The Company monitors the performance of its properties on a daily basis through the use of the Company's proprietary asset information system. This management tool enables the Company not only to monitor the operating performance of a property (and the local property manager), but also to review and communicate strategic initiatives to the local property manager on a real-time basis and to compare the property's performance to on-line budgets and objectives.

     Management believes that its approach to property management and its relationships with third-party property management companies enable the Company to more effectively manage fixed operating costs associated with a national portfolio. By employing third-party local property managers which management believes to be the best in their respective market, the Company can enter and exit markets efficiently without the administrative burden of retaining a large staff. Since the Company is the customer, rather than the competitor, of third-party management firms, these firms are also a source of new acquisition opportunities in the respective markets, thus providing the Company with greater access to transaction flow. Management believes this approach also gives the Company a competitive advantage in capitalizing on the increasing trend among corporations to outsource their real estate service requirements to property management companies.

DISCIPLINED INVESTMENT PROCESS

     Over the past 14 years, AMB has established a disciplined approach to the investment process through operating divisions that are subject to the overall policy direction of its Investment Committee. The stages in the investment process are highly integrated, with Investment Committee review at critical points in the process.

     Approval of each investment is the responsibility of the Investment Committee with sponsorship from both the acquisitions officer and regional manager who will be responsible for managing the property. The initial investment recommendation is thoroughly discussed, and approval is required in order to proceed to contract and full due diligence. The approach to offer terms and transaction structure is determined as part of the initial approval and is the responsibility of the acquisitions officer. The regional manager is involved in providing and verifying underwriting assumptions and developing the operating strategy. After the due diligence review and before removing conditions to the contract, a final Investment Committee recommenda-tion is prepared by the acquisition and asset management team. The Investment Committee conducts a complete review of the information developed during the due diligence process and either rejects or gives final approval.

     AMB has also established proprietary systems and procedures to manage and track a high volume of acquisition proposals, transactions and important market data. This includes an on-line open issues database that provides current information on the status of each transaction, highlighting the issues that must be addressed prior to closing, and a database that includes and compiles data on all transaction proposals and markets reviewed by the Company.

RENOVATION, EXPANSION AND DEVELOPMENT

     The multidisciplinary background of the Company's employees provide it with the skills and experience to capitalize on strategic renovation, expansion and development opportunities. Several of the Company's officers have extensive experience in real estate development, both at AMB and with national development firms. The Company generally pursues development projects in joint ventures with local developers. In this way, the Company leverages the development skill, access to opportunities and capital of such developers, transferring a significant amount of the development risk to them and eliminating the need and expense of an in-house development staff. At the request of institutional owners, AMB has assumed the management of a total of 96 "takeover" properties, many of which required repositioning, renovation or expansion. See "Strategies for Growth -- Growth Through Renovation, Expansion and Development."

FINANCING STRATEGY

     In order to maintain financial flexibility and facilitate the rapid deployment of capital over market cycles, the Company intends to operate with a Debt-to-Total Market Capitalization Ratio of less than 45%. Additionally, the Company intends to structure its balance sheet in order to obtain an investment grade rating on its senior unsecured debt, although no assurance can be given that such objective will be achieved. The Company intends to keep the majority of its assets unencumbered to facilitate such rating. Upon consummation of the Offering, the Company's Debt-to-Total Market Capitalization Ratio will be approximately 29.8% (approximately 28.4% if the Underwriters' over-allotment option is exercised in full). Excluding the effect of the Pending Acquisition, the Company's Debt-to-Total Market Capitalization Ratio will be approximately 23.2% (approximately 22.8% if the Underwriters' over-allotment option is exercised in full). See "Policies with Respect to Certain
Activities -- Financing Policies."

     The Company may utilize multiple sources of equity capital including public or private common stock offerings, convertible or non-convertible preferred stock offerings and purchases of property with Common Stock, convertible shares or Units. Additionally, the Company's co-investment program will also serve as a source of capital, particularly when more traditional sources of capital may not be available on attractive terms. See "-- Investment Management Subsidiary."

     Shortly following consummation of the Offering, the Company expects to increase the availability under the Credit Facility to $500 million. Such facility will bear interest at a rate equal to LIBOR plus 110 basis points for the first nine months after the Offering or until the Company receives an investment grade debt rating. Thereafter, borrowings under the Credit Facility will bear interest at a rate equal to LIBOR plus 90 to 120 basis points, depending upon the Company's then current debt rating. The Credit Facility is expected to be used for acquisitions and for general corporate purposes. See "Management's Discussion of Financial Condition and Results of
Operations -- Liquidity and Capital Resources" and "Business and Properties -- Debt Financing."

INVESTMENT MANAGEMENT SUBSIDIARY

     In connection with the Formation Transactions, the Company intends to form the Investment Management Subsidiary to enable the Company to continue providing real estate investment management services on a fee basis to certain of AMB's existing clients who are not participating in the Formation Transactions and to facilitate takeover opportunities and the Company's co-investment program. Upon completion of the Offering, the Investment Management Subsidiary expects to manage approximately $495 million of real estate investments for eight existing institutional clients of AMB, including industrial properties encompassing 4.1 million square feet, retail properties encompassing 0.5 million square feet and other property types (managed as part of "takeover" portfolios, where AMB assumed the management and disposition responsibilities of properties previously managed by others) encompassing 2.1 million square feet. The fee revenues from the assets presently expected to be included in the Investment Management Subsidiary for each of the calendar years ended December 31, 1994, 1995 and 1996, and for the nine months ended September 30, 1997, were $1.1 million, $1.8 million, $2.1 million and $2.8 million, respectively, including asset management and acquisition fees. In accordance with industry practice, most of the Company's advisory contracts are terminable on 30 days' notice. However, on average, these investments have been managed by AMB for four years.

     The following table summarizes, as of September 30, 1997, the properties under AMB management which are expected to be managed by the Investment Management Subsidiary following consummation of the Formation Transactions and the Offering.

                        INVESTMENT MANAGEMENT SUBSIDIARY
                          PROPERTIES UNDER MANAGEMENT
                            AS OF SEPTEMBER 30, 1997

                       INDUSTRIAL           RETAIL
                       PROPERTIES         PROPERTIES      OTHER PROPERTIES                TOTAL
                    -----------------   ---------------   -----------------   -----------------------------
                     RENTABLE           RENTABLE           RENTABLE                        RENTABLE
                      SQUARE    % OF     SQUARE   % OF      SQUARE    % OF    NUMBER OF     SQUARE    % OF
      REGION           FEET     TOTAL     FEET    TOTAL      FEET     TOTAL   PROPERTIES     FEET     TOTAL
------------------  ----------  -----   --------  -----   ----------  -----   ---------   ----------  -----
Western...........   1,682,008   41.3%        --     --%   1,486,958   69.4%    13         3,168,966   47.0%
Southern..........     757,908   18.6    287,844   55.2      329,491   15.4     11         1,375,243   20.4
Midwestern........     674,042   16.5         --     --      165,598    7.7     5            839,640   12.5
Eastern...........     963,122   23.6    233,786   44.8      161,640    7.5     8          1,358,548   20.1
                     ---------  -----    -------  -----    ---------  -----     --         ---------  -----
Total.............   4,077,080  100.0%   521,630  100.0%   2,143,687  100.0%    37         6,742,397  100.0%
                     =========  =====    =======  =====    =========  =====     ==         =========  =====


     Co-investment Program. The Company intends to grow the operations of the Investment Management Subsidiary exclusively through its co-investment program. The purposes of the co-investment program will be to generate incremental revenues for the Company through co-investment with AMB's clients that chose not to participate in the Formation Transactions and other institutional investors who currently prefer a private market format. Capital which is newly-committed to the investment management business will be invested only on a co-investment basis. The Company and the institutional client will agree on the criteria under which they will acquire or develop properties through a partnership, limited liability company or joint venture. The Company anticipates using a consistent co-investment formula with each client whereby the Company's interest in all ventures with that client will be fixed at a level of at least 20%.


     The Investment Management Subsidiary's co-investments will be consistent with the Company's acquisition and development strategies. The Company will assume day-to-day control over operations and management of the investments and will earn a return on its pro rata share of the investments, plus the Investment Management Subsidiary will earn fee revenue relating to the co-investments. The Investment Management Subsidiary's base revenues will be generally in the form of an up-front acquisition fee and an on-going asset management fee. The Company expects to enhance returns through incentive fee arrangements whereby the Investment Management Subsidiary participates in performance above target levels.

     Benefits of the Investment Management Business. The Company believes that its investment management business and co-investment program will enable it to develop new and enhance existing relationships with its institutional investors. In addition, the Investment Management Subsidiary will earn fee income on assets under management. Based on experience, management believes that many institutions who currently own real estate and may become clients of the Investment Management Subsidiary will, over time, seek to convert a portion, or all, of their real estate assets into more liquid securities such as shares or partnership units of publicly traded real estate companies, including the Company. Management believes that its established relationships and understanding of the private institutional investor community will provide it with a competitive advantage in terms of converting managed assets into wholly-owned assets of the Company. Further, the Company believes that the ongoing relationships originated and maintained by the Investment Management Subsidiary will be a source of acquisitions of private investor portfolios and also provide access to private institutional capital which will permit the Company to be active when other public companies may be capital constrained.

     In addition to the foregoing, the Company believes that the co-investment program and other activities of its Investment Management Subsidiary will provide operational and financial benefits to the stockholders of the Company, such as:

     - The opportunity to earn acquisition, management and incentive fees on investments acquired on a co-investment basis, in addition to returns from ownership interests in such investments themselves.


     - Economies of scale and operational synergies resulting from the management of the Company's owned assets as well as assets owned by investment management clients.



     - An additional source of private equity financing through investments in co-investment vehicles as contrasted with investments made by the Company with the proceeds of issuances of its equity securities.



     - The ability to share the risks associated with development and the acquisition of properties which require redevelopment or renovation with co-investment partners.


     - A potential source of acquisition opportunities from co-investment partners who wish to contribute their property interests to the Company.

     - The ability to continue to take over assets currently managed by others.

     Legal Structure. In order to comply with Federal tax requirements for REIT status, the Company will own 100% of the non-voting preferred stock of the Investment Management Subsidiary (representing 95% of its economic interest therein). All of the outstanding voting common stock of the Investment Management Subsidiary (representing 5% of its economic interest therein) will be owned by the Company's Executive Officers. See "Risk Factors -- Investment Management Subsidiary." The Investment Management Subsidiary will conduct its business through the Investment Management Partnership, of which it will be the sole general partner and own the entire capital interest. The Executive Officers will own a profits interest in the Investment Management Partnership relating to the allocation of a portion of the incentive fees with respect to assets managed by AMB prior to the Offering. The co-investment program will also be subject to the requirements of ERISA with respect to benefit plan investors which are subject to ERISA.

                             STRATEGIES FOR GROWTH

     The Company intends to achieve its growth objectives of long-term sustainable growth in Funds from Operations ("FFO") per share and maximization of long-term stockholder value, principally by growth through (i) operations, resulting from improved operating margins within the portfolio while maintaining above-average occupancy, (ii) acquisitions, including through the co-investment program of the Investment Management Subsidiary and (iii) property renovation, expansion and selected development.

GROWTH THROUGH OPERATIONS

     As of September 30, 1997, the Industrial Properties were 96.0% leased and the Retail Properties were 94.3% leased. The Company will seek to improve operating margins by taking advantage of the economies of owning, operating and growing a large-scale national portfolio.

     In the first nine months of 1997, the Company increased average rental rates on the Contributed Properties by 9.9% on 292 new and renewing leases, totaling 5.7 million rentable square feet or 15.0% of the aggregate rentable square footage of the Contributed Properties. With respect to all Properties, during 1998, leases encompassing an aggregate of 10.5 million rentable square feet (representing 24.1% of the Company's aggregate rentable square footage) are subject to contractual rent increases resulting in an average rent increase per rentable square foot of $0.70, or 6.1%, for an aggregate increase of $3.7 million. With respect to the Contributed Properties, leases encompassing an aggregate of 8.8 million rentable square feet (representing 23.1% of the aggregate rentable square footage) are subject to contractual rent increases during 1998 resulting in an average rent increase per rentable square foot of $0.72, or 6.2%, for an aggregate increase of $3.3 million. Based on recent experience and current market trends, management believes it will have an opportunity to increase the average rental rate on Property leases expiring during 1998 covering an aggregate of 6.2 million rentable square feet (5.6 million rentable square feet excluding the Pending Acquisition Properties). The Company will seek to reduce the potential volatility of the portfolio's FFO by managing lease expirations so that they occur within individual properties and across the entire portfolio in a staggered fashion, and by monitoring the credit and mix of tenants, particularly those in the Retail Properties.

GROWTH THROUGH ACQUISITIONS

     The Company acquired 93 of the 100 Contributed Properties and is in the process of acquiring the 28 Pending Acquisition Properties. The Company believes its significant acquisition experience and its extensive network of property acquisition sources will continue to provide opportunities for external growth. Management believes that there is a growing trend among large private institutional holders of real estate assets to shift a portion of their direct investment in real estate assets to more liquid securities such as common stock and units in publicly-traded REITs. The Company has relationships with a number of the nation's leading pension funds and other institutional investors, many of whom have large portfolios of industrial properties and community shopping centers. Management believes that the Company's relationship with third-party local property managers also will create acquisition opportunities as such managers market properties on behalf of unaffiliated sellers. The Company also will continue active investment management of a number of portfolios through the Investment Management Subsidiary. The Company believes that through these relationships it will have opportunities to acquire portfolios in exchange for equity interests in the Company, and will be well-positioned to facilitate such investors' shift from private to public real estate ownership. See "Business and Operating Strategies -- Investment Management Subsidiary."

     The Company's Operating Partnership structure also provides sellers the opportunity to contribute properties to the Company (through the Operating Partnership) on a tax-deferred basis in exchange for Units. The Company believes that its ability to offer tax-deferred transactions to sellers will enhance its attractiveness to local owners and developers. In addition, local developers can continue to participate as partners with the Company in local projects.

GROWTH THROUGH RENOVATION, EXPANSION AND DEVELOPMENT

     Management believes that renovation and expansion of value added properties, and development of well-located, high quality industrial properties and community shopping centers, will continue to provide it with attractive opportunities for increased cash flow and a higher risk-adjusted rate of return than may be obtained from the purchase of fully leased, renovated properties. Value added properties are typically characterized as properties with available space or near-term leasing exposure, properties which are well-located but require redevelopment or renovation, and occasionally undeveloped land acquired in connection with another property that provides an opportunity for development. Such properties require significant management attention and/or capital to maximize their return. The Company has developed the in-house expertise to create value through acquiring and managing value added transactions, having invested over $360 million in such transactions since January 1993, including investments made through AMB Value Added Fund, Inc. Because of the Company's expertise with these types of assets, management believes it has the ability to identify and acquire value added properties and develop new properties. The Company will pursue development either in conjunction with its local network of development partners, including through investments therein, or through its established in-house development capability.

     Renovation. Renovation of well-located properties offers the Company the opportunity to increase demand for space in its properties and add value to the portfolio. Certain properties acquired by the Company have some element of obsolescence or deferred maintenance which can be remedied in a cost-effective manner in order to improve the marketability of the space. Since 1995, the Company has completed five value-enhancing renovation projects totaling over 1.1 million rentable square feet. Currently, the Company is renovating one shopping center that, upon completion, will encompass 144,300 rentable square feet.

     Expansion. Certain properties provide opportunities to acquire adjacent land for nominal or no cost that can subsequently be used for expansion. When market conditions are favorable and tenant demand is present, the Company may expand these facilities to create additional value, without incurring additional land cost. The Company currently has two expansion projects, adding 645,479 and 4,043 rentable square feet, respectively, to the projects for a total of 1,280,800 rentable square feet at completion.

     Development. The Company creates value through new development when opportunities arise through either the acquisition of undeveloped land (typically parcels acquired adjacent to existing properties) or through tenant relationships. The Company currently has three properties under development, which upon completion will total approximately 255,300, 115,000 and 150,400 rentable square feet, respectively.

                                USE OF PROCEEDS

     The net proceeds from the Offering are expected to be approximately $217.7 million, after deducting Underwriters' discounts, commissions and offering expenses of approximately $34.3 million (or net offering proceeds of approximately $252.9 million if the Underwriters' over-allotment option is exercised in full), assuming an offering price of $21 per share. The Company intends to use the net proceeds and cash on hand of approximately $13.5 million to repay approximately $181.3 million of indebtedness which was incurred to fund property acquisitions and to purchase interests from certain investors for approximately $49.9 million. In addition, the Company will repay approximately $1.1 million of other temporary borrowings incurred after September 30, 1997. See "Strategies for Growth" and "Principal Stockholders." If the Underwriters' over-allotment option is exercised in full, the Company expects to use the additional net proceeds of approximately $35.2 million to repay indebtedness and fund future property acquisitions and for general corporate purposes. Pending application of the net proceeds, the Company will invest such portion of the net proceeds in interest-bearing accounts and short-term, interest-bearing securities, which are consistent with the Company's intention to qualify for taxation as a REIT.

     As of September 30, 1997, the weighted average interest rate on indebtedness expected to be repaid with the net proceeds of the Offering was approximately 6.7% and the weighted average maturity was approximately three years. All of the $181.3 million of outstanding borrowings expected to be repaid from the net proceeds of the Offering was incurred within the 12 months ended September 30, 1997 in connection with property acquisitions.

                                 DISTRIBUTIONS

     Subsequent to the Offering, the Company intends to make regular quarterly distributions to the holders of its Common Stock. The Company intends to cause the Operating Partnership initially to distribute annually approximately 101.6% of estimated Cash Available for Distribution (or "CAD"), assuming that the Company does not renew leases expiring during the 12-month period ending December 31, 1998 (102.9% if the Pending Acquisition is not completed). The initial distribution, covering a partial quarter commencing on the date of the closing of the Offering and ending on December 31, 1997, is expected to be approximately $0.134 per share, which represents a pro rata distribution based on a full quarterly distribution of $0.3425 per share and an annual distribution of $1.37 per share (or an annual distribution rate of 6.52% based on the Offering price of $21 per share, none of which is expected to be a return of capital for tax purposes for the period from the completion of the Offering through December 31, 1997). The Company expects that approximately 19% of the estimated cash distributions for the 12 months ending December 31, 1998 will be a return of capital for tax purposes. The Company does not intend to reduce the expected distribution per share if the Underwriters' over-allotment option is exercised. The following discussion and the information set forth in the table and footnotes below should be read in connection with the financial statements and notes thereto, the pro forma financial information and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" included elsewhere in this Prospectus.


     The Company's estimate of Cash Available for Distribution after the Offering is based upon pro forma Funds from Operations for the 12 months ended September 30, 1997, with certain adjustments based on the items described below. To estimate Cash Available for Distribution for the 12 months ended December 31, 1998, pro forma Funds from Operations for the 12 months ended September 30, 1997 was adjusted (a) without giving effect to any changes in working capital resulting from changes in current assets and current liabilities (which changes are not anticipated to be material) or the amount of cash estimated to be used for (i) investing activities for development, acquisition and other activities (other than a reserve for recurring building improvements and tenant improvements and leasing commissions for renewing space) and (ii) financing activities, (b) for certain known events and/or contractual commitments that either occurred subsequent to September 30, 1997 or during the 12 months ended September 30, 1997 but were not effective for the full 12 months and (c) for certain non-GAAP adjustments consisting of (i) revising historical rent estimates from a GAAP basis to amounts currently being paid or due from tenants and (ii) an estimate of amounts anticipated for recurring tenant improvements, leasing commissions and building improvements. The estimate of Cash Available for Distribution is being made solely for the purpose of setting the initial distribution and is not intended to be a projection or forecast of the Company's results of operations or its liquidity, nor is the methodology upon which such adjustments were made necessarily intended to be a basis for determining future distributions. Future distributions by the Company will be at the discretion of the Board of Directors. There can be no assurance that any distributions will be made or that the estimated level of distributions will be maintained by the Company.



     The following table describes the calculation of pro forma Funds from Operations ("FFO") for the 12 months ended September 30, 1997 and the adjustments made to pro forma FFO in estimating FFO, cash flows from operating, investing and financing activities and initial Cash Available for Distribution for the 12 months ending December 31, 1998 (dollars in thousands except share data and per square foot amounts):


                                                                                  ASSUMING
                                                                               NO RENEWALS(13)
                                                                               ---------------
Pro forma income from operations before disposal of properties and minority
  interests for the 12 months ended September 30, 1997(1)....................     $  95,047
  Real estate depreciation and amortization(2)...............................        46,921
  FFO attributable to minority interests in consolidated joint ventures(3)...        (1,580)
                                                                                   --------
Pro forma FFO for the 12 months ended September 30, 1997.....................     $ 140,388
Adjustments to derive estimated FFO for the 12 months ending December 31,
  1998:
  Incremental effect of new leases(4)........................................         3,900
  Provision for expiring leases(5)...........................................       (11,616)
  Incremental effect of straight-line rents(6)...............................         2,952
                                                                                   --------
Estimated FFO for the 12 months ending December 31, 1998(7)..................       135,624
Adjustments to derive estimated cash flows from operating activities:
  Conversion of straight-line rents to cash basis rents(8)...................        (1,387)
  Amortization of deferred financing fees and debt premium(9)................        (2,657)
                                                                                   --------
Estimated cash flows from operating activities...............................       131,580
                                                                                   --------
Estimated cash flows used in investing activities:
  Estimated annual reserve for recurring tenant improvements and lease
     commissions, net of minority interests' share(10).......................        (9,223)
  Estimated annual reserve for recurring capital expenditures, net of
     minority interests' share(11)...........................................        (2,388)
                                                                                   --------
Estimated cash flows used in investing activities............................       (11,611)
                                                                                   --------
Estimated cash flows used in financing activities:
  Estimated annual reserve for debt principal amortization, net of minority
     interests' share(12)....................................................        (6,200)
                                                                                   --------
Estimated CAD for the 12 months ending December 31, 1998.....................     $ 113,769
                                                                                   ========
Estimated initial cash distributions(13):
  Stockholders of the Company................................................     $ 112,290
  Minority interests in the Operating Partnership............................         3,270
                                                                                   --------
          Total estimated initial cash distributions.........................     $ 115,560
                                                                                   ========
Estimated initial annual distributions per share and unit....................     $    1.37
                                                                                   ========
Estimated CAD payout ratio(14)...............................................        101.6%
                                                                                   ========


---------------
 (1) Computed as pro forma income from operations before disposal of properties and minority interests for the nine months ended September 30, 1997 of approximately $71,769 plus pro forma income from operations before disposal of properties and minority interests for the three months ended December 31, 1996 of approximately $23,278. See "Pro Forma Financial Information."

 (2) Computed as pro forma depreciation and amortization of real estate related assets for the nine months ended September 30, 1997 of approximately $35,191 plus pro forma depreciation and amortization of real estate related assets for the three months ended December 31, 1996 of approximately $11,730. Excludes pro forma depreciation and amortization of non-real estate related assets consisting primarily of furniture and equipment of approximately $107 and $136 for the nine months ended September 30, 1997 and the three months ended December 31, 1996, respectively.

 (3) Represents pro forma FFO attributable to minority interests in nine consolidated joint ventures of approximately $1,199 for the nine months ended September 30, 1997 plus FFO attributable to such minority interests of approximately $381 for the three months ended December 31, 1996.

 (4) Represents the estimated annual incremental effect on estimated rental revenues for the 12 months ending December 31, 1998 from newly executed leases in place as of October 23, 1997 with commencement dates occurring prior to December 31, 1998 and from which the Company will receive contractual rents during the 12 months ending December 31, 1998 of approximately $3,900.

 (5) Represents a provision for the estimated annual effect of expiring leases during the 12 months ending December 31, 1998 of approximately $8,038 for the Contributed Industrial Properties, approximately $1,913 for the Pending Acquisition Properties and approximately $1,665 for the Retail Properties, assuming no renewals. Such amounts do not give effect to the potential of renewing such expiring leases or any potential rent increases on renewals to reflect changes in market conditions.

 (6) Represents an adjustment to reflect estimated straight-line rents for the 12 months ending December 31, 1998 which has been computed as estimated straight-line rent adjustment for such period of approximately $6,907 less pro forma straight-line rent adjustment of $3,955 which is included in FFO for the 12 months ending December 31, 1998. The net increase is the result of changing the assumed consolidation date from the pro forma date of January 1, 1996 to the expected closing date of November 25, 1997.

 (7) Excludes the effects of operating expenses and expense reimbursements as the Company believes that operating expenses relating to the net increase in rental revenues resulting from new leases, net of expiring leases, would not be material and that such increases, if any, will be reimbursed by tenants.

 (8) Represents the conversion of estimated rental revenues for the 12 months ending December 31, 1998 from a straight-line accrual basis to a cash basis of revenue recognition. The adjustment has been computed as estimated straight-line rent adjustment for the 12 months ending December 31, 1998 of approximately $6,907, less contractual rent increases during such period of approximately $3,660 less the incremental effect of contractual rent increases commencing during the period from January 1, 1997 to December 31, 1997 of approximately $1,860.


 (9) Represents the amortization of deferred financing fees of $267, net of the amortization of debt premium of $2,924, for the 12 months ended September 30, 1997.


(10) Represents a reserve for estimated annual recurring tenant improvement costs and leasing commissions on expiring space during the 12 months ending December 31, 1998, which has been based upon the weighted average annual aggregate tenant improvement costs and lease commissions per square foot paid by the Company multiplied by the square footage of leases expiring during the 12 months ending December 31, 1998, and the historical weighted average tenant retention percentage. The following table sets forth the calculation of estimated reserves for recurring tenant improvement costs and leasing commissions, net of minority interests in consolidated joint ventures share of such reserve of approximately $48:

                                                                               WEIGHTED AVERAGE     EXPECTED
                                                               SQUARE FEET        COSTS PER           COSTS
                                                               EXPIRING(A)      SQUARE FOOT(B)      (000'S)(C)
                                                               -----------     ----------------     ---------
    Industrial Properties:
        Contributed Industrial Properties:
             Square feet estimated to be renewed.............   3,684,144           $ 0.91           $ 3,353
             Square feet estimated to be re-tenanted.........   1,446,976             1.92             2,778
                                                               -----------                          ---------
                 Subtotal....................................   5,131,120                              6,131
        Pending Acquisition Properties:
             Square feet to be renewed or re-tenanted........   1,004,063             0.96               964
                                                               -----------                          ---------
                 Total.......................................   6,135,183                            $ 7,095
                                                               ===========                          =========

    Retail Properties:
             Square feet estimated to be renewed.............     363,170           $ 4.65           $ 1,689
             Square feet estimated to be re-tenanted.........      82,985             5.87               487
                                                               -----------                          ---------
                 Total.......................................     446,155                            $ 2,176
                                                               ===========                          =========

---------------

     (a) The classification of square feet expiring is based upon the Company's historical weighted average tenant retention rates of: (i) during the period from January 1, 1994 to September 30, 1997, approximately 81.4% for the Retail Properties and approximately 71.8% for the Contributed Industrial Properties and (ii) during the period from January 1, 1996 to June 30, 1997, approximately 79.5% for the Pending Acquisition Properties.
     (b) Represents historical weighted average tenant improvements and leasing commissions per square foot of leased space: (i) during the period from January 1, 1994 to September 30, 1997 for the Contributed Industrial Properties and the Retail Properties and (ii) during the period from January 1, 1996 to June 30, 1997 for the Pending Acquisition Properties.
     (c) The actual amount of tenant improvements and leasing commissions is subject to a number of factors beyond the control of the Company; therefore, no assurances can be given that the actual amount expended will not vary significantly from such estimate.

(11) Represents a reserve for estimated annual recurring building improvements which has been based upon the Company's expected costs for the 12 months ending December 31, 1998 for Properties owned by the Company for more than three years of $0.15 per square foot or $411 for the Retail Properties (on 2,743,433 square feet) and

     $0.12 per square foot or $2,000 for the Contributed Industrial Properties (on 16,662,958 square feet), net of minority interests' share of approximately $23. The weighted average annual historical recurring capital expenditures paid by the Company during the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1997 was $0.05 for Retail Properties and $0.02 for Contributed Industrial Properties. The Company considers all building improvement costs incurred during the first three years of ownership to be non-recurring and part of the acquisition cost of the Property. No reserve has been provided for the Pending Acquisition Properties as costs incurred during 1998 on such properties will be considered non-recurring.

(12) Represents a reserve for estimated principal amortization of mortgage loans for the 12 months ending December 31, 1998, net of minority interests' share of approximately $114. Excludes principal amounts due at maturity totaling approximately $13,076 for the 12-month period ended December 31, 1998 as the Company intends to refinance such amounts upon maturity; however, there can be no assurance that such refinancing will occur.

(13) Based on a total of 81,963,529 shares of Common Stock, assuming that the Underwriter's over-allotment option is not exercised, and 2,386,910 units in the Operating Partnership expected to be outstanding following the completion of the Offering. Based upon estimated taxable income for the 12 months ending December 31, 1998 of approximately $90.7 million, the Company estimates that approximately 19% of the estimated cash distributions for the 12 months ending December 31, 1998 will be a return of capital for federal income tax purposes.


(14) Excluding the effects of the Pending Acquisition, the estimated CAD payout ratio is 102.9% (assuming no lease renewals) based upon pro forma FFO for the 12 months ended September 30, 1997 of approximately $136,135 and estimated CAD for the 12 months ending December 31, 1998 of $112,282 (assuming no lease renewals).


     The actual distributions made by the Company will be affected by a number of factors, including the gross revenues received from its Properties, the operating expenses of the Company, the interest expense incurred in borrowing and unanticipated capital expenditures. No assurance can be given that any level of distributions will be made or sustained. The Company anticipates that distributions will exceed net income determined in accordance with GAAP due to non-cash expenses, primarily depreciation and amortization.

     The Company anticipates that its distributions will exceed earnings and profits for Federal income tax reporting purposes due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company. Based on estimated taxable income of $90.7 million for the year ending December 31, 1998, after giving effect to the Formation Transactions, the Offering and the Pending Acquisition, approximately 19% (or $0.26 per share of Common Stock) of the distributions anticipated to be paid by the Company for the 12-month period following the completion of the Offering would represent a return of capital for Federal income tax purposes and in such event would not be subject to Federal income tax under current law to the extent such distributions do not exceed a stockholder's basis in his or her shares of Common Stock. The nontaxable distributions will reduce the stockholder's tax basis in the shares of Common Stock and, therefore, the gain (or loss) recognized on the sale of such shares of Common Stock or upon liquidation of the Company will be increased (or decreased) accordingly. The percentage of stockholder distributions that represents a nontaxable return of capital may vary substantially from year to year.


     The Code generally requires that a REIT distribute annually at least 95% of its net taxable income. See "Federal Income Tax Consequences -- Taxation of the Company." The amount of distributions on an annual basis necessary to maintain the Company's REIT status based on estimated taxable income (giving effect to the consummation of the Formation Transactions, the Offering and the completion of the Pending Acquisition) for the 12 months ending December 31, 1998 would have been approximately $86.2 million. The distributions are anticipated to be in excess of the annual distribution requirements applicable to REITs under the Code. Under certain circumstances, the Company may be required to make distributions in excess of cash available for distribution in order to meet such distribution requirements. For a discussion of the tax treatment of distributions to holders of shares of Common Stock, see "Federal Income Tax Consequences -- Taxation of Taxable U.S. Stockholders Generally."


     The Company intends to maintain its initial distribution rate for the 12-month period following the completion of the Offering unless actual results of operations, economic conditions or other factors adversely affect its cash available for distribution. The Company's actual results of operations will be affected by a number of factors, including the revenue received from its properties, the operating expenses of the Company, interest expense, the ability of tenants of the Company's properties to meet their financial obligations and unanticipated capital expenditures.

     The Company also intends to make distributions to investors in the AMB Predecessors in an amount equal to the net working capital balances of the AMB Predecessors as of the consummation of the Formation Transactions, approximately 60 days thereafter. See "Formation and Structure of the Company." Such distributions and contributions are being effected because the allocation of equity among Continuing Investors in the Formation Transactions, and the pro forma capitalization, FFO and distribution policy set forth herein, assume a zero working capital balance as of the consummation of the Offering other than amounts available from proceeds of the Offering and the Credit Facility. Accordingly, they are not reflected in the discussion of distribution policy herein. The Company currently estimates that such distributions of working capital will total approximately $30 million with respect to all AMB Predecessors. Amounts distributed in respect of working capital of AMB (comprised primarily of undistributed earnings prior to the Offering) totaling approximately $1.5 million will be in the following approximate amounts with respect to each of the Executive Officers: Douglas D. Abbey: $354,804; Hamid R.
Moghadam: $441,276; T. Robert Burke: $267,756; Luis A. Belmonte: $42,084; S. Davis Carniglia: $70,905; John H. Diserens: $89,805; Bruce H. Freedman: $29,412; Jean Collier Hurley: $36,615; Barbara J. Linn: $63,702; and Craig A. Severance:
$103,641. Such amounts are presented solely as current estimates, and may be subject to substantial variation depending on the results of operations of the AMB Predecessors prior to the consummation of the Formation Transactions.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1997 on a pre-Offering as adjusted basis after giving effect to the Formation Transactions and on a pro forma basis after giving effect to the Offering and the application of the net proceeds therefrom as described under the caption "Use of Proceeds" and the completion of the Pending Acquisition. The information set forth in the following table should be read in conjunction with the AMB financial statements and notes thereto, the AMB Contributed Properties' combined financial statements and notes thereto, the pro forma financial information of the Company and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" included elsewhere in this Prospectus.

                                                                        SEPTEMBER 30, 1997
                                                                    ---------------------------
                                                                    PRE-OFFERING
                                                                    AS ADJUSTED      PRO FORMA
                                                                    ------------     ----------
                                                                      (DOLLARS IN THOUSANDS)
Indebtedness:
  Mortgage loans(1)...............................................   $  459,730      $  459,730
  Secured debt facility(1)........................................       75,176          75,176
  Credit Facility(2)..............................................      181,300         216,700
                                                                     ----------      ----------
          Total indebtedness(2)...................................      716,206         751,606
Minority interests................................................       67,334          66,788
Stockholders' equity:
  Preferred Stock, $.01 par value, 100,000,000 shares authorized, none issued or outstanding...................................
  Common Stock, $.01 par value, 500,000,000 shares authorized,
     69,963,529 and 81,963,529 shares issued and outstanding(3)...          700             820
  Additional paid-in capital......................................    1,372,506       1,589,158
  Retained earnings...............................................           --              --
                                                                     ----------      ----------
          Total stockholders' equity..............................    1,373,206       1,589,978
                                                                     ----------      ----------
          Total capitalization(2).................................   $2,156,746      $2,408,372
                                                                     ==========      ==========

---------------

(1) Includes a debt premium of $16.4 million and $2.2 million on mortgage loans and the secured debt facility, respectively, recorded in connection with the Formation Transactions. See Note 5 to the Pro Forma Condensed Consolidated Balance Sheet of AMB Property Corporation.

(2) In the event the Pending Acquisition is not completed, the pro forma amounts for the Credit Facility, total indebtedness and total capitalization would be $0, $534.9 million and $2.192 billion, respectively.


(3) Includes shares of Common Stock to be issued in the Offering and the Formation Transactions. Does not include (i) 2,386,910 shares of Common Stock that may be issued upon the exchange of Units issued in connection with the Formation Transactions, (ii) 1,800,000 shares of Common Stock subject to the Underwriters' over-allotment option and (iii) approximately 5,750,000 shares of Common Stock available for options that may be granted under the Company's Stock Incentive Plan, of which (a) up to 5,712 restricted shares of Common Stock may be issued to certain independent directors following completion of the Offering and (b) approximately 3,153,750 will be subject to options expected to be granted upon consummation of the Offering. See "Management -- Compensation of the Board of Directors" and "-- Stock Incentive Plan."

                                    DILUTION

     As of September 30, 1997, the Company's pre-Offering as adjusted net tangible book value was $19.63 per share. After giving effect to the sale of Common Stock in the Offering at an assumed initial public offering price of $21 per share (assuming that the Underwriters' over-allotment option is not exercised) and after deducting the estimated Underwriters' discounts, commissions and offering expenses, the pro forma net tangible book value at September 30, 1997 was $19.40 per share. This amount represents an immediate dilution in pro forma net tangible book value of $1.60 per share of Common Stock to new public investors. The following table illustrates this dilution:

        Initial public offering price per share(1).................            $ 21.00
          Pre-Offering as adjusted net book value per share(2).....    19.63
          Decrease in net book value per share attributable to new
             investors.............................................    (0.23)
                                                                     -------
        Pro forma net book value per share(2)......................              19.40
                                                                               -------
        Dilution per share to purchasers in the Offering...........            $  1.60
                                                                               =======

---------------

(1) Before deducting underwriting discounts and commissions of approximately $1.45 per share.
(2) See "Financial Information -- Pro Forma Financial Information."

     The following table summarizes, on a pro forma basis giving effect to the Offering and the Formation Transactions, the number of shares of Common Stock to be sold by the Company in the Offering and the number of Units to be issued to the Continuing Investors in connection with the Formation Transactions, the net tangible book value as of September 30, 1997 of the assets contributed in the Formation Transactions and the net tangible book value of the average contribution per share based on total contributions.

                                                                                         PURCHASE
                                                                CASH/BOOK VALUE OF      PRICE/BOOK
                                          COMMON STOCK/        CONTRIBUTIONS TO THE    VALUE OF AVG.
                                           UNITS ISSUED             COMPANY(1)         CONTRIBUTION
                                       --------------------    --------------------     PER SHARE/
                                         SHARES     PERCENT     $(000S)     PERCENT       UNIT(2)
                                       ----------   -------    ----------   -------    -------------
Purchasers in the Offering...........  12,000,000     14.2%       252,000     15.1%       $ 21.00
Common Stock held by Continuing
  Investors..........................  69,963,529     83.0      1,373,206     82.1          19.63
Units issued to Continuing
  Investors..........................   2,386,910      2.8         46,849      2.8          19.63
                                       ----------    -----     ----------   ------
          Total......................  84,350,439    100.0%    $1,672,055    100.0%
                                       ==========    =====     ==========   ======

---------------

(1) Based on the September 30, 1997 pre-Offering as adjusted net book value of the assets less net book value of deferred financing and leasing costs to be contributed in connection with the Formation Transactions, net of liabilities to be assumed.
(2) Before deducting underwriting discounts, commissions and estimated expenses of the Offering.

                     SELECTED FINANCIAL AND OTHER DATA FOR
                            AMB PROPERTY CORPORATION

     The following tables set forth selected financial and other data on a pro forma basis for the Company (giving effect to the completion of the Offering and the Pending Acquisition), on an historical basis for AMB and on an historical combined basis for the AMB Contributed Properties. The historical financial information contained in the tables has been derived from and should be read in conjunction with the financial statements and notes thereto of AMB and the combined financial statements and notes thereto of the AMB Contributed Properties included elsewhere in this Prospectus. The AMB Predecessors will consummate the Formation Transactions immediately prior to the Offering. In accordance with GAAP, the Formation Transactions will be accounted for as a purchase of real estate assets by AMB.

     The accompanying unaudited pro forma condensed consolidated balance sheet and other data as of September 30, 1997 have been prepared to reflect (i) the acquisition and contribution of properties subsequent to September 30, 1997,
(ii) the partial disposition of a property subsequent to September 30, 1997,
(iii) the Formation Transactions, (iv) the completion of the Pending Acquisition, (v) the Offering and the application of net proceeds therefrom and
(vi) certain other adjustments as if such transactions and adjustments had occurred on September 30, 1997. The accompanying unaudited pro forma condensed consolidated operating and other data have been prepared to reflect (i) the incremental effect of the acquisition of properties during the nine months ended September 30, 1997, and during the year ended December 31, 1996, (ii) the acquisition and contribution of properties subsequent to September 30, 1997,
(iii) the incremental effect of the disposition or partial disposition of properties during 1996 and 1997, (iv) the Formation Transactions, (v) completion of the Pending Acquisition, (vi) pro forma debt adjustments resulting from repayment of indebtedness with net proceeds of the Offering and (vii) certain other adjustments as if such transactions and adjustments had occurred on January 1, 1996.

     In the opinion of management, the pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the Formation Transactions, the Pending Acquisition, the Offering, property acquisitions and dispositions and certain other transactions. The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

                            AMB PROPERTY CORPORATION
                       SELECTED FINANCIAL AND OTHER DATA
   (IN THOUSANDS EXCEPT PER SHARE DATA, PERCENTAGES AND NUMBER OF PROPERTIES)

                                                                                                      AS OF AND FOR THE NINE
                                                                                                              MONTHS
                                                                                                       ENDED SEPTEMBER 30,
                                       AS OF AND FOR THE YEARS ENDED DECEMBER 31,                    ------------------------
                      ----------------------------------------------------------------------------
                                                                                        COMPANY                AMB
                                      AMB CONTRIBUTED PROPERTIES(1)                   PRO FORMA(2)   CONTRIBUTED PROPERTIES(1)
                      -------------------------------------------------------------   ------------   ------------------------
                        1992        1993         1994         1995         1996           1996          1996         1997
                      ---------   ---------   ----------   ----------   -----------   ------------   ----------   -----------
                                                                                      (UNAUDITED)    (UNAUDITED)  (UNAUDITED)
OPERATING DATA:
Revenues............  $   9,644   $  24,398   $   51,682   $  108,249   $   167,953    $  265,550    $  121,212   $  169,284
Property operating
  expenses and real
  estate taxes......      1,729       6,245       13,577       30,641        45,813        73,864        33,473       46,398
Interest expense....         34       4,700       12,023       20,533        26,867        50,869        18,927       35,517
Depreciation and
  amortization......      2,078       4,642        8,812       17,524        28,591        46,985        20,549       26,686
Asset management
  fees to
  affiliates........        733       1,746        3,167        6,250         9,508            --         6,593       12,568
General,
  administrative and
  other expenses....        513         194          350          782           838         7,233           586          674
Income from
  operations before
  disposal of
  properties and
  minority
  interest..........      4,557       6,871       13,753       32,519        56,336        86,599        41,084       47,441
Net income..........      4,557       6,871       13,194       32,531        54,400        83,216        40,449       46,835
Pro forma net income
  per share(3)......                                                                   $     1.02
BALANCE SHEET DATA:
Investment in real
  estate (before
  accumulated
  depreciation).....  $ 196,202   $ 323,230   $  666,672   $1,018,681   $ 1,616,091                  $1,266,284   $1,901,162
Net investment in
  real estate.......    193,655     316,041      650,493      984,955     1,554,387                   1,210,934    1,813,326
Total assets........    200,004     326,586      721,131    1,117,181     1,622,559                   1,274,487    1,904,875
Mortgage loans(4)...     47,500     100,496      201,959      254,067       403,321                     322,872      443,324
Secured debt
  facility(4).......         --          --           --           --        73,000                          --       73,000
Secured line of
  credit............         --          --           --           --        46,313                      27,013       43,613
Credit Facility.....         --          --           --           --        25,500                          --      181,300
Stockholders'
  equity............    150,193     208,043      490,011      837,199     1,027,601                     892,040    1,097,801
OTHER DATA:
EBITDA(5)...........  $   6,669   $  16,213   $   34,588   $   70,576   $   111,794    $  184,453    $   80,560   $  109,644
Funds from
  Operations(6).....      6,635      11,513       21,945       49,788        84,204       131,842        60,767       73,199
Cash flows provided
  by (used in):
Operating
  activities........      7,275      12,429       28,522       52,408        90,918       138,556        66,043       81,585
Investing
  activities........   (156,126)   (121,397)    (346,940)    (355,725)     (572,280)   (1,155,338)     (224,417)    (283,866)
Financing
  activities........    152,326     110,161      372,046      355,246       404,008     1,024,427        81,218      215,216
PROPERTY DATA:
INDUSTRIAL
  PROPERTIES
Total rentable
  square footage of
  properties at end
  of period.........      1,963       5,638       13,364       21,598        29,609                      24,974       31,834(7)
Number of properties
  at end of
  period............          5          12           28           44            60                          54           67(7)
Occupancy rate at
  end of period.....       94.5%       97.4%        96.9%        97.3%         97.2%                       94.2%        95.6%
RETAIL PROPERTIES
Total rentable
  square footage of
  properties at end
  of period.........        997       1,074        2,422        3,299         5,282                       4,189        6,269
Number of properties
  at end of
  period............          8           9           14           19            30                          23           33
Occupancy rate at
  end of period.....       97.0%       96.5%        93.7%        92.4%         92.4%                       90.9%        94.3%


                        COMPANY
                      PRO FORMA(2)
                      ------------
                          1997
                      ------------
                      (UNAUDITED)
OPERATING DATA:
Revenues............   $  210,048
Property operating
  expenses and real
  estate taxes......       59,780
Interest expense....       37,550
Depreciation and
  amortization......       35,298
Asset management
  fees to
  affiliates........           --
General,
  administrative and
  other expenses....        5,651
Income from
  operations before
  disposal of
  properties and
  minority
  interest..........       71,769
Net income..........       68,810
Pro forma net income
  per share(3)......   $     0.84
BALANCE SHEET DATA:
Investment in real
  estate (before
  accumulated
  depreciation).....   $2,430,274
Net investment in
  real estate.......    2,430,274
Total assets........    2,465,347
Mortgage loans(4)...      459,730
Secured debt
  facility(4).......       75,176
Secured line of
  credit............           --
Credit Facility.....      216,700
Stockholders'
  equity............    1,589,978
OTHER DATA:
EBITDA(5)...........   $  144,617
Funds from
  Operations(6).....      105,761
Cash flows provided
  by (used in):
Operating
  activities........      114,147
Investing
  activities........       (3,603)
Financing
  activities........      (87,871)
PROPERTY DATA:
INDUSTRIAL
  PROPERTIES
Total rentable
  square footage of
  properties at end
  of period.........       37,334
Number of properties
  at end of
  period............           95
Occupancy rate at
  end of period.....         96.0%
RETAIL PROPERTIES
Total rentable
  square footage of
  properties at end
  of period.........        6,269
Number of properties
  at end of
  period............           33
Occupancy rate at
  end of period.....         94.3%

                                                                                       AS OF AND FOR THE NINE
                                                                                       MONTHS ENDED SEPTEMBER
                               AS OF AND FOR THE YEARS ENDED DECEMBER 31,                        30,
                      -------------------------------------------------------------   -------------------------
       AMB(8)           1992        1993         1994         1995         1996           1996          1997
--------------------  ---------   ---------   ----------   ----------   -----------   ------------   ----------
OPERATING DATA:
Revenues............  $   7,040   $   7,155   $   12,865   $   16,865   $    23,991    $   14,657    $   23,305
Expenses............      5,850       6,357        9,940       13,569        16,851        11,516        14,312
Net income..........      1,190         798        2,925        3,262         7,003         3,041         8,982
BALANCE SHEET DATA:
Total assets........  $   3,275   $   2,739   $    4,092   $    4,948   $     7,085    $    5,113    $   13,782
Stockholders'
  equity............      3,029       2,480        3,848        4,241         6,300         3,749         9,523
OTHER DATA:
Cash flows provided
  by (used in):
Operating
  activities........  $   1,071   $     372   $    2,705   $    2,187   $     6,866    $    4,261    $   11,121
Investing
  activities........         --         242           --           --            --            --        (1,436)
Financing
  activities........       (405)     (1,325)      (1,557)      (2,869)       (4,978)       (3,568)       (6,554)


---------------

(1) Represents historical combined financial and other data for the AMB Contributed Properties. See Note 1 to Combined Financial Statements of the AMB Contributed Properties.

(2) For an understanding of the adjustments included in the preparation of the pro forma financial information, see the Pro Forma Financial Information (unaudited) of AMB Property Corporation and the notes thereto included elsewhere in this Prospectus.

(3) Pro forma net income per share equals the pro forma net income divided by 81,963,529 shares.

(4) Mortgage loans and secured debt facility on a pro forma basis as of September 30, 1997 include debt premiums of approximately $16.4 million and $2.2 million, respectively. See Note 5 to the Pro Forma Condensed Consolidated Balance Sheet of AMB Property Corporation.

(5) EBITDA is computed as income from operations before disposal of properties and minority interests plus interest expense, income taxes, depreciation and amortization. Management believes that in addition to cash flows and net income, EBITDA is a useful financial performance measure for assessing the operating performance of an equity REIT because, together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. To evaluate EBITDA and the trends it depicts, the components of EBITDA, such as rental revenues, rental expenses, real estate taxes and general and administrative expenses, should be considered. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Excluded from EBITDA are financing costs such as interest as well as depreciation and amortization, each of which can significantly affect a REIT's results of operations and liquidity and should be considered in evaluating a REIT's operating performance. Further, EBITDA does not represent net income or cash flows from operating, financing and investing activities as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity.

(6) FFO represents net income (loss) before minority interests and extraordinary items, adjusted for depreciation on real property and amortization of tenant improvement costs and lease commissions, gains (losses) from the disposal of properties and FFO attributable to minority interests in consolidated joint ventures whose interests are not convertible into shares of Common Stock. In addition to cash flow and net income, management considers FFO to be one additional measure of the performance of an equity REIT because together with net income and cash flows, FFO provides investors with an additional basis to evaluate the ability of an entity to incur and service debt and to fund acquisitions and other capital expenditures. However, FFO does not measure whether cash flow is sufficient to fund all of an entity's cash needs including principal amortization, capital improvements and distributions to stockholders. FFO does not actually represent the cash made available to investors during any particular period. FFO also does not represent cash generated from operating, investing or financing activities as determined in accordance with GAAP. FFO should not be considered as an alternative to net income as an indicator of an entity's operating performance or as an alternative to cash flow as a measure of liquidity. Further, FFO as disclosed by other REITs may not be comparable to the Company's calculation of FFO. The Company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT in March 1995.

(7) Includes four properties which will be acquired by the Company in connection with the Formation Transactions. See "Business and Properties."

(8) Represents the historical financial and other data of AMB for periods prior to the Formation Transactions.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of the combined financial condition and results of operations is stated on an historical basis (without giving effect to the Pending Acquisition), and excludes four properties not managed by AMB but expected to be contributed to the Company in connection with the Formation Transactions. This discussion should be read in conjunction with the combined financial statements and notes thereto of the AMB Contributed Properties and the financial statements and notes thereto of AMB. All references to the historical activities of the AMB Contributed Properties and AMB contained in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" refer to the activities of the various contributing entities. Statements contained in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" which are not historical facts may be forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

OVERVIEW

     The Company generates revenue primarily from rent received from tenants at the Properties, including reimbursements from tenants for certain operating costs. In addition, the Company's growth is, in part, dependent upon its ability to increase occupancy rates and/or increase rental rates of its properties and its ability to continue the acquisition and development of additional properties.

     The Company has achieved significant growth in its portfolios over the last five years. The Company's portfolio has increased in size from 6.7 million rentable square feet at December 31, 1993 to 36.5 million rentable square feet at September 30, 1997. The table below details the size of the portfolio as of each of the dates presented.

                                                 SQUARE FEET
       DATE            NUMBER OF PROPERTIES     -------------
-------------------    --------------------     (IN MILLIONS)
September 30, 1997               96                  36.5
December 31, 1996                86                  33.3
September 30, 1996               73                  27.6
December 31, 1995                59                  23.3
December 31, 1994                41                  15.5
December 31, 1993                21                   6.7

     An additional important element of the Company's historical growth was its ability to maintain stable levels of occupancy and rents during the last five years. The following table sets forth historical information relating to the occupancy rates of the AMB Contributed Properties as of each of the dates presented.

       DATE            INDUSTRIAL OCCUPANCY     RETAIL OCCUPANCY
-------------------    --------------------     ----------------
September 30, 1997             95.6%                  94.3%
December 31, 1996              97.2                   92.4
September 30, 1996             94.1                   90.9
December 31, 1995              97.6                   92.4
December 31, 1994              97.5                   93.7
December 31, 1993              97.4                   96.5

RESULTS OF OPERATIONS

     The historical financial data presented herein show significant increases in revenues and expenses principally attributable to the Company's substantial portfolio growth. As a result, the Company does not believe its year-to-year financial data are comparable to prior periods. Therefore, the analysis below shows (i) changes resulting from Properties that were held during the entire period for both years being compared

(the "Core Portfolio") and (ii) changes attributable to acquisition activity. For the comparison between the years ended December 31, 1996 and 1995, the Core Portfolio consists of the 42 Properties acquired prior to January 1, 1995, and for the comparison between the years ended December 31, 1995 and 1994, the Core Portfolio consists of the 21 Properties acquired prior to January 1, 1994. The Company's future financial condition and results of operations, including rental revenues, may be impacted by the acquisition of additional properties, including the Pending Acquisition Properties. No assurance can be given that the past trends of revenues, expenses or income of the Company will continue in the future at their historical rates, and any variation therefrom may be material. The Company does not presently expect to incur significant costs in future periods to modify its computer programs to reflect a four-digit year, as opposed to a two-digit year, in anticipation of the year 2000.

  AMB CONTRIBUTED PROPERTIES -- NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

     Rental revenues. Rental income, including tenant reimbursements and other property related income, increased by $48.2 million for the nine-month period ended September 30, 1997, or 40.1%, to $168.3 million as compared to $120.1 million for the nine-month period ended September 30, 1996. Approximately $3.9 million, or 8.1% of this increase, was related to the Core Portfolio while the remaining $44.3 million was attributable to Properties acquired in 1997 and 1996. The 3.8% growth in rental income in the Core Portfolio resulted primarily from rental rate increases.

     Property operating expenses and real estate taxes. Property operating expenses and real estate taxes increased by $12.9 million in total, or 38.5%, to $46.4 million for the nine-month period ended September 30, 1997, as compared to $33.5 million for the nine-month period ended September 30, 1996. Approximately $1.3 million of this increase was attributable to the Core Portfolio, with the remaining $11.6 million attributable to Properties acquired in 1997 and 1996. The Core Portfolio had an increase of approximately $0.1 million in real estate tax and insurance expense. The other property operating expenses (excluding real estate taxes and insurance) for the Core Portfolio increased by $1.2 million for the nine-month period ended September 30, 1997 as compared to the same period in 1996.

     Interest expense. Interest expense increased by $16.6 million, or 87.8%, to $35.5 million for the nine-month period ended September 30, 1997, compared to $18.9 million for the nine-month period ended September 30, 1996. Interest expense related to the Core Portfolio increased by $7.8 million, while financing related to Properties acquired during the nine-month period ended September 30, 1997 and September 30, 1996 added $8.8 million to interest expense.

     Depreciation and amortization expense. Depreciation and amortization expense increased by $6.2 million, or 30.2%, to $26.7 million for the nine-month period ended September 30, 1997, compared to $20.5 million for the nine-month period ended September 30, 1996. Approximately $0.1 million of this increase was attributable to the Core Portfolio and $6.1 million was related to Properties acquired in 1997 and 1996. The increase in these expenses in the Core Portfolio was related to depreciation of capital and tenant improvements made at the Core Portfolio Properties in 1997 and 1996 and amortization of leasing commissions and loan fees paid during that time period.

     General, administrative and other expenses. General, administrative and other expenses increased by $0.1 million or 16.7% to $0.7 million for the nine-month period ended September 30, 1997, compared to $0.6 million for the nine-month period ended September 30, 1996. The increase was attributable to the substantial growth in the number of properties owned. General, administrative and other expenses as a percentage of total revenues were 0.4% and 0.5% for the nine months ended September 30, 1997 and September 30, 1996, respectively.

     General, administrative and other expenses as a percentage of total revenues were 0.7%, 0.7%, 0.5%, 0.5% and 0.4% for the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997, respectively. This steady decline is due to increased efficiency and economies of scale resulting from greater assets under management.

     Interest and other income. Interest and other income decreased by $0.1 million, or 9.1%, to $1.0 million for the nine-month period ended September 30, 1997, compared to $1.1 million for the nine-month period ended September 30, 1996. This decrease was primarily due to lower average cash balances.

  AMB CONTRIBUTED PROPERTIES -- YEARS ENDED DECEMBER 31, 1996 AND 1995

     Rental revenues. Rental income, including tenant reimbursements and other property related income, increased by $60.2 million for the year ended December 31, 1996, or 56.7%, to $166.4 million as compared to $106.2 million for the year ended 1995. Approximately $7.5 million, or 12.5% of this increase, was related to the Core Portfolio with the remaining $52.7 million being attributable to Properties acquired in 1996 and 1995. The 8.6% growth in rental income in the Core Portfolio resulted primarily from rental rate increases.

     Property operating expenses and real estate taxes. Property operating expenses and real estate taxes increased by $15.2 million, or 49.7%, to $45.8 million for the year ended December 31, 1996, as compared to $30.6 million for the year ended December 31, 1995. Approximately $1.6 million of this increase was attributable to the Core Portfolio, with the remaining $13.6 million attributable to Properties acquired in 1996 and 1995. The Core Portfolio had an increase of approximately $1.0 million in real estate tax and insurance expense. The other property operating expenses (excluding real estate taxes and insurance) for the Core Portfolio increased by $0.6 million from 1995 to 1996.

     Interest expense. Interest expense increased by $6.4 million, or 31.2%, to $26.9 million for the year ended December 31, 1996, compared to $20.5 million for the year ended December 31, 1995. Interest expense related to the Core Portfolio increased by $3.2 million, while financing related to Properties acquired in 1996 and 1995 added $3.2 million to interest expense.

     Depreciation and amortization expense. Depreciation and amortization expense increased by $11.1 million, or 63.4%, to $28.6 million for the year ended December 31, 1996, compared to $17.5 million for the year ended December 31, 1995. Approximately $0.7 million of this increase related to the Core Portfolio and $10.4 million related to Properties acquired after January 1, 1995. The increase in these expenses in the Core Portfolio was related to depreciation of capital and tenant improvements made at the Core Portfolio Properties in 1996 and 1995 and amortization of leasing commissions paid during that time period.

     General, administrative and other expenses. General, administrative and other expenses remained unchanged at $0.8 million for the years ended December 31, 1996 and December 31, 1995. General, administrative and other expenses as a percentage of total revenues was 0.5% for the year ended December 31, 1996 and 0.7% for the year ended December 31, 1995.

     Interest and other income. Interest income decreased by $0.6 million, or 28.6%, to $1.5 million for the year ended December 31, 1996, compared to $2.1 million for the year ended December 31, 1995. This decrease was primarily due to lower average cash balances.

  AMB CONTRIBUTED PROPERTIES -- YEARS ENDED DECEMBER 31, 1995 AND 1994

     Rental revenues. Rental income, including tenant reimbursements and other property related income, increased by $55.3 million for the year ended December 31, 1995, or 108.6%, to $106.2 million as compared to $50.9 million for the year ended 1994. Approximately $2.0 million, or 3.6% of this increase, was related to the Core Portfolio with the remaining $53.3 million being attributable to Properties acquired in 1995 and 1994. The 5.1% growth in rental income in the Core Portfolio resulted primarily from rental rate increases.

     Property operating expenses and real estate taxes. Property operating expenses and real estate taxes increased by $17.0 million, or 125.0%, to $30.6 million for the year ended December 31, 1995, as compared to $13.6 million for the year ended December 31, 1994. Substantially all of this increase was attributable to Properties acquired in 1995 and 1994. The Core Portfolio had a decrease of approximately $0.2 million in real estate taxes and insurance expense. The other property operating expenses (excluding real estate taxes and insurance) for the Core Portfolio increased by $0.1 million from 1994 to 1995.

     Interest expense. Interest expense increased by $8.5 million, or 70.8%, to $20.5 million for the year ended December 31, 1995, compared to $12.0 million for the year ended December 31, 1994. Interest expense related to the Core Portfolio increased by $1.6 million due to the incurrence of additional debt on the Core Portfolio properties, while financing related to Properties acquired in 1995 and 1994 added $6.9 million to interest expense.

     Depreciation and amortization expense. Depreciation and amortization expense increased by $8.7 million, or 98.9%, to $17.5 million for the year ended December 31, 1995, compared to $8.8 million for the year ended December 31, 1994. Approximately $0.3 million of this increase was attributable to the Core Portfolio and $8.4 million was related to Properties acquired after January 1, 1994. The increase in depreciation and amortization in the Core Portfolio was related to additions of capital and tenant improvements and payments of leasing commissions during 1995 and 1994.

     General, administrative and other expenses. General, administrative and other expenses increased by $0.4 million or 100.0%, to $0.8 million for the year ended December 31, 1995, compared to $0.4 million for the year ended December 31, 1994. This increase was attributable to the substantial growth in the number of properties owned by the AMB Predecessors. General, administrative and other expenses as a percentage of total revenues was 0.7% for each of the years ended December 31, 1995 and 1996.

     Interest income. Interest income increased by $1.3 million, or 162.5%, to $2.1 million for the year ended December 31, 1995, compared to $0.8 million for the year ended December 31, 1994. This increase was primarily due to higher average cash balances.

  AMB -- NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

     Investment management income. Investment management income for the nine months ended September 30, 1996 and 1997 was $14.4 million and $23.2 million, respectively. This $8.8 million increase was due to a growing portfolio which had an impact on investment management income resulting in a net increase of 62.2% from September 30, 1996 to September 30, 1997.

     Interest and other income declined from $0.3 million to $0.1 million due to reduced earnings of AMB's subsidiary. Earnings from the subsidiary declined due to a reduction in the subsidiary's revenue sources.

     General and administrative expenses. General and administrative expenses increased from $11.5 million to $14.3 million for the nine months ended September 30, 1996 and 1997, respectively, reflecting the increase in the size of the portfolio under management.

  AMB -- YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

     Investment management income. Investment management income increased each year from 1994 to 1996 primarily due to management fees associated with a growing portfolio and increased economies of scale from managing this larger portfolio. Investment management income for the years ended December 31, 1994, 1995 and 1996 was $12.8 million, $16.6 million and $23.6 million, respectively. Investment management income had a net increase of 29.7% from 1994 to 1995 and of 42.2% from 1995 to 1996.

     Interest and other income was $0.1 million, $0.2 million and $0.4 million for the years ended December 31, 1994, 1995 and 1996, respectively. This increase was due to increased earnings on cash, as well as earnings passed through a limited partnership in which AMB was a general partner.

     General and administrative expenses. General and administrative expenses for the years ended December 31, 1994, 1995 and 1996, respectively, were $9.9 million, $13.6 million and $16.9 million, reflecting the increases in size of the portfolio under management.

     Net income. Net income was $2.9 million, $3.3 million and $7.0 million for the years ended December 31, 1994, 1995 and 1996, respectively. In 1995, net income grew $0.4 million on increased total revenues of $4.0 million. This was due to the increased staffing in both San Francisco and Boston, as well as an expansion of AMB's Boston office. In 1996, net income grew $3.7 million on increased total revenues of $7.0 million. This additional growth was due to stabilized staffing and no additional office expansion.

LIQUIDITY AND CAPITAL RESOURCES

     The principal sources of funding for acquisitions (including the Pending Acquisition), development, expansion and renovation of the Properties includes the Credit Facility, permanent secured debt financing, proceeds from equity offerings and cash flow provided by operations. Management believes that its liquidity and its ability to access capital are adequate to continue to meet liquidity requirements for the foreseeable future.

  Capital Resources

     On October 25, 1996, CIF entered into a two-year $100 million unsecured revolving credit agreement with MGT (the "CIF Facility"). The CIF Facility has been used to fund acquisitions. The agreement provides for various variable interest rate options and payment terms which are determined at the discretion of the Company as amounts are drawn.

     On August 8, 1997, CIF increased the CIF Facility with Morgan Guaranty Trust Company of New York ("MGT") from $100 million to $200 million pursuant to an amended and restated unsecured revolving credit agreement. The CIF Facility matures August 7, 1999. In connection with the Formation Transactions, the Company, through the Operating Partnership, will assume the obligations of and become the obligor under the CIF Facility (as assumed and as amended as of the consumnation of the Offering, the "Credit Facility"). The Company, through the Operating Partnership, expects to obtain a commitment to increase the availability under the Credit Facility to $500 million and make certain amendments thereto. The Credit Facility will be a recourse obligation of the Operating Partnership. The Company intends to use the Credit Facility principally for acquisitions and for working capital purposes. See "Business and Properties -- Debt Financing -- Unsecured Debt." Borrowings under the Credit Facility, at the Company's election, are expected to bear interest at a floating rate equal to LIBOR plus 110 basis points for the first nine months after the Offering or until the Company receives an investment grade debt rating. Thereafter, borrowings under the Credit Facility will bear interest at a rate equal to LIBOR plus 90 to 120 basis points, depending upon the Company's then current debt rating. As of September 30, 1997, the outstanding balance on the Credit Facility was $181.3 million and bore interest at LIBOR plus 1.5%, resulting in an interest rate on most recent borrowings of 7.1875%. Monthly debt service payments on the Credit Facility are interest only. In the event the Pending Acquisition is completed, the Company presently expects to finance the purchase price of $216.7 million, including related closing costs and fees, from amounts available under the Credit Facility. See "The Company -- The Pending Acquisition."

     On December 12, 1996, CIF entered into a 12-year non-recourse secured financing facility (the "Secured Facility"). As of September 30, 1997, $73.0 million was outstanding. Payments of interest only are due monthly at a fixed annual interest rate of 7.53%. The payment of principal is due December 12, 2008. This facility, which is secured by six of the Properties, will become an obligation of the Company upon consummation of the Formation Transactions. Under this facility, the Company may substitute collateral, subject to certain requirements with respect to the property offered as replacement collateral.

     In addition to the Credit Facility and the Secured Facility described above, 39 of the Properties secure mortgage indebtedness. The aggregate principal amount of such mortgage indebtedness was $441 million, $403 million and $254 million at September 30, 1997 and December 31, 1996 and 1995, respectively. The mortgage indebtedness bears interest at rates varying from 7.01% to 10.38% per annum (with a weighted average of 7.87%) and final maturity dates ranging from 1998 to 2008. The mortgage indebtedness will be assumed by the Company through the Operating Partnership upon completion of the Formation Transactions. On a pro forma basis at September 30, 1997, after giving effect to the Formation Transactions, the Offering and the completion of the Pending Acquisition, the Company expects to have total debt outstanding of approximately $751.6 million ($534.9 million excluding the effect of the Pending Acquisition), including debt premiums of approximately $18.6 million. See "Financial Information -- Pro Forma Financial Information."

     As of September 30, 1997, the annual debt service on the Company's secured debt aggregating $514.4 million is approximately $46.6 million, including principal amortization of approximately $6.3 million.

  Liquidity

     Cash and cash equivalents increased by approximately $12.9 million, to approximately $46.0 million at September 30, 1997, compared to $33.1 million at December 31, 1996. This increase was the result of $81.6 million of cash generated by operations and, $215.2 million generated from financing activities reduced by $283.9 million invested in new acquisitions, capital and tenant improvements, and payment of leasing commissions.

     Net cash provided by operations totaled $90.9 million, $52.4 million and $28.5 million for the years ended December 31, 1996, 1995 and 1994, respectively. Net cash provided by operations represents the primary source of liquidity to fund distributions, service debt and fund recurring capital costs. Upon completion of the Formation Transactions, the Company and the Operating Partnership intend to make quarterly distributions to holders of shares of Common Stock and Units, respectively. The Company and the Operating Partnership will establish their initial distribution based upon their estimate of annualized cash flow that will be available after the Formation Transactions.

     Net cash provided by financing activities totaled $404.0 million, $355.2 million and $372.0 million for the years ended December 31, 1996, 1995 and 1994, respectively. Net cash used for investing activities totaled $572.3 million, $355.7 million and $346.9 million for the years ended December 31, 1996, 1995 and 1994, respectively.

     The Company intends to maintain sufficient cash from operations to cover necessary capital costs. The Company also intends to maintain a minimum amount of working capital under the Credit Facility to provide for temporary working capital and unanticipated cash needs. In the event the Pending Acquisition is completed, the Company presently expects to finance the purchase price of $216.7 million, including related closing costs and fees, from amounts available under the Credit Facility. See "The Company -- The Pending Acquisition."

     The anticipated size of the Company's distributions will not allow it, using only cash from operations, to retire all of its debt as it comes due. Therefore, the Company intends to repay maturing debt with funds from debt and/or equity financings.

     Leasing Activity. During the year ending December 31, 1998, leases relating to approximately 5.1 million rentable square feet of the Industrial Properties and 0.4 million rentable square feet of the Retail Properties will expire. If the expiring square feet were not renewed or re-tenanted, annual contractual rents would be reduced by approximately $9.9 million for the Industrial Properties, including approximately $1.9 million for the Pending Acquisition Properties, and $1.7 million for the Retail Properties. Such amounts are based upon the contractual rent from such expiring leases at the time of expiration for the period from the expiration date to December 31, 1998. Although no assurances can be given, the Company expects that it will be able to renew or re-tenant the expiring square feet at then-prevailing market rates. The table below sets forth the Company's historical (i) tenant retention rates for each of the periods presented and (ii) contractual rental rate increases (decreases) on renewed and re-tenanted space:

                                               YEAR ENDED             NINE MONTHS
                                              DECEMBER 31,               ENDED
                                         -----------------------     SEPTEMBER 30,    WEIGHTED
                                         1994      1995     1996         1997         AVERAGE
                                         -----     ----     ----     -------------    --------
    Retention Rates:
      Contributed Industrial
         Properties(1).................   64.0%    67.9%    79.2%         69.4%         71.8%
      Retail Properties................   82.4     63.5     88.4          85.4%         81.4%
    Rent Increases (Decreases):
      Contributed Industrial
         Properties(1).................   (5.9)%    4.8%     4.7%          9.8%
      Retail Properties................    9.1      3.2      5.4          10.0%

     --------------------

    (1) Excludes the Pending Acquisition Properties. The historical weighted average retention rate for the Pending Acquisition Properties for the year ended December 31, 1996, the six-month period ended June 30, 1997 and the 18-month period ended June 30, 1997 was approximately 78.4%, 83.3% and 79.5%, respectively.

     Recurring Capital Expenditures. The Company classifies building improvements which are not related to property expansions or renovations made after the first three years of ownership as recurring building improvements. For the period ending December 31, 1998 the Company estimates that recurring building improvements will amount to $0.12 per square foot per year for Industrial Properties and $0.15 per square foot per year for Retail Properties, after the effect of excluding such costs during the first three years after acquisition of the property. For the year ending December 31, 1998 the Company expects to incur recurring building improvements of approximately $2.0 million for the Industrial Properties (on 16.7 million square feet) and approximately $0.4 million for the Retail Properties (on 2.7 million square feet). The actual amount of recurring building improvements is subject to a number of factors beyond the control of the Company; therefore, no assurances can be given that the actual amount expended will not vary from such estimate.

     The Company classifies tenant improvements and leasing commissions incurred to lease space after the initial term of the initial tenant (excluding costs incurred to relocate tenants as part of a re-tenanting strategy) as recurring tenant improvements and leasing commissions. The table below sets forth the Company's estimated recurring tenant improvements and leasing costs for the year ending December 31, 1998.

                                                                        WEIGHTED AVERAGE     EXPECTED
                                                        SQUARE FEET        COSTS PER           COSTS
                                                        EXPIRING(1)      SQUARE FOOT(2)      (000'S)(3)
                                                        -----------     ----------------     ---------
    Industrial Properties:
      Contributed Industrial Properties:
         Square feet estimated to be renewed..........   3,684,144           $ 0.91           $ 3,353
         Square feet estimated to be re-tenanted......   1,446,976             1.92             2,778
                                                        -----------                          ---------
              Subtotal................................   5,131,120                              6,131
      Pending Acquisition Properties:
         Square feet to be renewed and re-tenanted....   1,004,063             0.96               964
                                                        -----------                          ---------
                                                         6,135,183                            $ 7,095
                                                         =========                            =======
    Retail Properties:
         Square feet estimated to be renewed..........     363,170           $ 4.65           $ 1,689
         Square feet estimated to be re-tenanted......      82,985             5.87               487
                                                        -----------                          ---------
              Total...................................     446,155                            $ 2,176
                                                         =========                            =======

---------------

    (1) The classification of square feet expiring is based upon the Company's historical weighted average tenant retention rates of: (i) during the period from January 1, 1994 to September 30, 1997, approximately 81.4% for the Retail Properties and approximately 71.8% for the Contributed Industrial Properties and (ii) during the period from January 1, 1996 to June 30, 1997, approximately 79.5% for the Pending Acquisition Properties.

    (2) Represents historical weighted average tenant improvements and leasing commissions per square foot of leased space: (i) during the period from January 1, 1994 to September 30, 1997 for the Contributed Industrial Properties and the Retail Properties and (ii) during the period from January 1, 1996 to June 30, 1997 for the Pending Acquisition Properties.

    (3) The actual amount of tenant improvements and leasing commissions is subject to a number of factors beyond the control of the Company; therefore, no assurances can be given that the actual amount expended will not vary significantly from such estimate.

NEW ACCOUNTING PRONOUNCEMENTS

     In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share," effective for financial statements issued after December 15, 1997. SFAS 128 requires public business enterprises to disclose basic earnings per share if the entity has a simple capital structure with no potential common shares from convertible securities, options or warrants. If the entity does have potential common shares, it is considered to have a complex capital structure and must disclose basic and diluted earnings per share. This statement is not applicable to the AMB Predecessors, as they are not public business enterprises. The Company intends to adopt SFAS 128 in fiscal year 1997 and will include the appropriate disclosure of earnings per share in accordance with SFAS 128 in the 1997 year-end financial statements.

     In February 1997, the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure," effective for periods ending after December 15, 1997. This statement establishes standards for disclosing information about an entity's capital structure. The financial statements of AMB are prepared in accordance with the requirements of SFAS 129. This statement has no effect on the financial statements of the AMB

Contributed Properties, as they are not a legal entity. The Company intends to adopt SFAS 129 in fiscal year 1997 and will include the appropriate disclosures in accordance with SFAS 129 in the 1997 year-end financial statements.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement, effective for fiscal years beginning after December 15, 1997, would require the entity to report components of comprehensive income in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is defined by Concepts Statement No. 6, "Elements of Financial Statements," as the change in the equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. This statement has no impact on the AMB Predecessors as their net income and comprehensive income are equal. The impact on the Company is unknown as its comprehensive income has not yet been determined.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement, effective for financial statements for periods beginning after December 15, 1997, requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Generally, information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. This statement is not applicable to the AMB Predecessors, as they are not public business enterprises. The Company has not yet determined the impact of this statement on its financial statements.

INFLATION

     Substantially all of the industrial and retail leases require the tenant to pay, as additional rent, a portion of any increases in real estate taxes and operating expenses over a base amount. In addition, many of the industrial and retail leases provide for fixed increases in base rent or indexed escalations (based on the Consumer Price Index or other measures). Management believes that inflationary increases in operating expenses will be offset, in part, by the expense reimbursements and contractual rent increases described above. See "Business and Properties -- Industrial Properties -- Lease Terms" and "-- Retail Properties -- Lease Terms."

FUNDS FROM OPERATIONS

     Management believes that Funds from Operations ("FFO"), as defined by NAREIT, is an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance of REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to those indicators in evaluating liquidity or operating performance.

     The following table reflects the calculation of the AMB Contributed Properties' FFO on a historical combined basis for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1996 and 1997, and on a pro forma basis for the Company (giving effect to the completion of the Offering and the Pending Acquisition) for the year ended December 31, 1996 and the nine months ended September 30, 1997:

                                          YEAR ENDED DECEMBER 31,               NINE MONTHS ENDED SEPTEMBER 30,
                               ----------------------------------------------   --------------------------------
                                                                   PRO FORMA                           PRO FORMA
                                 1994        1995        1996       1996(3)       1996        1997      1997(3)
                               ---------   ---------   ---------   ----------   ---------   --------   ---------
                                                            (DOLLARS IN THOUSANDS)
Income from operations before
  disposal of real estate and
  minority interests.........  $  13,753   $  32,519   $  56,336   $   86,599   $  41,084   $ 47,441   $ 71,769
Real estate depreciation and
  amortization...............      8,812      17,524      28,591       46,842      20,549     26,686     35,191
FFO attributable to minority
  interests(1)(2)............       (620)       (255)       (723)      (1,599)       (866)      (928)    (1,199)
                               ---------   ---------   ---------    ---------   ---------   --------   --------
FFO(1).......................  $  21,945   $  49,788   $  84,204   $  131,842   $  60,767   $ 73,199   $105,761
                               =========   =========   =========    =========   =========   ========   ========
Cash flows provided by (used
  in):
  Operating Activities.......  $  28,522   $  52,408   $  90,918   $  138,556   $  66,043   $ 81,585   $114,147
  Investing Activities.......   (346,940)   (355,725)   (572,280)  (1,155,338)   (224,417)  (283,866)    (3,603)
  Financing Activities.......    372,046     355,246     404,008    1,024,427      81,218    215,216    (87,871)

---------------

(1) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 (the "White Paper") defines Funds from Operations as net income
    (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization. Management considers FFO an appropriate measure of performance of an equity REIT because it is predicated on cash flow analyses. The Company computes FFO in accordance with standards established by the White Paper which may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the AMB Contributed Properties' financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the AMB Contributed Properties' liquidity, nor is it indicative of funds available to fund the AMB Contributed Properties' cash needs, including its ability to make distributions.

(2) Represents FFO attributable to minority interests in consolidated joint ventures for the periods presented, which has been computed as minority interests' share of net income before disposal of properties plus minority interests' share of real estate-related depreciation and amortization of the consolidated joint ventures for such period. Such minority interests are not convertible into shares of Common Stock.

(3) See the Pro Forma Financial Statements of AMB Property Corporation and the notes thereto included elsewhere in this Prospectus.

                            BUSINESS AND PROPERTIES

     Upon consummation of the Offering and completion of the Pending Acquisition, the Company will own 128 properties aggregating 43.6 million rentable square feet and located in 26 markets nationwide. The graphs below illustrate the geographic distribution of the Company's properties. In addition to the Properties it owns, the Company expects to manage investments in an additional 37 properties aggregating 6.7 million rentable square feet under investment management agreements with institutional investors, resulting in a combined portfolio under management of 165 properties, totaling 50.3 million rentable square feet.

                GEOGRAPHIC DIVERSIFICATION OF THE PROPERTIES(1)
                            AS OF SEPTEMBER 30, 1997

                         Industrial      Retail        Total
                         Properties    Properties    Properties
                         ----------    ----------    ----------
Southern(5)                 25.4%         28.0%         25.8%
Eastern(2)                  13.4          18.9          14.2
Western(3)                  32.4          41.8          33.7
Midwestern(4)               28.8          11.3          26.3


(1) Based on square footage. Includes only those Properties (including the Pending Acquisition Properties) owned by the Company.

(2) The Eastern Region includes the states of Connecticut, Delaware, Kentucky, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina, Vermont and West Virginia, and the District of Columbia.

(3) The Western Region includes the states of Alaska, Arizona, California, Colorado, Hawaii, Montana, Nevada, New Mexico, Oregon, Utah, Washington and Wyoming.

(4) The Midwestern Region includes the states of Illinois, Indiana, Iowa, Kansas, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin.

(5) The Southern Region includes the states of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee and Texas.

     The following table summarizes the diversification of the Industrial and Retail Properties by region:

                   INDUSTRIAL AND RETAIL PROPERTIES BY REGION

                           INDUSTRIAL PROPERTIES                     RETAIL PROPERTIES                        TOTAL
                -------------------------------------------    ------------------------------    -------------------------------
                                          RENTABLE                          RENTABLE                           RENTABLE
                NUMBER OF    NUMBER OF     SQUARE     % OF     NUMBER OF     SQUARE     % OF     NUMBER OF      SQUARE     % OF
    REGION      PROPERTIES   BUILDINGS      FEET      TOTAL    PROPERTIES     FEET      TOTAL    PROPERTIES      FEET      TOTAL
--------------  ----------   ---------   ----------   -----    ----------   ---------   -----    ----------   ----------   -----
CONTRIBUTED PROPERTIES
  Western.....      25          129      10,745,975    28.8%       16       2,615,976    41.8%        41      13,361,951    30.6%
  Southern....      15           78       7,772,046    20.8        10       1,757,546    28.0         25       9,529,592    21.9
  Midwestern..      20           82       9,919,464    26.6         4         710,652    11.3         24      10,630,116    24.4
  Eastern.....       7           33       3,396,251     9.1         3       1,184,462    18.9         10       4,580,713    10.5
                   ---          ---      ----------   -----       ---       ---------   -----        ---      ----------   -----
  Subtotal....      67          322      31,833,736    85.3        33       6,268,636   100.0        100      38,102,372    87.4
PENDING ACQUISITION PROPERTIES
  Western.....       7            8       1,349,401     3.6        --              --      --          7       1,349,401     3.1
  Southern....       9           13       1,726,548     4.6        --              --      --          9       1,726,548     3.9
  Midwestern..       3            5         811,666     2.2        --              --      --          3         811,666     1.9
  Eastern.....       9           10       1,612,311     4.3        --              --      --          9       1,612,311     3.7
                   ---          ---      ----------   -----       ---       ---------   -----        ---      ----------   -----
  Subtotal....      28           36       5,499,926    14.7        --              --      --         28       5,499,926    12.6
                   ---          ---      ----------   -----       ---       ---------   -----        ---      ----------   -----
Total.........      95          358      37,333,662   100.0%       33       6,268,636   100.0%       128      43,602,298   100.0%
                   ===          ===      ==========   =====       ===       =========   =====        ===      ==========   =====

     The Company has focused its investment and acquisition strategies in major target markets based on the belief that there are significant opportunities for growth in these markets. Among these markets, the Company has acquired a significant share (28.0%) of its Properties in California (28.8% excluding the Pending Acquisition Properties), particularly in Los Angeles and the San Francisco Bay Area. The Company believes these markets possess diverse and vibrant economies with strong prospects for future growth due to their Pacific Rim location, quality of life, well-developed transportation infrastructures, concentration of high technology industries and well-educated employee base. Within California, the Company focuses its activities on the major metropolitan areas of the San Francisco Bay Area, Sacramento, Los Angeles and San Diego.

INDUSTRIAL PROPERTIES

  Contributed Industrial Properties

     The Company owns 67 Contributed Industrial Properties (representing 322 buildings) aggregating approximately 31.8 million rentable square feet, located in 19 markets nationwide (excluding the Pending Acquisition Properties). The Contributed Industrial Properties accounted for $131.5 million of Annualized Base Rent, or 60% of the Company's Annualized Base Rent for the Properties as of September 30, 1997 (65% excluding the Pending Acquisition Properties). The Contributed Industrial Properties were 95.6% leased to over 750 tenants as of the same date, the largest of which accounted for no more than 1.3% of Annualized Base Rent from its Industrial Properties (1.5% excluding the Pending Acquisition Properties). The historical weighted average retention rate for the Contributed Industrial Properties for the period beginning January 1, 1994 through September 30, 1997 was approximately 71.8%, based on 11.7 million rentable square feet of expiring leases.

     Property Characteristics. The Contributed Industrial Properties, which consist primarily of warehouse distribution facilities suitable for single or multiple tenants, are typically comprised of multiple buildings (an average of five) and generally range between 300,000 and 600,000 rentable square feet, averaging 475,000 rentable square feet per Property. The following table identifies characteristics of the Company's typical industrial buildings:

                    CONTRIBUTED INDUSTRIAL BUILDING PROFILE

                                                 TYPICAL BUILDING           RANGE
                                                 ----------------   ---------------------
        Rentable Square Feet...................      100,000          70,000 - 150,000
        Clear Height...........................       24 ft.             18 - 32 ft.
        Building Depth.........................      200 ft.            150 - 300 ft.
        Truck Court Depth......................      110 ft.            90 - 130 ft.
        Loading................................    Dock & Grade     Dock or Dock & Grade
        Parking Spaces per 1,000 Square Feet...        1.0                0.5 - 2.0
        Square Footage Per Tenant..............       35,000           5,000 - 100,000
        Office Finish..........................         8%                3% - 15%
        Site Coverage..........................        40%                35% - 55%

     Lease Terms. The Industrial Properties are typically subject to lease on a "triple net basis," defined as leases in which tenants pay their proportionate share of real estate taxes, operating costs and utility costs, or subject to leases on a "modified gross basis," defined as leases in which tenants pay expenses over certain threshold levels. Lease terms typically range from three to 10 years, with an average of five years, excluding renewal options. The majority of the industrial leases do not include renewal options. Contractual base rent, excluding reimbursements, for the Contributed Industrial Properties for the years ended December 31, 1994, 1995 and 1996, and for the nine months ended September 30, 1997 was $25.8 million, $56.4 million, $89.8 million and $89.8 million, respectively, which amounted to 65%, 67%, 68% and 67%, respectively, of the Company's total contractual base rent excluding reimbursements for Industrial and Retail Properties (and excluding the Pending Acquisition Properties) during such periods.

     Overview of Major Target Markets. AMB concentrates on national hub distribution markets such as Atlanta, Chicago, Dallas/Fort Worth, Los Angeles, Northern New Jersey and the San Francisco Bay Area because management believes their strategic location, transportation network and infrastructure, and large consumer and manufacturing base support strong demand for industrial space. The six national hub markets listed above are the nation's largest warehouse markets and, as of June 30, 1997, comprised 36% of the warehouse inventory of the 53 industrial markets tracked by CB Commercial/Torto Wheaton Research. As of December 31, 1996, the combined population of these markets was approximately
37.5 million, and the amount of per capita warehouse space was 23% above the average for such 53 industrial markets. As set forth in the table below, in 1996, these six markets contained five of the ten busiest cargo airports and four of the ten busiest container ports.

                                                                                     10 BUSIEST PORTS BY CONTAINERIZED
        10 LARGEST WAREHOUSE MARKETS            10 BUSIEST AIR CARGO MARKETS                       CARGO

                                 SQ. FT.                             ANNUAL                                     ANNUAL
    MARKET                      (000S)(1)   MARKE                   TONNAGE(2)  MARKE                         TONNAGE(3)
    -------------------------------------      ------------------------------      -------------------------------------
*   NO. NEW JERSEY.............  368,619       Memphis............. 1,933,846  *   LONG BEACH/LOS ANGELES.... 31,411,023
*   LOS ANGELES................  345,400   *   LOS ANGELES......... 1,719,449  *   NEW YORK/NEW JERSEY....... 13,407,276
*   CHICAGO....................  296,045       MIAMI............... 1,709,906      SEATTLE/TACOMA............ 11,941,371
*   ATLANTA....................  275,727       New York............ 1,636,497      Charlestown...............  6,858,062
*   DALLAS/FT. WORTH...........  261,302       Louisville.......... 1,368,520  *   OAKLAND...................  6,767,463
*   SAN FRANCISCO BAY AREA.....  253,606   *   CHICAGO............. 1,259,858      HOUSTON...................  6,458,136
    GREATER MIAMI..............  190,279   *   NEWARK..............   958,267      Hampton Roads.............  6,189,183
    PHILADELPHIA...............  186,837   *   ATLANTA.............   800,181      Savannah..................  5,505,551
    HOUSTON....................  161,782   *   DALLAS/FT. WORTH....   774,947      MIAMI/PORT EVERGLADES.....  5,356,102
    St. Louis..................  157,191       Dayton..............   767,255      New Orleans...............  5,009,960

AMB Markets are in bold. "*" denotes each of the six national hub markets as characterized by AMB.

(1) Table derived from data, as of June 30, 1997, obtained from CB Commercial/Torto Wheaton Research.

(2) Table derived from data, as of December 31, 1996, published by the Airports Council International.

(3) Table derived from data, as of December 31, 1996, obtained from the U.S. Bureau of the Census -- United States Foreign Trade.

     Within these metropolitan areas, the Company's activities are concentrated in in-fill locations within established, relatively large submarkets which the Company believes will provide a higher rate of occupancy and rent growth. These in-fill locations are typically near major ports or airports, have good access to freeways and rail lines, are proximate to a diverse labor pool, and have limited land available for new construction. There is broad demand for industrial space in these centrally located submarkets due to a diverse mix of industries and types of industrial uses, including warehouse distribution, light assembly and manufacturing. AMB generally avoids locations at the periphery of metropolitan areas where there are fewer supply constraints. Similarly, small metropolitan areas or cities without a heavy concentration of warehouse activity typically have few, if any, supply-constrained locations.

     The table below details the regional diversification of the Contributed Industrial Properties by listing the individual markets in which the Company owns and operates its Contributed Industrial Properties.

                  CONTRIBUTED INDUSTRIAL PROPERTIES BY MARKET
                             AT SEPTEMBER 30, 1997

                                                              PERCENTAGE                                PERCENTAGE
                                                               OF TOTAL                   ANNUALIZED        OF        NUMBER
                     NUMBER OF     NUMBER OF    RENTABLE       RENTABLE     PERCENTAGE    BASE RENT     ANNUALIZED      OF
   REGION/MARKET     PROPERTIES    BUILDINGS   SQUARE FEET    SQUARE FEET     LEASED        (000S)     BASE RENT(1)   LEASES
-------------------- ----------    ---------   -----------    -----------   ----------    ----------   ------------   ------
WESTERN
  Los Angeles.......      4            35       3,525,043          9.4%         95.5%      $ 14,120          9.5%        41
  Orange County.....      3            12         563,437          1.5          95.6          2,781          1.9         31
  San Francisco Bay
    Area............     12            61       4,611,875         12.4          98.6         27,486         18.3        173
  Sacramento........      1             1         182,437          0.5         100.0            630          0.4          1
  San Diego.........      1             4         252,318          0.7         100.0          1,360          0.9         15
  Seattle...........      4            16       1,610,865          4.3          98.3          5,636          3.8         45
                         --           ---      ----------        -----         -----       --------        -----        ---
Western
Total/Weighted
  Average...........     25           129      10,745,975         28.8          97.4         52,013         34.8        306
SOUTHERN
  Atlanta...........      4            25       2,405,149          6.4          96.5          9,871          6.6        100
  Miami.............      3            12       1,369,440          3.7          89.8          7,898          5.3         39
  Orlando...........      1             1         201,600          0.5         100.0            579          0.4          1
  Austin............      1             6         735,240          2.0         100.0          4,801          3.2         22
  Dallas/Fort
    Worth...........      5            29       2,595,921          7.0          99.5          7,960          5.3         91
  Houston...........      1             5         464,696          1.2          95.1          1,403          0.9         18
                         --           ---      ----------        -----         -----       --------        -----        ---
Southern
Total/Weighted
  Average...........     15            78       7,772,046         20.8          96.7         32,512         21.7        271
MIDWESTERN
  Chicago...........     13            56       6,428,605         17.2          92.9         22,139         14.7         98
  Minneapolis.......      7            26       3,490,859          9.4          98.6         11,338          7.6        124
                         --           ---      ----------        -----         -----       --------        -----        ---
Midwestern
Total/Weighted
  Average...........     20            82       9,919,464         26.6          94.9         33,477         22.3        222
EASTERN
  Philadelphia......      1            13         779,594          2.1          94.0          2,349          1.6         25
  Baltimore/
    Washington,
    D.C.............      2             3         506,860          1.4          88.8          2,489          1.7         12
  Boston............      1            12       1,071,517          2.8          84.8          4,996          3.2         16
  Wilmington........      1             3         265,671          0.7         100.0          1,008          0.7          5
  No. New Jersey....      2             2         772,609          2.1          88.6          2,675          1.8          4
                         --           ---      ----------        -----         -----       --------        -----        ---
Eastern
Total/Weighted
  Average...........      7            33       3,396,251          9.1          89.6         13,517          9.0         62
                         --           ---      ----------        -----         -----       --------        -----        ---
Total/Weighted
  Average...........     67           322      31,833,736         85.3%         95.6%      $131,519         87.8%       861
                         ==           ===      ==========        =====         =====       ========        =====        ===

                        ANNUALIZED
                      BASE RENT PER
                      LEASED SQUARE
   REGION/MARKET         FOOT(2)
--------------------  --------------
WESTERN
  Los Angeles.......      $ 4.20
  Orange County.....        5.16
  San Francisco Bay
    Area............        6.05
  Sacramento........        3.45
  San Diego.........        5.39
  Seattle...........        3.56
                           -----
Western
Total/Weighted
  Average...........        4.97
SOUTHERN
  Atlanta...........        4.25
  Miami.............        6.42
  Orlando...........        2.87
  Austin............        6.53
  Dallas/Fort
    Worth...........        3.08
  Houston...........        3.17
                           -----
Southern
Total/Weighted
  Average...........        4.33
MIDWESTERN
  Chicago...........        3.71
  Minneapolis.......        3.29
                           -----
Midwestern
Total/Weighted
  Average...........        3.56
EASTERN
  Philadelphia......        3.20
  Baltimore/
    Washington,
    D.C.............        5.53
  Boston............        5.50
  Wilmington........        3.79
  No. New Jersey....        3.91
                           -----
Eastern
Total/Weighted
  Average...........        4.44
                           -----
Total/Weighted
  Average...........      $ 4.32
                           =====

---------------

(1) Calculated as Annualized Base Rent divided by total Annualized Base Rent for the Industrial Properties as of September 30, 1997.
(2) Calculated as total Annualized Base Rent divided by total rentable square feet actually leased as of September 30, 1997.

  Pending Acquisition Properties

     On October 31, 1997, two of the AMB Predecessors entered into the Purchase Agreement for the purchase of the Pending Acquisition Properties for a purchase price of $216.7 million in cash (including related closing costs and fees). The Pending Acquisition Properties are comprised of 28 industrial properties, representing 36 buildings, encompassing an aggregate of 5.5 million rentable square feet. The Pending Acquisition Properties are located in 11 markets throughout the United States. The Pending Acquisition Properties accounted for $18.3 million of Annualized Base Rent, or 8% of the Company's Annualized Base Rent for the Properties, and were 98.2% leased to over 50 tenants as of the same date. The Pending Acquisition Properties generally have the same industrial property characteristics and attributes as the Contributed Industrial Properties. See "-- Contributed Industrial Properties."

     The following table sets forth the Pending Acquisition Properties on a property-by-property basis.

                                                                              NUMBER       RENTABLE
                     PROPERTY                             LOCATION         OF BUILDINGS   SQUARE FEET
--------------------------------------------------  ---------------------  ------------   -----------
East Walnut Drive.................................  City of Industry, CA         1            85,871
Commerce..........................................  Fontana, CA                  1           254,414
Jasmine Avenue....................................  Fontana, CA                  1           410,208
Weigman Road......................................  Hayward, CA                  1           148,559
Yosemite Drive....................................  Milpitas, CA                 1           169,195
Laurelwood........................................  Santa Clara, CA              2           155,500
72nd Avenue.......................................  Kent, WA                     1           125,654
McDaniel Drive....................................  Carrollton, TX               1           157,500
Valwood Parkway II................................  Carrollton, TX               2           254,209
Pagemill & Dillworth..............................  Dallas, TX                   2           217,803
West Kiest........................................  Dallas, TX                   1           248,698
Shiloh Road.......................................  Garland, TX                  1           192,720
N. Glenville Ave..................................  Richardson, TX               1           109,000
Presidents Drive..................................  Orlando, FL                  1           129,372
Presidents Drive II...............................  Orlando, FL                  3           302,400
Viscount..........................................  Orlando, FL                  1           114,846
Belden Avenue.....................................  Addison, IL                  3           346,233
Industrial Drive..................................  Columbus, OH                 1           225,433
Janitrol..........................................  Columbus, OH                 1           240,000
Brightseat Road...................................  Landover, MD                 1           121,785
Santa Barbara Court...............................  Elkridge, MD                 1           166,820
Preston Court.....................................  Jessup, MD                   1           178,880
Hampden Road......................................  Mansfield, MA                1           204,117
Dixie Highway.....................................  Florence, KY                 2           209,680
Empire Drive......................................  Florence, KY                 1           199,440
Holton Drive......................................  Florence, KY                 1           268,525
Production Drive..................................  Florence, KY                 1            50,729
Docks Corner II...................................  South Brunswick, NJ          1           212,335
                                                                               ---         ---------
          Total...................................                              36         5,499,926
                                                                               ===         =========

     The table below details the regional diversification of the Pending Acquisition Properties by listing the individual markets in which such Properties are located.

                    PENDING ACQUISITION PROPERTIES BY MARKET
                             AT SEPTEMBER 30, 1997

                                                              PERCENTAGE                                PERCENTAGE
                                                               OF TOTAL                   ANNUALIZED        OF        NUMBER
                     NUMBER OF     NUMBER OF    RENTABLE       RENTABLE     PERCENTAGE    BASE RENT     ANNUALIZED      OF
   REGION/MARKET     PROPERTIES    BUILDINGS   SQUARE FEET    SQUARE FEET     LEASED        (000S)     BASE RENT(1)   LEASES
-------------------- ----------    ---------   -----------    -----------   ----------    ----------   ------------   ------
WESTERN
  Los Angeles.......      3             3         750,493          2.0%        100.0%      $  2,434          1.6%        3
  San Francisco Bay
    Area............      3             4         473,254          1.3         100.0          1,882          1.3         5
  Seattle...........      1             1         125,654          0.3         100.0            445          0.3         1
                         --            --       ---------        -----         -----        -------        -----
Western
Total/Weighted
  Average...........      7             8       1,349,401          3.6         100.0          4,761          3.2         9
                         --            --       ---------        -----         -----        -------        -----
SOUTHERN
  Orlando...........      3             5         546,618          1.5         100.0          1,635          1.1        17
  Dallas/Fort
    Worth...........      6             8       1,179,930          3.1         100.0          3,504          2.3        13
                         --            --       ---------        -----         -----        -------        -----
Southern
Total/Weighted
  Average...........      9            13       1,726,548          4.6         100.0          5,139          3.4        30
                         --            --       ---------        -----         -----        -------        -----
MIDWESTERN
  Chicago...........      1             3         346,233          0.9          72.0          1,352          0.9         6
  Columbus..........      2             2         465,433          1.3         100.0          1,370          0.9         3
                         --            --       ---------        -----         -----        -------        -----
Midwestern
Total/Weighted
  Average...........      3             5         811,666          2.2          88.1          2,722          1.8         9
                         --            --       ---------        -----         -----        -------        -----
EASTERN
  Baltimore/Washington,
    D.C.............      3             3         467,485          1.3         100.0          1,732          1.2         7
  Boston............      1             1         204,117          0.5         100.0            765          0.5         1
  Cincinnati(3).....      4             5         728,374          1.9         100.0          2,429          1.6         8
  No. New Jersey....      1             1         212,335          0.6         100.0            796          0.5         1
                         --            --       ---------        -----         -----        -------        -----
Eastern
Total/Weighted
  Average...........      9            10       1,612,311          4.3         100.0          5,722          3.8        17
                         --            --       ---------        -----         -----        -------        -----
Pending Acquisition
  Properties
Total/Weighted
  Average...........     28            36       5,499,926         14.7%         98.2%      $ 18,344         12.2%       65
                         ==            ==       =========        =====         =====        =======        =====        ==

                        ANNUALIZED
                      BASE RENT PER
                      LEASED SQUARE
   REGION/MARKET         FOOT(2)
--------------------  --------------
WESTERN
  Los Angeles.......      $ 3.24
  San Francisco Bay
    Area............        3.98
  Seattle...........        3.54
                           -----
Western
Total/Weighted
  Average...........        3.53
                           -----
SOUTHERN
  Orlando...........        2.99
  Dallas/Fort
    Worth...........        2.97
                           -----
Southern
Total/Weighted
  Average...........        2.98
                           -----
MIDWESTERN
  Chicago...........        5.42
  Columbus..........        2.94
                           -----
Midwestern
Total/Weighted
  Average...........        3.81
                           -----
EASTERN

  Baltimore/Washingt
    D.C.............        3.70
  Boston............        3.75
  Cincinnati(3).....        3.33
  No. New Jersey....        3.75
                           -----
Eastern
Total/Weighted
  Average...........        3.55
                           -----
Pending Acquisition
  Properties
Total/Weighted
  Average...........      $ 3.40
                           =====

---------------

(1) Calculated as Annualized Base Rent divided by total Annualized Base Rent for the Industrial Properties as of September 30, 1997.

(2) Calculated as total Annualized Base Rent divided by total rentable square feet actually leased as of September 30, 1997.

(3) The Properties included in the Cincinnati Consolidated Metropolitan Statistical Area are located in Florence, Kentucky, and, accordingly, are reflected in the Eastern region.

INDUSTRIAL PROPERTY SUMMARY

     The Industrial Properties' 358 buildings are diversified across 21 markets nationwide as of September 30, 1997. Only two of the Industrial Properties represent individually more than 3.5% of the Annualized Base Rent of the Industrial Properties as of such date (and only six of the Contributed Industrial Properties represent individually more than 3.5% of the Annualized Base Rent of the Contributed Industrial Properties as of such date). Additionally, the average age of the Industrial Properties is nine years (since the time the property was built or substantially renovated), which the Company believes should result in lower operating costs over the long term. Ownership of each Property is fee simple unless otherwise noted.

                                                                                                       PERCENTAGE
                                                                                                        OF TOTAL
                                                                                           RENTABLE     RENTABLE
                                                                NUMBER OF   YEAR BUILT/     SQUARE       SQUARE     PERCENTAGE
        REGION/MARKET/PROPERTY                 LOCATION         BUILDINGS   RENOVATED(1)     FEET         FEET        LEASED
---------------------------------------  --------------------   ---------   ------------   ---------   ----------   ----------
CONTRIBUTED INDUSTRIAL PROPERTIES
WESTERN
  Los Angeles
    Artesia Industrial Portfolio.......  Compton                    27      1984           2,496,465        6.7%        93.6%
    International Multifoods...........  La Mirada                   1      1995R            144,000        0.4        100.0
    L.A. County Industrial Portfolio...  Carson, Norwalk,            6      1980             818,191        2.2        100.0
                                         City of Industry
    Systematics........................  Walnut                      1      1981              66,387        0.2        100.0
  Orange County
    Anaheim Industrial.................  Anaheim                     1      1980             161,500        0.4        100.0
    Northpointe Commerce...............  Fullerton                   2      1992             119,445        0.3        100.0
    Stadium Business Park..............  Anaheim                     9      1995R            282,492        0.8         91.3
  San Francisco Bay Area
    Acer Distribution Center...........  San Jose                    1      1974             196,643        0.5        100.0
    Alvarado Business Center...........  San Leandro                10      1986             694,598        1.9         98.3
    Ardenwood Corporate Park...........  Fremont                     4      1986             295,657        0.8        100.0
    Dowe Industrial....................  Union City                  2      1985R            326,080        0.9        100.0
    Fairway Drive Industrial(3)........  San Leandro                 2      1997D            175,325        0.5        100.0
    Milmont Page.......................  Fremont                     3      1982             199,862        0.5        100.0
    Moffett Business Center............  Sunnyvale                   4      1994R            285,480        0.8        100.0
    Moffett Park R&D Port..............  Sunnyvale                  14      1994R            462,245        1.2        100.0
    Pacific Business Center............  Fremont                     2      1991             375,912        1.0        100.0
    Silicon Valley R&D Portfolio.......  San Jose, Sunnyvale,        6      1978             287,228        0.8        100.0
                                         Milpitas
    Southbay Industrial................  San Jose, Fremont           8      1990           1,011,781        2.7         94.7
    Zanker/Charcot Industrial..........  San Jose                    5      1993R            301,064        0.8        100.0
  Sacramento
    Hewlett Packard Distribution.......  Roseville                   1      1994             182,437        0.5        100.0
  San Diego
    Activity Distribution Center.......  San Diego                   4      1991             252,318        0.7        100.0

                                                                                    ANNUALIZED
                                                          PERCENTAGE                BASE RENT
                                          ANNUALIZED          OF                    PER LEASED
                                           BASE RENT      ANNUALIZED    NUMBER OF     SQUARE
        REGION/MARKET/PROPERTY              (000S)        BASE RENT      LEASES      FOOT(2)
---------------------------------------  -------------   ------------   ---------   ----------
CONTRIBUTED INDUSTRIAL PROPERTIES
WESTERN
  Los Angeles
    Artesia Industrial Portfolio.......     $ 9,153           6.2%           28       $ 3.92
    International Multifoods...........         720           0.5             1         5.00
    L.A. County Industrial Portfolio...       3,796           2.5            11         4.64

    Systematics........................         451           0.3             1         6.79
  Orange County
    Anaheim Industrial.................         576           0.4             2         3.57
    Northpointe Commerce...............         800           0.5             2         6.70
    Stadium Business Park..............       1,405           0.9            27         5.45
  San Francisco Bay Area
    Acer Distribution Center...........       1,038           0.7             2         5.28
    Alvarado Business Center...........       3,649           2.4            35         5.35
    Ardenwood Corporate Park...........       2,312           1.5            10         7.82
    Dowe Industrial....................       1,132           0.8             4         3.47
    Fairway Drive Industrial(3)........         748           0.5             2         4.27
    Milmont Page.......................       1,106           0.7            11         5.53
    Moffett Business Center............       2,110           1.4             5         7.39
    Moffett Park R&D Port..............       4,674           3.2            34        10.11
    Pacific Business Center............       1,995           1.3            12         5.31
    Silicon Valley R&D Portfolio.......       2,200           1.5            10         7.66

    Southbay Industrial................       4,864           3.3            29         5.08
    Zanker/Charcot Industrial..........       1,658           1.1            19         5.51
  Sacramento
    Hewlett Packard Distribution.......         630           0.4             1         3.45
  San Diego
    Activity Distribution Center.......       1,360           0.9            15         5.39

                                                                                                       PERCENTAGE
                                                                                                        OF TOTAL
                                                                                           RENTABLE     RENTABLE
                                                               NUMBER OF   YEAR BUILT/      SQUARE       SQUARE     PERCENTAGE
        REGION/MARKET/PROPERTY                LOCATION         BUILDINGS   RENOVATED(1)      FEET         FEET        LEASED
--------------------------------------  --------------------   ---------   ------------   ----------   ----------   ----------
  Seattle
    Harvest Business Park.............  Kent                        3      1986              191,841        0.5%       100.0%
    Kent Centre.......................  Kent                        4      1993              267,967        0.7         99.2
    Kingsport Industrial Park.........  Kent                        7      1994R             951,056        2.5         97.4
    Northwest Distribution Center.....  Kent                        2      1980              200,001        0.5        100.0
                                                                  ---                      ---------       ----        -----
Western Total/Weighted Average........                            129                     10,745,975       28.8         97.4
SOUTHERN
  Atlanta
    Amwiler-Gwinnett Ind. Portfolio...  Atlanta, Gwinnett           9      1996              792,686        2.1         98.6
                                        County
    Norcross/Brookhollow Portfolio....  Gwinnett County             4      1996              322,399        0.9         96.7
    Atlanta South.....................  Clayton County              4      1994              509,441        1.4         95.5
    Southfield........................  Gwinnett County             8      1990              780,623        2.1         94.9
  Miami
    Beacon Industrial Park............  Miami                       8      1995              785,251        2.1         84.8
    Blue Lagoon.......................  Miami                       2      1994              325,611        0.9        100.0
    Brittania Business Park...........  Riviera Beach               2      1988              258,578        0.7         92.5
  Orlando
    Chancellor(3).....................  Orlando                     1      1996R             201,600        0.5        100.0
  Austin
    Metric Center(3)..................  Austin                      6      1996              735,240        2.0        100.0
  Dallas/Ft. Worth
    Dallas Industrial Portfolio.......  Farmers Branch,            18      1986            1,066,098        2.8         98.9
                                        Arlington, Dallas
    Lincoln Industrial Center.........  Carrollton                  1      1980               93,718        0.3        100.0
    Lonestar..........................  Dallas, Irving,             7      1993              911,375        2.4        100.0
                                        Grand Prairie
    Valwood...........................  Carrollton                  2      1984              275,994        0.7        100.0
    West North Carrier................  Grand Prairie               1      1993R             248,736        0.7        100.0
  Houston
    Houston Industrial Portfolio......  Houston                     5      1986              464,696        1.2         95.1
                                                                  ---                      ---------       ----        -----
Southern Total/Weighted Average.......                             78                      7,772,046       20.8         96.7

                                                                                   ANNUALIZED
                                                         PERCENTAGE                BASE RENT
                                         ANNUALIZED          OF                    PER LEASED
                                          BASE RENT      ANNUALIZED    NUMBER OF     SQUARE
        REGION/MARKET/PROPERTY             (000S)        BASE RENT      LEASES      FOOT(2)
--------------------------------------  -------------   ------------   ---------   ----------
  Seattle
    Harvest Business Park.............     $   872           0.6%          10        $ 4.55
    Kent Centre.......................       1,165           0.8           15          4.38
    Kingsport Industrial Park.........       2,919           1.9           17          3.15
    Northwest Distribution Center.....         680           0.5            3          3.40
                                            ------          ----          ---          ----
Western Total/Weighted Average........      52,013          34.8          306          4.97
SOUTHERN
  Atlanta
    Amwiler-Gwinnett Ind. Portfolio...       2,854           1.9           25          3.65

    Norcross/Brookhollow Portfolio....       1,696           1.1           21          5.44
    Atlanta South.....................       2,414           1.6           19           4.6
    Southfield........................       2,907           1.9           35          3.92
  Miami
    Beacon Industrial Park............       4,398           3.0           16          6.61
    Blue Lagoon.......................       2,281           1.5           14          7.01
    Brittania Business Park...........       1,219           0.8            9          5.10
  Orlando
    Chancellor(3).....................         579           0.4            1          2.87
  Austin
    Metric Center(3)..................       4,801           3.3           22          6.53
  Dallas/Ft. Worth
    Dallas Industrial Portfolio.......       3,190           2.1           67          3.03

    Lincoln Industrial Center.........         335           0.2            3          3.57
    Lonestar..........................       3,087           2.1           12          3.39

    Valwood...........................         850           0.6            7          3.08
    West North Carrier................         498           0.3            2          2.00
  Houston
    Houston Industrial Portfolio......       1,403           0.9           18          3.17
                                            ------          ----          ---          ----
Southern Total/Weighted Average.......      32,512          21.7          271          4.33

                                                                                                    PERCENTAGE
                                                                                                     OF TOTAL
                                                                                        RENTABLE     RENTABLE
                                                            NUMBER OF   YEAR BUILT/      SQUARE       SQUARE     PERCENTAGE
      REGION/MARKET/PROPERTY               LOCATION         BUILDINGS   RENOVATED(1)      FEET         FEET        LEASED
-----------------------------------  --------------------   ---------   ------------   ----------   ----------   ----------
MIDWESTERN
  Chicago
    Bensenville....................  Bensenville                13      1994R           2,137,370        5.6%        97.0%
    Chicago Industrial.............  Bensenville                 2      1974              184,360        0.5        100.0
    Crossroads Industrial..........  Bollingbrook                1      1990              260,890        0.7        100.0
    Elk Grove Village Industrial...  Northbrook,                10      1980              693,459        1.9         81.5
                                     Mundelein, Itasca
    Executive Drive................  Addison                     1      1987               75,020        0.2         89.0
    Greenleaf......................  Elk Grove Village           1      1973               50,695        0.1        100.0
    Itasca Industrial Portfolio....  Itasca, Wood Dale           6      1996R             769,070        2.1         66.6
    Lake Michigan Industrial
    Portfolio(3)...................  Itasca, Bridgeview          2      1994              310,681        0.8        100.0
    Linder Skokie..................  Skokie                      2      1991R             484,370        1.3        100.0
    Lisle Industrial...............  Lisle                       1      1985R             360,000        1.0        100.0
    Melrose Park...................  Melrose Park                1      1982              346,538        0.9        100.0
    O'Hare Industrial Portfolio....  Itasca, Naperville         15      1975              699,512        1.9        100.0
    Windsor Court..................  Addison                     1      1990               56,640        0.2        100.0
  Minneapolis
    Minneapolis Industrial.........  Brooklyn Center, New        6      1997              499,673        1.3         92.9
                                     Hope
    Minneapolis Industrial           Edina, Plymouth             4      1985R             514,546        1.4         97.6
      Portfolio IV.................
    Corporate Square...............  Eagan                       6      1992R             526,490        1.4        100.0
    Minneapolis Distribution
    Portfolio......................  Minneapolis,                5      1997R           1,029,837        2.8         99.8
                                     Edina, St. Louis
    Penn James Office Warehouse....  Bloomington                 2      1974              215,606        0.6        100.0
    Shady Oak......................  Eden Prarie                 1      1980R             104,243        0.3        100.0
    Twin Cities....................  New Hope, Mendota           2      1980              600,464        1.6        100.0
                                     Heights
                                                               ---                      ---------       ----        -----
Midwestern Total/Weighted..........                             82                      9,919,464       26.6         94.9
Average
EASTERN
  Philadelphia
    Mid-Atlantic Business Center...  West Deptford              13      1979R             779,594        2.1         94.0
  Baltimore/Washington, D.C.
    Patuxent.......................  Jessup                      2      1981              147,383        0.4        100.0
    Pennsy Drive...................  Landover                    1      1985R             359,477        1.0         84.2
  Boston
    Cabot Business Park............  Mansfield                  12      1970            1,071,517        2.8         84.8
  Wilmington
    Boulden........................  Wilmington                  3      1986              265,671        0.7        100.0

                                                                                ANNUALIZED
                                                      PERCENTAGE                BASE RENT
                                      ANNUALIZED          OF                    PER LEASED
                                       BASE RENT      ANNUALIZED    NUMBER OF     SQUARE
      REGION/MARKET/PROPERTY            (000S)        BASE RENT      LEASES      FOOT(2)
-----------------------------------  -------------   ------------   ---------   ----------
MIDWESTERN
  Chicago
    Bensenville....................    $   7,784           5.2%          33       $ 3.75
    Chicago Industrial.............          649           0.4            4         3.52
    Crossroads Industrial..........        1,044           0.7            4         4.00
    Elk Grove Village Industrial...        2,412           1.6           13         4.27

    Executive Drive................          485           0.3            6         7.26
    Greenleaf......................          259           0.2            1         5.11
    Itasca Industrial Portfolio....        1,748           1.2            9         3.41
    Lake Michigan Industrial
    Portfolio(3)...................        1,091           0.7            3         3.51
    Linder Skokie..................        1,381           0.9            6         2.85
    Lisle Industrial...............          756           0.5            1         2.10
    Melrose Park...................        1,057           0.7            1         3.05
    O'Hare Industrial Portfolio....        3,197           2.1           16         4.57
    Windsor Court..................          276           0.2            1         4.87
  Minneapolis
    Minneapolis Industrial.........        1,465           1.0           17         3.16

    Minneapolis Industrial                 1,829           1.2           16         3.64
      Portfolio IV.................
    Corporate Square...............        1,664           1.1           22         3.15
    Minneapolis Distribution
    Portfolio......................        3,260           2.2           29         3.17

    Penn James Office Warehouse....          813           0.5           23         3.77
    Shady Oak......................          377           0.3            9         3.62
    Twin Cities....................        1,930           1.3            8         3.21
                                         -------          ----          ---         ----
Midwestern Total/Weighted..........       33,477          22.3          222         3.56
Average
EASTERN
  Philadelphia
    Mid-Atlantic Business Center...        2,349           1.6           25         3.20
  Baltimore/Washington, D.C.
    Patuxent.......................          636           0.4           10         4.32
    Pennsy Drive...................        1,853           1.2            2         6.12
  Boston
    Cabot Business Park............        4,996           3.3           16         5.50
  Wilmington
    Boulden........................        1,008           0.7            5         3.79

                                                                                                          PERCENTAGE
                                                                                                           OF TOTAL
                                                                                              RENTABLE     RENTABLE
                                                                  NUMBER OF   YEAR BUILT/      SQUARE       SQUARE     PERCENTAGE
         REGION/MARKET/PROPERTY                  LOCATION         BUILDINGS   RENOVATED(1)      FEET         FEET        LEASED
-----------------------------------------  --------------------   ---------   ------------   ----------   ----------   ----------
  No. New Jersey
    Dock's Corner........................  South Brunswick             1      1996E             554,521        1.5         84.1%
    Two South Middlesex..................  Monroe                      1      1995R             218,088        0.6        100.0
                                                                     ---                     ----------      -----        -----
Eastern Total/Weighted Average...........                             33                      3,396,251        9.1         89.6
                                                                     ---                     ----------      -----        -----
Contributed Industrial Properties
  Total/Weighted Average.................                            322                     31,833,736       85.3         95.6%

PENDING ACQUISITION PROPERTIES
WESTERN
  Los Angeles
    East Walnut Drive....................  City of Industry            1      1990               85,871        0.2        100.0
    Commerce.............................  Fontana                     1      1990              254,414        0.7        100.0
    Jasmine Avenue.......................  Fontana                     1      1990              410,208        1.1        100.0
  San Francisco Bay Area
    Weigman Road.........................  Hayward                     1      1990              148,559        0.4        100.0
    Yosemite Drive.......................  Milpitas                    1      1983              169,195        0.5        100.0
    Laurelwood...........................  Santa Clara                 2      1981              155,500        0.4        100.0
  Seattle
    72nd Avenue..........................  Kent                        1      1988              125,654        0.3        100.0
                                                                     ---                     ----------      -----        -----
Western Total/Weighted Average...........                              8                      1,349,401        3.6        100.0
SOUTHERN
  Dallas/Ft. Worth
    McDaniel Drive.......................  Carrollton                  1      1981              157,500        0.4        100.0
    Valwood Parkway II...................  Carrollton                  2      1984              254,209        0.7        100.0
    Pagemill & Dillworth.................  Dallas                      2      1981              217,803        0.6        100.0
    West Kiest...........................  Dallas                      1      1981              248,698        0.7        100.0
    Shiloh Road..........................  Garland                     1      1979              192,720        0.5        100.0
    N. Glenville Ave.....................  Richardson                  1      1981              109,000        0.3        100.0
  Orlando
    Presidents Drive.....................  Orlando                     1      1979              129,372        0.3        100.0
    Presidents Drive II..................  Orlando                     3      1984              302,400        0.8        100.0
    Viscount.............................  Orlando                     1      1972              114,846        0.3        100.0
                                                                     ---                     ----------      -----        -----
Southern Total/Weighted Average..........                             13                      1,726,548        4.6        100.0

                                                                                      ANNUALIZED
                                                            PERCENTAGE                BASE RENT
                                            ANNUALIZED          OF                    PER LEASED
                                             BASE RENT      ANNUALIZED    NUMBER OF     SQUARE
         REGION/MARKET/PROPERTY               (000S)        BASE RENT      LEASES      FOOT(2)
-----------------------------------------  -------------   ------------   ---------   ----------
  No. New Jersey
    Dock's Corner........................    $   1,819           1.2            2       $ 3.90
    Two South Middlesex..................          856           0.6            2         3.93
                                              --------         -----         ----        -----
Eastern Total/Weighted Average...........       13,517           9.0           62         4.44
                                              --------         -----         ----        -----
Contributed Industrial Properties
  Total/Weighted Average.................    $ 131,519          87.8%         861       $ 4.32
PENDING ACQUISITION PROPERTIES
WESTERN
  Los Angeles
    East Walnut Drive....................          333           0.2            1         3.88
    Commerce.............................          870           0.6            1         3.42
    Jasmine Avenue.......................        1,231           0.8            1         3.00
  San Francisco Bay Area
    Weigman Road.........................          490           0.3            2         3.30
    Yosemite Drive.......................          680           0.5            1         4.02
    Laurelwood...........................          712           0.5            2         4.58
  Seattle
    72nd Avenue..........................          445           0.3            1         3.54
                                              --------         -----         ----        -----
Western Total/Weighted Average...........        4,761           3.2            9         3.53
SOUTHERN
  Dallas/Ft. Worth
    McDaniel Drive.......................          601           0.4            1         3.82
    Valwood Parkway II...................          773           0.6            5         3.04
    Pagemill & Dillworth.................          669           0.4            4         3.07
    West Kiest...........................          517           0.3            1         2.08
    Shiloh Road..........................          530           0.4            1         2.75
    N. Glenville Ave.....................          414           0.3            1         3.80
  Orlando
    Presidents Drive.....................          466           0.3            1         3.60
    Presidents Drive II..................          816           0.5            8         2.70
    Viscount.............................          353           0.2            8         3.07
                                              --------         -----         ----        -----
Southern Total/Weighted Average..........        5,139           3.4           30         2.98

                                                                                                          PERCENTAGE
                                                                                                           OF TOTAL
                                                                                              RENTABLE     RENTABLE
                                                                  NUMBER OF   YEAR BUILT/      SQUARE       SQUARE     PERCENTAGE
         REGION/MARKET/PROPERTY                  LOCATION         BUILDINGS   RENOVATED(1)      FEET         FEET        LEASED
-----------------------------------------  --------------------   ---------   ------------   ----------   ----------   ----------
MIDWESTERN
  Chicago
    Belden Avenue........................  Addison                     3      1991              346,233        1.0%        72.0%
  Columbus
    Industrial Drive.....................  Columbus                    1      1991              225,433        0.6        100.0
    Janitrol.............................  Columbus                    1      1989              240,000        0.6        100.0
                                                                     ---                     ----------      -----        -----
Midwestern
  Total/Weighted Average.................                              5                        811,666        2.2         88.1
EASTERN
  Baltimore/Washington, D.C.
    Brightseat Road......................  Landover                    1      1990              121,785        0.3        100.0
    Santa Barbara Court..................  Elkridge                    1      1978              166,820        0.4        100.0
    Preston Court........................  Jessup                      1      1988              178,880        0.5        100.0
  Boston
    Hampden Road.........................  Mansfield                   1      1977              204,117        0.5        100.0
  Cincinnati(4)
    Dixie Highway........................  Florence, KY                2      1990              209,680        0.6        100.0
    Empire Drive.........................  Florence, KY                1      1989              199,440        0.5        100.0
    Holton Drive.........................  Florence, KY                1      1994              268,525        0.8        100.0
    Production Drive.....................  Florence, KY                1      1975               50,729        0.1        100.0
  No. New Jersey
    Docks Corner II......................  South Brunswick             1      1981              212,335        0.6        100.0
                                                                     ---                     ----------      -----        -----
Eastern Total/Weighted Average...........                             10                      1,612,311        4.3        100.0
                                                                     ---                     ----------      -----        -----
Pending Acquisition Properties
  Total/Weighted Average.................                             36                      5,499,926       14.7         98.2
                                                                     ---                     ----------      -----        -----
Industrial Properties Total/Weighted
  Average................................                            358                     37,333,662      100.0%        96.0%
                                                                     ===                     ==========      =====        =====

  Columbus

                                                                                      ANNUALIZED
                                                            PERCENTAGE                BASE RENT
                                            ANNUALIZED          OF                    PER LEASED
                                             BASE RENT      ANNUALIZED    NUMBER OF     SQUARE
         REGION/MARKET/PROPERTY               (000S)        BASE RENT      LEASES      FOOT(2)
-----------------------------------------  -------------   ------------   ---------   ----------
MIDWESTERN
  Chicago
    Belden Avenue........................    $   1,352           0.8%           6       $ 5.42

    Industrial Drive.....................          678           0.5            1         3.01
    Janitrol.............................          692           0.5            2         2.88
                                              --------         -----         ----        -----
Midwestern
  Total/Weighted Average.................        2,722           1.8            9         3.81
EASTERN
  Baltimore/Washington, D.C.
    Brightseat Road......................          501           0.3            2         4.11
    Santa Barbara Court..................          560           0.4            2         3.36
    Preston Court........................          671           0.4            3         3.75
  Boston
    Hampden Road.........................          765           0.5            1         3.75
  Cincinnati(4)
    Dixie Highway........................          636           0.4            3         3.03
    Empire Drive.........................          622           0.4            3         3.12
    Holton Drive.........................        1,009           0.8            1         3.76
    Production Drive.....................          162           0.1            1         3.19
  No. New Jersey
    Docks Corner II......................          796           0.5            1         3.75
                                              --------         -----         ----        -----
Eastern Total/Weighted Average...........        5,722           3.8           17         3.55
                                              --------         -----         ----        -----
Pending Acquisition Properties
  Total/Weighted Average.................       18,344          12.2           65         3.40
                                              --------         -----         ----        -----
Industrial Properties Total/Weighted
  Average................................    $ 149,863         100.0%         926       $ 4.18
                                              ========         =====         ====        =====

---------------

(1) Industrial Properties denoted with an "R," "E" or "D" indicate the date of most recent renovation, expansion or development, respectively. All other dates reference the year such Property was developed. Renovation with respect to a property means capital improvements which have totaled 20% or more of the total cost of such property within a 24-month period or have resulted in a material improvement of the physical condition. Expansion with respect to a property means construction resulting in an increase in the rentable square footage of an existing structure or the development of additional buildings on a property on which existing buildings are located. Development with respect to a property means new construction on a previously undeveloped location.

(2) Calculated as Annualized Base Rent divided by total rentable square feet actually leased as of September 30, 1997.

(3) The Company holds an interest in this Property through a joint venture interest in a limited partnership. See "-- Properties Held Through Joint Ventures, Limited Liability Companies and Partnerships."

(4) The Properties included in the Cincinnati Consolidated Metropolitan Statistical Area are located in Florence, Kentucky, and, accordingly, are reflected in the Eastern region.

INDUSTRIAL PROPERTY TENANT INFORMATION

     Largest Industrial Property Tenants. The following table lists tenants with Annualized Base Rent representing at least 0.5% of total Annualized Base Rent of the Industrial Properties as of September 30, 1997 of which 12 lease space in more than one of the Industrial Properties.

                                                                  PERCENTAGE OF                  PERCENTAGE OF
                                                    AGGREGATE       AGGREGATE      ANNUALIZED      AGGREGATE
                                       NUMBER OF    RENTABLE      LEASED SQUARE    BASE RENT    ANNUALIZED BASE
         INDUSTRIAL TENANT NAME(1)     PROPERTIES  SQUARE FEET       FEET(2)         (000S)         RENT(3)
      -------------------------------  ---------   -----------   ---------------   ----------   ---------------
      Contributed Industrial
        Properties
        United States Postal
          Service....................      2          430,202           1.2%        $  1,956           1.3%
        Air Express International
          USA, Inc...................      4          272,235           0.8            1,881           1.3
        Dell USA L.P.................      3          290,400           0.8            1,724           1.2
        Toys 'R Us, Inc..............      1          219,665           0.6            1,500           1.0
        Sage Enterprises.............      3          199,877           0.5            1,448           1.0
        Cosmair......................      1          303,843           0.8            1,291           0.9
        Mylex Corporation............      2          133,182           0.4            1,165           0.8
        Harmonic Lightwaves..........      1          110,160           0.3            1,124           0.8
        Ciba Vision..................      4          245,616           0.7            1,067           0.7
        Melrose Distribution.........      1          346,538           1.0            1,057           0.7
        Holman Distribution Center of
          Washington, Inc............      2          371,440           1.0              981           0.7
        Hexcel Corporation...........      6          261,134           0.7              961           0.6
        Mitsubishi Warehouse
          Corporation................      1          253,584           0.7              959           0.6
        Superior Coffee and Foods....      1          201,011           0.6              926           0.6
        Pragmatech, Inc..............      3          102,157           0.3              873           0.6
        Rollerblade..................      2          278,840           0.8              872           0.6
        Best Buy Company.............      1          244,807           0.7              842           0.6
        Logitech International,
          S.A........................      2           95,632           0.3              818           0.5
        Belkin Components............      1          219,028           0.6              815           0.5
        Schmelbach-Lubeca AG.........      1          222,224           0.6              811           0.5
        Vidco International..........      2          146,460           0.4              809           0.5
        Fujitsu America..............      1          147,400           0.4              776           0.5
        AT&T Resource Management
          Corporation................      1          360,000           1.0              768           0.5
        Bridgestone Firestone,
          Inc........................      1          296,800           0.8              760           0.5
        International Multifoods,
          Inc........................      1          144,000           0.4              720           0.5
                                                    ---------          ----          -------          ----
               Subtotal/Weighted
                 Average(4)..........               5,896,235          16.4           26,904          18.0
                                                    ---------          ----          -------          ----
      Pending Acquisition Properties
        Avery Dennison Corp..........      1          410,208           1.1            1,231           0.8
        Nature Company...............      1          268,525           0.8            1,009           0.7
        K-Swiss, Inc.................      1          254,414           0.7              870           0.6
        Home Depot U.S.A., Inc.......      1          212,335           0.6              796           0.5
        HomeGoods....................      1          204,117           0.6              765           0.5
                                                    ---------          ----          -------          ----
               Subtotal/Weighted
                 Average.............               1,349,599           3.8            4,671           3.1
                                                    ---------          ----          -------          ----
      Industrial Properties
        Total/Weighted Average.......               7,245,834          20.2%        $ 31,575          21.1%
                                                    =========          ====          =======          ====

     --------------------

     (1) Tenant(s) may be a subsidiary of or an entity affiliated with the named tenant.

     (2) Computed as Aggregate Rentable Square Feet divided by the Aggregate Leased Square Feet of the Industrial Properties (including the Pending Acquisition Properties).

     (3) Computed as Annualized Base Rent divided by the Aggregate Annualized Base Rent of the Industrial Properties (including the Pending Acquisition Properties).

     (4) Excluding the Pending Acquisition Properties, the Percentage of Aggregate Leased Square Feet and the Percentage of Aggregate Annualized Base Rent are 18.5% and 20.5%, respectively.

     The largest industrial tenants represent 21.1% of the Industrial Properties' Annualized Base Rent (20.5% excluding the Pending Acquisition Properties). Other companies that are tenants in the Industrial Properties include General Electric Company, International Business Machines, Inc., Sears Roebuck & Co., Hewlett Packard Company, Federal Express Corporation, Lucent Technologies, Inc. and a wide variety of other national, regional and local industrial tenants. In addition to the larger leases reflected above, leases of less than 25,000 rentable square feet represent 55.3% of the Industrial Properties' total number of leases and 18.7% of the Industrial Properties' Annualized Base Rent (57.4% of the total number of leases and 20.5% of the Annualized Base Rent of the Contributed Industrial Properties), as depicted in the table under the caption "Industrial Property Lease Distributions." Following is a list of certain tenants which lease less than 25,000 rentable square feet of industrial space:

Alabama Metal Industries, Inc.     Argosy Industries, Inc.         Buckeye International, Inc.
City of San Leandro                Creative Education Supplies     Creative Solutions
Custom Walls & Windows Inc.        Farmer's Insurance              Genuine Parts Company
Golden West Games                  Le Gourmet Kitchens             Litho Technical Services
National Tree Corporation          New Golf Holding Co.            Plastek USA Inc.
Plummer's, Inc.                    Quality Video                   Santa Cruz Motors
Supergraphics Inc.                 The Sportsman's Guide           Tokyo World Transport (USA) Inc.
Type & Snowboard, Inc.             W.R. Grace & Co.                Zebra Express Inc.

INDUSTRIAL PROPERTY LEASE EXPIRATIONS

     The following table summarizes the lease expirations for the Industrial Properties for leases in place as of September 30, 1997, without giving effect to the exercise of renewal options or termination rights, if any, at or prior to the scheduled expirations.

                                                                                                            ANNUALIZED
                                              RENTABLE                                       PERCENTAGE    BASE RENT OF
                                               SQUARE      PERCENTAGE       ANNUALIZED     OF ANNUALIZED     EXPIRING
                                  NUMBER OF  FOOTAGE OF     OF TOTAL       BASE RENT OF      BASE RENT        LEASES
                                   LEASES     EXPIRING   RENTABLE SQUARE  EXPIRING LEASES   OF EXPIRING     PER SQUARE
    YEAR OF LEASE EXPIRATION      EXPIRING     LEASES        FOOTAGE          (000S)           LEASES        FOOT(2)
--------------------------------- ---------  ----------  ---------------  ---------------  --------------  ------------
Contributed Industrial Properties
  1997(1)........................     63      2,410,714         6.5%         $  10,312            6.9%        $ 4.28
  1998...........................    184      5,131,120        13.7             20,911           14.0           4.08
  1999...........................    161      4,414,831        11.8             18,990           12.7           4.30
  2000...........................    169      5,417,177        14.5             23,919           15.9           4.42
  2001...........................    116      3,426,477         9.2             17,002           11.3           4.96
  2002...........................     94      3,732,166        10.0             15,362           10.3           4.12
  2003...........................     25      1,253,764         3.4              5,310            3.5           4.24
  2004...........................     14      1,273,427         3.4              5,400            3.6           4.24
  2005...........................     13      1,248,595         3.3              5,543            3.7           4.44
  2006...........................     11      1,014,301         2.7              5,233            3.5           5.16
  2007 and beyond................     11      1,115,345         3.0              3,537            2.4           3.17
                                     ---     ----------        ----           --------          -----         ------
Subtotal/Weighted Average........    861     30,437,917        81.5            131,519           87.8           4.32
Pending Acquisition Properties
  1997(1)........................      5        304,172         0.8                979            0.7           3.22
  1998...........................     13      1,004,063         2.7              3,490            2.3           3.48
  1999...........................     13        741,441         2.0              2,317            1.5           3.12
  2000...........................     10        959,676         2.6              3,185            2.1           3.32
  2001...........................      8        607,864         1.6              2,386            1.6           3.93
  2002...........................      8        786,677         2.1              2,413            1.6           3.07
  2003...........................      3        334,848         0.9              1,401            0.9           4.18
  2004...........................      1         60,580         0.2                230            0.2           3.80
  2005...........................      1        100,800         0.3                277            0.2           2.75
  2006...........................      1         41,600         0.1                127            0.1           3.05
  2007 and beyond................      2        461,245         1.2              1,539            1.0           3.34
                                     ---     ----------        ----           --------          -----         ------
Subtotal/Weighted Average........     65      5,402,966        14.5             18,344           12.2           3.40
                                     ---     ----------        ----           --------          -----         ------
Industrial Properties
  Total/Weighted Average.........    926     35,840,883       96.0%          $ 149,863         100.0%         $ 4.18
                                     ===     ==========        ====           ========          =====         ======

---------------

(1) Represents lease expirations from October 1, 1997 to December 31, 1997 and month-to-month leases.

(2) Calculated as Annualized Base Rent divided by the square footage of expiring leases.

INDUSTRIAL PROPERTY LEASE EXPIRATIONS BY REGION

     For the 12-month period ended September 30, 1997, the Company renewed 147 industrial leases representing a retention rate of 72.9% of the expiring industrial space (excluding leasing activity with respect to the Pending Acquisition Properties). The following table details the Industrial Property lease expirations by region and summarizes for leases in effect as of September 30, 1997, the year in which they expire for each of the ten years beginning with 1997, on an aggregate basis, without giving effect to the exercise of renewal options and excluding an aggregate of approximately 1.5 million rentable square feet of unleased space (1.4 million rentable square feet excluding the Pending Acquisition Properties).

              REGION                  1997        1998        1999        2000        2001        2002        2003        2004
----------------------------------  ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
CONTRIBUTED INDUSTRIAL PROPERTIES
WESTERN
  Rentable Square Feet(1).........    445,101   2,004,008   1,288,189   1,403,822   1,457,651   1,360,454     673,203   1,153,075
  % Rentable Square Feet(2).......        1.2%        5.4%        3.4%        3.8%        3.9%        3.6%        1.9%        3.1%
  Annualized Base Rent (000s).....     $2,574      $9,200      $6,493      $7,306      $7,537      $6,826      $3,090      $4,901
  Number of Leases Expiring.......         28          65          61          39          42          36          14          11
  Expiring Rent Per Sq. Ft.(3)....      $5.78       $4.59       $5.04       $5.20       $5.17       $5.02       $4.59       $4.25
SOUTHERN
  Rentable Square Feet(1).........    451,834     869,746     742,533   1,259,786   1,104,813   1,561,221     271,075          --
  % Rentable Square Feet(2).......        1.2%        2.3%        2.0%        3.4%        3.0%        4.2%        0.7%         --
  Annualized Base Rent (000s).....     $1,693      $3,108      $3,125      $5,877      $5,820      $5,475        $891         $--
  Number of Leases Expiring.......         13          44          38          69          52          36           5          --
  Expiring Rent Per Sq. Ft.(3)....      $3.75       $3.57       $4.21       $4.67       $5.27       $3.51       $3.29         $--
MIDWESTERN
  Rentable Square Feet(1).........  1,136,027   1,868,559   1,495,031   1,772,881     678,124     703,171     197,328     120,352
  % Rentable Square Feet(2).......        3.1%        5.0%        4.0%        4.7%        1.8%        1.9%        0.5%        0.3%
  Annualized Base Rent (000s).....     $3,718      $7,085      $5,517      $6,683      $2,810      $2,623        $838        $499
  Number of Leases Expiring.......         16          62          47          44          16          20           3           3
  Expiring Rent Per Sq. Ft.(3)....      $3.27       $3.79       $3.69       $3.77       $4.14       $3.73       $4.25       $4.15
EASTERN
  Rentable Square Feet(1).........    377,752     388,807     889,078     980,688     185,889     107,320     112,158          --
  % Rentable Square Feet(2).......        1.0%        1.0%        2.4%        2.6%        0.5%        0.3%        0.3%         --
  Annualized Base Rent (000s).....     $2,327      $1,518      $3,855      $4,053        $835        $438        $491         $--
  Number of Leases Expiring.......          6          13          15          17           6           2           3          --
  Expiring Rent Per Sq. Ft.(3)....      $6.16       $3.90       $4.34       $4.13       $4.49       $4.08       $4.38         $--
CONTRIBUTED INDUSTRIAL PROPERTIES
  TOTAL/WEIGHTED AVERAGE
  Rentable Square Feet(1).........  2,410,714   5,131,120   4,414,831   5,417,177   3,426,477   3,732,166   1,253,764   1,273,427
  % Rentable Square Feet(2).......        6.5%       13.7%       11.8%       14.5%        9.2%       10.0%        3.4%        3.4%
  Annualized Base Rent (000s).....    $10,312     $20,911     $18,990     $23,919     $17,002     $15,362      $5,310      $5,400
  Number of Leases Expiring.......         63         184         161         169         116          94          25          14
  Expiring Rent Per Sq. Ft.(3)....      $4.28       $4.08       $4.30       $4.42       $4.96       $4.12       $4.24       $4.24

                                                            2007 AND    TOTAL/WEIGHTED
              REGION                  2005        2006       BEYOND        AVERAGE
----------------------------------  ---------   ---------   ---------   --------------
CONTRIBUTED INDUSTRIAL PROPERTIES
WESTERN
  Rentable Square Feet(1).........     86,200     439,520     157,325     10,468,548
  % Rentable Square Feet(2).......        0.2%        1.1%        0.5%          28.1%
  Annualized Base Rent (000s).....       $585      $2,933        $568        $52,013
  Number of Leases Expiring.......          3           5           2            306
  Expiring Rent Per Sq. Ft.(3)....      $6.79       $6.67       $3.61          $4.97
SOUTHERN
  Rentable Square Feet(1).........    649,124     251,041     352,759      7,513,932
  % Rentable Square Feet(2).......        1.7%        0.7%        0.9%          20.1%
  Annualized Base Rent (000s).....     $3,679      $1,519      $1,325        $32,512
  Number of Leases Expiring.......          7           3           4            271
  Expiring Rent Per Sq. Ft.(3)....      $5.67       $6.05       $3.76          $4.33
MIDWESTERN
  Rentable Square Feet(1).........    513,271     323,740     605,261      9,413,745
  % Rentable Square Feet(2).......        1.4%        0.9%        1.6%          25.2%
  Annualized Base Rent (000s).....     $1,279        $781      $1,644        $33,477
  Number of Leases Expiring.......          3           3           5            222
  Expiring Rent Per Sq. Ft.(3)....      $2.49       $2.41       $2.72          $3.56
EASTERN
  Rentable Square Feet(1).........         --          --          --      3,041,692
  % Rentable Square Feet(2).......         --          --          --            8.1%
  Annualized Base Rent (000s).....        $--         $--         $--        $13,517
  Number of Leases Expiring.......         --          --          --             62
  Expiring Rent Per Sq. Ft.(3)....        $--         $--         $--          $4.44
CONTRIBUTED INDUSTRIAL PROPERTIES
  TOTAL/WEIGHTED AVERAGE
  Rentable Square Feet(1).........  1,248,595   1,014,301   1,115,345     30,437,917
  % Rentable Square Feet(2).......        3.3%        2.7%        3.0%          81.5%
  Annualized Base Rent (000s).....     $5,543      $5,233      $3,537       $131,519
  Number of Leases Expiring.......         13          11          11            861
  Expiring Rent Per Sq. Ft.(3)....      $4.44       $5.16       $3.17          $4.32

              REGION                  1997        1998        1999        2000        2001        2002        2003        2004
----------------------------------  ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
PENDING ACQUISITION PROPERTIES
WESTERN
  Rentable Square Feet(1)                  --     538,757          --     537,949          --     169,195     103,500          --
  % Rentable Square Feet(2)                --         1.4%         --         1.4%         --         0.5%        0.3%         --
  Annualized Base Rent (000s)              --      $1,963          --      $1,631          --        $680        $487          --
  Number of Leases Expiring                --           5          --           2          --           1           1          --
  Rent Per Square Foot(3)                  --       $3.64          --       $3.03          --       $4.02       $4.71          --
SOUTHERN
  Rentable Square Feet(1)             272,172     138,352     255,939     194,098     201,668     329,199          --          --
  % Rentable Square Feet(2)               0.7%        0.4%        0.7%        0.5%        0.5%        0.9%         --          --
  Annualized Base Rent (000s)            $880        $396        $708        $737        $658        $826          --          --
  Number of Leases Expiring                 4           3           7           4           4           5          --          --
  Rent Per Square Foot(3)               $3.23       $2.86       $2.77       $3.80       $3.26       $2.51          --          --
MIDWESTERN
  Rentable Square Feet(1)              32,000      21,105     260,052      14,024     143,079     225,433      19,013          --
  % Rentable Square Feet(2)               0.1%        0.1%        0.7%         --         0.4%        0.5%        0.1%         --
  Annualized Base Rent (000s)             $99        $101        $869         $80        $777        $678        $118          --
  Number of Leases Expiring                 1           1           2           1           2           1           1          --
  Rent Per Square Foot(3)               $3.09       $4.79       $3.34       $5.70       $5.43       $3.01       $6.21          --
EASTERN
  Rentable Square Feet(1)                  --     305,849     225,450     213,605     263,117      62,850     212,335      60,580
  % Rentable Square Feet(2)                --         0.8%        0.6%        0.7%        0.7%        0.2%        0.5%        0.2%
  Annualized Base Rent (000s)              --      $1,030        $740        $737        $951        $229        $796        $230
  Number of Leases Expiring                --           4           4           3           2           1           1           1
  Rent Per Square Foot(3)                  --       $3.37       $3.28       $3.45       $3.61       $3.64       $3.75       $3.80
PENDING ACQUISITION PROPERTIES
  SUBTOTAL/WEIGHTED AVERAGE
  Rentable Square Feet(1)             304,172   1,004,063     741,441     959,676     607,864     786,677     334,848      60,580
  % Rentable Square Feet(2)               0.8%        2.7%        2.0%        2.6%        1.6%        2.1%        0.9%        0.2%
  Annualized Base Rent (000s)            $979      $3,490      $2,317      $3,185      $2,386      $2,413      $1,401        $230
  Number of Leases Expiring                 5          13          13          10           8           8           3           1
  Rent Per Square Foot(3)               $3.22       $3.48       $3.12       $3.32       $3.93       $3.07       $4.18       $3.80
INDUSTRIAL PROPERTIES
  TOTAL/WEIGHTED AVERAGE
  Rentable Square Feet(1)           2,714,886   6,135,183   5,156,272   6,376,853   4,034,341   4,518,843   1,588,612   1,334,007
  % Rentable Square Feet(2)               7.3%       16.4%       13.8%       17.1%       10.8%       12.1%        4.3%        3.6%
  Annualized Base Rent (000s)         $11,291     $24,401     $21,307     $27,104     $19,388     $17,775      $6,711      $5,630
  Number of Leases Expiring                68         197         174         179         124         102          28          15
  Rent Per Square Foot(3)               $4.16       $3.98       $4.13       $4.25       $4.81       $3.93       $4.22       $4.22

                                                            2007 AND    TOTAL/WEIGHTED
              REGION                  2005        2006       BEYOND        AVERAGE
----------------------------------  ---------   ---------   ---------   --------------
PENDING ACQUISITION PROPERTIES
WESTERN
  Rentable Square Feet(1)                  --          --          --      1,349,401
  % Rentable Square Feet(2)                --          --          --            3.6%
  Annualized Base Rent (000s)              --          --          --         $4,761
  Number of Leases Expiring                --          --          --              9
  Rent Per Square Foot(3)                  --          --          --          $3.53
SOUTHERN
  Rentable Square Feet(1)             100,800      41,600     192,720      1,726,548
  % Rentable Square Feet(2)               0.3%        0.1%        0.5%           4.6%
  Annualized Base Rent (000s)            $277        $127        $530         $5,139
  Number of Leases Expiring                 1           1           1             30
  Rent Per Square Foot(3)               $2.75       $3.05       $2.75          $2.98
MIDWESTERN
  Rentable Square Feet(1)                  --          --          --        714,706
  % Rentable Square Feet(2)                --          --          --            1.9%
  Annualized Base Rent (000s)              --          --          --         $2,722
  Number of Leases Expiring                --          --          --              9
  Rent Per Square Foot(3)                  --          --          --          $3.81
EASTERN
  Rentable Square Feet(1)                  --          --     268,525      1,612,311
  % Rentable Square Feet(2)                --          --         0.7%           4.4%
  Annualized Base Rent (000s)              --          --      $1,009         $5,722
  Number of Leases Expiring                --          --           1             17
  Rent Per Square Foot(3)                  --          --       $3.76          $3.55
PENDING ACQUISITION PROPERTIES
  SUBTOTAL/WEIGHTED AVERAGE
  Rentable Square Feet(1)             100,800      41,600     461,245      5,402,966
  % Rentable Square Feet(2)               0.3%        0.1%        1.2%          14.5%
  Annualized Base Rent (000s)            $277        $127      $1,539        $18,344
  Number of Leases Expiring                 1           1           2             65
  Rent Per Square Foot(3)               $2.75       $3.05       $3.34          $3.40
INDUSTRIAL PROPERTIES
  TOTAL/WEIGHTED AVERAGE
  Rentable Square Feet(1)           1,349,395   1,055,901   1,576,590     35,840,883
  % Rentable Square Feet(2)               3.6%        2.8%        4.2%          96.0%
  Annualized Base Rent (000s)          $5,820      $5,360      $5,076       $149,863
  Number of Leases Expiring                14          12          13            926
  Rent Per Square Foot(3)               $4.31       $5.08       $3.22          $4.18

---------------

(1) Reflects total rentable square footage of expiring leases from October 1 through December 31 for 1997 and for the calendar year for each year thereafter.

(2) Reflects total rentable square footage of expiring leases as a percentage of the total leased square footage.

(3) Expiring rent per square foot is calculated by dividing the Annualized Base Rent of leases expiring by the square footage expiring in any given year.

INDUSTRIAL PROPERTY LEASE DISTRIBUTIONS

     The following table sets forth information relating to the distribution of the Industrial Property leases, based on leased rentable square footage, as of September 30, 1997:

                                                                     PERCENTAGE                      ANNUALIZED     PERCENTAGE
    DISTRIBUTION OF                                TOTAL LEASED     OF AGGREGATE      ANNUALIZED     BASE RENT     OF AGGREGATE
    LEASED RENTABLE      NUMBER      PERCENT OF      RENTABLE      LEASED RENTABLE     BASE RENT     PER SQUARE     ANNUALIZED
      SQUARE FEET       OF LEASES    ALL LEASES    SQUARE FEET       SQUARE FEET        (000S)        FOOT(1)       BASE RENT
---------------------------------    ----------    ------------    ---------------    -----------    ----------    ------------
CONTRIBUTED INDUSTRIAL PROPERTIES
Ground leases...........      7           0.8%         N/A                 N/A        $        92      N/A               0.1%
10,000 or less..........    262          28.2         1,374,147            3.8%             7,971      $ 5.80            5.3
10,001 - 25,000.........    232          25.1         3,721,557           10.4             18,915        5.08           12.6
25,001 - 50,000.........    179          19.3         6,444,520           18.0             29,534        4.58           19.7
50,001 - 100,000........    111          12.0         7,795,397           21.8             34,264        4.40           22.9
100,001 or greater......     70           7.6        11,102,296           31.0             40,743        3.67           27.2
                            ---         -----        ----------          -----        -----------       -----          -----
  Subtotal/Weighted
    Average.............    861          93.0        30,437,917           85.0            131,519        4.32           87.8
PENDING ACQUISITION PROPERTIES
10,000 or less..........      5           0.5            42,109            0.1                126        2.99            0.1
10,001 - 25,000.........     13           1.4           231,955            0.6              1,009        4.35            0.7
25,001 - 50,000.........     12           1.3           405,441            1.1              1,198        2.95            0.8
50,001 - 100,000........     13           1.4           849,296            2.4              3,016        3.55            2.0
100,001 or greater......     22           2.4         3,874,165           10.8             12,995        3.35            8.6
                           ---          -----        ----------          -----        -----------       -----          -----
  Subtotal/Weighted
    Average.............     65           7.0         5,402,966           15.0             18,344        3.40           12.2
Industrial Properties
  Total/Weighted
    Average.............    926         100.0%       35,840,883          100.0%       $   149,863      $ 4.18          100.0%
                            ===         =====        ==========          =====        ===========       =====          =====

---------------
(1) Calculated as Annualized Base Rent divided by the corresponding square footage in each tenant size range.

RETAIL PROPERTIES

     The Company owns 33 Retail Properties aggregating approximately 6.3 million rentable square feet. As of September 30, 1997, the Retail Properties were 94.3% leased to over 700 tenants, the largest of which accounted for approximately 4.1% of the Company's Annualized Base Rent from its Retail Properties as of September 30, 1997. The Retail Properties have an average age of five years since built, expanded or renovated. The Company's historical weighted average retention rate for the Retail Properties for the period beginning January 1, 1994 through September 30, 1997 was approximately 81.4%, based on 0.7 million rentable square feet of expiring leases.

     The Retail Properties generally are located in supply-constrained trade areas of 15 major metropolitan areas. The Company's national operating strategy for the community shopping center business is based on detailed research regarding these target trade areas which typically have high population densities and above-average income levels.

     The two graphs below compare the population density and income levels surrounding the Company's retail centers to the national averages.

                          1996 MEDIAN HOUSEHOLD INCOME
                         AMB RETAIL CENTERS VS. U.S.(1)

               [S]            [C]
               $51,000(2)     Within 3 miles of AMB Retail Centers
               $40,000(3)     All MSAs
               $35,000(4)     Total U.S.

--------

(1) Weighted by number of households.

(2) Derived from information compiled by Claritas Inc. The Company has been advised that the information comes from various government and industry sources, but the Company has not independently verified the information.

(3) Derived from data obtained from Regional Financial Associates.

(4) Derived from data published by Regional Financial Associates.

                         1996 AVERAGE POPULATION WITHIN
                    THREE-MILE RADIUS OF SHOPPING CENTER(1)

                         [S]            [C]
                         AMB Retail     U.S. Shopping
                           Centers          Centers
                           110,000         71,000(2)

----------

(1) Derived from information compiled by Claritas Inc. The Company has been advised that the information comes from various government and industry sources, but the Company has not independently verified the information.

(2) For all shopping centers greater than or equal to 50,000 square feet and less than or equal to 400,000 square feet.

     Management believes that the characteristics of its trade areas tend to result in centers with above-average retail sales. The graph below compares the average sales of the Company's grocer anchors to the national average for grocers.

                      AVERAGE 1996 GROCER ANCHOR SALES FOR
                               RETAIL PROPERTIES

                                AVERAGE GROCER
                                 SALES/SQ. FT.

                       THE COMPANY(1)(2)............$505
                       TOTAL U.S. ..................$398(3)



    (1) Includes sales/sq. ft. for grocer anchors reporting a full year of sales. 27 of 33 centers are represented above. Of the six centers not represented, (i) two do not have grocer anchors, (ii) three centers did not have a full year of sales due to one center being built and two centers repositioned during 1996 and (iii) the grocer-anchor store at one center is not owned by the Company and does not report sales.

    (2) All but five of the 27 centers included report on a calendar year basis.

    (3) Derived from data published in the Progressive Grocer Annual Report, April 1997.

     Property Characteristics. The Retail Properties generally contain between 80,000 and 350,000 rentable square feet. On average, 67% of the rentable square feet for each of the Retail Properties is leased to one or more Anchor Tenants (defined as those retail tenants occupying more than 10,000 rentable square feet and all grocery stores and drugstores). The following table identifies characteristics of a typical Retail Property.

                            RETAIL PROPERTY PROFILE

                                                     TYPICAL PROPERTY       TYPICAL RANGE
                                                     ----------------     ------------------
        Rentable Square Feet.......................    190,000             80,000 - 350,000
        Percentage Leased by Anchor Tenants........      67%                  60% - 85%
        Number of Tenants..........................       25                   10 - 50
        Parking Spaces per 1,000 Square Feet.......      5.0                  4.0 - 6.0
        Square Footage Per Anchor Tenant...........     25,000             10,000 - 100,000
        Average Square Footage Per Non-Anchor
          Tenant...................................     1,500                750 - 5,000

     Lease Terms. The Retail Properties are typically leased on a triple net basis, defined as leases in which tenants pay their proportionate share of real estate taxes, operating costs and utility costs. In addition, some leases, including some Anchor Tenant leases, require tenants to pay percentage rents based on gross retail sales above predetermined thresholds. Typical Anchor Tenant leases also provide for payment of a percentage administrative fee in lieu of a management fee (calculated as a percentage of common area maintenance) which ranges between 5% and 15%. Lease terms typical for Anchor Tenants range from 10 to 20 years, with an average of 19 years, with renewal options for an additional 10 to 20 years at fixed rents. Tenant improvement allowances are standard and the amounts vary by submarket.

     Typical Non-Anchor Tenants have lease terms ranging between three and 10 years with an average of seven years and they typically receive options for an additional five-year term at market rents. Contractual base rent excluding reimbursements and percentage rent for the Retail Properties for the years ended December 31, 1994, 1995 and 1996, and for the nine months ended September 30, 1997 was $14.0 million, $27.2 million, $43.0 million and $44.3 million, respectively, which amounted to 35%, 33%, 32% and 33%, respectively, of the Company's contractual base rent, excluding reimbursements and percentage rents, from industrial and retail properties during such periods.

     The table below shows the diversification of the Retail Properties by region.

                          RETAIL PROPERTIES BY REGION
                             AT SEPTEMBER 30, 1997

                                                              LEASED
                                                LEASED      NON-ANCHOR                               PERCENTAGE
                                                ANCHOR       RENTABLE     AVAILABLE       TOTAL       OF TOTAL
                                  NUMBER OF    RENTABLE       SQUARE      RENTABLE      RENTABLE      RENTABLE     PERCENTAGE
             REGION                CENTERS    SQUARE FEET      FEET      SQUARE FEET   SQUARE FEET   SQUARE FEET     LEASED
--------------------------------  ---------   -----------   ----------   -----------   -----------   -----------   ----------
Western.........................      16       1,539,698      991,953       84,325      2,615,976        41.8%        96.8%
Southern........................      10       1,108,510      443,705      205,331      1,757,546        28.0         88.3
Midwestern......................       4         552,707      138,400       19,545        710,652        11.3         97.2
Eastern.........................       3       1,005,618      130,010       48,834      1,184,462        18.9         95.9
                                     ---       ---------    ---------      -------      ---------       -----         ----
Total/Weighted Average..........      33       4,206,533    1,704,068      358,035      6,268,636       100.0%        94.3%
                                     ===       =========    =========      =======      =========       =====         ====

                                                             ANNUALIZED
                                               PERCENTAGE    BASE RENT
                                  ANNUALIZED       OF       PER OCCUPIED
                                  BASE RENT    ANNUALIZED      SQUARE
             REGION                 (000S)     BASE RENT      FOOT(1)
--------------------------------  ----------   ----------   ------------
Western.........................   $ 33,023        47.0%       $13.04
Southern........................     17,414        24.8         11.22
Midwestern......................      6,698         9.5          9.69
Eastern.........................     13,119        18.7         11.55
                                    -------       -----        ------
Total/Weighted Average..........   $ 70,254       100.0%       $11.89
                                    =======       =====        ======

---------------

(1) Calculated as total Annualized Base Rent divided by rentable square feet actually leased as of September 30, 1997.

                          RETAIL PROPERTIES BY MARKET
                             AT SEPTEMBER 30, 1997

                                                                          TOTAL                     ANCHOR
                                           NUMBER OF        LAND        RENTABLE     PERCENTAGE    RENTABLE
             REGION/MARKET                  CENTERS     AREA (ACRES)   SQUARE FEET     LEASED     SQUARE FEET
----------------------------------------   ---------    ------------   -----------   ----------   -----------
WESTERN
  Denver................................        2             44          512,493        98.8%       342,854
  Los Angeles...........................        3             68          748,927        95.1        406,904
  Reno..................................        1              7           76,757        95.5         47,140
  San Diego.............................        2             31          276,479        94.7        107,015
  San Francisco Bay Area................        5             53          673,031        97.6        419,117
  Santa Barbara.........................        1             11          144,775        96.9         92,980
  Seattle...............................        2             16          183,514        98.4        123,688
                                              ---            ---        ---------       -----      ---------
Western Total/Weighted Average..........       16            230        2,615,976        96.8      1,539,698
SOUTHERN
  Atlanta...............................        1             11           97,899       100.0         68,499
  Houston...............................        5             67          823,599        95.1        553,677
  Miami.................................        4             86          836,048        80.3        486,334
                                              ---            ---        ---------       -----      ---------
Southern Total/Weighted Average.........       10            164        1,757,546        88.3      1,108,510
MIDWESTERN
  Chicago...............................        3             43          504,735        96.1        400,950
  Minneapolis...........................        1             25          205,917       100.0        151,757
                                              ---            ---        ---------       -----      ---------
Midwestern Total/Weighted Average.......        4             68          710,652        97.2        552,707
EASTERN
  Albany................................        1             91          602,477        93.6        490,444
  Baltimore/Washington, D.C. ...........        1             42          404,669        98.5        390,064
  Hartford..............................        1             20          177,316        97.5        125,110
                                              ---            ---        ---------       -----      ---------
Eastern Total/Weighted Average..........        3            153        1,184,462        95.9      1,005,618
                                              ---            ---        ---------       -----      ---------
Total/Weighted Average..................       33            615        6,268,636        94.3%     4,206,533
                                              ===            ===        =========       =====      =========

RETAIL PROPERTY SUMMARY

     Anchor Tenants account for 67% of the aggregate square footage of the Retail Properties. As of September 30, 1997, Annualized Base Rent for the Company's 25 largest Anchor Tenants was approximately $27.2 million, representing approximately 38.7% of Annualized Base Rent for all Retail Properties. Annualized Base Rent for the remaining retail tenants was approximately $43.0 million as of the same date, representing approximately 61.3% of the Annualized Base Rent for all Retail Properties. The following table sets forth, on a property-by-property basis, the rentable square footage leased to Anchor Tenants and Non-Anchor Tenants as of September 30, 1997. Ownership of each Property is in fee simple unless otherwise noted.

                                                                    LEASED      LEASED NON-
                                                   YEAR BUILT/      ANCHOR        ANCHOR       AVAILABLE       TOTAL
                                                    RENOVATED      RENTABLE      RENTABLE      RENTABLE      RENTABLE     PERCENT
     REGION/MARKET/PROPERTY           LOCATION         (1)        SQUARE FEET   SQUARE FEET   SQUARE FEET   SQUARE FEET   LEASED
---------------------------------  --------------  ------------   -----------   -----------   -----------   -----------   ------
WESTERN
 Denver
   Applewood Village S.C.........   Wheat Ridge        1994R         258,538        88,903        5,815        353,256     98.4%
   Arapahoe Village S.C..........     Boulder          1989R          84,316        74,770          151        159,237     99.9
 Los Angeles
   Granada Village...............  Granada Hills       1996R         124,638        81,956       18,189        224,783     91.9
                                     Manhattan
   Manhattan Village S.C.........      Beach           1992R         223,791       181,644       18,515        423,950     95.6
   Twin Oaks S.C.................   Agoura Hills       1996R          58,475        41,719           --        100,194    100.0
 Reno
   Southwest Pavilion............       Reno           1997E          47,140        26,133        3,484         76,757     95.5
 San Diego
   La Jolla Village(4)...........     La Jolla         1989R          67,238        97,989           --        165,227    100.0
   Rancho San Diego Village
     S.C.........................     La Mesa          1994R          39,777        56,688       14,787        111,252     86.7
 San Francisco Bay Area
   Bayhill S.C...................    San Bruno         1997R          59,221        57,417        5,403        122,041     95.6
   Lakeshore Plaza S.C...........  San Francisco       1993           38,836        83,426          599        122,861     99.5
   Pleasant Hill S.C.............  Pleasant Hill       1990R         210,614        23,063           --        233,677    100.0
   Silverado Plaza S.C...........       Napa           1994R          58,328        24,676        2,019         85,023     97.6
   Ygnacio Plaza.................   Walnut Creek       1990R          52,118        49,373        7,938        109,429     92.7
 Santa Barbara
   Five Points S.C...............  Santa Barbara       1996           92,980        47,295        4,500        144,775     96.9
 Seattle
   Aurora Marketplace............     Edmonds          1991           74,113        29,912        2,925        106,950     97.3
   Eastgate Plaza................     Bellevue         1995R          49,575        26,989           --         76,564    100.0
                                                                   ---------       -------       ------      ---------    -----
Western
 Total/Weighted Average..........                                  1,539,698       991,953       84,325      2,615,976     96.8

                                                             AVERAGE
                                   ANNUALIZED               BASE RENT
                                   BASE RENT    NUMBER OF   PER SQUARE
     REGION/MARKET/PROPERTY          (000S)      LEASES      FOOT(2)           PRIMARY TENANTS(3)
---------------------------------  ----------   ---------   ----------   ------------------------------

WESTERN
 Denver
   Applewood Village S.C.........   $  2,715        42        $ 7.81     Wal-Mart, King Soopers

   Arapahoe Village S.C..........      1,719        26         10.81     Safeway, SoFro Fabrics

 Los Angeles
   Granada Village...............      2,830        37         13.70     Hughes Market, TJ Maxx

   Manhattan Village S.C.........      6,228        85         13.63     Ralphs, Sav-on Drugs

   Twin Oaks S.C.................      1,056        24         10.54     Ralphs, Thrifty Drug

 Reno
   Southwest Pavilion............        732        15          9.99     Scolari's Market

 San Diego
   La Jolla Village(4)...........      3,345        40         20.24     Whole Foods Market, Savon

                                                                         Drugs

   Rancho San Diego Village
     S.C.........................      1,258        41         13.04     Von's, Sav-on Drugs

 San Francisco Bay Area
   Bayhill S.C...................      1,147        27          9.83     Mollie Stone's Markets, Longs

                                                                         Drugs

   Lakeshore Plaza S.C...........      3,256        36         26.63     Lucky, Ross

   Pleasant Hill S.C.............      2,340        12         10.01     Target, Toys 'R Us

   Silverado Plaza S.C...........        781        16          9.41     Payless Drugs, Nob Hill Foods

   Ygnacio Plaza.................      1,241        22         12.23     Lucky, Thrifty Drug

 Santa Barbara
   Five Points S.C...............      2,204        25         15.71     Lucky, Ross

 Seattle
   Aurora Marketplace............      1,394        17         13.40     Safeway, Drug Emporium

   Eastgate Plaza................        777        16         10.15     Albertson's, Payless Drugs
                                     -------       ---        ------
Western
 Total/Weighted Average..........     33,023       481         13.04

                                                     YEAR        LEASED      LEASED NON-
                                                    BUILT/       ANCHOR        ANCHOR       AVAILABLE       TOTAL
                                                   RENOVATED    RENTABLE      RENTABLE      RENTABLE      RENTABLE     PERCENT
     REGION/MARKET/PROPERTY           LOCATION        (1)      SQUARE FEET   SQUARE FEET   SQUARE FEET   SQUARE FEET   LEASED
---------------------------------  --------------  ---------   -----------   -----------   -----------   -----------   ------
SOUTHERN
 Atlanta
   Woodlawn S.C..................   Cobb County       1993         68,499        29,400           --         97,899    100.0%
 Houston
   Randall's Austin Parkway......    Sugarland        1993         90,650        21,025           --        111,675    100.0
   Randall's Commons Memorial....     Houston         1993         75,689        31,002        3,504        110,195     96.8
   Randall's Dairy Ashford.......     Houston         1993        115,360        20,575           --        135,935    100.0
   Weslayan Plaza................     Houston         1986R       206,870       125,546       23,834        356,250     93.3
   Woodway Collection............     Houston         1993         65,108        31,146       13,290        109,544     87.9
 Miami
   Kendall Mall(5)...............      Miami          1995R       194,550        79,915       25,040        299,505     91.6
   Palm Aire(5)..................  Pompano Beach      1997R        33,164        26,508       84,315        143,987     41.4
   Shoppes at Lago Mar...........      Miami          1995         42,323        30,253       10,532         83,108     87.3
   The Plaza at Delray(5)........   Delray Beach      1996R       216,297        49,335       44,816        309,448     85.5
                                                                ---------       -------      -------      ---------    -----
Southern
 Total/Weighted Average..........                               1,108,510       443,705      205,331      1,757,546     88.3
MIDWESTERN
 Chicago
   Brentwood Commons.............   Bensenville       1990R        61,621        39,631          877        102,129     99.1
   Civic Center Plaza............      Niles          1989        238,655        18,944        5,735        263,334     97.8
   Riverview Plaza S.C...........     Chicago         1981        100,674        25,665       12,933        139,272     90.7
 Minneapolis
   Rockford Road Plaza...........     Plymouth        1991        151,757        54,160           --        205,917    100.0%
                                                                ---------       -------      -------      ---------    -----
Midwestern Total/Weighted
 Average.........................                                 552,707       138,400       19,545        710,652     97.2

                                                             AVERAGE
                                   ANNUALIZED               BASE RENT
                                   BASE RENT    NUMBER OF   PER SQUARE
     REGION/MARKET/PROPERTY          (000S)      LEASES      FOOT (2)           PRIMARY TENANTS(3)

---------------------------------  ----------   ---------   ----------   ---------------------------------

SOUTHERN
 Atlanta
   Woodlawn S.C..................   $  1,193        18        $12.19     Publix Supermarket, Zany Brainy

 Houston
   Randall's Austin Parkway......      1,091        12          9.77     Randall's, Sears Hardware

   Randall's Commons Memorial....        941        15          8.82     Randall's, Walgreen's

   Randall's Dairy Ashford.......      1,304        12          9.59     Randall's, PetsMart

   Weslayan Plaza................      3,813        47         11.47     Randall's, Bering's Home Center

   Woodway Collection............      1,325        16         13.77     Randall's, Eckerd Drug

 Miami
   Kendall Mall(5)...............      3,525        41         12.84     Byrons, J.C. Penney Home Store

   Palm Aire(5)..................        430        16          7.21     Winn-Dixie, Eckerd Drug

   Shoppes at Lago Mar...........        833        16         11.48     Publix Supermarket

   The Plaza at Delray(5)........      2,959        33         11.18     Regal Cinema, Home Place

                                     -------       ---        ------
Southern
 Total/Weighted Average..........     17,414       226         11.22
MIDWESTERN
 Chicago
   Brentwood Commons.............      1,029        20         10.16     Dominick's, Super Trak

   Civic Center Plaza............      2,489        15          9.66     Dominick's, Home Depot

   Riverview Plaza S.C...........      1,173        13          9.28     Dominick's, Toys 'R Us

 Minneapolis
   Rockford Road Plaza...........      2,007        27          9.75     TJ Major, PetsMart

                                     -------       ---        ------
Midwestern Total/Weighted
 Average.........................      6,698        75          9.69

                                                     YEAR        LEASED      LEASED NON-
                                                    BUILT/       ANCHOR        ANCHOR       AVAILABLE       TOTAL
                                                   RENOVATED    RENTABLE      RENTABLE      RENTABLE      RENTABLE     PERCENT
     REGION/MARKET/PROPERTY           LOCATION        (1)      SQUARE FEET   SQUARE FEET   SQUARE FEET   SQUARE FEET   LEASED
---------------------------------  --------------  ---------   -----------   -----------   -----------   -----------   ------
EASTERN
 Albany
   Latham Farms..................      Albany         1993        490,444        73,733       38,300        602,477     93.6%
 Baltimore
   Long Gate S.C.................  Ellicott City      1996        390,064         8,468        6,137        404,669     98.5
 Hartford
   Corbins Corner S.C............     Hartford        1988R       125,110        47,809        4,397        177,316     97.5
                                                                ---------       -------      -------      ---------    -----
Eastern
 Total/Weighted Average..........                               1,005,618       130,010       48,834      1,184,462     95.9
                                                                ---------       -------      -------      ---------    -----
 Total/Weighted Average..........                               4,206,533     1,704,068      358,035      6,268,636     94.3%
                                                                =========       =======      =======      =========    =====

                                                             AVERAGE
                                   ANNUALIZED               BASE RENT
                                   BASE RENT    NUMBER OF   PER SQUARE
     REGION/MARKET/PROPERTY          (000S)      LEASES      FOOT (2)           PRIMARY TENANTS(3)

---------------------------------  ----------   ---------   ----------   ---------------------------------

EASTERN
 Albany
   Latham Farms..................   $  5,759        25        $10.21     Wal-Mart, Sam's Wholesale

 Baltimore
   Long Gate S.C.................      4,451        10         11.17     Target, Kohl's

 Hartford
   Corbins Corner S.C............      2,909        23         16.82     Toys 'R Us, Filene's Basement

                                     -------       ---        ------
Eastern
 Total/Weighted Average..........     13,119        58         11.55
                                     -------       ---        ------
 Total/Weighted Average..........   $ 70,254       840        $11.89
                                     =======       ===        ======

---------------

(1) Retail Properties denoted with an "R," "E" or "D" indicate the date of most recent renovation, expansion or development, respectively. All other dates reference the year such Property was developed. Renovation with respect to a Property means capital improvements which have totaled 20% or more of the total cost of such Property within a 24-month period or have resulted in a material improvement of the physical condition. Expansion with respect to a property means construction resulting in an increase in the rentable square footage of an existing structure or the development of additional buildings on a property on which existing buildings are located. Development with respect to a Property means new construction on a previously undeveloped location.

(2) Calculated as total Annualized Base Rent divided by rentable square feet actually leased as of September 30, 1997.

(3) Primary tenants are defined as the two largest Anchor Tenants as measured by rentable square footage.

(4) This Property includes 33 apartment units which were acquired as part of the acquisition of the Property. Rental data relating to this Property includes data relating to the apartment units.

(5) The Company holds an interest in this Property through a joint venture interest in a limited partnership. See "-- Properties Held Through Joint Ventures, Limited Liability Companies and Partnerships."

RETAIL PROPERTY TENANT INFORMATION

     Twenty-five Largest Retail Property Tenants. The Company's 25 largest Retail Property tenants by Annualized Base Rent are set forth in the table below. These tenants have an average of approximately 14 years remaining on their lease terms, which the Company believes should provide a balance to the typically shorter remaining lease terms of the Industrial Portfolio tenants.

                                                     AGGREGATE   PERCENTAGE OF                 PERCENTAGE OF
                                           NUMBER    RENTABLE      AGGREGATE     ANNUALIZED      AGGREGATE
                                             OF       SQUARE     LEASED SQUARE   BASE RENT    ANNUALIZED BASE
         RETAIL TENANT NAME(1)(2)          CENTERS     FEET         FEET(3)        (000S)         RENT(4)
--------------------------------------------------   ---------   -------------   ----------   ---------------
Wal-Mart Stores, Inc. and Sam's Club.......     3      388,866         6.6%       $  2,891           4.1%
Randall's Food & Drugs, Inc. ..............     5      298,549         5.0           2,369           3.4
Safeway Stores, Inc. ......................     4      187,334         3.2           1,860           2.6
Home Place.................................     2      109,104         1.8           1,450           2.1
Dominick's.................................     3      175,229         2.9           1,430           2.0
Target Stores Corp. .......................     2      115,344         1.9           1,251           1.8
Toys 'R Us, Inc. ..........................     4      135,332         2.3           1,247           1.8
Blockbuster Video, Inc. ...................    10       58,785         1.0           1,232           1.8
Home Quarters..............................     1      101,783         1.7           1,167           1.7
Publix.....................................     4      178,644         3.0           1,142           1.6
Home Depot.................................     1      116,095         2.0           1,016           1.4
Kohls......................................     1       86,889         1.5             949           1.3
PetsMart, Inc. ............................     4      102,100         1.7             875           1.2
Barnes & Noble Super Stores, Inc. .........     2       46,180         0.8             840           1.2
Super Shop and Save........................     1       63,664         1.1             828           1.1
Gap, Inc. .................................     3       42,361         0.7             793           1.1
Ross Stores, Inc. .........................     2       56,911         1.0             769           1.1
Fry's Electronics..........................     1       46,200         0.8             702           1.0
J.C. Penney................................     1       45,000         0.8             626           0.9
Ralphs.....................................     2       84,053         1.4             598           0.9
Bally Total Fitness........................     1       31,460         0.5             578           0.8
Eckerd Corporation.........................     4       40,206         0.7             537           0.8
Gateway Foods..............................     1       65,608         1.1             535           0.8
Regal Cinemas..............................     1       55,000         0.9             531           0.8
Hughes Market..............................     1       40,198         0.7             502           0.7
Filene's Basement..........................     1       26,750         0.5             495           0.7
                                                     ---------        ----         -------          ----
          Total/Weighted Average...........          2,697,645        45.6%       $ 27,213          38.7%
                                                     =========        ====         =======          ====

---------------

(1) Tenant(s) may be a subsidiary of or an entity affiliated with the named tenant.

(2) Of the top 25 Retail Property tenants, eight are grocers. Of the 33 Retail Properties, 31 are grocer-anchored.

(3) Computed as Aggregate Rentable Square Feet divided by the Aggregate Leased Square Feet of the Retail Properties.

(4) Computed as Annual Base Rent divided by the Aggregate Annualized Base Rent of the Retail Properties.

     With over 700 tenants, the Retail Properties include other national retailers as well as regional and local tenants, many of which are privately held. In addition to the larger leases reflected above, leases of less than 2,500 rentable square feet represent 55.2% of the Retail Property leases and 19.0% of the Retail Properties' Annualized Base Rent, as depicted in the table under the caption "Retail Property Lease Distributions." Following is a list of certain tenants which lease less than 2,500 rentable square feet of retail space:

Agoura Beauty Supply         Baskin Robbins, Inc.      Domino's Pizza
Flower Basket                Great Escapes Travel      Imagination Toys
Islands Restaurants          Let Us Mail               Nail Xpress
Pacific Dyes & T's           Pavilion Cleaners         Prestige Jewelers
Ring Dragon                  Santa Barbara Travel      Sears Driving School
Star of India                State Farm Insurance      Subway
TCBY                         The Bowling Store         Yum-Yum Donuts

RETAIL PROPERTY LEASE EXPIRATIONS

     The following table sets forth a summary schedule of the Retail Property lease expirations for leases in place as of September 30, 1997 without giving effect to the exercise of renewal options or termination rights, if any, at or prior to the scheduled expirations.

                                 RENTABLE     PERCENTAGE      ANNUALIZED
                                  SQUARE       OF TOTAL        BASE RENT      PERCENTAGE OF         ANNUALIZED
     YEAR OF       NUMBER OF    FOOTAGE OF     RENTABLE       OF EXPIRING    ANNUALIZED BASE         RENT OF
      LEASE         LEASES       EXPIRING       SQUARE          LEASES           RENT OF         EXPIRING LEASES
   EXPIRATION      EXPIRING       LEASES        FOOTAGE         (000S)       EXPIRING LEASES    PER SQUARE FOOT(2)
-----------------  ---------    ----------    -----------     -----------    ---------------    ------------------
1997(1)..........      54          194,527         3.1%         $ 2,546             3.6%              $13.09
1998.............     118          446,155         7.1            5,629             8.0                12.62
1999.............     121          308,513         4.9            4,910             7.0                15.92
2000.............     104          415,380         6.6            5,150             7.3                12.40
2001.............      97          297,142         4.7            4,687             6.7                15.77
2002.............      91          321,195         5.1            4,711             6.7                14.67
2003.............      25          189,212         3.0            2,537             3.6                13.41
2004.............      28          142,916         2.3            2,020             2.9                14.13
2005.............      38          152,818         2.4            2,998             4.3                19.62
2006.............      50          339,670         5.4            4,804             6.8                14.14
2007 and
  beyond.........     114        3,103,073        49.7           30,262            43.1                 9.75
                      ---        ---------        ----          -------           -----               ------
Total/Weighted
  Average........     840        5,910,601        94.3%         $70,254           100.0%              $11.89
                      ===        =========        ====          =======           =====               ======

---------------

(1) Represents lease expirations from October 1, 1997 to December 31, 1997 and month-to-month leases.

(2) Calculated as Annualized Base Rent divided by the square footage of expiring leases.

RETAIL PROPERTY LEASE EXPIRATIONS BY REGION

     For the period ending September 30, 1997, the Company renewed 73 retail leases representing a retention rate of 87.8% of the expiring retail space. During the period from October 1, 1997 through December 31, 2000, 397 leases covering an aggregate of 1.4 million rentable square feet of retail space are scheduled to expire. As of September 30, 1997, the average rent for this retail space was $11.89 per rentable square foot. The following table sets forth a schedule of lease expirations by region for Retail Property leases in place as of September 30, 1997 for each of the 10 years beginning with the year ending December 31, 1997, on an aggregate basis, without giving effect to the exercise of renewal options or termination rights, if any, at or prior to scheduled expirations, and also excludes an aggregate of approximately 358,035 square feet of unleased space.

                REGION                   1997        1998        1999        2000        2001        2002        2003        2004
--------------------------------------  -------     -------     -------     -------     -------     -------     -------     -------
WESTERN
  Rentable Square Feet(1).............  120,797     313,957     187,438     278,150     163,511     183,469      71,111      97,126
  % Rentable Square Feet(2)...........      2.0%        5.0%        2.9%        4.4%        2.6%        2.9%        1.1%        1.6%
  Annualized Base Rent (000s).........   $1,929      $3,807      $3,150      $3,193      $2,950      $2,857      $1,296      $1,225
  Number of Leases Expiring...........       40          71          74          62          63          53          15          16
  Expiring Rent Per Sq. Ft.(3)........   $15.97      $12.13      $16.81      $11.48      $18.04      $15.57      $18.23      $12.61
SOUTHERN
  Rentable Square Feet(1).............   38,850     101,276      66,669      70,924      56,517      83,326      50,625      32,412
  % Rentable Square Feet(2)...........      0.6%        1.6%        1.1%        1.1%        0.9%        1.3%        0.8%        0.5%
  Annualized Base Rent (000s).........     $382      $1,293        $999      $1,235        $757      $1,052        $467        $580
  Number of Leases Expiring...........        8          34          27          31          15          23           4           9
  Expiring Rent Per Sq. Ft.(3)........    $9.83      $12.77      $14.98      $17.41      $13.39      $12.63       $9.22      $17.89
MIDWESTERN
  Rentable Square Feet(1).............   19,230      23,922      17,338      66,306      68,394      35,506          --          --
  % Rentable Square Feet(2)...........      0.3%        0.4%        0.3%        1.1%        1.1%        0.6%         --          --
  Annualized Base Rent (000s).........      $69        $372        $282        $722        $779        $419          --          --
  Number of Leases Expiring...........        4          11           9          11          16          10          --          --
  Expiring Rent Per Sq. Ft.(3)........    $3.59      $15.55      $16.26      $10.89      $11.39      $11.80          --          --
EASTERN
  Rentable Square Feet(1).............   15,650       7,000      37,068          --       8,720      18,894      67,476      13,378
  % Rentable Square Feet(2)...........      0.2%        0.1%        0.6%         --         0.1%        0.3%        1.1%        0.2%
  Annualized Base Rent (000s).........     $166        $157        $479          --        $201        $383        $774        $215
  Number of Leases Expiring...........        2           2          11          --           3           5           6           3
  Expiring Rent Per Sq. Ft.(3)........   $10.61      $22.43      $12.92          --      $23.05      $20.27      $11.47      $16.07
TOTAL/WEIGHTED AVERAGE
  Rentable Square Feet(1).............  194,527     446,155     308,513     415,380     297,142     321,195     189,212     142,916
  % Rentable Square Feet(2)...........      3.1%        7.1%        4.9%        6.6%        4.7%        5.1%        3.0%        2.3%
  Annualized Base Rent (000s).........   $2,546      $5,629      $4,910      $5,150      $4,687      $4,711      $2,537      $2,020
  Number of Leases Expiring...........       54         118         121         104          97          91          25          28
  Expiring Rent Per Sq. Ft.(3)........   $13.09      $12.62      $15.92      $12.40      $15.77      $14.67      $13.41      $14.13

                                                                               TOTAL
                                                               2007 AND      WEIGHTED
                REGION                   2005       2006        BEYOND        AVERAGE
--------------------------------------  ------     -------     ---------     ---------
                                        <C
WESTERN
  Rentable Square Feet(1).............  59,456     122,867       933,769     2,531,651
  % Rentable Square Feet(2)...........     0.9%        2.0%         15.0%         40.4%
  Annualized Base Rent (000s).........  $1,121      $2,332        $9,163       $33,023
  Number of Leases Expiring...........      15          26            46           481
  Expiring Rent Per Sq. Ft.(3)........  $18.85      $18.98         $9.81        $13.04
SOUTHERN
  Rentable Square Feet(1).............  56,135     163,585       831,896     1,552,215
  % Rentable Square Feet(2)...........     0.9%        2.6%         13.3%         24.7%
  Annualized Base Rent (000s).........  $1,112      $2,080        $7,457       $17,414
  Number of Leases Expiring...........      18          21            36           226
  Expiring Rent Per Sq. Ft.(3)........  $19.81      $12.72         $8.96        $11.22
MIDWESTERN
  Rentable Square Feet(1).............   1,340      53,218       405,853       691,107
  % Rentable Square Feet(2)...........     0.0%        0.8%          6.5%         11.1%
  Annualized Base Rent (000s).........     $17        $392        $3,646        $6,698
  Number of Leases Expiring...........       1           3            10            75
  Expiring Rent Per Sq. Ft.(3)........  $12.69       $7.37         $8.98         $9.69
EASTERN
  Rentable Square Feet(1).............  35,887          --       931,555     1,135,628
  % Rentable Square Feet(2)...........     0.6%         --          14.9%         18.1%
  Annualized Base Rent (000s).........    $748          --        $9,996       $13,119
  Number of Leases Expiring...........       4          --            22            58
  Expiring Rent Per Sq. Ft.(3)........  $20.84          --        $10.73        $11.55
TOTAL/WEIGHTED AVERAGE
  Rentable Square Feet(1).............  152,818    339,670     3,103,073     5,910,601
  % Rentable Square Feet(2)...........     2.4%        5.4%         49.7%         94.3%
  Annualized Base Rent (000s).........  $2,998      $4,804       $30,262       $70,254
  Number of Leases Expiring...........      38          50           114           840
  Expiring Rent Per Sq. Ft.(3)........  $19.62      $14.14         $9.75        $11.89

---------------

(1) Reflects total square footage of expiring leases from October 1 through December 31 for 1997 and for the calendar year for each year thereafter.

(2) Reflects total square footage of expiring leases as a percentage of the total leased square footage.

(3) Rent per square foot is calculated by dividing the Annualized Base Rent of expiring leases by the square footage expiring in any given year.

RETAIL PROPERTY LEASE DISTRIBUTIONS

     The following table sets forth information relating to the distribution of the Retail Property leases, based on leased rentable square feet, as of September 30, 1997.

                                                         TOTAL        PERCENTAGE
                                                        LEASED       OF AGGREGATE                    ANNUALIZED     PERCENTAGE
                                            PERCENT    RENTABLE         LEASED         ANNUALIZED    BASE RENT     OF AGGREGATE
   DISTRIBUTION OF LEASED       NUMBER      OF ALL      SQUARE      RENTABLE SQUARE    BASE RENT     PER SQUARE     ANNUALIZED
    RENTABLE SQUARE FEET       OF LEASES    LEASES       FEET            FEET            (000S)       FOOT(1)       BASE RENT
-----------------------------  ---------    -------    ---------    ---------------    ----------    ----------    ------------
Ground Leases................      28          3.3%          N/A           N/A          $  1,096          N/A            1.6%
1,000 or Less................     120         14.3        85,536           1.4%            2,339       $27.35            3.3
1,001-2,500..................     344         41.0       552,706           9.4            11,033        19.96           15.7
2,501-5,000..................     155         18.5       549,250           9.3             9,887        18.00           14.1
5,001-10,000.................      84         10.0       600,285          10.2             9,741        16.23           13.9
10,001-20,000................      28          3.3       405,447           6.9             4,651        11.47            6.6
20,001-50,000................      56          6.7     1,778,636          30.1            15,280         8.59           21.7
50,001-100,000...............      18          2.1     1,099,857          18.5             9,902         9.00           14.1
100,001 or Greater...........       7          0.8       838,884          14.2             6,325         7.54            9.0
                                  ---        -----     ---------         -----           -------       ------          -----
Total/Weighted Average.......     840        100.0%    5,910,601         100.0%         $ 70,254       $11.89          100.0%
                                  ===        =====     =========         =====           =======       ======          =====

---------------

(1) Calculated as Annualized Base Rent divided by the corresponding square footage in each tenant size range.

HISTORICAL LEASE RENEWALS AND RETENTION RATES

     The following table sets forth information relating to the historical lease renewals for the Properties for each of the periods presented.

                                                                          NINE MONTHS
                                      YEAR ENDED DECEMBER 31,                ENDED
                               -------------------------------------     SEPTEMBER 30,     TOTAL/WEIGHTED
                                 1994          1995          1996            1997             AVERAGE
                               ---------     ---------     ---------     -------------     --------------
Contributed Industrial
  Properties(1)
  Square feet renewed......      783,901     1,592,905     3,027,639       2,944,897          8,349,342
  Total square feet
     expired...............    1,224,779     2,345,338     3,822,307       4,242,266         11,634,690
  Retention rate...........         64.0%         67.9%         79.2%           69.4%              71.8%
Retail Properties
  Square feet renewed......       97,641        89,368       213,185         148,065            548,259
  Total square feet
     expired...............      118,439       140,801       241,093         173,302            673,635
  Retention rate...........         82.4%         63.5%         88.4%           85.4%              81.4%

---------------

(1) Excludes the Pending Acquisition Properties. The historical weighted average retention rate for the Pending Acquisition Properties for the year ended December 31, 1996, the six-month period ended June 30, 1997 and the 18-month period ended June 30, 1997 was approximately 78.4%, 83.3% and 79.5%, respectively.

RECURRING BUILDING IMPROVEMENTS

     The Company considers recurring building improvements to be expenditures that (i) are incurred subsequent to the first three years of ownership of the Property, during which the initial capital improvement plan is completed and
(ii) prevent deterioration or maintain the building in an efficient operating condition. The table below summarizes recurring building improvements for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1997 for the Industrial Properties, including the Pending Acquisition Properties, and the Retail Properties. The amounts set forth below are not necessarily indicative of future levels of building improvements.


                                                                                       NINE MONTHS
                                                           FISCAL YEARS ENDED             ENDED
                                                      -----------------------------    SEPTEMBER 30,
                                                       1994       1995       1996          1997
                                                      -------    -------    -------    ------------
CONTRIBUTED INDUSTRIAL PROPERTIES(1):
  Number of Industrial Properties...................       27         40         56           63
  Rentable square feet (in millions)................    13.11      20.01      28.02        30.24
  Annual recurring building improvements per square
     foot...........................................  $  0.00    $  0.01    $  0.01       $ 0.03

PENDING ACQUISITION PROPERTIES:
  Number of Industrial Properties...................       28         28         28           28
  Rentable square feet (in millions)                     5.45       5.50       5.50         5.50
  Annual recurring building improvements per square
     foot...........................................  $  0.12    $  0.02    $  0.06       $ 0.37

ALL INDUSTRIAL PROPERTIES(1):
  Number of Industrial Properties...................       55         68         84           91
  Rentable square feet (in millions)................    18.56      25.51      33.52        35.74
  Annual recurring building improvements per square
     foot...........................................  $  0.04    $  0.01    $  0.02       $ 0.08

RETAIL PROPERTIES:
  Number of Retail Properties.......................       14         19         30           33
  Rentable square feet (in millions)................     2.42       3.30       5.28         6.27
  Annual recurring building improvements per square
     foot...........................................  $  0.01    $  0.03    $  0.04       $ 0.09

---------------

(1) Includes the Properties owned by the Company and managed by AMB as of September 30, 1997 and excludes four Properties not managed by AMB but expected to be contributed to the Company in connection with the Formation Transactions.

RECURRING TENANT IMPROVEMENTS AND LEASING COMMISSIONS

     The tables below summarize for Industrial Properties, including the Pending Acquisition Properties, and Retail Properties, separately, the recurring tenant improvements and leasing commissions for the three years ended December 31, 1994, 1995 and 1996, and the nine months ended September 30, 1997. The recurring tenant improvements and leasing commissions represent costs incurred to lease space after the initial lease term of the initial tenant, excluding costs incurred to relocate tenants as part of a re-tenanting strategy. The tenant improvements and leasing commissions set forth below are not necessarily indicative of future tenant improvements and leasing commissions.

                                                                             NINE MONTHS
                                                   FISCAL YEARS ENDED           ENDED
                                               --------------------------    SEPTEMBER 30,   WEIGHTED
                                                1994      1995      1996         1997        AVERAGE
                                               ------    ------    ------    ------------    --------
INDUSTRIAL PROPERTIES(1):
  Contributed Industrial Properties:
     Renewal space:
       Expenditures (in thousands)..........   $  719    $1,319    $2,392      $  2,047
       Square feet leased (in thousands)....      869     1,454     2,586         2,191
       Per square foot leased...............   $ 0.83    $ 0.91    $ 0.93      $   0.93       $ 0.91
     Re-tenanted space:
       Expenditures (in thousands)..........   $2,719    $2,442    $2,767      $  2,787
       Square feet leased (in thousands)....    1,268     1,399     1,404         1,499
       Per square foot leased...............   $ 2.14    $ 1.75    $ 1.97      $   1.86       $ 1.92
     Aggregate weighted average per square
       foot leased..........................   $ 1.61    $ 1.32    $ 1.29      $   1.31       $ 1.36
  Pending Acquisition Properties:
       Expenditures (in thousands)..........   $  834    $2,233    $  991      $    195
       Square feet leased (in thousands)....    1,317     1,561       927           612
       Aggregate weighted average per square
          foot leased.......................   $ 0.63    $ 1.43    $ 1.07      $   0.32       $ 0.96
  Total aggregate weighted average per
     square foot leased.....................   $ 1.24    $ 1.36    $ 1.25      $   1.17       $ 1.26
RETAIL PROPERTIES:
  Renewal space:
     Expenditures (in thousands)............   $  158    $  438    $  493      $    449
     Square feet leased (in thousands)......       32        79       104           115
     Per square foot leased.................   $ 4.95    $ 5.53    $ 4.72      $   3.90       $ 4.65
  Re-tenanted space:
     Expenditures (in thousands)............   $  257    $  304    $  634      $  1,018
     Square feet leased (in thousands)......       42        57        97           181
     Per square foot leased.................   $ 6.11    $ 5.37    $ 6.53      $   5.62       $ 5.87
     Aggregate weighted average per square
       foot leased..........................   $ 5.61    $ 5.46    $ 5.61      $   4.96       $ 5.31

---------------

(1) Excludes four Properties not managed by AMB but expected to be contributed to the Company in connection with the Formation Transactions.

OCCUPANCY

     The table below sets forth weighted average occupancy rates, based on square feet leased, of the Industrial Properties, including the Pending Acquisition Properties, and the Retail Properties as of December 31, 1994, 1995, 1996 and September 30, 1997.

                                                                                       NINE MONTHS
                                                        YEARS ENDED DECEMBER 31,          ENDED
                                                      ----------------------------     SEPTEMBER 30,
                                                       1994       1995       1996          1997
                                                      ------     ------     ------     ------------
INDUSTRIAL PROPERTIES:
  CONTRIBUTED INDUSTRIAL PROPERTIES:
     Number of Properties at period end.............      28         44         60             67
     Rentable square feet at period end (in
       thousands)...................................  13,364     21,598     29,609         31,834
     Occupancy rate at period end...................    96.9%      97.3%      97.2%          95.6%
     Average base rent per square foot(1)...........  $ 3.48     $ 3.43     $ 3.81       $   4.09
  PENDING ACQUISITION PROPERTIES:
     Number of Properties at period end.............      28         28         28             28
     Rentable square feet at period end (in
       thousands)...................................   5,455      5,500      5,500          5,500
     Occupancy rate at period end...................    97.0%      99.0%     100.0%          98.2%
     Average base rent per square foot(1)...........  $ 3.36     $ 3.31     $ 3.46       $   3.54
  ALL INDUSTRIAL PROPERTIES:
     Number of Properties at period end.............      55         68         84             91
     Rentable square feet at period end (in
       thousands)...................................  18,819     27,098     35,109         37,334
     Occupancy rate at period end...................    96.9%      97.6%      97.6%          96.0%
     Average base rent per square foot(1)...........  $ 3.45     $ 3.41     $ 3.76       $   4.01
RETAIL PROPERTIES:
  Number of Properties at period end................      14         19         30             33
  Rentable square footage at period end (in
     thousands).....................................   2,422      3,299      5,282          6,269
  Occupancy rate at period end......................    93.7%      92.4%      92.4%          94.3%
  Average base rent per square foot(1)..............  $ 9.45     $10.46     $11.32       $  11.43(1)

---------------

(1) Average base rent per square foot represents the total contractual base rental revenue for the period divided by the average occupied square feet during the period.

RENOVATION, EXPANSION AND DEVELOPMENT PROJECTS IN PROGRESS

     The following table sets forth the Properties owned by the Company which are currently undergoing renovation, expansion, or new development. Data with respect to completed portions of renovation, expansion and development projects are included in the geographic diversification, occupancy and Annualized Base Rent information presented elsewhere in this Prospectus as such Properties were acquired prior to September 30, 1997.

                                                                                            DEVELOPMENT ACTIVITY
                                                                           ------------------------------------------------------
                                               INITIAL                                                    TOTAL
                                             ACQUISITION   SQUARE FEET                   ESTIMATED      ESTIMATED     SQUARE FEET
 PROPERTY                           DATE        PRICE          AT                        COMPLETION   INVESTMENT(4)       AT
   NAME           LOCATION        ACQUIRED     (000S)      ACQUISITION       TYPE(2)      DATE(3)        (000S)       COMPLETION
----------  --------------------  --------   -----------   -----------     ------------  ----------   -------------   -----------
Industrial
Properties
  Dock's
 Corner...  South Brunswick, NJ     May-96     $21,000        554,521      Expansion       July-98       $46,900       1,200,000
  Fairway
    Drive
    Phase
    II....  San Leandro, CA         Aug-96       5,400        175,325      Development      Jan-98        10,600         255,300
  Fairway
    Drive
    Phase
    III...  San Leandro, CA         Aug-97       1,100             --(1)   Development      Aug-98         4,800         115,000
  Mendota
Heights...  Mendota Heights, MN     Jun-97       1,100             --(1)   Development      Nov-97         6,900         150,400
                                             -----------   -----------                                -------------   -----------
  Subtotal-Industrial...                        28,600        729,846                                     69,200       1,720,700
Retail
Properties
  Palm
   Aire...  Miami, FL               May-96       3,100        143,987      Renovation       Feb-98        11,500         144,300
 Southwest
 Pavilion... Reno, NV               Sep-90       8,600         76,757      Expansion        May-98         9,100          80,800
                                             -----------   -----------                                -------------   -----------
  Subtotal-Retail...                            11,700        220,744                                     20,600         225,100
                                             -----------   -----------                                -------------   -----------
  Total...                                     $40,300        950,590                                    $89,800       1,945,800
                                             =========      =========                                 ===========      =========

---------------

(1) Represents the development of a building.

(2) Renovation with respect to a Property means capital improvements which have totaled 20% or more of the total cost of such Property within a 24-month period or have resulted in a material improvement of physical condition. Expansion with respect to a Property means construction resulting in an increase in the rentable square footage of an existing structure or the development of additional buildings on a Property on which existing buildings are located. Development with respect to a Property means new construction on a previously undeveloped location.

(3) Represents expected date of shell completion.

(4) Represents total estimated cost of renovation, expansion or development, including initial acquisition.

PROPERTIES HELD THROUGH JOINT VENTURES, LIMITED LIABILITY COMPANIES AND PARTNERSHIPS

     At September 30, 1997, the Company held interests in nine joint ventures, limited liability companies and partnerships (collectively, the "Joint Ventures") with certain unaffiliated third parties (the "Joint Venture Participants"). Pursuant to the existing agreements with respect to each Joint Venture, the Company holds a greater than 50% interest in eight of the Joint Ventures and a 50% interest in the ninth Joint Venture, but in certain cases such agreements provide that the Company will be a limited partner or that the Joint Venture Participant will be principally responsible for management control of the Property. Under the agreements governing the Joint Ventures, the Company and the Joint Venture Participant may be required to make additional capital contributions, and subject to certain limitations, the Joint Ventures may incur additional debt. Such agreements also impose certain restrictions on the transfer of the interest in the Joint Venture by the Company or the Joint Venture Participant, and provide certain rights to the Company or the Joint Venture Participant to sell its interest to the Joint Venture or to the other participant on terms specified in the agreement. Other than the joint venture relating to the Chancellor property, the terms of all of the Joint Ventures end in the year 2024 or later, but the Joint Ventures may end earlier if the respective Joint Venture ceases to hold any interest in or have any obligations relating to the property held by such Joint Venture.

     The following table sets forth certain information regarding the Joint
Ventures:

                                                                              PARTICIPANT WITH PRIMARY
         PROPERTY                ENTITY FORM           COMPANY INTEREST      OPERATIONAL RESPONSIBILITY
---------------------------  --------------------  ------------------------  --------------------------
Palm Aire..................  General Partnership   50.0001% general          Joint Venture Participant
                                                   partnership interest
Chancellor.................  Joint Venture         90% general partnership   Shared
                             (General              interest
                             Partnership)
Kendall Mall...............  Limited Partnership   50.0001% limited          Joint Venture Participant
                                                   partnership interest
Fairway Drive Industrial...  Limited Liability     70% member interest       Company
                             Company
Lake Michigan Industrial
  Portfolio (Nippon Express
  Building)................  Limited Partnership   50% limited partnership   Joint Venture Participant
                                                   interest
Metric Center Phase I......  Limited Partnership   87.15% limited            Joint Venture Participant
                                                   partnership interest
The Plaza at Delray........  Limited Partnership   50.0001% limited          Joint Venture Participant
                                                   partnership interest
Metric Center (4 & 12).....  Limited Partnership   87.15% limited            Joint Venture Participant
                                                   partnership interest
Manhattan Village..........  Joint Venture         90% interest in Limited   Joint Venture Participant
                                                   Liability Company

     The Company accounts for all of the above investments on a consolidated basis for financial reporting purposes because of its ability to exercise control over significant aspects of the investment as well as its significant economic interest in such investments. See Note 2 to the historical combined financial statements of the AMB Contributed Properties.

DEBT FINANCING

     The Company's financing policies and objectives are determined by the Board of Directors and may be altered without the consent of the Company's stockholders. The Company's organizational documents do not limit the amount of indebtedness that it may incur. The Company presently intends to limit the Debt-to-Total Market Capitalization Ratio to approximately 45%. As of September 30, 1997, on a pro forma basis after giving effect to the Formation Transactions and Offering and the application of the net proceeds therefrom as described in "Use of Proceeds," the Company's Debt-to-Total Market Capitalization Ratio was 29.8% (28.4% if the Underwriters' over-allotment option is exercised in full). Excluding the effect of the Pending Acquisition, the Company's Debt-to-Total Market Capitalization Ratio was approximately 23.2% (approximately 22.8% if the Underwriters' over-allotment is exercised in full). The Company believes that the Debt-to-Total Market Capitalization Ratio is a useful indicator of a company's ability to incur indebtedness and has gained acceptance as an indicator of leverage for real estate companies. The Company intends to utilize one or more sources of capital for future acquisitions, including development and capital improvements, which may include undistributed cash flow, borrowings under the Credit Facility, issuance of debt or equity securities, funds from its co-investment partners and other bank and/or institutional borrowings. There can be no assurance, however, that the Company will be able to obtain capital for any such acquisitions, developments or improvements on terms favorable to the Company. See "Strategies for Growth -- Growth Through Acquisition."

     Unsecured Debt. On August 8, 1997, CIF increased the CIF Facility with MGT from $100 million to $200 million pursuant to an amended and restated unsecured revolving credit agreement, which matures on August 7, 1999. In connection with the Formation Transactions, the Company, through the Operating Partnership, will assume the obligations of and become the obligor under the CIF Facility (as assumed and as amended as of the consummation of the Offering, the "Credit Facility"). The Company, through the

Operating Partnership, expects to obtain a commitment to increase the availability under the Credit Facility to $500 million and make certain amendments thereto. The Company intends to use the Credit Facility principally for acquisitions, including the Pending Acquisition, and for working capital purposes. Borrowings under the Credit Facility will bear interest at a floating rate equal to LIBOR plus 110 basis points for the first nine months after the Offering or until the Company receives an investment grade debt rating. Thereafter, borrowings under the Credit Facility will bear interest at a rate equal to LIBOR plus 90 to 120 basis points, depending upon the Company's then current debt rating.

     The Company's ability to borrow under the Credit Facility will be subject to the Company's ongoing compliance with a number of financial and other covenants. The Credit Facility requires that: (i) the Company maintain a ratio of unencumbered property value to unsecured indebtedness of at least 2 to 1;
(ii) the unencumbered properties generate sufficient net operating income to maintain a debt service coverage ratio of at least 2 to 1; (iii) the Company maintain a total indebtedness to total asset value ratio of not more than 0.5 to 1; (iv) the ratio of net operating cash flow to debt service plus estimated capital expenditures and preferred dividends be at least 2 to 1; and (v) certain other customary covenants and performance requirements. The Credit Facility will, except under certain circumstances, limit the Company's ability to make distributions to no more than 95% of its annual FFO.

     The ability of the Operating Partnership to assume the existing CIF Facility and expand and modify the terms thereof in connection with the Formation Transactions is subject to final approval of the lenders, satisfactory completion of the Offering and certain due diligence and other review rights of the agent.

     Secured Debt. On December 12, 1996, CIF entered into a 12-year non-recourse secured financing facility (the "Secured Facility"). As of September 30, 1997, $73.0 million was outstanding. Payments of interest only are due monthly at a fixed annual interest rate of 7.53%. The payment of principal is due December 12, 2008. The Secured Facility, which is secured by six of the Properties, will become an obligation of the Company upon consummation of the Formation Transactions. Under the Secured Facility, the Company may substitute collateral, subject to certain requirements with respect to the property offered as replacement collateral.

     Mortgage Debt. In addition to the Credit Facility and the Secured Facility described above, 39 of the Properties secure mortgage indebtedness. The aggregate principal amount of such mortgage indebtedness was $441 million, $403 million and $254 million at September 30, 1997 and December 31, 1996 and 1995, respectively. The mortgage indebtedness and the Secured Facility bears interest at rates varying from 7.01% to 10.38% per annum (with a weighted average of 7.87%) and final maturity dates ranging from 1998 to 2008. The mortgage indebtedness will be assumed by the Company, through the Operating Partnership, upon completion of the Formation Transactions.

     Construction Debt. On April 8, 1997, VAF entered into a construction loan agreement in the amount of $8 million to fund building improvements. The loan matures three years from the date of the first loan draw, which occurred in July 1997. Borrowings under the construction loan bear interest at LIBOR plus 275 basis points, or the greater of the prime rate or the federal funds rate plus 0.5%, at the borrower's option. The balance of the construction loan outstanding at September 30, 1997 was $1.9 million.

     The following table sets forth scheduled principal payments under the Secured Facility and mortgage debt for the Properties on a historical combined basis as of September 30, 1997 for each of the years beginning with the year ending December 31, 1997. All of the Company's mortgage debt is fixed-rate. The Company's mortgage debt has generally been arranged by the Company directly with lenders such as Principal Financial Group, Northwestern Mutual Life, Prudential Insurance and Nationwide Insurance.

                                                                                            WEIGHTED
                                                SCHEDULED       PRINCIPAL     TOTAL          AVERAGE
                                                PRINCIPAL        DUE AT      PRINCIPAL      YEAR-END
                   YEAR                        AMORTIZATION     MATURITY     PAYMENTS     INTEREST RATE
-------------------------------------------    ------------     --------     --------     -------------
                                                                (DOLLARS IN THOUSANDS)
  1997 (three months)......................      $  1,536       $     --     $  1,536          7.87%
  1998.....................................         6,314         13,076       19,390          7.88
  1999.....................................         6,099          3,567        9,666          7.86
  2000.....................................         7,357             --        7,357          7.85
  2001.....................................         7,840         27,814       35,654          7.86
  2002.....................................         7,792         36,175       43,967          7.85
  2003.....................................         7,046        114,982      122,028          7.76
  2004.....................................         5,149         36,085       41,234          7.65
  2005.....................................         4,500         33,416       37,916          7.54
  2006.....................................         2,893        103,922      106,815          7.60
  2007.....................................         1,078         13,751       14,829          7.55
  2008.....................................         1,004         73,000       74,004          0.00
                                                 --------       --------     --------          ----
Total/Weighted Average.....................      $ 58,608       $455,788     $514,396          7.81%
                                                 ========       ========     ========          ====

     The following table sets forth scheduled maturities of the Secured Facility and mortgage debt on an historical combined basis as of September 30, 1997 on a property-by-property basis. The data excludes properties not owned by the AMB Predecessors and managed by AMB at September 30, 1997.

                                                                   NOTE BALANCE AT     ANNUAL DEBT
                                              INTEREST RATE AT    SEPTEMBER 30, 1997     SERVICE
                 PROPERTY                    SEPTEMBER 30, 1997         (000S)           (000S)      MATURITY DATE
-------------------------------------------  ------------------   ------------------   -----------   -------------
INDUSTRIAL PROPERTIES:
    Harvest Business Park..................         10.38%             $  3,661          $   438        04/01/99
    Ardenwood..............................          7.84                10,000              883        09/01/07
    Chancellor.............................          7.45                 2,966              273        01/15/03
    Blue Lagoon............................          7.15                11,897            1,032        02/01/03
    Kingsport Industrial Park..............          7.81                17,584            1,582        08/01/03
    Moffett Business Center................          7.20                12,857            1,123        12/15/03
    Bensenville............................          8.53                20,146            2,034        08/01/04
    Bensenville............................          8.53                 6,733              678        08/01/04
    Bensenville............................          8.35                 2,721              267        08/01/04
    Bensenville............................          8.35                 7,111              691        08/01/04
    Bensenville............................          8.35                 5,142              499        08/01/04
    South Bay Industrial(1)................          8.31                19,516            1,843        04/05/05
    Lonestar...............................          8.23                17,000            1,399        08/01/05
    Activity Distribution Center...........          7.27                 5,362              478        01/01/06
    Stadium Business Park..................          7.27                 4,875              434        01/01/06
    Hewlett Packard Distribution...........          7.27                 3,412              304        01/01/06
    Minneapolis Industrial Portfolio IV....          7.27                 8,287              739        01/01/06
    Amwiler-Gwinnett Ind. Portfolio........          7.01                 8,693              838        04/01/06
    Pacific Business Center................          8.59                 9,898            1,003        08/01/06
    Chicago Industrial.....................          8.59                 3,267              331        08/01/06
    Valwood................................          8.59                 4,036              409        08/01/06
    West North Carrier.....................          8.59                 3,267              331        08/01/06
    Artesia Industrial Center..............          7.29                54,100            3,944        11/15/06
    Amwiler-Gwinnett Ind. Portfolio........          7.68                 5,648              514        01/01/07
    Mendota Heights........................          8.50                   668               57        06/18/07
    Minneapolis Industrial.................          8.88                 7,477            1,053        12/01/08
    CIF Debt Facility-Industrial(2)........          7.53                47,450            3,573        12/12/08
                                                    -----              --------          -------
    Subtotal/Weighted Average (rate/number
      of years)............................          7.81               303,774           26,750             8.3
RETAIL PROPERTIES:
    Lakeshore Plaza........................          7.68                13,970            1,867        11/10/98
    The Plaza at Delray....................          7.78                23,000            1,983        09/01/02
    Woodlawn Point.........................          8.50                 4,659              474        01/01/01
    Kendall Mall...........................          7.65                24,780            2,169        11/15/01
    Silverado Plaza........................          9.02                 4,906              534        04/10/02
    Arapahoe Village.......................          7.81                10,839            1,002        08/01/02
    Brentwood Commons......................          8.74                 5,109              502        06/01/03
    Granada Village........................          8.74                14,669            1,441        06/01/03
    Ygnacio Plaza..........................          8.74                 7,827              769        06/01/03
    La Jolla Village.......................          8.74                18,006            1,768        06/01/03
    Latham Farms...........................          7.88                37,761            3,665        12/01/03
    Civic Center Plaza.....................          7.27                13,668            1,216        02/01/06
    Shoppes at Lago Mar....................          7.50                 5,878              532        04/01/06
    CIF Debt Facility-Retail(2)............          7.53                25,550            1,924        12/12/08
                                                    -----              --------          -------
    Subtotal/Weighted Average (rate/number
      of years)............................          7.96               210,622           19,846             6.0
                                                    -----              --------          -------        --------
    Totals/Weighted Averages (rate/number
      of years)............................          7.87%             $514,396          $46,596             7.4
                                                    =====              ========          =======        ========

---------------
(1) Comprised of three loans with identical terms that are not cross-collateralized.

(2) The CIF Facility is a $73 million nonrecourse secured facility which has been cross collateralized, with the following properties as collateral: L.A. County Industrial Portfolio, Southfield, Corbins Corner Shopping Center, Elk Grove Village Industrial, Pleasant Hill Shopping Center and Milmont Page.

INSURANCE

     The Company carries blanket coverage for owned and managed properties, with a single aggregate policy limit and deductible. Management believes that its properties are covered adequately by commercial general liability insurance, including excess liability coverage, and commercial "all risks" property insurance, including loss of rents coverage, with commercially reasonable deductibles, limits and policy terms and conditions customarily carried for similar properties. There are, however, certain types of losses which may be uninsurable or not economically insurable, such as losses due to loss of rents caused by strikes, nuclear events or acts of war. Should an uninsured loss occur, the Company could lose both its invested capital in and anticipated profits from the property.

     The Company insures its properties for earthquake or earth movement. A number of both the Industrial and Retail Properties are located in areas that are known to be subject to earthquake activity. This is focused in California where as of September 30, 1997, there are 27 Industrial Properties aggregating
10.1 million rentable square feet (including six Pending Acquisition Properties aggregating 1.2 million rentable square feet) and 11 Retail Properties aggregating 1.8 million square feet. Through an annual analysis prepared by outside consultants, the Company determines appropriate limits of earthquake coverage to secure. Coverage is on a replacement cost basis, subject to the maximum limit purchased which the Company believes is adequate and appropriate given both exposure and cost considerations. Therefore, no assurance can be given that material losses in excess of insurance proceeds will not occur in the future.

     The Company has insurance for loss in the event of damage to its properties for earthquake activity, which consists of a sublimit of $10,000,000 per occurrence for earthquake coverage provided as part of the "All Risk Property Policy" with a primary insurer, with $65,000,000 per occurrence for losses in excess of the $10,000,000 sublimit. The per occurrence deductible for this coverage in California is 5% of the values applied separately to each building subject to a minimum deductible of $100,000 (to the extent that such amount is greater than 5% of the values at each location), and the deductible for Properties outside of California is $25,000.

GOVERNMENT REGULATIONS

     Many laws and governmental regulations are applicable to the Properties and changes in these laws and regulations, or their interpretation by agencies and the courts, occur frequently.

     Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. Compliance with the ADA might require removal of structural barriers to handicapped access in certain public areas where such removal is "readily achievable." Noncompliance with the ADA could result in the imposition of fines or an award of damages to private litigants. The impact of application of the ADA to the Properties, including the extent and timing of required renovations, is uncertain.

     Environmental Matters. Under Federal, state and local laws and regulations relating to the protection of the environment ("Environmental Laws"), a current or previous owner or operator of real estate may be liable for contamination resulting from the presence or discharge of hazardous or toxic substances or petroleum products at such property, and may be required to investigate and clean-up such contamination at such property or such contamination which has migrated from such property. Such laws typically impose liability and clean-up responsibility without regard to whether the owner or operator knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. In addition, the owner or operator of a site may be subject to claims by third parties based on personal injury, property damage and/or other costs, including investigation and clean-up costs, resulting from environmental contamination present at or emanating from a site.

     Environmental Laws also govern the presence, maintenance and removal of asbestos-containing building materials ("ACBM"). Such laws require that ACBM be properly managed and maintained, that those who may come into contact with ACBM be adequately apprised or trained and that special precautions, including removal or other abatement, be undertaken in the event ACBM is disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators for failure to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers. Some of the Properties may contain ACBM.

     Some of the Properties are leased or have been leased, in part, to owners and operators of dry cleaners that operate on-site dry cleaning plants, to owners and operators of gas stations or to owners or operators of other businesses that use, store or otherwise handle petroleum products or other hazardous or toxic substances. Some of these Properties contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. These operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of the Properties are adjacent to or near other properties that have contained or currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of the Properties are on or are adjacent to or near other properties upon which others, including former owners or tenants of the Properties, have engaged or may in the future engage in activities that may release petroleum products or other hazardous or toxic substances.

     All of the Contributed Properties were subject to a Phase I or similar environmental assessments by independent environmental consultants at the time of acquisition or shortly after acquisition. In addition, each of the Pending Acquisition Properties recently has been subject to, or in connection with the Pending Acquisition will be subject to, a Phase I or similar environmental assessment. Phase I assessments are intended to discover and evaluate information regarding the environmental condition of, the surveyed property and surrounding properties. Phase I assessments generally include an historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations and typically do not include an asbestos survey. Some of the Company's environmental assessments of the Contributed Properties do not contain a comprehensive review of the past uses of the Properties and/or the surrounding properties.

     None of the Company's environmental assessments of the Contributed Properties has revealed any environmental liability that the Company believes would have a material adverse effect on the Company's financial condition or results of operations taken as a whole, nor is the Company aware of any such material environmental liability. Nonetheless, it is possible that the Company's assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. In addition, only certain of such assessments have been updated for purposes of this Offering, and approximately 50% of the Contributed Properties have environmental assessments which are more than two years old. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants, by the condition of land or operations in the vicinity of the Properties (such as releases from underground storage tanks), or by third parties unrelated to the Company. If the costs of compliance with the various environmental laws and regulations, now existing or hereafter adopted, exceed the Company's budgets for such items, the Company's ability to make expected distributions to stockholders could be adversely affected.

     Other Regulations. The Properties are also subject to various Federal, state and local regulatory requirements such as state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that the Contributed Properties are currently in substantial compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company, which expenditure could have an adverse effect on the Company's results of operations and financial condition.

     Risk of Reassessment. Certain local real property tax assessors may seek to reassess certain of the Contributed Properties as a result of the Formation Transactions and the transfer of interests to occur in connection therewith. In jurisdictions such as California, where Proposition 13 limits the assessor's ability to reassess real property so long as there is no change in ownership, the assessed value could increase by as much as the full value of any appreciation that has occurred during the AMB Predecessors' period of ownership. Where appropriate, the Company would contest vigorously any such reassessment. Subject to market conditions, current leases may permit the Company to pass through to tenants a portion of the effect of any increases in real estate taxes resulting from any such reassessment.

     Except as described in this Prospectus, there are no other laws or regulations which have a material effect on the Company's operations, other than typical state and local laws affecting the development and operation of real property, such as zoning laws. See "Risk Factors -- Government Regulations," "Certain Provisions of Maryland Law and of the Articles of Incorporation and Bylaws," "Partnership Agreement of Operating Partnership," "Federal Income Tax Consequences" and "ERISA Considerations."

MANAGEMENT AND EMPLOYEES

     The Company conducts substantially all of its operations through the Operating Partnership and conducts substantially all of its third party portfolio management activities and related operations through the Investment Management Subsidiary. The Company generally has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership. See "Risk Factors -- Investment Management Subsidiary."

     The Company (primarily through the Operating Partnership and the Investment Management Subsidiary) employs 105 persons, 88 of whom are located at the Company's headquarters in San Francisco, and 17 of whom are located in the Company's Boston office.

LEGAL PROCEEDINGS

     Neither the Company nor any of the Properties is subject to any material litigation nor, to the Company's knowledge, is any material litigation threatened against any of them, other than routine litigation arising in the ordinary course of business, which is generally expected to be covered by liability insurance, or to have an immaterial effect on financial results.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of the anticipated policies with respect to investments, financing and certain other activities of the Operating Partnership and the Company. Upon consummation of the Offering, these policies and those set forth under "Conflicts of Interest" will be determined by the Board of Directors of the Company and may be amended or revised from time to time at the discretion of the Board of Directors without notice to or a vote of the stockholders of the Company or the limited partners of the Operating Partnership, except that changes in certain policies with respect to conflicts of interest must be consistent with legal requirements. Such legal requirements include those arising from fiduciary principles under the Maryland General Corporation Law ("MGCL"), including Section 2-419 thereof (which provides procedures for approval of interested director transactions), and the Delaware Revised Uniform Limited Partnership Act, and the judicial decisions under each of such statutes. See "Conflicts of Interest."

INVESTMENT POLICIES

     Investments in Real Estate or Interests in Real Estate. The Company currently plans to conduct all of its investment activities through the Operating Partnership. The Company's investment objectives are to increase FFO per share and the value of the Properties, and to acquire established income-producing industrial properties and community shopping centers with FFO growth potential. Additionally, where prudent and possible, the Company may develop new properties and seek to renovate or reposition the existing Properties and any newly-acquired properties. The Company's business will be focused on industrial properties and community shopping centers, but the Company may invest in other types of properties which represent investment opportunities at the discretion of management. In addition, the Company may invest in other property types in connection with industrial and retail acquisition and development opportunities. Where appropriate, and subject to REIT qualification rules, the Operating Partnership may sell certain of the Properties.

     The Company expects to pursue its investment objectives through the direct and indirect ownership of properties and ownership interests in other entities. The Company will focus on properties in those markets where the Company currently has operations and in new markets selectively targeted by management. See "The Company -- General." However, future investments, including the activities described below, will not be limited to any geographic area or to a specified percentage of the Company's assets.

     The Company also may participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over the Company's equity interest in such property. See "Business and Operating Strategies -- Investment Management Subsidiary."

     Investments in Real Estate Mortgages. While the Company will emphasize equity real estate investments, it may, in its discretion, invest in mortgages, deeds of trust and other similar interests. The Company does not intend to invest significantly in mortgages or deeds of trust, but may acquire such interests as a strategy for acquiring ownership of a property or the economic equivalent thereof, subject to the investment restrictions applicable to REITs. See "Federal Income Tax Consequences -- Taxation of the Company -- Income Tests" and "-- Asset Tests." In addition, the Company may invest in mortgage-related securities and/or may seek to issue securities representing interests in such mortgage-related securities as a method of raising additional funds.

     Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Subject to the gross income and asset tests necessary for REIT qualification, the Company also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. The Company may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Company's investment policies. In any event, the Company does not intend that its investments in securities will require it or the Operating Partnership to register as an "investment company" under the Investment Company Act of 1940, as amended.

FINANCING POLICIES

     In addition to the limitations on indebtedness which are likely to be imposed on the Company under the Credit Facility, upon the consummation of the Offering, the Company intends to maintain a Debt-to-Total Market Capitalization Ratio of approximately 45% or less. This policy differs from conventional mortgage debt-to-equity ratios which are asset-based ratios. The Company, however, may from time to time re-evaluate this policy and decrease or increase such ratio in light of then current economic conditions, relative costs to the Company of debt and equity capital, market values of its properties, growth and acquisition opportunities and other factors. There is no limit on the Debt-to-Total Market Capitalization Ratio imposed by either the Articles of Incorporation or Bylaws or the Partnership Agreement. To the extent the Board of Directors of the Company determines to obtain additional capital, the Company may issue equity securities, or cause the Operating Partnership to issue additional Units or debt securities, or retain earnings (subject to provisions in the Code requiring distributions of taxable income to maintain REIT status), or a combination of these methods. As long as the Operating Partnership is in existence, the net proceeds of all equity capital raised by the Company will be contributed to the Operating Partnership in exchange for additional interests in the Operating Partnership.

     To the extent that the Board of Directors determines to obtain debt financing in addition to the existing mortgage indebtedness, the Company intends to do so generally through mortgages on its properties and the Credit Facility; however, the Company may also issue or cause the Operating Partnership to issue additional debt securities in the future. Such indebtedness may be recourse, non-recourse or cross-collateralized and may contain cross-default provisions. The net proceeds of any debt securities issued by the Company will be lent to the Operating Partnership on substantially the same terms and conditions as are incurred by the Company. The Company does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties. In the future, the Company may seek to extend, expand, reduce or renew the Credit Facility, or obtain new credit facilities or lines of credit, subject to its general policy on debt capitalization, for the purpose of making acquisitions or capital improvements or providing working capital or meeting the taxable income distribution requirements for REITs under the Code.

LENDING POLICIES

     The Company may consider offering purchase money financing in connection with the sale of Properties where the provision of such financing will increase the value received by the Company for the property sold. The Operating Partnership also may make loans to joint ventures in which it may participate in the future. The Company may also make loans to the Operating Partnership, the Investment Management Subsidiary, and joint ventures and other entities in which it or the Operating Partnership have an equity interest.

CONFLICT OF INTEREST POLICIES

     Officers and Directors of the Company. Without the unanimous approval of the disinterested directors, the Company and its subsidiaries will not (i) acquire from or sell to any director, officer or employee of the Company, or any entity in which a director, officer or employee of the Company owns more than a 1% interest, or acquire from or sell to any affiliate of any of the foregoing, any assets or other property, (ii) make any loan to or borrow from any of the foregoing persons or (iii) engage in any other material transaction with any of the foregoing persons. Each transaction of the type described above will be in all respects on such terms as are, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Company and its subsidiaries in the opinion of the disinterested directors. For purposes of this paragraph, "disinterested directors" means those Independent Directors who do not have an interest in the transaction in question.

     Policies Applicable to All Directors. Under Maryland law, each director will be obligated to offer to the Company any opportunity (with certain limited exceptions) which comes to such director and which the Company could reasonably be expected to have an interest in developing or acquiring. The Company has adopted certain policies relating to such matters applicable to Independent Directors actively engaged in industrial and retail real estate which will generally limit directly competitive activities by such directors. In addition, under Maryland law, any contract or other transaction between a corporation and any director or any other corporation, firm or other entity in which the director is a director or has a material financial interest may be void or voidable. However, the MGCL provides that any such contract or transaction will not be void or voidable if
(i) it is authorized, approved or ratified, after disclosure of, or with knowledge of, the common directorship or interest, by the affirmative vote of a majority of disinterested directors (even if the disinterested directors constitute less than a quorum) or by the affirmative vote of a majority of the votes cast by disinterested stockholders or (ii) it is fair and reasonable to the corporation.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

     The Company may, but does not presently intend to, make investments other than as previously described. The Company will make real property investments only through the Company and the Operating Partnership, except to the extent necessary to establish the Investment Management Subsidiary, financing partnerships or similar vehicles established substantially for the benefit of the Company or the Operating Partnership. The Company will have authority to offer its shares of Common Stock or other equity or debt securities of the Operating Partnership in exchange for property and to repurchase or otherwise reacquire its shares of Common Stock or any other securities and may engage in such activities in the future. Similarly, the Operating Partnership may offer additional Units or other equity interests in the Operating Partnership that are exchangeable for shares of Common Stock, or Preferred Stock in exchange for property. The Operating Partnership also may make loans to joint ventures in which it may participate in the future. Neither the Company nor the Operating Partnership will engage in trading, underwriting or the agency distribution or sale of securities of other issuers.

POLICIES WITH RESPECT TO INVESTMENT ADVISORY SERVICES

     Uninvested commitments of clients of the Investment Management Subsidiary existing upon consummation of the Offering will be invested on a "separate account" basis as such investments have been made in the past pursuant to existing advisory agreements (generally, direct investment in the entire ownership interest in properties or in joint ventures or partnerships with third parties). Any additional amounts committed by these clients and any amounts committed by investors which become clients of the Investment Management Subsidiary following the consummation of the Offering will be invested only in properties in which the Company also invests, on a "co-investment" basis. See "Business and Operating Strategies -- Investment Management Subsidiary." The Investment Management Subsidiary may also take over management of assets already owned by existing or new clients and manage such assets on a "separate account" basis. To the extent that transactions arise between the Company and a client of the Investment Management Subsidiary, it is anticipated that the Investment Management Subsidiary generally will not exercise decision-making authority on behalf of the client, and the client will act through its own managers or through other representatives designated thereby. Similarly, it is expected that the terms of co-investment arrangements between the Company and clients of the Investment Management Subsidiary will be negotiated at arm's-length at the time the applicable investment management agreement is entered into, with any subsequent modifications thereto to be likewise entered into on the basis of arm's-length negotiations with the client or another representative designated thereby at the time of such negotiation.

OTHER POLICIES

     The Company operates in a manner that does not subject it to regulation under the Investment Company Act of 1940. The Board of Directors has the authority, without stockholder approval, to issue additional shares of Common Stock or other securities and to repurchase or otherwise reacquire shares of Common Stock or any other securities in the open market or otherwise and may engage in such activities in the future. The Company may, under certain circumstances, purchase shares of Common Stock in the open market, if such purchases are approved by the Board of Directors. The Board of Directors has no present intention of causing the Company to repurchase any of the shares of Common Stock, and any such action would be taken only in conformity with applicable Federal and state laws and the requirements for qualifying as a REIT under the Code and the Treasury Regulations. The Company expects to issue shares of Common Stock to holders of Units upon exercise of their exchange rights set forth in the Partnership Agreement. Upon consummation of the Offering, the Company will not have any outstanding loans to its officers and directors. The Company may in the future make loans to joint ventures in which it participates in order to meet working capital needs. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers other than the Operating Partnership, nor has the Company invested in the securities of other issuers other than the Operating Partnership and the Investment Management Subsidiary for the purposes of exercising control, and does not intend to do so.

     At all times, the Company intends to make investments in such a manner as to be consistent with the requirements of the Code for the Company to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Board of Directors determines that it is no longer in the best interests of the Company to qualify as a REIT and such determination is approved by the affirmative vote of holders owning at least two-thirds of the shares of the Company's capital stock outstanding and entitled to vote thereon.

                                   MANAGEMENT

     Upon consummation of the Offering, the Company's Board of Directors will include the directors named below. Directors of the Company will be elected on an annual basis. The collective background and experience of the directors provide the Company with advice and guidance in a number of areas, including corporate governance, strategic planning, capital markets expertise and property acquisition and management.

     The Company believes that an independent Board of Directors, whose interests are aligned with those of the stockholders, is essential to the creation of long-term stockholder value. Therefore, it is expected that upon consummation of the Offering, seven of 10 of the Company's directors will not be employed by, or otherwise affiliated with, the Company ("Independent Directors"). To demonstrate the alignment of their interests with those of stockholders, the Independent Directors have waived cash retainers and instead will receive options to purchase shares of Common Stock at current market prices on the date of grant.

     The following table lists the executive officers and directors of the
Company:

           NAME              AGE                               POSITION
---------------------------  ---     ------------------------------------------------------------
Douglas D. Abbey             48      Chairman of the Investment Management Subsidiary, Director
Hamid R. Moghadam            41      President and Chief Executive Officer, Director
T. Robert Burke              54      Chairman of the Board of Directors
Daniel H. Case, III          40      Director
Robert H. Edelstein, Ph.D.   54      Director
Lynn M. Sedway               55      Director
Paul P. Shepherd             65      Director
Jeffrey L. Skelton, Ph.D.    48      Director
Thomas W. Tusher             56      Director
Caryl B. Welborn, Esq.       46      Director
Luis A. Belmonte             56      Managing Director, Industrial Division
S. Davis Carniglia           46      Managing Director, Chief Financial Officer and General
                                     Counsel
John H. Diserens             43      Managing Director, Retail Division
Bruce H. Freedman            49      Managing Director, Industrial Division
Jean Collier Hurley          57      Managing Director, Investor Relations
Barbara J. Linn              45      Managing Director, President of Investment Management
                                     Division
Craig A. Severance           45      Managing Director, Acquisitions

     Set forth below are the biographies of such persons in the table above and certain other key employees of the Company.

         NAME              AGE                       POSITION AND BACKGROUND
-----------------------    ---     ------------------------------------------------------------
Douglas D. Abbey           48      Mr. Abbey, one of the founders of AMB, will be appointed a
                                   Director of the Company upon completion of the Offering and will be Chairman of the Company's Investment Management
                                   Subsidiary. He has been Chairman of the Investment Committee since 1994 and is responsible for directing the economic
                                   research used to determine the Company's investment
                                   strategy, as well as the market research for property
                                   acquisitions. Mr. Abbey has 22 years of experience in asset management, acquisitions and real estate research. He is a graduate of Amherst College and has a master's degree in
                                   city planning from the University of California at Berkeley.
                                   He is the chair of the Urban Land Institute's Commercial
                                   Retail Council and Research Committee, serves on the Policy
                                   Advisory Board for the Center for Real Estate and Urban
                                   Economics at the University of California at Berkeley, is on
                                   the Editorial Board for the Journal of Real Estate
                                   Investment Trusts and is a Trustee of Golden Gate
                                   University.

         NAME              AGE                       POSITION AND BACKGROUND
-----------------------    ---     ------------------------------------------------------------
Hamid R. Moghadam          41      Mr. Moghadam, one of the founders of AMB, will be appointed a Director of the Company upon completion of the Offering
                                   and is the President and Chief Executive Officer of the
                                   Company. Mr. Moghadam has 17 years of experience in real
                                   estate acquisitions, dispositions, investment analysis,
                                   finance and development, and is a member of the Investment
                                   Committee. He has been on the board of directors of CIF
                                   since April 1994 and of VAF since March 1996. Mr. Moghadam holds bachelor's and master's degrees in civil engineering and construction management, respectively, from the
                                   Massachusetts Institute of Technology and an M.B.A. degree from the Graduate School of Business at Stanford University.
                                   He is a member of the board of directors of the National
                                   Realty Committee, a member of the Young Presidents'
                                   Organization, has served on the Advisory Committee of the
                                   Massachusetts Institute of Technology Center for Real
                                   Estate, and is a Trustee of the Bay Area Discovery Museum.
T. Robert Burke            54      Mr. Burke, one of the founders of AMB, will be appointed a
                                   Director of the Company upon completion of the Offering and has been the Chairman of the Board of AMB since 1994. He has
                                   28 years of experience in real estate and is a member of the
                                   Investment Committee. Mr. Burke has been on the board of
                                   directors of CIF since April 1994 and of VAF since March
                                   1996. He was formerly a senior real estate partner with
                                   Morrison & Foerster LLP and for two years, served as that
                                   firm's Managing Partner for Operations. Mr. Burke graduated from Stanford University and holds a J.D. degree from
                                   Stanford Law School. He is a member of the Board of
                                   Directors of the National Association of Real Estate
                                   Investment Trusts, is on the Board of the Stanford
                                   Management Company and is a Trustee of Stanford University.
                                   He is also a member of the Urban Land Institute, and is the former Chairman of the Board of Directors of the Pension
                                   Real Estate Association.
INDEPENDENT DIRECTORS
Daniel H. Case, III        40      Mr. Case will be appointed a Director of the Company upon
                                   completion of the Offering and is President and Chief
                                   Executive Officer of the Hambrecht & Quist Group. After
                                   joining Hambrecht & Quist in 1981, he co-founded the
                                   business which became Hambrecht & Quist Guaranty Finance in
                                   1983. Mr. Case was named co-director of mergers and
                                   acquisitions of Corporate Finance in 1986, and became a
                                   managing director and head of Investment Banking in December
                                   1987. In October 1991, he was elected to the board of
                                   directors of Hambrecht & Quist. In April 1992, he was
                                   elected President and Co-Chief Executive Officer. He became
                                   Chief Executive Officer in October 1994. Mr. Case also
                                   serves as a director of Rational Software Corporation,
                                   Electronic Arts, the Securities Industry Association, and
                                   the Bay Area Council. Mr. Case was named as one of the "100
                                   Global Leaders for Tomorrow" by the World Economics Forum
                                   and one of the "Top 50 Innovators in Technology" by Time
                                   Magazine. He has a bachelor's degree in economics and public policy from Princeton University and studied management at the University of Oxford as a Rhodes Scholar.

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
         NAME              AGE                       POSITION AND BACKGROUND
-----------------------    ---     ------------------------------------------------------------
Robert H. Edelstein,       54      Dr. Edelstein will be appointed a Director of the Company
  Ph.D.                            upon completion of the Offering and has been an independent director of CIF since April 1994. He has been a director of
                                   TIS Mortgage Investment Company, a NYSE-listed mortgage
                                   REIT, since 1988, and has been the Chairholder of
                                   Professorship of Real Estate Development and Co-Chairman of
                                   the Fisher Center for Real Estate and Urban Economics at the
                                   Haas School of Business, University of California at
                                   Berkeley since 1985. Prior to joining the faculty at
                                   Berkeley in 1985, Dr. Edelstein was a Professor of Finance
                                   at The Wharton School and Director of the Real Estate Center
                                   for 15 years. He is active in research and consulting in
                                   urban real estate economics, real estate finance, real
                                   estate property taxation, environmental economics, energy
                                   economics, public finance and urban financial problems. Dr.
                                   Edelstein received his bachelor's, master's and Ph.D.
                                   degrees in economics, with specialization fields in
                                   statistics and econometrics, from Harvard University. He is
                                   President of The American Real Estate and Urban Economics
                                   Association, an ex officio member of Lambda Alpha (honorary real estate association), the Urban Land Institute and The
                                   Society for Real Estate Finance.
Lynn M. Sedway             55      Ms. Sedway will be appointed a Director of the Company upon completion of the Offering and has been an independent
                                   director of CIF since April 1994. She is principal and
                                   founder of the Sedway Group, a 19-year old real estate
                                   economics firm headquartered in San Francisco. Ms. Sedway is recognized throughout the real estate investment industry as an expert in urban and real estate economics. She currently directs and has ultimate responsibility for the activities of her firm, including market analysis, property valuation, development and redevelopment analysis, acquisition and
                                   disposition strategies, and public policy issues. Ms. Sedway received her bachelor's degree in economics at the
                                   University of Michigan and an M.B.A. degree from the
                                   University of California at Berkeley, Graduate School of
                                   Business, where she is also a guest lecturer. She is a
                                   trustee of the Urban Land Institute, the Policy Advisory
                                   Board of the Fisher Center for Real Estate and Urban
                                   Economics, and the San Francisco Chamber of Commerce. Ms.
                                   Sedway is a member of The International Council of Shopping
                                   Centers and the American Society of Real Estate Counselors.

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
         NAME              AGE                       POSITION AND BACKGROUND
-----------------------    ---     ------------------------------------------------------------
Paul P. Shepherd           65      Mr. Shepherd will be appointed a Director of the Company
                                   upon completion of the Offering and has been an independent director of CIF since April 1994. He is also on the board of directors of the SWA Group, an organization that provides
                                   management services to segments of the real estate industry.
                                   For the last 13 years, Mr. Shepherd has been Land Manager
                                   for Cargill Salt, a large multi-national company. He is also a general partner for three development partnerships, and
                                   President of two real estate consulting companies, Paul
                                   Shepherd & Associates and Land Use Technologies, Inc. Mr.
                                   Shepherd holds a bachelor's degree in civil engineering from the Massachusetts Institute of Technology and completed
                                   tours with the U.S. Navy Civil Engineering Corps. He has
                                   served two terms as President of the National Association of
                                   Industrial and Office Parks ("NAIOP"), and was a member of the Visiting Committee for the School of Architecture and
                                   Planning, M.I.T.
Jeffrey L. Skelton,        48      Dr. Skelton will be appointed a Director of the Company upon
  Ph.D.                            completion of the Offering and has been an independent
                                   director of VAF since March 1996. He is President and Chief
                                   Executive Officer of Symphony Asset Management, the asset
                                   management subsidiary of BARRA, Inc., a financial software company. Prior to joining BARRA, Inc. in 1994, he was with
                                   Wells Fargo Nikko Investment Advisors from January 1991 to
                                   December 1993, where he served in a variety of capacities, including Chief Research Officer, Vice Chairman, Co-Chief
                                   Investment Officer and Chief Executive of Wells Fargo Nikko
                                   Investment Advisors Limited in London. Dr. Skelton has a
                                   Ph.D. in Mathematical Economics and Finance and an M.B.A.
                                   degree from the University of Chicago, and was an Assistant
                                   Professor of Finance at the University of California at
                                   Berkeley, Graduate School of Business. He is a frequent
                                   speaker in professional forums and is the author of a number of works published in academic and professional journals.
Thomas W. Tusher           56      Mr. Tusher will be appointed a Director of the Company upon completion of the Offering and has been an independent
                                   director of VAF since March 1996. He was President and Chief
                                   Operating Officer of Levi Strauss & Co. from 1984 through
                                   1996. Previously, he was President of Levi Strauss
                                   International from 1976 to 1984. Mr. Tusher began his career at Levi Strauss in 1969. He was a director of the
                                   publicly-held Levi Strauss & Co. from 1978 to 1985, and was named a director of the privately-controlled Levi Strauss &
                                   Co. in 1989. Prior to joining Levi Strauss & Co., Mr. Tusher was with Colgate Palmolive from 1965 to 1969. Mr. Tusher has a bachelor's degree from the University of California at
                                   Berkeley and an M.B.A. degree from the Graduate School of
                                   Business at Stanford University. He is a director of
                                   Cakebread Cellars and Dash America. He has been a director of Pearl Izumi since 1996, and a former director of Great
                                   Western Financial Corporation and the San Francisco Chamber
                                   of Commerce. He is also Chairman Emeritus and a member of
                                   the advisory board of the Walter A. Haas School of Business at the University of California at Berkeley.

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
         NAME              AGE                       POSITION AND BACKGROUND
-----------------------    ---     ------------------------------------------------------------
Caryl B. Welborn, Esq.     46      Ms. Welborn will be appointed a Director of the Company upon completion of the Offering and has been an independent
                                   director of VAF since March 1996. She is a commercial real estate attorney in San Francisco, and prior to starting her own firm in 1995, she was a partner with Morrison & Foerster
                                   LLP for 13 years. Ms. Welborn has a bachelor's degree from
                                   Stanford University and a J.D. degree from the Law School at the University of California at Los Angeles. She is a
                                   program chair and frequent lecturer on real estate issues
                                   nationally, and has published numerous articles in
                                   professional publications. Ms. Welborn is an officer and
                                   board member of the American College of Real Estate Lawyers.
                                   She has held leadership positions in the American Bar
                                   Association's Real Property, Probate and Trust Section. In
                                   addition, Ms. Welborn has acted as an American Bar
                                   Association advisor regarding revision of the Uniform
                                   Partnership Act.

EXECUTIVE OFFICERS

     In addition to Messrs. Abbey, Moghadam and Burke whose biographies are set forth above, the following are the Executive Officers of the Company:

         NAME              AGE                       POSITION AND BACKGROUND
-----------------------    ---     ------------------------------------------------------------
Luis A. Belmonte           56      Mr. Belmonte is a Managing Director of the Company and
                                   co-head of the Industrial Division. He specializes in
                                   industrial property development and redevelopment, and is a member of the Investment Committee. He joined AMB in 1990
                                   and has over 29 years of experience in development,
                                   redevelopment, finance, construction, and management of
                                   commercial and industrial projects. He was a partner with
                                   Lincoln Property Company, where he built a portfolio of 18 million square feet of buildings. Mr. Belmonte received his bachelor's degree from the University of Santa Clara. He is a member of the Urban Land Institute, an associate member of the Society of Industrial Realtors, former President of the
                                   San Francisco chapter of NAIOP, The Association for
                                   Commercial Real Estate, and serves as Chairman of the
                                   California Commercial Council.
S. Davis Carniglia         46      Mr. Carniglia is a Managing Director, Chief Financial
                                   Officer and General Counsel of the Company and is a member of the Investment Committee. He joined AMB in 1992 and has
                                   22 years of experience in real estate accounting, taxation, forecasting and financing. Mr. Carniglia was formerly a tax and real estate consulting partner with KPMG/Peat Marwick, where he was responsible for that firm's San Francisco Bay
                                   Area real estate practice, and was an appraisal/ valuation partner. Mr. Carniglia has a bachelor's degree in economics from Pomona College and a J.D. degree from Hastings College of Law. He is a Certified Public Accountant, and a member of the State Bar of California, Financial Executives Institute,
                                   Urban Land Institute, NAREIT, and Bay Area Mortgage
                                   Association.

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
         NAME              AGE                       POSITION AND BACKGROUND
-----------------------    ---     ------------------------------------------------------------
John H. Diserens           43      Mr. Diserens is a Managing Director and head of the Retail
                                   Division of the Company and is a member of the Investment
                                   Committee. He has over 20 years of experience in asset and property management for institutional investors. In his
                                   eight years at AMB, he has been responsible for the asset
                                   management of all properties, including over 40 community
                                   shopping centers. Prior to joining AMB, Mr. Diserens was a
                                   Vice President and a divisional manager with Property
                                   Management Systems, one of the nation's largest asset and
                                   property management firms, responsible for a diversified
                                   portfolio in excess of 10 million square feet. Mr. Diserens holds a bachelor's degree in economics and accounting from
                                   Macquarie University of Sydney, Australia, and has completed the Executive Program at the Graduate School of Business,
                                   Stanford University. He is a member of the International
                                   Council of Shopping Centers, Association of Foreign
                                   Investors in U.S. Real Estate, National Association of Real
                                   Estate Investment Managers ("NAREIM"), Institute of Real
                                   Estate Management, and is on the board of NAREIM.
Bruce H. Freedman          49      Mr. Freedman is a Managing Director and co-head of the
                                   Industrial Division of the Company and is a member of the
                                   Investment Committee. He joined AMB in 1995 and has over 27 years of experience in real estate finance and investment.
                                   Before joining the Company, he served as a Principal and
                                   President of Allmerica Realty Advisors from 1993 to 1995 and as Principal for Aldrich, Eastman & Waltch (AEW) from 1986 to 1992. At Allmerica, he was responsible for business
                                   operation and management of a $250 million equity real
                                   estate portfolio, and at AEW he managed a team of 20 people which invested, managed, and accounted for over $1 billion of institutional client assets. Mr. Freedman is a cum laude graduate of Babson College. He is a member of the Urban Land
                                   Institute, Real Estate Finance Association and the National
                                   Association of Real Estate Investment Managers, and holds
                                   the CRE designation from the American Society of Real Estate
                                   Counselors.
Jean Collier Hurley        57      Ms. Hurley is a Managing Director responsible for Investor
                                   Relations, and joined AMB in 1990. Ms. Hurley has structured and raised $1.8 billion of equity capital for AMB from
                                   clients, including investors in CIF and VAF, two existing
                                   private REITs and several separate account relationships.
                                   Prior to joining AMB, Ms. Hurley was a Vice President with
                                   Crocker National Bank where she provided financing for major national and international corporations. Ms. Hurley holds a bachelor's degree in business management and a master of
                                   science in marketing and design from San Diego State
                                   University, and holds an M.B.A. degree in Finance from the
                                   University of California at Berkeley, Graduate School of
                                   Business. Ms. Hurley serves on the Editorial Board of the
                                   Pension Real Estate Association Quarterly, and is a member of the National Association of Real Estate Investment Trusts
                                   and the National Investor Relations Institute.

                                       117
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
         NAME              AGE                       POSITION AND BACKGROUND
-----------------------    ---     ------------------------------------------------------------
Barbara J. Linn            45      Ms. Linn is a Managing Director and President of the
                                   Investment Management Subsidiary, and is the Vice Chairman
                                   of the Investment Committee. She joined AMB in 1990 and has taken primary responsibility for portfolio management of
                                   private investment client portfolios, including developing and overseeing the execution of investment strategies,
                                   performance analysis and valuations, reporting, review
                                   meetings, and relationships with clients. Prior to joining
                                   AMB, she spent eight years with RREEF as Vice President,
                                   Director of Property Management and Finance. Ms. Linn holds a bachelor's degree in accounting from the University of
                                   Arizona and is a Certified Public Accountant and Certified
                                   Financial Planner. She is President of the National Council
                                   of Real Estate Investment Fiduciaries ("NCREIF") and
                                   formerly NCREIF Research Committee Chairperson.
Craig A. Severance         45      Mr. Severance is a Managing Director and a member of the
                                   Investment Committee, and has been responsible for property acquisitions and information technology. He has managed the screening of all property submissions and has developed the
                                   Company's proprietary property submissions database. Before joining AMB in 1986, he was a Vice President with the
                                   investment real estate group at Bank of America, where he
                                   represented domestic and foreign institutional investors in major commercial property acquisitions. Mr. Severance has a bachelor's degree in economics from Middlebury College, and holds an M.B.A. degree from the Graduate School of Business at Stanford University. He is a member of the International
                                   Council of Shopping Centers.
OTHER OFFICERS
Mohammad Barzegar          36      Mr. Barzegar is a Vice President of the Company and has
                                   specialized in property acquisitions in the Midwest region since 1993. Prior to joining AMB, he spent two years as a
                                   principal at Arcadia Capital, a real estate investment firm, and four years disposing and acquiring commercial properties in the Midwest and the West with Prudential Real Estate
                                   Investors. Mr. Barzegar holds a bachelor's degree in
                                   economics from the University of California at Berkeley and an M.B.A. degree in Real Estate and Finance from The Wharton
                                   School. He is an associate of the Urban Land Institute.
Michael A. Coke            29      Mr. Coke is the Company's Vice President of Financial
                                   Management and Reporting. Mr. Coke joined AMB in 1997 after seven years at Arthur Andersen LLP where he was most
                                   recently an audit manager. At Arthur Andersen, he primarily served public and private real estate companies, including several public REITs, and specialized in real estate
                                   auditing and accounting, mergers, initial public offerings and business acquisition due diligence. Mr. Coke received a bachelor's degree in business administration and accounting from California State University at Hayward. He is a
                                   Certified Public Accountant and a member of the American
                                   Institute of Certified Public Accountants and NAREIT.

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
         NAME              AGE                       POSITION AND BACKGROUND
-----------------------    ---     ------------------------------------------------------------
Martin J. Coyne            41      Mr. Coyne is a Vice President of the Company and has
                                   specialized in the management of properties in the West and
                                   Midwest since 1990. He joined AMB after five years with the investment real estate group at Bank of America where, as
                                   Vice President and Senior Asset Manager, he was responsible for developing, managing and leasing industrial, retail, and office properties in the Western U.S. Prior to that time, he was with an international real estate investment firm. Mr.
                                   Coyne holds a bachelor's degree in real estate management
                                   from Thames College in London, is a Fellow of the Royal
                                   Institution of Chartered Surveyors, and a Certified
                                   Commercial Investment Member.
Kent D. Greenawalt         38      Mr. Greenawalt is a Vice President of the Company and has
                                   specialized in the management of properties in the Southeast since 1995. He joined AMB after three years as Senior
                                   Investment Manager at Allmerica Realty Advisors. Prior to
                                   Allmerica, he was a manager in the real estate group of
                                   Aldrich, Eastman & Waltch where he originated investments
                                   for pension fund clients. Mr. Greenawalt is a graduate of
                                   Lehigh University and earned an M.B.A. degree from The
                                   Wharton School. Mr. Greenawalt is a member of the
                                   International Council of Shopping Centers and the Real
                                   Estate Finance Association.
Jane L. Harris             38      Ms. Harris is a Vice President of the Company and Director
                                   of Research and Strategic Planning. She joined AMB in 1989 and has been responsible for real estate research since
                                   1996, and is a member of the Investment Committee. Ms.
                                   Harris was previously in the AMB Acquisition Group from 1992 to 1996, where she acquired 17 retail and industrial
                                   properties in seven markets across the nation on behalf of institutional clients. Prior to joining AMB, she was a city planner in Denver. Her planning work included retail and
                                   other market research and regional planning. Ms. Harris
                                   holds a bachelor's degree in Design and Planning from the
                                   University of Colorado at Boulder and a master's degree from the Massachusetts Institute of Technology Center for Real
                                   Estate. While at M.I.T., she was awarded the Urban Land
                                   Institute's Miller Fellowship.
Carlie P. Headapohl        34      Ms. Headapohl is a Vice President of the Company and
                                   specializes in portfolio management, client reporting, and client relations. She joined AMB in 1994 with responsibility for the Portfolio Management of CIF. Before joining AMB, Ms.
                                   Headapohl was Vice President of Expansion and Acquisitions
                                   at Supercuts, Inc. from 1993 to 1994. Prior to that time,
                                   she was a Vice President in Corporate Finance at Dean Witter
                                   Reynolds, Inc. She holds a bachelor's degree in finance and accounting from the University of California at Berkeley.

         NAME              AGE                       POSITION AND BACKGROUND
-----------------------    ---     ------------------------------------------------------------
Tyler W. Higgins           33      Mr. Higgins is a Vice President of the Company and has
                                   specialized in property acquisitions in the Southwest and
                                   Northern California, and has been responsible for the
                                   Acquisition Group's proactive marketing program since 1990.
                                   Prior to joining AMB, Mr. Higgins served as a Finance and
                                   Acquisition Associate at The Shidler Group. He also worked in the Income Property Division at a major mortgage company.
                                   Mr. Higgins holds a bachelor's degree in economics with
                                   concentrations in real estate and finance from the
                                   University of California at Berkeley. He is a member of both the Urban Land Institute and the International Council of
                                   Shopping Centers. Mr. Higgins is a director of the National
                                   Association of Industrial and Office Parks.
William G. Marino          43      Mr. Marino is a Vice President of the Company and
                                   specializes in property acquisitions in Southern California.
                                   Prior to joining AMB in 1994, he spent four years with J&S
                                   Development, a development and management company in New
                                   York, where he was responsible for acquisitions and
                                   dispositions of a $450 million portfolio. He has 15 years of experience in real estate acquisitions, dispositions and
                                   financing. Mr. Marino holds a bachelor's degree in economics and an M.B.A. degree with a concentration in finance from
                                   Cornell University.
John T. Roberts, Jr.       34      Mr. Roberts is the Vice President of Capital Markets and has
                                   over 11 years of experience in real estate finance and
                                   investment. Mr. Roberts joined AMB after spending six years at Ameritech Pension Trust, where he most recently held the position of Director-Real Estate Investments. His
                                   responsibilities included managing a $1.6 billion real
                                   estate portfolio and developing and implementing the trust's real estate program. Prior to that, he worked for Richard
                                   Ellis, Inc. and has experience in leasing and sales. Mr.
                                   Roberts received a bachelor's degree from Tulane University in New Orleans and an M.B.A. degree in finance and
                                   accounting from the Graduate School of Business at the
                                   University of Chicago. He currently serves on the board of directors of the Pension Real Estate Association.
John L. Rossi              46      Mr. Rossi is a Vice President of the Company, where he has specialized in the management of properties in Northern
                                   California and the Southwest since 1992. He joined AMB after seven years with RREEF where he was a District Manager,
                                   responsible for the operation, accounting, and leasing of
                                   office, industrial, retail and residential properties. Prior to that time, he was the Director of Properties with Western
                                   Savings and Loan. Mr. Rossi has a bachelor's degree from
                                   Loyola University, holds the designation Real Property
                                   Administrator (RPA) from the Building Owners and Managers
                                   Institute, and is a Certified Commercial Investment Member.

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
         NAME              AGE                       POSITION AND BACKGROUND
-----------------------    ---     ------------------------------------------------------------
Cynthia J. Sarver          44      Ms. Sarver is a Vice President of the Company and has
                                   specialized in the management of properties in the
                                   mid-Atlantic and mid-Western regions since July 1995. Prior to joining AMB, she was a Vice President with Allmerica
                                   Realty Advisors, Inc. from 1993 to 1995 where she
                                   specialized in the management of properties and was a voting member of the investment committee. Prior to that time, she was a principal of Bay Square Associates, Inc., where she
                                   consulted on acquisitions, management and REIT underwriting.
                                   Ms. Sarver holds a bachelor of science degree in
                                   environmental studies, a bachelor of arts degree from
                                   Michigan State University, and an M.B.A. degree from the
                                   University of California at Berkeley. She is a registered
                                   Landscape Architect in the State of Massachusetts, a member of the Real Estate Finance Association, and an Associate of
                                   the Urban Land Institute.
Michael J. Scandalios      34      Mr. Scandalios is a Vice President of the Company and has
                                   specialized in private equity capital and investor relations since 1991. He was formerly with Copley Real Estate Advisors where he focused on portfolio management and business
                                   development, and prior to that was a financial analyst with
                                   CB Investment Banking Services in San Francisco. Mr.
                                   Scandalios holds a bachelor's degree from the University of
                                   California at Los Angeles, and an M.B.A. degree in finance and accounting from the Graduate School of Business at the
                                   University of Chicago. He is a member of the Pension Real
                                   Estate Association and the National Investor Relations
                                   Institute.
Christine G. Schadlich     35      Ms. Schadlich is a Vice President of the Company and has
                                   specialized in portfolio management since 1991. Before
                                   joining AMB, Ms. Schadlich had seven years of institutional real estate experience, including leasing, dispositions,
                                   valuations and analytical work at Jones Lang Wootton and CB
                                   Investment Banking Services. Her experience at AMB includes portfolio management, performance reporting, asset
                                   management and property valuations. Ms. Schadlich holds a
                                   bachelor's degree in economics from the University of
                                   California at Berkeley.
Gary C. Scheier            41      Mr. Scheier is the Company's Vice President of Corporate
                                   Finance and Accounting. He has overseen the financial
                                   forecasting process for AMB and supervised financial
                                   operations activities since 1994. Mr. Scheier joined the
                                   Company after three years as Vice President and Controller at Oewel Partnership, Inc., a real estate firm. He has also worked as a Senior Tax Manager at KPMG Peat Marwick and as a
                                   Senior Staff Accountant with Arthur Andersen & Co. Mr.
                                   Scheier received his bachelor's degree from California State
                                   University in Sacramento. Mr. Scheier is a former member of the Board of Directors of the Builder's Industry Association
                                   Commercial Industrial Council and is a Certified Public
                                   Accountant.
Lindsey K. Schubel         39      Ms. Schubel is a Vice President of the Company and has
                                   specialized in portfolio management since 1994. Before
                                   joining AMB, Ms. Schubel was Manager of Institutional Client
                                   Services at Metric Realty Advisors, and supervised $600
                                   million of real estate assets for 42 clients. In addition, she has also worked as a financial manager. Ms. Schubel
                                   holds a bachelor's degree in mechanical engineering from
                                   Carnegie-Mellon University and an M.B.A. degree from the
                                   University of California at Berkeley.

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
         NAME              AGE                       POSITION AND BACKGROUND
-----------------------    ---     ------------------------------------------------------------
Andrew N. Singer           38      Mr. Singer is a Vice President of the Company and has
                                   specialized in dispositions and management of assets in the
                                   Mountain and Pacific Northwest regions since 1989. He joined
                                   AMB after four years with Bank of America where he was
                                   responsible for asset management, dispositions, loan
                                   workouts, and portfolio analysis for major commercial real estate assets throughout the U.S. Mr. Singer holds a
                                   bachelor's degree and an M.B.A. degree with a concentration in real estate and finance from the University of Denver,
                                   and is a Certified Commercial Investment Member.
Gayle P. Starr             42      Ms. Starr is a Vice President of the Company and has
                                   specialized in the management of partnerships, debt
                                   instruments, and assets in the San Francisco Bay Area since
                                   1992. Prior to joining AMB, she was Vice President of
                                   Financial Asset Management for Lincoln Property Company,
                                   where for eight years, she was responsible for real estate development, major lease negotiations, financing and
                                   dispositions. Ms. Starr holds a bachelor's degree from the
                                   University of California at San Diego, a J.D. degree from
                                   the University of California at Davis, and is a lecturer
                                   with the University of California at Berkeley. She is a
                                   member of the State Bar of California.
William Steinberg          42      Mr. Steinberg is a Vice President of the Company and has
                                   specialized in property acquisitions in the Eastern United
                                   States since 1994. Prior to joining AMB, he was a partner
                                   with Trammell Crow Company where for nine years, he
                                   developed and renovated major commercial properties in the
                                   Southwest. Mr. Steinberg has been a director of NYSE-listed
                                   Continental Homes Holding Co. since 1992. Mr. Steinberg
                                   received his bachelor's degree from Amherst College, and his
                                   Master's of Management degree from the Kellogg Graduate
                                   School of Management at Northwestern University.
K.C. Swartzel              45      Mr. Swartzel is a Vice President of the Company and has
                                   specialized in property acquisitions in the Southeast since
                                   1995. Prior to joining AMB, he was a Senior Vice President with TCW Realty Advisors and a senior Vice President with
                                   Metric Realty, where he disposed of more than 120 commercial properties nationwide. Mr. Swartzel holds a bachelor's
                                   degree from the University of California, a master's degree from Stanford University, and a J.D. degree from Peninsula
                                   University College of Law. He is a licensed real estate
                                   broker, and is a member of the International Council of
                                   Shopping Centers, the National Association of Real Estate
                                   Investment Managers, and the Real Estate Investment Advisory
                                   Council.

COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. The Audit Committee, which will be comprised solely of Independent Directors, will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     Executive Committee. The Executive Committee will have the authority within certain parameters to acquire, dispose of and finance investments for the Company (including the issuance by the Operating Partnership of additional Units or other equity interests) and approve the execution of contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board of Directors except as prohibited by law.

     Compensation Committee. The Compensation Committee, which will be comprised solely of Independent Directors, will determine compensation for the Company's Executive Officers, and will review and make recommendations concerning proposals by management with respect to compensation, bonus, employment agreements and other benefits and policies respecting such matters for the Executive Officers of the Company.

     The Board of Directors will not have a nominating committee; rather, the entire Board of Directors will perform the function of such a committee.

COMPENSATION OF THE BOARD OF DIRECTORS

     In lieu of cash compensation, each Independent Director will receive, upon initial election to the Board of Directors and upon each election thereafter, options to purchase Common Stock, at an exercise price equal to the fair market value at the date of grant (in the case of options granted upon consummation of the Offering, at the price to the public in the Offering). All of such options will vest immediately upon grant. The initial grant of such options upon initial election will cover 20,000 shares of Common Stock, and each subsequent grant will cover 15,000 shares of Common Stock for each Independent Director. The Company expects that the initial grant for each Independent Director appointed to serve following the consummation of the Offering will cover 26,250 shares of Common Stock representing the grant to each Independent Director with respect to their initial election to the Board of Directors (expected to occur in 1998) plus an additional grant of options to purchase 6,250 shares of Common Stock with respect to the period from the date of the Offering through the date of their initial election, but such Independent Directors will not be granted options upon re-election in 1998. In addition, Independent Directors will be paid $1,250 for each meeting in excess of six meetings of the Board of Directors attended during each annual term and will be reimbursed for reasonable expenses incurred to attend director and committee meetings. Officers of the Company who are directors will not be paid any compensation in respect of their service as directors. Independent Directors who are currently directors of CIF and VAF are being paid $20,000 as compensation for services rendered in connection with the Formation Transactions, which amount may be received in the form of shares of Common Stock at the election of each such Independent Director. Such compensation is not contingent upon consummation of the Formation Transactions and the Offering.

EXECUTIVE COMPENSATION

     The following table sets forth the annual base salary to be paid and options expected to be granted upon consummation of the Offering to the Company's Chairman of the Board, Chief Executive Officer and its four other most highly compensated executive officers (collectively, the "Named Executive Officers").

                                                               ANNUAL BASE
                     NAME AND PRINCIPAL POSITION               COMPENSATION     OPTIONS
        -----------------------------------------------------  ------------     -------
        T. Robert Burke......................................    $150,000       225,000
          Chairman of the Board
        Hamid R. Moghadam....................................    $400,000       500,000
          President and Chief Executive Officer
        Douglas D. Abbey.....................................    $200,000       250,000
          Chairman of Investment Committee
        S. Davis Carniglia...................................    $200,000       130,000
          Chief Financial Officer and General Counsel
        Craig A. Severance...................................    $200,000       130,000
          Managing Director, Acquisitions
        John H. Diserens.....................................    $200,000       130,000
          Managing Director, Retail Division

                             OPTION GRANTS IN 1997

                                                                                                   POTENTIAL
                                                                                                REALIZABLE VALUE
                                                                                                   OF ASSUMED
                                                                                                 ANNUAL RATE OF
                                                                                                  COMMON SHARE
                                                                                                     PRICE
                                 NUMBER OF     PERCENT OF TOTAL                                 APPRECIATION FOR
                                SECURITIES      OPTIONS TO BE                                    OPTION TERM(3)
                                UNDERLYING        GRANTED TO      EXERCISE PRICE                     (000S)
                               OPTIONS TO BE     EMPLOYEES IN       PER COMMON     EXPIRATION   ----------------
            NAME                GRANTED(1)           1997            SHARE(2)         DATE        5%       10%
-----------------------------  -------------   ----------------   --------------   ----------   ------   -------
T. Robert Burke..............     225,000              7.6%           $21.00         11/25/07   $2,972   $ 7,531
Hamid R. Moghadam............     500,000             16.9             21.00         11/25/07    6,605    16,735
Douglas D. Abbey.............     250,000              8.5             21.00         11/25/07    3,303     8,368
S. Davis Carniglia...........     130,000              4.4             21.00         11/25/07    1,717     4,351
Craig A. Severance...........     130,000              4.4             21.00         11/25/07    1,717     4,351
John H. Diserens.............     130,000              4.4             21.00         11/25/07    1,717     4,351

---------------
(1) All options are granted at the fair market value of the Common Stock at the date of grant. Options granted are for a term of not more than 10 years from the date of grant and vest in four equal installments (rounded to the nearest whole share of Common Stock) over four years.
(2) Based on the assumed initial public offering price. The exercise price per share will be the actual initial public offering price.
(3) In accordance with the rules of the SEC, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an increase in the price of Common Stock, which would benefit all stockholders.

EMPLOYMENT AGREEMENTS

     Upon consummation of the Offering, each of the Executive Officers will enter into an employment agreement with the Company pursuant to which each will agree to devote their entire business time to the Company. The employment agreements will have an initial term of one year (three years in the case of Mr. Moghadam) and will be subject to automatic one-year extensions following the expiration of the initial term. The employment agreements provide for annual base compensation (in the amounts set forth in the Executive Compensation table with respect to the Named Executive Officers identified therein) with the amount of any bonus to be determined by the Compensation Committee, based on certain performance targets, up to 150% of the applicable annual base compensation in the case of Messrs. Burke, Abbey and Moghadam, and 100% of the applicable annual base compensation in the case of Messrs. Carniglia, Diserens and Severance. It is expected that the Executive Officers will have the right to elect to receive restricted stock or stock options in lieu of their bonus. The number of shares of restricted stock to be so issued will equal 125% of the amount of the bonus, divided by the current market price of the stock. The number of options to purchase shares of Common Stock so granted will be determined based on 150% of the amount of the bonus and the current market price of the Common Stock, using option-pricing methodology adopted by the Compensation Committee. Such restricted stock and options to purchase Common Stock will vest ratably over a three-year period. The employment agreements also will provide that the executive will receive certain insurance benefits, will be able to participate in the Company's employee benefit plans, including the Stock Incentive Plan (as defined below), and that, in the event of the executive's death, the executive's estate will receive certain compensation payments. The executive also will be entitled to receive severance during the term of the employment agreement and for one year thereafter in the event of a termination of the executive's employment resulting from a disability, by the Company without "cause" or by the executive for "good reason." "Cause" means (i) gross negligence or willful misconduct, (ii) an uncured breach of any of the employee's material duties under the employment agreement, (iii) fraud or other conduct against the material best interests of the Company or (iv) a conviction of a felony if such conviction has a material adverse effect on the Company. "Good reason" means (a) a substantial adverse change in the nature or scope of the employee's responsibilities and authority under the employment agreement or (b) an uncured breach by the Company of any of its material obligations under the employment agreement. Severance benefits will include base compensation at the amounts provided in the employment agreement and bonus based on the most recent amount paid, as well as certain continuing insurance and other benefits.

     Such employment agreements will also contain a non-competition agreement pursuant to which each executive will agree that he or she will not engage in any activities, directly or indirectly, in respect of commercial real estate, and will not make any investment in respect of industrial or retail real estate, other than through ownership of not more than 5% of the outstanding shares of a public company engaged in such activities and through existing investments as described under "Risk Factors -- Conflicts of Interest." Such restrictions will apply during the term of the employment agreements and for a one-year period thereafter.

STOCK INCENTIVE PLAN

     The Company will establish the Stock Option and Incentive Plan (the "Stock Incentive Plan") to (i) enable executive officers, key employees and directors of the Company, the Operating Partnership and the Investment Management Subsidiary to participate in the ownership of the Company, (ii) attract and retain executive officers, other key employees and directors of the Company, the Operating Partnership and the Investment Management Subsidiary and (iii) provide incentives to such persons to maximize the Company's performance and its cash flow available for distribution. The Stock Incentive Plan provides for the award to such officers and employees (subject to the Ownership Limit, or such other limit as provided in the Company's Articles of Incorporation or as otherwise permitted by the Board of Directors) of a broad variety of stock-based compensation alternatives such as non-qualified stock options, incentive stock options, restricted stock and stock appreciation rights, and provides for the grant to Independent Directors and directors of the Investment Management Subsidiary of non-qualified stock options.

     The Compensation Committee, which will be comprised solely of Independent Directors, will have the authority to determine the terms of options and restricted shares of common stock granted under the Stock Incentive Plan, including, among other things, the individuals who shall receive such grants, the times when they shall receive them, whether an incentive stock option or non-qualified option shall be granted and the number of shares to be subject to each grant.


     The Company has reserved 5,750,000 shares of Common Stock for issuance under the Stock Incentive Plan and presently expects, upon consummation of the Offering, to issue to certain directors, officers and employees options to purchase 3,153,750 of such shares of Common Stock, at an exercise price equal to the price to the public in the Offering. It is expected that such options will have a ten-year term and vest pro rata in annual installments over a four-year period with respect to initial grants. There is no limit on the number of awards that may be granted to any one individual so long as the (i) aggregate fair market value (determined at the time of grant) of shares with respect to which an incentive stock option is first exercisable by an optionee during any calendar year cannot exceed $100,000, (ii) grant does not violate the Ownership Limit or cause the Company to fail to qualify as a REIT for Federal income tax purposes and (iii) maximum number of shares of Common Stock for which stock options and stock appreciation rights may be issued during any fiscal year to any participant in the Stock Incentive Plan shall not exceed 1,000,000. See "Description of Capital Stock -- Restrictions on Ownership and Transfer." The Company plans to limit future grants under the Stock Incentive Plan to the Company's directors and officers and a limited number of other employees.


     Restricted Stock. Restricted stock may be sold to participants at various prices (but not below par value) and is subject to such restrictions as may be determined by the Compensation Committee. Restricted stock typically may be repurchased by the Company at the original purchase price if certain conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock will have voting rights and receive distributions prior to the time when the restrictions lapse. The Company has no present plans to grant restricted shares of Common Stock other than with respect to (i) the restricted shares of Common Stock issuable to certain Independent Directors as described above under the caption "-- Compensation of the Board of Directors," and (ii) shares which may be issued to, and at the option of, certain employees in lieu of annual cash bonus compensation.

     Administration of the Stock Incentive Plan. The Stock Incentive Plan will be administered by the Board of Directors and/or the Compensation Committee. No person is eligible to serve on the Compensation Committee unless such person is an Independent Director. The Committee has complete discretion to determine (subject to (i) the Ownership Limit contained in the Articles of Incorporation of the Company and (ii) a limit against granting options or stock appreciation rights for more than 1,000,000 shares to any person in any year) which eligible individuals are to receive option or other stock grants, the number of shares subject to each such grant, the status of any granted option as either an incentive option or a non-qualified stock option under the Federal tax laws, the exercise schedule to be in effect for the grant, the maximum term for which any granted option is to remain outstanding and, subject to the specific terms of the Stock Incentive Plan, any other terms of the grant.

     Eligibility. All employees of the Company may, at the discretion of the Compensation Committee, be granted incentive and non-qualified stock options to purchase shares of Common Stock at an exercise price not less than 100% of the fair market value of such shares on the grant date. Directors of the Company, employees of the Operating Partnership, employees and directors of the Investment Management Subsidiary, consultants and other persons who are not regular salaried employees of the Company are not eligible to receive incentive stock options, but are eligible to receive non-qualified stock options. In addition, all employees and consultants of the Company, the Operating Partnership and the Investment Management Subsidiary are eligible for awards of restricted stock and grants of stock appreciation rights.

     Purchase Price of Shares Subject to Options. The price of the shares of Common Stock subject to each option shall be set by the Compensation Committee; provided, however, that the price per share of an option shall be not less than 100% of the fair market value of such shares on the date such option is granted; provided, further, that, in the case of an incentive stock option, the price per share shall not be less than 110% of the fair market value of such shares on the date such option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiary or any parent corporation ("greater than 10% stockholders").

     Non-Assignability. Options may be transferred only by will or by the laws of descent and distribution. During a participant's lifetime, options are exercisable only by the participant.

     Terms and Exercisability of Options. Unless otherwise determined by the Board of Directors or the Compensation Committee, all options granted under the Stock Incentive Plan are subject to the following conditions: (i) options will be exercisable in installments, on a cumulative basis, at the rate of thirty-three and one-third percent (33 1/3%) each year beginning on the first anniversary of the date of the grant of the option, until the options expire or are terminated (other than options granted at the time of the Offering, which will vest ratably over four years) and (ii) following an optionee's termination of employment, the optionee shall have the right to exercise any outstanding vested options for a specified period.

     To the extent the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an optionee during any calendar year exceeds $100,000, such options shall be taxed as non-qualified stock options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For this purpose, the fair market value of stock shall be determined as of the time that the option with respect to such stock is granted.

     Options are exercisable in whole or in part by written notice to the Company, specifying the number of shares being purchased and accompanied by payment of the purchase price for such shares. The option price may be paid: (i) in cash or by certified or cashier's check payable to the order of the Company,
(ii) by delivery of shares of Common Stock already owned by, and in the possession of, the optionee or (iii) if authorized by the Board of Directors or the Compensation Committee or if specified in the option agreement for the option being exercised, by a recourse promissory note made by the optionee in favor of the Company or through installment payments to the Company.

     On the date the option price is to be paid, the optionee must make full payment to the Company of all amounts that must be withheld by the Company for Federal, state or local tax purposes.

     Termination of Employment; Death or Permanent Disability. If an option holder ceases to be employed by the Company for any reason other than the optionee's death or permanent disability, such optionee's stock option shall expire three months after the date of such cessation of employment unless by its terms it expires sooner; provided, however, that during such period after cessation of employment, such stock option may be exercised only to the extent it was exercisable according to such option's terms on the date of cessation of employment. If an optionee dies or becomes permanently disabled while the optionee is employed by the Company, such optionee's option shall expire twelve months after the date of such optionee's death or permanent disability unless by its terms it expires sooner. During such period after death, such stock option may, to the extent it remains unexercised upon the date of such death, be exercised by the person or persons to whom the optionee's rights under such stock option are transferred under the laws of descent and distribution.

     Acceleration of Exercisability. In the event the Company is acquired by merger, consolidation or asset sale, each outstanding option which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will, at the election of the Board of Directors (or if so provided in an option or other agreement with an optionee), automatically accelerate in full.

     Adjustments. In the event any change is made to the Common Stock issuable under the Stock Incentive Plan by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustment will be made to (i) the maximum number and class of shares issuable under the Stock Incentive Plan and (ii) the number and/or class of shares and price per share in effect under each outstanding option.

     Amendments to the Stock Incentive Plan. The Board of Directors may at any time suspend or terminate the Stock Incentive Plan. The Board of Directors or Compensation Committee may also at any time amend or revise the terms of the Stock Incentive Plan; provided that no such amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained, (i) increase the maximum number of shares which may be acquired pursuant to options granted under the Stock Incentive Plan (except for adjustments as described in the foregoing paragraph) or (ii) change the minimum purchase price required under the Stock Incentive Plan.

     Termination. The Stock Incentive Plan will terminate on December 31, 2007, unless sooner terminated by the Board of Directors.

     Registration Statement on Form S-8. The Company will file with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the shares of Common Stock underlying options granted under the Stock Incentive Plan and restricted shares of Common Stock.

401(K) PLAN

     Effective upon the consummation of the Offering, the Company intends to establish its Section 401(k) Savings/Retirement Plan (the "Section 401(k) Plan") to cover eligible employees of the Company and any designated affiliate. The
Section 401(k) Plan, which is expected to succeed to the Section 401(k) Plan currently maintained by AMBI, will permit eligible employees of the Company to defer up to 10% of their annual compensation, subject to certain limitations imposed by the Code. The employees' elective deferrals will be immediately vested and non-forfeitable upon contribution to the Section 401(k) Plan. The Company currently intends to make matching contributions to the Section 401(k) Plan in an amount equal to 50% of the first 3.5% of annual compensation deferred by each employee; however, it reserves the right to make greater matching contributions or discretionary profit sharing contributions in the future.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY

     The Company's officers and directors will be indemnified under Maryland law, its Articles of Incorporation and the Partnership Agreement against certain liabilities. The Articles of Incorporation and Bylaws will require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the MGCL. See "Certain Provisions of Maryland Law and of the Company's Articles of Incorporation and Bylaws."

INDEMNIFICATION AGREEMENTS

     The Company will enter into indemnification agreements with each of its executive officers and directors. The indemnification agreements will require, among other matters, that the Company indemnify its executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted. Under the agreements, the Company must also indemnify and reimburse all expenses as incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights it provides.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In addition to the Formation Transactions described under "Formation and Structure of the Company -- Formation Transactions," the Company has engaged in the following transactions and relationships with certain of its executive officers, directors and director nominees, and persons who will hold more than 5% of the outstanding shares of Common Stock upon consummation of the Offering.

     During 1990, 1991, 1994, 1995 and 1996, Craig A. Severance, John H. Diserens, S. Davis Carniglia, Barbara J. Linn, Jean C. Hurley and Bruce H. Freedman issued notes to AMB in consideration of the acquisition of shares of AMB common stock in the principal amounts of $189,472, $243,866, $132,237, $132,237, $342,806 and $307,071, respectively. The notes bore interest at an annual rate of prime plus 1.0%. The principal amount of the notes and accrued interest thereon were repaid in full by all stockholders.

     In January 1993, AMBI, AMB, AMBCREA, AMB Properties L.P., AMB Development, Inc. and AMB Institutional Housing Partners entered into an agreement for the purpose of the parties thereto to work together to accomplish separate business purposes while sharing certain support and other resources. The Intercompany Agreement was amended in August 1994 to add AMB Mortgage Advisors, Inc. (now dormant) as a party thereto and amended in February 1995 to add AMB Rosen Partners (now dormant) as a party thereto. Under the Intercompany Agreement, each party to the agreement (each, an "AMB Intercompany Party") is permitted to use the term "AMB" as a part of its name. Each AMB Intercompany Party also agreed, among other things, to do business in a specified aspect of real estate and finance; to use its best efforts to refer business opportunities outside of its own line of business to other AMB Intercompany Parties; to provide intercompany loans; and to utilize personnel of another AMB Intercompany Party for a fee. In addition, under the Intercompany Agreement, AMBI agreed to: (i) provide common business services, resources and support, including employees, benefits, services contracts and financial management and reporting to each AMB Intercompany Party; (ii) purchase all fixed assets and rent them to the AMB Intercompany Parties for a fee; act as lessee for office space for each AMB Intercompany Party; (iii) employ all employees of each AMB Intercompany Party, fix such employees' salaries, bonuses and benefits, and charge such costs to the appropriate AMB Intercompany Party; and (iv) pay for the direct and indirect costs of operation of each AMB Intercompany Party and charge each AMB Intercompany Party its allocated share. The total amount paid to AMBI by AMB during the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1997 was $9,940,762, $13,564,178, $16,842,615 and
$14,305,400, respectively, which equaled the expenses incurred by AMBI allocable to AMB for each such period. Messrs. Abbey, Moghadam and Burke each own one-third of the stock of AMBI.

     As part of the Formation Transactions, the Company will acquire AMBI's assets (other than its leasehold interest for office space and certain office equipment) and employ the employees utilized in its business, and all other AMBI employees will be transferred to AMBCREA. Accordingly, upon consummation of the Offering, the Intercompany Agreement will be modified so that it applies only to the office space and certain office equipment leased by AMBI, which will be used by the Company, the Operating Partnership and the Investment Management Subsidiary, respectively, for fees equal to an allocation of AMBI's cost thereof. It is also anticipated that following the Offering, AMBCREA, AMB Institutional Housing Partners, AMB Development, Inc. and AMB Properties L.P. will continue to use the name "AMB" pursuant to royalty-free license arrangements with the Company. In addition, AMBCREA, which is in the process of winding down operations, will continue to use office space leased by AMBI for a fee equal to its allocated cost, and the Company may provide certain administrative services to AMBCREA for arm's-length charges. It is presently anticipated that AMBCREA will cease operations during the first six months of 1998. See "Risk Factors -- Conflicts of Interest -- Continued Involvement in Other Real Estate Activities and Investments."

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock (or shares of Common Stock for which Units are exchangeable) by (i) each director and director nominee, (ii) each Named Executive Officer, (iii) all directors (including director nominees) and executive officers of the Company as a group and (iv) each person or entity which is expected to be the beneficial owner of 5% or more of the outstanding shares of Common Stock immediately following the completion of the Offering. Except as indicated below, all of such shares of Common Stock (or Units) are owned directly, and the indicated person or entity has sole voting and investment power. The table reflects the ownership interests each of the following persons would have if such person exchanged all of his Units for shares of Common Stock at an initial exchange ratio of one share of Common Stock for each Unit (without regard to the Ownership Limit and the prohibition on redemption or exchange of Units until one year after the date of the Offering), but it does not reflect the effect of any Performance Units. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership Redemption/Exchange Rights." The extent to which a person will hold Units as opposed to shares of Common Stock is set forth in the footnotes below.


                                                                                                    PERCENTAGE
                                                                                                        OF
                                                                                                   COMMON STOCK
                                 NUMBER OF SHARES OF                                                FOLLOWING
                                    COMMON STOCK                               PERCENTAGE OF        COMPLETION
NAME AND ADDRESS OF BENEFICIAL      BENEFICIALLY        NUMBER OF UNITS         COMMON STOCK            OF
           OWNER(1)                   OWNED(2)         BENEFICIALLY OWNED   PRIOR TO OFFERING(3)   OFFERING(3)(4)
-------------------------------  -------------------   ------------------   --------------------   ------------
T. Robert Burke................          847,289            --                        1.2%               1.0%
Hamid R. Moghadam..............        1,396,383            --                        2.0                1.7
Douglas D. Abbey...............        1,122,749            --                        1.6                1.4
S. Davis Carniglia.............          224,379            --                    *                    *
Craig A. Severance.............          327,964            --                    *                    *
John H. Diserens...............          284,181            --                    *                    *
Daniel H. Case III.............        --                   --                   --                   --
Robert H. Edelstein, Ph.D......              952            --                    *                    *
Lynn M. Sedway.................              952            --                    *                    *
Paul P. Shepherd...............              952            --                    *                    *
Jeffrey L. Skelton, Ph.D.......              952            --                    *                    *
Thomas W. Tusher...............              952            --                    *                    *
Caryl B. Welborn, Esq..........              952            --                    *                    *
Ameritech Pension Trust(5).....       12,441,580            --                       17.8               15.2
City and County of San
  Francisco Employees'
  Retirement System(6).........        6,877,897            --                        9.8                8.4
Southern Company Services,
  Inc.(7)......................        8,032,415            --                       11.5                9.8
All directors, nominated
  directors and executive
  officers as a group
  (17 persons).....................    4,752,336            --                        6.8%               5.8%


---------------

 *  Less than 1%.

(1) Unless otherwise indicated, the address of each named person is c/o AMB Property Corporation, 505 Montgomery Street, San Francisco, California 94111.

(2) Excludes (i) the grants to each of the Executive Officers and directors of options to purchase Common Stock upon consummation of the Offering and (ii) shares of Common Stock to be purchased, if any, by such Executive Officers and directors at the initial offering price in the Offering. See "Management -- Compensation of the Board of Directors" and "-- Executive Compensation."

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(3) Assumes that all Units beneficially held by the identified person (and no other person) are exchanged for shares of Common Stock. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Redemption/Exchange Rights" and "Shares Available for Future Sale."

(4) Assumes shares of Common Stock outstanding immediately following completion of the Offering.

(5) Reflects shares held by State Street Bank and Trust Company, as trustee, the voting and investment power with respect to which are held by Ameritech Corporation. The address of Ameritech Corporation for this purpose is 225 W. Randolph, HQ13A, Chicago, Illinois 60606, Attn.: Director -- Real Estate.

(6) The address of the City and County of San Francisco Employees' Retirement System is 1155 Market Street, San Francisco, California 94103.

(7) The address of Southern Company Services, Inc. ("SoCo") is 64 Perimeter Center East, Atlanta, Georgia 06831. The number of shares of Common Stock to be issued to SoCo in the Consolidation may not exceed 9.8% of the total shares outstanding upon consummation of the Offering (without giving effect to exercise of the underwriters' over-allotment option), with the balance of its interest acquired for cash.

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

                     FORMATION AND STRUCTURE OF THE COMPANY

OPERATING ENTITIES OF THE COMPANY

     The Operating Partnership is the principal vehicle through which the Company will own the Properties. See "Policies with Respect to Certain Activities -- Policies with Respect to Other Activities." The ownership and management structure of the Company is intended to (i) enable the Company to continue and grow the real estate operations of AMB and the Continuing Investors, (ii) facilitate the Offering, (iii) enable the Company to acquire assets in transactions that may defer some or all of the sellers' tax consequences, including in connection with the Company's formation and (iv) enable the Company to comply with certain technical and complex requirements under the Federal tax rules and regulations relating to the assets and income permitted for a REIT.

     The Investment Management Subsidiary will continue to provide real estate investment management services to certain of AMB's current clients which are not participating in the Formation Transactions to certain other clients. In order to comply with Federal tax requirements for REIT status, the Investment Management Subsidiary will be a taxable corporation, in which the Company will own 100% of the non-voting preferred stock (representing 95% of its economic interest) and former stockholders of AMB will own all of the outstanding voting common stock (representing 5% of its economic interest). The amount of such advisory fees otherwise available for distribution to the Operating Partnership and the Company will be substantially reduced due to the payment of income taxes thereon. See "Risk Factors -- Investment Management Subsidiary."

     The Joint Ventures are held through joint ventures, limited liability companies and partnerships. Pursuant to the existing agreements with respect to each Joint Venture, the Company will hold a greater than 50% interest in seven of the Joint Ventures and a 50% interest in the eighth Joint Venture, but in certain cases such agreements provide that the Company is a limited partner or that the non-affiliated participant will be principally responsible for management control of the property.

FORMATION TRANSACTIONS

     Background. The Company will be formed in connection with the consolidation of the Properties owned by CIF, VAF, WPF and the Individual Account Investors and the investment management business owned by AMB. CIF and VAF are each private REITs and WPF is a limited partnership.

     The Formation Transactions include the following:

     - (i) CIF, VAF and the Company's predecessor, AMB, will effect a series of mergers pursuant to which such entities will merge into the Company, with the institutional stockholders of CIF and VAF and the current stockholders of AMB receiving shares of Common Stock, or, in the case of CIF stockholders and VAF stockholders, to a limited extent, cash; (ii) WPF Interests will be contributed to the Company in exchange for shares of Common Stock, or, to a limited extent, cash; (iii) the real property interests of the Individual Account Investors will be contributed to either the Company in exchange for shares of Common Stock or to the Operating Partnership in exchange for Units, or, to a limited extent, cash; (iv) the interests of certain current owners of joint venture interests in the properties will be contributed to the Operating Partnership in exchange for Units; (v) the Company will contribute substantially all of its assets, subject to its liabilities, to the Operating Partnership, in exchange for the general partnership interest therein; and (vi) the Operating Partnership and the Executive Officers will contribute certain assets and cash to the Investment Management Subsidiary in exchange for its stock. A portion of the cash available to CIF stockholders, VAF stockholders and holders of WPF interests will be provided by three institutional accredited investors who have irrevocably committed to acquire certain interests of such persons in respect to the Formation Transactions.

     - The Company will sell shares of Common Stock in the Offering.

     - The Company will contribute the Properties and the net proceeds of the Offering to the Operating Partnership in exchange for a 97.2% interest therein represented by a number of units of general

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

       partnership interest ("GP Units") equal to the total number of shares of Common Stock to be outstanding after the Offering.

     - The Executive Officers during the second year following the Offering may receive a profits interest in the Operating Partnership in the form of units ("Performance Units"), depending on the trading price of and dividends on the shares of Common Stock. The issuance of any Performance Units is subject to a share escrow agreement with certain Continuing Investors and will not dilute the interests of purchasers of Common Stock in the Offering. The maximum number of Performance Units which may be issued is expected to be 4,241,803.

     - Cash in an amount equal to the net working capital balances of the AMB Predecessors as of the consummation of the Formation Transactions will be distributed to the applicable investors in the AMB Predecessors approximately 60 days thereafter.

     All persons and entities receiving shares of Common Stock or Units in the Formation Transactions (i.e., the Continuing Investors), and all persons who may receive Performance Units, are "accredited investors" as defined in Regulation D under the Securities Act. Irrevocable consent of the Continuing Investors to the Formation Transactions was received before September 18, 1997 pursuant to a private solicitation thereof in compliance with Regulation D.

     Consequences of the Offering and Formation Transactions. Following the consummation of the Offering, the Operating Partnership will directly or indirectly own interests in all of the Properties. All of the outstanding shares of Common Stock will be owned by the purchasers of the Common Stock in the Offering and the Continuing Investors. As a consequence of the Formation Transactions, the Company will be the general partner of, and will own 97.2% of the ownership interests in, the Operating Partnership. The remaining 2.8% ownership interest in the Operating Partnership will be owned by Individual Account Investors which elected to receive Units in lieu of shares of Common Stock and certain owners of joint venture interests in the Properties which have agreed to contribute their interests in the joint ventures to the Operating Partnership in the Formation Transactions.

ESCROWS OF SHARES; PERFORMANCE UNITS AND PERFORMANCE SHARES

     Performance Units and Performance Shares. Certain Continuing Investors (the "Performance Investors") own assets (either directly or through CIF, VAF or WPF) which are subject to advisory agreements with AMB that include "incentive fee" provisions or in the case of WPF, a "catch-up adjustment." An aggregate of 4,241,803 shares of Common Stock and Units (the "Performance Shares") issuable to the Performance Investors in the Formation Transactions will be escrowed for possible transfer to the Company or the Operating Partnership (as applicable), depending on the trading price of the shares of Common Stock as of the 15th, 18th, 21st and 24th month anniversaries of the consummation of the Offering (each a "Measurement Date"). The Executive Officers, in their capacity as limited partners of the Operating Partnership, may receive a profits interest in the Operating Partnership expressed as a number of units (the "Performance Units"). The Performance Units will be similar to Units in many respects, including (i) the right to share in operating distributions and allocations of operating income and loss of the Operating Partnership on a pro rata basis with Units and (ii) certain redemption or exchange rights, including limited rights to cause the Operating Partnership to redeem such Performance Units for cash or, at the Company's option, to exchange such units for shares of Common Stock. Depending on the trading price of, and accumulated dividends on, the shares of Common Stock on each Measurement Date, the Executive Officers, in their capacity as limited partners of the Operating Partnership, may be entitled to receive Performance Units.

     If any Performance Units are issued to the Executive Officers, in their capacity as limited partners of the Operating Partnership, an equal number of GP Units allocable to the Company, and Units allocable to Performance Investors who are limited partners in the Operating Partnership, will be transferred to the Operating Partnership. In addition, if any of the Company's Units are transferred to the Operating Partnership as a result of the issuance of Performance Units, an equal number of Performance Shares will be transferred by Company stockholders to the Company from the applicable escrow. Accordingly, no Company stockholder

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

or limited partner in the Operating Partnership (other than the Performance Investors, to the extent of their obligations to transfer Performance Shares to the Company or the Operating Partnership (as applicable)) will be diluted as a result of the issuance of Performance Units to the Executive Officers.

     While Performance Shares are held in escrow, each Performance Investor will receive all distributions with respect to its Performance Shares and will be permitted to vote such shares unless and until such shares are required to be transferred to the Company. Within 15 days following the determination of the number of Performance Shares, if any, to be transferred to the Company or Operating Partnership, as applicable, with respect to the final Measurement Date, any Performance Shares not required to be transferred to the Company or the Operating Partnership will be released from escrow and distributed to the applicable Performance Investor, free of any future obligation to transfer such shares to the Company or the Operating Partnership.

     Indemnity Escrow. In connection with the Formation Transactions, each of CIF, VAF, AMB and WPF and each Individual Account Investor has made certain representations and warranties regarding its Properties and business. These representations and warranties include such matters as compliance with laws, the existence of material leases and other contracts with respect to the Properties and certain other matters. CIF, VAF, WPF and AMB have also made certain representations and warranties as to certain corporate and tax matters in connection with the Formation Transactions. Each of CIF, VAF, WPF and AMB and each Individual Account Investor will indemnify the Company and the Operating Partnership for any breach of such representations and warranties subject to a maximum liability equal to 1% of the value of the shares of Common Stock, Units and cash received in the Formation Transactions by the Investors in the entity responsible for the indemnification, or the applicable Individual Account Investor. To assure that any indemnification obligation is borne only by investors in an entity, or the Individual Account Investor, which made the applicable representations and warranties, rather than other stockholders of the Company or limited partners of the Operating Partnership, 1% of the shares of Common Stock or Units issued, or cash paid (the "Indemnity Consideration"), to each investor upon consummation of the Formation Transactions will be deposited in an escrow available to provide for this indemnification commitment (the "Indemnity Escrow"). Dividends, distributions and interest on Common Stock, Units or cash deposited in the escrow will be paid as received to the applicable investor. The representations and warranties will survive for a period ending on the later of the first anniversary of the consummation of the Offering or the sixtieth day following the completion of the audited financial statements of the Company of the year ending December 31, 1998. If any claim of a breach of any such representation or warranty has been made within such period, all or a portion of the Indemnity Consideration will be held in the Indemnity Escrow until resolution of such claim, at which time any Indemnity Consideration not utilized in connection with satisfaction of any such claims will be returned to the investors which would have received such consideration at the time of the Offering. Any shares of Common Stock or Units used to satisfy claims through the Indemnity Escrow shall be valued at the value per share or unit at the time of the Offering, irrespective of the Common Stock or Unit value when such shares are transferred out of the Indemnity Escrow.

BENEFITS OF THE FORMATION TRANSACTIONS AND THE OFFERING TO THE EXECUTIVE OFFICERS AND AFFILIATES OF THE COMPANY

     Certain Executive Officers and affiliates of the Company will realize certain material benefits in connection with the Formation Transactions, including the following:

     - The current stockholders of AMB, who are comprised entirely of the Executive Officers and certain of their affiliated trusts, will be the beneficial owners of an aggregate of 4,746,624 shares of Common Stock, with a total value of $99.7 million (based on the assumed initial public offering price of $21 per share). Such shares will be issued in respect of the shares of AMB in the Formation Transactions. The aggregate net book value of such shares of AMB common stock as of September 30, 1997, was approximately $9.5 million. The cost of such shares to the current AMB stockholders was $2.6 million, resulting in an unrealized gain of $97.1 million. The Company does not believe that the net book value of such shares of AMB common stock (which reflects the historical cost of such interests and assets of AMB and does not reflect the value of its client base, management portfolio business systems or employees) is equivalent to the fair market value of such shares, but the fair market value of such shares may vary from the value of the shares of Common Stock issued in exchange therefor.

     - The Executive Officers, in their capacity as limited partners of the Operating Partnership, may during the second year following the Offering become the beneficial owners of Performance Units which under the applicable arrangements will not exceed 4,241,803. Any issuance of these Performance Units will not dilute the interests of the purchasers of Common Stock in the Offering.

     - The former AMB stockholders will serve as the Executive Officers of the Company, will enter into employment agreements and receive the compensation and will participate in the Stock Incentive Plan, including receiving grants of options to purchase an aggregate of 1,885,000 shares of Common Stock at the initial offering price, all as set forth under "Management -- Executive Compensation."

     - Commencing on the first anniversary of the Offering, Continuing Investors who received Units in the Formation Transactions, and officers and employees who receive Performance Units, will have certain registration rights with respect to shares of Common Stock that may be issued in exchange for such Units and Performance Units.

     - The Company will assume a line of credit balance of AMB of not more than $1.1 million in connection with AMB's purchase of furniture, fixtures and equipment, leasehold interests, and other assets historically used in connection with the Company's business from AMBI, a corporation owned entirely by certain executive officers. The total purchase price of the assets (equal to the approximate net book value) will be paid partly with the proceeds of the above indebtedness and partly through the reduction of an inter-company debt owed by AMBI to AMB. The Company will also assume a note payable of AMBI to WPF in the amount of $791,925 as consideration for the transfer to the Company of AMBI's general partner interest in WPF (which the Company believes has a value equal to or greater than the amount of the note).

     - Certain Executive Officers will be relieved of their respective guarantees of a portion of a $4.0 million revolving line of credit of AMB, of which approximately $1.1 million is expected to be outstanding as of the consummation of the Formation Transactions.

     - A portion of the incentive fees earned and paid to the Investment Management Subsidiary after the consummation of the Offering, in respect of assets subject to such arrangements at the time of the Formation Transactions, will be allocated to certain officers and employees of the Company as follows. At the time that such fees are actually earned and paid to the Investment Management Subsidiary, certain officers and employees of the Company will be allocated an amount equal to such fees, subject to an aggregate cap equal to the amount which would have been paid had all of such assets for all such clients been sold for the "net asset value" thereof as of the consummation of the Formation Transactions. Such allocation will be made pursuant to a profits interest held by such persons in the Investment Management Partnership.

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

                          DESCRIPTION OF CAPITAL STOCK

     The following summary of the terms of the Company's capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Incorporation and Bylaws, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

GENERAL

     Under the Articles of Incorporation, the authorized capital stock of the Company consists of 500,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 100,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). No shares of Preferred Stock will be issued and outstanding.

COMMON STOCK

     Each outstanding share of Common Stock will entitle the holder to one vote on all matters presented to stockholders for a vote, including the election of directors, and, except as otherwise required by law and except as provided in any resolution adopted by the Board of Directors with respect to any other class or series of stock establishing the designation, powers, preferences and relative, participating, optional or other special rights and powers of such series, the holders of such shares will possess the exclusive voting power, subject to the provisions of the Company's Articles of Incorporation regarding the ownership of shares of Common Stock in excess of the Ownership Limit or such other limit as provided in the Company's Articles of Incorporation or as otherwise permitted by the Board of Directors. Holders of shares of Common Stock will not have any conversion, exchange, sinking fund, redemption or appraisal rights or any preemptive rights to subscribe for any securities of the Company or cumulative voting rights in the election of directors. All shares of Common Stock to be issued and outstanding following the consummation of the Offering will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of stock and to the provisions of the Articles of Incorporation regarding ownership of shares of Common Stock in excess of the Ownership Limit, or such other limit as provided in the Company's Articles of Incorporation or as otherwise permitted by the Board of Directors, distributions may be paid to the holders of shares of Common Stock if and when authorized and declared by the Board of Directors of the Company out of funds legally available therefor. The Company intends to make quarterly distributions, beginning with distributions for the portion of the quarter from the consummation of the Offering. See "Distributions."

     Under the MGCL, stockholders are generally not liable for the Company's debts or obligations. If the Company is liquidated, subject to the right of any holders of Preferred Stock to receive preferential distributions, each outstanding share of Common Stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all known debts and liabilities of the Company, including debts and liabilities arising out of its status as general partner of the Operating Partnership.

     Subject to the provisions of the Articles of Incorporation regarding the ownership of shares of Common Stock in excess of the Ownership Limit, or such other limit as provided in the Company's Articles of Incorporation or as otherwise permitted by the Board of Directors described below, all shares of Common Stock will have equal distribution, liquidation and voting rights, and will have no preference or exchange rights. See "-- Restrictions on Ownership and Transfer."

     Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Under the MGCL, the term "substantially all of the Company's assets" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. The Articles of Incorporation do not provide for a lesser percentage in any such situation.

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

     The Articles of Incorporation authorize the Board of Directors to reclassify any unissued shares of Common Stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.

PREFERRED STOCK

     Preferred Stock may be issued from time to time, in one or more classes or series, as authorized by the Board of Directors. No Preferred Stock is currently issued or outstanding. Prior to the issuance of shares of each class or series, the Board of Directors is required by the MGCL and the Company's Articles of Incorporation to fix for each class or series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because the Board of Directors has the power to establish the preferences, powers and rights of each class or series of Preferred Stock, it may afford the holders of any class or series of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of Common Stock. The issuance of Preferred Stock could have the effect of delaying or preventing a change of control of the Company that might involve a premium price for holders of shares of Common Stock or otherwise be in their best interest. The Board of Directors has no present plans to issue any Preferred Stock.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     For the Company to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made). In addition, if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the gross income tests for REITs contained in the Code. A REIT's stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

     Because the Company expects to qualify as a REIT, the Articles of Incorporation contain restrictions on the ownership and transfer of shares of Common Stock which are intended to assist the Company in complying with these requirements. The Ownership Limit set forth in the Company's Articles of Incorporation provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by number or value, whichever is more restrictive) of the outstanding shares of Common Stock. The constructive ownership rules are complex, and may cause shares of Common Stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of Common Stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of Common Stock) by the individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding shares of Common Stock and thus violate the Ownership Limit, or such other limit permitted by the Board of Directors. The Board of Directors may, but in no event will be required to, waive the Ownership Limit with respect to a particular stockholder if it determines that such ownership will not jeopardize the Company's status as a REIT and the Board of Directors otherwise decides such action would be in the best interest of the Company. As a condition of such waiver, the Board of Directors may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the REIT status of the Company. The Board of Directors currently expects to waive the Ownership Limit with respect to Ameritech Pension Trust, allowing it to own up to 15.2% of the Common Stock. However, such waiver will be conditioned upon the receipt of undertakings or representations from Ameritech Pension Trust

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

requested by the Board of Directors which are reasonably necessary to conclude that such ownership will not cause the Company to fail to qualify as a REIT.

     The Company's Articles of Incorporation further prohibit any person from
(i) actually or constructively owning shares of stock of the Company that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT or (ii) transferring shares of stock of the Company if such transfer would result in shares of stock of the Company being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of stock of the Company that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company's status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interest of the Company to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, any change in the Ownership Limit would require an amendment to the Articles of Incorporation which requires the affirmative vote of holders owning at least two-thirds of the shares of the Company's capital stock outstanding and entitled to vote thereon.

     Pursuant to the Articles of Incorporation, if any purported transfer of shares of Common Stock of the Company or any other event would otherwise result in any person violating the Ownership Limit or such other limit as permitted by the Board of Directors, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares of Common Stock in excess of the Ownership Limit or such other limit, and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such excess shares of Common Stock (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within 20 days of receiving notice from the Company of the transfer of shares of Common Stock to the trust, the trustee of the trust (who shall be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such excess shares of Common Stock to a person or entity who could own such shares without violating the Ownership Limit, or such other limit as permitted by the Board of Directors, and distribute to the Prohibited Transferee or Prohibited Owner, as applicable, an amount equal to the lesser of the price paid by the Prohibited Transferee or Prohibited Owner for such excess shares or the sales proceeds received by the trust for such excess shares. In the case of any excess shares of Common Stock resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner or Prohibited Transferee, as applicable, an amount equal to the lesser of the Market Price (as defined in the Company's Articles of Incorporation) of such excess shares of Common Stock as of the date of such event or the sales proceeds received by the trust for such excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such excess shares of Common Stock by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares. Subject to Maryland law, effective as of the date that such shares of Common Stock have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Transferee or Prohibited Owner, as applicable, prior to the discovery by the Company that such shares of Common Stock should have been automatically transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Company that such shares of Common Stock had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. In the event that the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit or such other limit as provided in the Company's Articles of Incorporation or as otherwise permitted by the Board of Directors, then the Articles of Incorporation provide that the transfer of the excess shares will be void ab initio.

     In addition, shares of Common Stock held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the trustee has sold the shares held in the trust. Upon such a sale to the Company, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Transferee or Prohibited Owner.

     If any purported transfer of shares would cause the Company to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

     All certificates representing shares will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the shares or otherwise be in the best interest of stockholders.

     Under the Articles of Incorporation, every owner of at least a specified percentage of the outstanding shares must file a completed questionnaire with the Company containing information regarding ownership of such shares, as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of the Common Stock. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of shares of Common Stock on the Company's status as a REIT and to ensure compliance with the Ownership Limit, or such other limit as provided in the Articles of Incorporation or as otherwise permitted by the Board of Directors.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is BankBoston, N.A.

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                   CERTAIN PROVISIONS OF MARYLAND LAW AND OF
               THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS

     The following paragraphs summarize certain provisions of the MGCL and the Company's Articles of Incorporation and Bylaws. Such paragraphs do not, however, purport to be complete and are subject to and qualified in their entirety by reference to the MGCL and the Articles of Incorporation and Bylaws.

BOARD OF DIRECTORS

     The Articles of Incorporation provide that the number of directors of the Company shall be established by the Bylaws but shall not be less than the minimum number required by the MGCL, which in the case of the Company is three. The Bylaws currently provide that the Board of Directors will consist of not fewer than five nor more than 13 members and will be elected to a one-year term at each annual meeting of the Company's stockholders. Any vacancy (except for a vacancy caused by removal) will be filled by a majority of the entire Board of Directors. The Bylaws provide that a majority of the Board must be "Independent Directors." An "Independent Director" is a director who is not an employee, officer or affiliate of the Company or a subsidiary or division thereof, or a relative of a principal executive officer, or who is not an individual member of an organization acting as advisor, consultant or legal counsel, receiving compensation on a continuing basis from the Company in addition to director's fees.

REMOVAL OF DIRECTORS

     While the Articles of Incorporation and the MGCL empower the stockholders to fill vacancies in the Board of Directors that are caused by the removal of a director, the Articles of Incorporation preclude stockholders from removing incumbent directors except upon a substantial affirmative vote. Specifically, the Articles of Incorporation provide that a director may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Under the MGCL, the term "cause" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation. This provision, when coupled with the provision in the Bylaws authorizing the Board of Directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

OPT OUT OF BUSINESS COMBINATIONS AND CONTROL SHARE ACQUISITION STATUTES

     The Company will elect in its Bylaws not to be governed by the "control share acquisition" provisions of the MGCL (Sections 3-701 through 3-709), and the Board of Directors will adopt, by irrevocable resolution of the Board of Directors, not to be governed by the "business combination" provision of the MGCL (Section 3-602), each of which could have the effect of delaying or preventing a change of control of the Company. The Bylaws will provide that the Company cannot at a future date determine to be governed by either such provision without the approval of a majority of the outstanding shares entitled to vote. In addition, such irrevocable resolution adopted by the Board of Directors may only be changed by the approval of a majority of the outstanding shares entitled to vote.

AMENDMENT TO THE ARTICLES OF INCORPORATION AND BYLAWS

     The Articles of Incorporation may not be amended without the affirmative vote of at least two-thirds of the shares of capital stock outstanding and entitled to vote thereon voting together as a single class. Other than provisions of the Bylaws (i) opting out of the control share acquisition statute, (ii) requiring approval by the Independent Directors of transactions involving executive officers, directors or any limited partners of the Operating Partnership and their affiliates and (iii) those governing amendment of the Bylaws, each of which may be amended only with the approval of a majority of the shares of capital stock entitled to vote, the Bylaws may be amended by the vote of a majority of the Board of Directors or the shares of the Company's capital stock entitled to vote thereon.

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

MEETINGS OF STOCKHOLDERS

     The Bylaws provide for annual meetings of stockholders, commencing in 1998, to elect the Board of Directors and transact such other business as may properly be brought before the meeting. Special meetings of stockholders may be called by the President, the Board of Directors, the Chairman of the Board and/or at the request in writing of the holders of 50% or more of the outstanding stock of the Company entitled to vote.

     The MGCL provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if such consent sets forth such action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent is signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     The Bylaws provide that (i) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (a) pursuant to the Company's notice of the meeting, (b) by or at the direction of the Board of Directors or (c) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws, and (ii) with respect to special meetings of stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of stockholders.

     The provisions in the Articles of Incorporation on amendments to the Articles of Incorporation and the advance notice provisions of the Bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

DISSOLUTION OF THE COMPANY

     Under the MGCL, the Company may be dissolved by (i) the affirmative vote of a majority of the entire Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at any annual or special meeting of stockholders and (ii) upon proper notice, stockholder approval by the affirmative vote of the holders of two-thirds of the total number of shares of capital stock outstanding and entitled to vote thereon voting as a single class.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY

     The Company's officers and directors will be indemnified under the MGCL, the Articles of Incorporation and the Partnership Agreement against certain liabilities. The Articles of Incorporation and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the MGCL.

     The MGCL permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,
(ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its

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

equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     The MGCL permits the articles of incorporation of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions, and the Articles of Incorporation of the Company contain this provision. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that
(i) it is proved that the person actually received an improper personal benefit in money, property or services, (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was committed in bad faith or was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or failure to act was unlawful. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

     The Partnership Agreement also provides for indemnification of the Company, as general partner, and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership and the partners of the Operating Partnership to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Articles of Incorporation. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Exculpation and Indemnification of the Company."

     Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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

                    DESCRIPTION OF CERTAIN PROVISIONS OF THE
               PARTNERSHIP AGREEMENT OF THE OPERATING PARTNERSHIP

     Substantially all of the Company's assets will be held, and all of its operations will be conducted, by or through the Operating Partnership. The Company is the general partner of the Operating Partnership and expects at all times to own a majority interest in the Operating Partnership. The right and power to manage the Operating Partnership will be vested exclusively in the Company, as general partner. The interests in the Operating Partnership allocated to the Company will be designated as a general partner interest. Except with respect to distributions of cash and allocations of income and loss, and except as otherwise noted herein and elsewhere in this Prospectus, the description herein of Units is applicable also to Performance Units, and holders of Performance Units will be treated as limited partners. The following summary of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement") and the descriptions of certain provisions set forth elsewhere in this Prospectus are qualified in their entirety by reference to the Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

     Holders of Units will hold limited partnership interests in the Operating Partnership, and all holders of partnership interests (including the Company in its capacity as general partner) will be entitled to share in cash distributions from, and in the profits and losses of, the Operating Partnership. The number of GP Units held by the Company will be equal to the total number of shares of Common Stock outstanding. Accordingly, the distributions paid by the Company per share outstanding are expected to be equal to the distributions per Unit paid on the outstanding Units. At the time of the Offering, the Units will not be registered pursuant to Federal or state securities laws, and they will not be listed on the NYSE or any other exchange or quoted on any national market system. However, the shares of Common Stock that may be issued by the Company upon redemption of the Units may be sold in registered transactions, or transactions exempt from registration under the Securities Act. The limited partners of the Operating Partnership will have the rights to which limited partners are entitled under the Partnership Agreement and the Partnership Act. The Partnership Agreement imposes certain restrictions on the transfer of Units, as described below.

PURPOSE, BUSINESS AND MANAGEMENT

     The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the Partnership Agreement. The Company will be the sole general partner of the Operating Partnership and will conduct substantially all of its business through the Operating Partnership, except for investment advisory services (which will be conducted through the Investment Management Subsidiary). The Operating Partnership will own 100% of the nonvoting preferred stock of the Investment Management Subsidiary (representing 95% of its economic interest) and former stockholders of AMB will own all of the outstanding voting common stock of the Investment Management Subsidiary (representing 5% of its economic interest).

     The primary purpose of the Operating Partnership is, in general, to acquire, purchase, own, operate, manage, develop, redevelop, invest in, finance, refinance, sell, lease and otherwise deal with industrial and retail properties and assets related thereto, and interests therein. The Operating Partnership is authorized to conduct any business that may be lawfully conducted by a limited partnership formed under the Partnership Act, except that the Partnership Agreement requires the business of the Operating Partnership to be conducted in such a manner that will permit the Company to be classified as a REIT under
Section 856 of the Code, unless the Company ceases to qualify as a REIT for reasons other than the conduct of the business of the Operating Partnership. Subject to the foregoing limitation, the Operating Partnership may enter into partnerships, joint ventures or similar arrangements and may own interests directly or indirectly in any other entity.

     The Company, as the general partner of the Operating Partnership, has the exclusive power and authority to conduct the business of the Operating Partnership, subject to the consent of the limited partners in certain limited circumstances (as discussed below) and except as expressly limited in the Partnership Agreement.

The Company has the right to make all decisions and take all actions with respect to the Operating Partnership's acquisition and operation of the Properties and all other assets and businesses of or related to the Partnership. No limited partner may take part in the conduct or control of the business or affairs of the Operating Partnership by virtue of being a holder of Units. In particular, each limited partner expressly acknowledges in the Partnership Agreement that the Company, as general partner, is acting on behalf of the Operating Partnership's limited partners and the Company's stockholders collectively, and is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the Operating Partnership. The Company intends to make decisions in its capacity as general partner of the Operating Partnership so as to maximize the profitability of the Company and the Operating Partnership as a whole, independent of the tax effects on the limited partners. The Company and the Operating Partnership will have no liability to a limited partner as a result of any liabilities or damages incurred or suffered by, or benefits not derived by, a limited partner as a result of an action or inaction of the Company as general partner of the Operating Partnership as long as the Company acted in good faith. Limited partners will have no right or authority to act for or to bind the Operating Partnership.

     Investors who receive Units in connection with the Formation Transactions, as limited partners of the Operating Partnership, will have no authority to transact business for, or participate in the management activities or decisions of, the Operating Partnership, except as provided in the Partnership Agreement and as required by applicable law.

ENGAGING IN OTHER BUSINESSES; CONFLICTS OF INTEREST

     The Company may not conduct any business other than in connection with the ownership, acquisition and disposition of Operating Partnership interests as a general partner and the management of the business of the Operating Partnership, its operation as a public reporting company with a class (or classes) of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), its operation as a REIT and such activities as are incidental to such activities (including, without limitation, ownership of any interest in the Investment Management Subsidiary or a management or finance subsidiary organized as a partnership, limited liability company or corporation) without the consent of the holders of a majority of the limited partnership interests. Except as may otherwise be agreed to in writing, each limited partner, and its affiliates, is free to engage in any business or activity, even if such business or activity competes with or is enhanced by the business of the Operating Partnership. The Partnership Agreement does not prevent another person or entity that acquires control of the Company in the future from conducting other businesses or owning other assets, even though such businesses or assets may be ones that it would be in the best interests of the limited partners for the Operating Partnership to own. The Company, in the exercise of its power and authority under the Partnership Agreement, may contract and otherwise deal with or otherwise obligate the Operating Partnership to entities in which the Company or any one or more of the officers, directors or stockholders of the Company may have an ownership or other financial interest, whether direct or indirect.

REIMBURSEMENT OF THE COMPANY; TRANSACTIONS WITH THE COMPANY AND ITS AFFILIATES

     The Company will not receive any compensation for its services as general partner of the Operating Partnership. The Company, however, as a partner in the Operating Partnership, has the same right to allocations and distributions as other partners of the Operating Partnership. In addition, the Operating Partnership will reimburse the Company for all expenses it incurs relating to its activities as general partner, its continued existence and qualification as a REIT and all other liabilities incurred by the Company in connection with the pursuit of its business and affairs. The Company may retain such persons or entities as it shall determine (including itself, any entity in which the Company has an interest, or any entity with which it is affiliated) to provide services to or on behalf of the Operating Partnership. The Company will be entitled to reimbursement from the Operating Partnership for its out of pocket expenses (other than amounts paid or payable to the Company or any entity in which the Company has an interest or with which it is affiliated) incurred in connection with Operating Partnership business. Such expenses include those incurred in connection with the administration and activities of the Operating Partnership, such as the maintenance of the Operating Partnership books and records, management of the Operating Partnership property and assets, and preparation of information regarding the Operating Partnership provided to the partners in the preparation of their individual tax returns. Except as expressly permitted by the Operating Partnership Agreement, however, affiliates of the Company will not engage in any transactions with the Operating Partnership except on terms that are fair and reasonable and no less favorable to the Operating Partnership than would be obtained from an unaffiliated third party.

EXCULPATION AND INDEMNIFICATION OF THE COMPANY

     The Partnership Agreement generally provides that the Company, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything which it may do or refrain from doing in connection with the business and affairs of the Operating Partnership if the Company carried out its duties in good faith. The Company's liability in any event is limited to its interest in the Operating Partnership. Without limiting the foregoing, the Company has no liability for the loss of any limited partner's capital. In addition, the Company is not responsible for any misconduct, negligent act or omission of any consultant, contractor or agent of the Operating Partnership or of the Company and has no obligation other than to use good faith in the selection of all such contractors, consultants and agents. The Company may consult with counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisors selected by it. An opinion by any such consultant on a matter which the Company believes to be within such consultant's professional or expert competence is deemed to be complete protection as to any action taken or omitted to be taken by the Company based on such opinion and in good faith.

     The Partnership Agreement also requires the Operating Partnership to indemnify the Company, the directors and officers of the Company, and such other persons as the Company may from time to time designate against any loss or damage, including reasonable legal fees and court costs incurred by such person by reason of anything it may do or refrain from doing for or on behalf of the Operating Partnership or in connection with its business or affairs unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Any such indemnification claims must be satisfied solely out of the assets of the Operating Partnership.

SALES OF ASSETS; LIQUIDATION

     Under the Partnership Agreement, the Company, as general partner, generally has the exclusive authority to determine whether, when and on what terms the assets of the Operating Partnership (including the Properties) will be sold. However, the Company anticipates that it will agree, in connection with the contribution of Properties from taxable Investors in the Formation Transactions (with an estimated aggregate value of approximately $34 million), not to dispose of such assets in a taxable sale or exchange prior to the fourth anniversary of the consummation of the Formation Transactions and, thereafter, to use commercially reasonable efforts to minimize the adverse tax consequences of any such sale. The Company may enter into similar agreements in connection with other acquisitions of properties for Units.

     A merger of the Operating Partnership with another entity generally requires an affirmative vote of the holders of a majority of the outstanding percentage interest (including that held directly or indirectly by the Company), subject to certain consent rights of holders of Units as described below under "Amendment of the Partnership Agreement." A dissolution or liquidation of the Operating Partnership, including a sale or disposition of all or substantially all of the Operating Partnership's assets and properties, also requires the consent of a majority of all Units held by limited partners, including Performance Units.

CAPITAL CONTRIBUTION

     The Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowings or capital contributions, the Company may borrow such funds from a financial institution or other lender or through public or private debt offerings and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the Company's borrowing of such funds. As an alternative to borrowing funds required by the Operating Partnership, the Company may contribute the amount of such required funds as an additional capital contribution to the Operating Partnership. If the Company so contributes additional capital to the Operating Partnership, the Company's partnership interest in the Operating Partnership will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by the Company. See "Policies With Respect to Certain Activities -- Financing Policies."

REMOVAL OF THE GENERAL PARTNER; TRANSFERABILITY OF THE COMPANY'S INTERESTS; TREATMENT OF UNITS IN SIGNIFICANT TRANSACTIONS

     The general partner may not be removed by the limited partners, with or without cause, other than with the consent of the general partner. The Partnership Agreement provides that the Company may not voluntarily withdraw from the Operating Partnership, without the consent of the limited partners. However, except as set forth below, the Company may transfer or assign its general partner interest in connection with a merger, consolidation or sale of substantially all the assets of the Company without limited partner consent.

     Neither the Company nor the Operating Partnership may engage in any merger, consolidation or other combination with or into another person, or effect any reclassification, recapitalization or change of its outstanding equity interests, and the Company may not sell all or substantially all of its assets (each a "Termination Transaction") unless in connection with the Termination Transaction all holders of Units either will receive, or will have the right to elect to receive, for each Unit an amount of cash, securities or other property equal to the product of the number of shares of Common Stock into which each Unit is then exchangeable and the greatest amount of cash, securities or other property paid to the holder of one Share in consideration of one Share pursuant to the Termination Transaction. If, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding shares of Common Stock, each holder of Units will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder would have received had it exercised its right to redemption and received shares of Common Stock in exchange for its Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer. Performance Units issued or to be issued will also have the benefit of such provisions, irrespective of the capital account then applicable thereto.

     A Termination Transaction may also occur if the following conditions are met: (i) substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the Operating Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Operating Partnership (in each case, the "Surviving Partnership"); (ii) the holders of Units, including the holders of Performance Units issued or to be issued, own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Operating Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (iii) the rights, preferences and privileges of such holders in the Surviving Partnership, including the holders of Performance Units issued or to be issued, are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership (except, as to Performance Units, for such differences with Units regarding liquidation, redemption or exchange as are described herein); and (iv) such rights of the limited partners, including the holders of Performance Units issued or to be issued, include at least one of the following: (a) the right to redeem their interests in the Surviving Partnership for the consideration available to such persons pursuant to the preceding paragraph; or (b) the right to redeem their Units for cash on terms equivalent to those in effect immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities and the Common Stock. For purposes of this paragraph, the determination of relative fair market values and rights, preferences and privileges of the limited partners shall be reasonably determined by the Company's Board of Directors as of the time of the Termination Transaction and, to the extent applicable, the values shall be no less favorable to the holders of Units than the relative values reflected in the terms of the Termination Transaction.

     The foregoing provisions may not be amended or waived without the consent of a majority of all Units held by limited partners including Performance Units.

     In addition, in the event of a Termination Transaction, the arrangements with respect to Performance Units and Performance Shares will be equitably adjusted to reflect the terms of the transaction, including, to the extent that the shares are exchanged for consideration other than publicly traded common equity, the transfer or release of remaining Performance Shares, and resulting issuance of any Performance Units, as of the consummation of the Termination Transaction or set forth in the applicable Supplement.

RESTRICTIONS ON TRANSFER OF UNITS BY LIMITED PARTNERS

     The Partnership Agreement provides that no limited partner shall, without the prior written consent of the Company as general partner (which may be withheld in the sole discretion of the Company), sell, assign, distribute or otherwise transfer all or any part of his or its interest in the Operating Partnership except by operation of law, gift (outright or in trust) or by sale, in each case to or for the benefit of his spouse or descendants, except for pledges or other collateral transfers effected by a limited partner to secure the repayment of a loan, or the redemption of Units in accordance with the Partnership Agreement. All other transfers are subject to the general partner's right of first refusal. All transfers must also be in compliance with certain provisions relating to legal, tax and regulatory matters.

     An assignee, legatee, distributee or other transferee ("Transferee") of all or any portion of a partner's interest in the Operating Partnership shall be entitled to receive profits, losses and distributions under the Partnership Agreement attributable to such interest, from and after the effective date of the transfer of such interest; provided, however, (i) no transfer by a limited partner shall be effective until such transfer has been consented to by the Company, (ii) no Transferee shall be considered a substituted limited partner unless the Company, in its sole and absolute discretion, shall consent to the admission of such Transferee as a substituted limited partner and (iii) the Operating Partnership and the Company shall be entitled to treat the transferor of such interest as the absolute owner thereof in all respects, and shall incur no liability for the allocation of profits, losses or distributions which are made to such transferor until such time as the written instrument of transfer has been received by the Company and the effective date of the transfer is passed. The "effective date" of any transfer shall be the last day of the month set forth on the written instrument of transfer or such other date consented to in writing by the Company as the "effective date." Notwithstanding the foregoing, no transfer shall be effective to the extent it would, by treating the Units so transferred as if they had been exchanged for shares of Common Stock, violate the limitations on ownership set forth in the Articles of Incorporation in order to protect and preserve the Company's status as a REIT.

NO WITHDRAWAL BY LIMITED PARTNERS

     No limited partner has the right to withdraw from or reduce his or its capital contribution to the Operating Partnership, except as a result of the redemption, exchange, or transfer of Units in accordance with the Partnership Agreement.

ISSUANCE OF ADDITIONAL UNITS AND/OR PREFERENCE UNITS

     The Company is authorized at any time, without the consent of the limited partners, to cause the Operating Partnership to issue additional partnership interests to the Company, to the limited partners or to other persons for such consideration and upon such terms and conditions as the Company deems appropriate. If interests are issued to the Company, then the Company must issue a corresponding number of shares of Common Stock and must contribute to the Operating Partnership the proceeds, if any, received by the Company from such issuance. Upon the issuance of additional interests, the percentage interest of all the partners in the Operating Partnership would be diluted. In addition, the Partnership Agreement provides that the Operating Partnership may also issue preferred units and other partnership interests of different classes and series (collectively, "Preference Units") having such rights, preferences and other privileges, variations and designations as may be determined by the Company. Any such Preference Units may have terms,

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

provisions and rights which are preferential to the terms, provisions and rights of the Units. Preference Units, however, may be issued to the Company only in connection with an offering of securities of the Company having substantially similar rights and the contribution of the proceeds therefrom to the Operating Partnership. Consideration for partnership interests may be cash or any property or other assets permitted by the Partnership Act. No limited partner has preemptive, preferential or similar rights with respect to capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.

AWARDS UNDER STOCK INCENTIVE PLAN

     If options granted in connection with the Stock Incentive Plan are exercised at any time or from time to time, or restricted shares of Common Stock are issued under the Stock Incentive Plan, the Partnership Agreement requires the Company to contribute to the Operating Partnership as an additional contribution the exercise price received by the Company in connection with the issuance of shares of Common Stock to such exercising participant or the proceeds received by the Company upon issuance of such shares of Common Stock. Upon such contribution the Company will be issued a number of Units in the Operating Partnership equal to the number of shares of Common Stock so issued.

REDEMPTION/EXCHANGE RIGHTS

     Holders of Units will have the right, commencing on the first anniversary of becoming a limited partner of the Operating Partnership, to require the Operating Partnership to redeem part or all of their Units for cash (based upon the fair market value of an equivalent number of shares of Common Stock at the time of such redemption) or the Company may elect to exchange such Units for shares of Common Stock (on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of certain rights, certain extraordinary distributions and similar events). The Company presently anticipates that it will elect to issue shares of Common Stock in exchange for Units in connection with each such redemption request, rather than having the Operating Partnership pay cash. With each such redemption or exchange, the Company's percentage ownership interest in the Operating Partnership will increase. This redemption/exchange right may be exercised by limited partners from time to time, in whole or in part, subject to the limitations that such right may not be exercised at any time to the extent such exercise would result in any person actually or constructively owning shares of Common Stock in excess of the Ownership Limit or such other amount as permitted by the Board of Directors, as applicable, assuming common stock was issued in such exchange. See "Description of Capital Stock -- Restrictions on Ownership and Transfer." Holders of Performance Units also have limited redemption/exchange rights, as discussed in "-- Performance Units" below.

PERFORMANCE UNITS

     Notwithstanding the foregoing discussion of distributions and allocations of income or loss of the Operating Partnership, depending on the trading price of the Common Stock after the first anniversary of the Offering, the Executive Officers, in their capacity as limited partners of the Operating Partnership, may receive Performance Units. The Performance Units will be similar to Units in many respects, including (i) the right to share in operating distributions, and allocations of operating income and loss, of the Operating Partnership on a pro rata basis with Units; and (ii) certain redemption and exchange rights, including limited rights to cause the Operating Partnership to redeem such Performance Units for cash or, at the Company's option, to exchange such units for shares of Common Stock. Any such redemption rights, however, will be dependent upon an increase in the value of the assets of the Operating Partnership (in some cases measured by reference to the trading price of the shares of Common Stock) subsequent to the issuance of such Performance Units. Without such an increase, the holders of Performance Units will not be entitled to receive any proceeds upon the liquidation of the Operating Partnership or the redemption of their Performance Units.

     If any Performance Units are issued to the Executive Officers, in their capacity as limited partners of the Operating Partnership, an equal number of GP Units allocable to the Company and Units allocable to Performance Investors who are limited partners in the Operating Partnership will be transferred to the Operating Partnership. In addition, if any of the Company's GP Units are transferred to the Operating Partnership as a result of the issuance of Performance Units, an equal number of Performance Shares will be transferred by Company stockholders to the Company from the applicable Performance Investors. Accord-

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

ingly, no Company stockholder or limited partner in the Operating Partnership (other than Performance Investors, to the extent of their obligations to transfer Performance Shares to the Company or the Operating Partnership, as applicable) will be diluted as a result of the issuance of Performance Units to the Executive Officers. See "Formation and Structure of the Company -- Escrow Shares; Performance Units and Performance Shares."

REGISTRATION RIGHTS

     The Company will grant to Investors receiving Units in connection with the Formation Transactions certain registration rights (collectively, the "Registration Rights") with respect to the shares of Common Stock issuable upon exchange of Units or otherwise (the "Registrable Shares"). The Company has agreed to file and generally keep continuously effective beginning one year after the completion of the Offering a registration statement covering the issuance of shares of Common Stock upon exchange of Units and the resale thereof. Pursuant to the terms and conditions of such Registration Rights, prior to the date upon which shares of Common Stock issued as of the date of the consummation of the Offering would be eligible for resale under Rule 144(k) under the Securities Act, as such rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the SEC), each Investor will be limited to resales of Registrable Shares to the number of Registrable Shares which otherwise would be eligible for resale by such Investor pursuant to Rule 144, assuming such Registrable Shares were issued as of the date of the consummation of the Offering. The shelf registration statement will also cover Shares issuable upon exchange of Performance Units. The Company may also agree to provide the Registration Rights to any other person who may become an owner of Units, provided such person provides the Company with satisfactory undertakings. The Company will bear expenses incident to its registration obligations upon exercise of the Registration Rights, including the payment of Federal securities law and state Blue Sky registration fees, except that it will not bear any underwriting discounts or commissions or transfer taxes relating to registration of Registrable Shares.

OTHER TAX MATTERS

     Pursuant to the Partnership Agreement, the Company will be the tax matters partner of the Operating Partnership and, as such, will have authority to make tax elections under the Code on behalf of the Operating Partnership.

     The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT and to avoid any Federal income tax liability. Pursuant to the Partnership Agreement, the Operating Partnership will assume and pay when due, or reimburse the Company for payment of, all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Operating Partnership and all costs and expenses relating to the operations of the Company.

DUTIES AND CONFLICTS

     Except as otherwise set forth in "Policies with Respect to Certain Activities -- Conflicts of Interest Policies" and "Management -- Employment Agreements," any limited partner of the Operating Partnership may engage in other business activities outside the Operating Partnership, including business activities that directly compete with the Operating Partnership.

MEETINGS; VOTING

     Meetings of the limited partners may be called by the Company, on its own motion, or upon written request of limited partners owning at least 25% of the then outstanding Units. Limited partners may vote either in person or by proxy at meetings. Any action that is required or permitted to be taken by the limited partners may be taken either at a meeting of the limited partners or without a meeting if consents in writing setting forth the action so taken are signed by limited partners owning not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting of the limited partners at which all limited partners entitled to vote on such action were present. On matters for which limited partners are

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

entitled to vote, each limited partner will have a vote equal to the number of Units the limited partner holds. A transferee of Units who has not been admitted as a substituted limited partner with respect to such Units will have no voting rights with respect to such Units, even if such transferee holds other Units as to which it has been admitted as a limited partner. The Partnership Agreement does not provide for annual meetings of the limited partners, and the Company does not anticipate calling such meetings.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

     Amendments to the Partnership Agreement may be proposed by the Company or by limited partners owning at least 25% of the then outstanding Units. Generally, the Partnership Agreement may be amended with the approval of the Company, as general partner, and partners (including the Company) holding a majority of the percentage interest of the partnership. Certain provisions regarding, among other things, the rights and duties of the Company as general partner (e.g., restrictions on the Company's power to conduct businesses other than as denoted herein) or the dissolution of the Operating Partnership, may not be amended without the approval of a majority of the percentage interests of the partnership. Notwithstanding the foregoing, the Company, as general partner, will have the power, without the consent of the limited partners, to amend the Partnership Agreement as may be required to, among other things, (i) add to the obligations of the Company as general partner or surrender any right or power granted to the Company as general partner, (ii) reflect the admission, substitution, termination or withdrawal of partners in accordance with the terms of the Partnership Agreement, (iii) establish the rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the Partnership Agreement, (iv) reflect a change of an inconsequential nature that does not materially adversely affect any limited partner, or cure any ambiguity, correct or supplement any provisions of the Partnership Agreement not inconsistent with law or with other provisions of the Partnership Agreement, or make other changes concerning matters under the Partnership Agreement that are not otherwise inconsistent with the Partnership Agreement or applicable law or (v) satisfy any requirements of Federal, state or local law.

     Certain amendments, including amendments effected directly or indirectly through a merger or sale of assets of the Operating Partnership or otherwise, that would, among other things, (i) convert a limited partner's interest into a general partner's interest, (ii) modify the limited liability of a limited partner, (iii) alter the interest of a partner in profits or losses, or the rights to receive any distributions (except as permitted under the Partnership Agreement with respect to the admission of new partners or the issuance of additional Units, either of which actions will have the effect of changing the percentage interests of the partners and thus altering their interests in profits, losses and distributions) or (iv) alter the limited partner's redemption right, must be approved by the Company and each limited partner that would be adversely affected by such amendment. Such protections apply to both holders of Units and holders of Performance Units. In addition, no amendment may be effected, directly or indirectly, through a merger or sale of assets of the Operating Partnership or otherwise, which would adversely affect the rights of former stockholders of AMBIRA to receive Performance Units as described herein.

BOOKS AND REPORTS

     The Operating Partnership's books and records are maintained at the principal office of the Operating Partnership, which is located at 505 Montgomery Street, San Francisco, California 94111. All elections and options available to the Operating Partnership for Federal or state income tax purposes may be taken or rejected by the Operating Partnership in the sole discretion of the Company. The limited partners will have the right, subject to certain limitations, to receive copies of the most recent SEC filings by the Company, the Operating Partnership's Federal, state and local income tax returns, a list of limited partners, the Partnership Agreement, the partnership certificate and all amendments thereto and certain information about the capital contributions of the partners. The Company may keep confidential from the limited partners any information that the Company believes to be in the nature of trade secrets or other information the disclosure of which the Company in good faith believes is not in the best interests of the Operating Partnership or which the Operating Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

     The Company will use reasonable efforts to furnish to each limited partner, within 90 days after the close of each taxable year, the tax information reasonably required by the limited partners for Federal and state income tax reporting purposes.

TERM

     The Operating Partnership will continue in full force and effect for approximately 99 years or until sooner dissolved pursuant to the terms of the Partnership Agreement.

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

                        SHARES AVAILABLE FOR FUTURE SALE

     Upon the completion of the Offering, the Company will have outstanding 81,963,529 shares of Common Stock (83,783,529 shares if the Underwriters' over-allotment option is exercised in full). In addition, 2,386,910 shares of Common Stock are reserved for issuance upon exchange of Units. The 12,000,000 shares of Common Stock issued in the Offering will be freely tradeable by persons other than "affiliates" of the Company without restriction under the Securities Act, subject to the limitations on ownership set forth in this Prospectus. The shares of Common Stock received by the Investors in the Formation Transactions and any shares of Common Stock acquired in redemption of Units (the "Restricted Shares") will be "restricted securities" under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule
144. As described below under " -- Redemption/Exchange Rights/Registration Rights," the Company has granted certain holders registration rights with respect to their shares of Common Stock.

     In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of Restricted Shares from the Company or from any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the shares of Common Stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 also are subject to certain manner of sales provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of Restricted Shares from the Company or from any "affiliate" of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days immediately preceding a sale, such person is entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

     Each of the Executive Officers of the Company has agreed that, during the period ending two years after the date of this Prospectus, and the Company and the Independent Directors have agreed that, during the period ending one year after the date of this Prospectus, without the prior written consent of Morgan Stanley & Co. Incorporated, on behalf of the Underwriters, they will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (provided that such shares or securities are either now owned by such party or are hereafter acquired prior to or in connection with the offering of the Common Stock offered hereby) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (x) the shares of Common Stock to be purchased by the Underwriters under the Underwriting Agreement, (y) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this Prospectus of which the Underwriters have been advised in writing and (z) the issuance of shares of Common Stock by the Company upon conversion or redemption of Units. Three of the Executive Officers have pledged an aggregate of 319,306 shares of Common Stock to secure an aggregate of $445,000 of indebtedness.


     The Company will adopt the Stock Incentive Plan for the purpose of attracting and retaining highly qualified directors, executive officers and other key employees. See "Management -- Stock Incentive Plan" and
"-- Compensation of Board of Directors." The Company intends to issue options to purchase approximately 3,153,750 shares of Common Stock to its directors, officers and employees concurrently with the Offering and has reserved additional shares for future issuance under the Stock Incentive Plan. Following completion of the Offering, the Company expects to file a registration statement with the SEC with respect to


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

the shares of Common Stock issuable under the Stock Incentive Plan, which shares may be resold without restriction, unless held by affiliates, subject to the above contractual restrictions.

     Prior to the Offering, there has been no public market for the shares of Common Stock. Trading of the shares of Common Stock on the New York Stock Exchange is expected to commence immediately following the completion of the Offering. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of shares of Common Stock (including shares of Common Stock issued upon the exercise of options), or the perception that such sales could occur, could adversely affect prevailing market prices of the shares of Common Stock. See "Risk
Factors -- Risks of Ownership of Common Stock" and "Partnership
Agreement -- Transfer of Interests."

REDEMPTION/EXCHANGE RIGHTS/REGISTRATION RIGHTS

     Each limited partner of the Operating Partnership has the right, commencing on the first anniversary of becoming a limited partner, to require the Operating Partnership to redeem part or all of such limited partner's Units for cash (based on the fair market value of an equivalent number of shares of Common Stock at the time of such redemption) or, at the election of the Company, to exchange such Units for shares of Common Stock. See "Formation and Structure of the Company -- Formation Transactions." If the Company elects to exchange Units for Common Stock, each Unit will be exchangeable for one share of Common Stock, subject to adjustment in the event of stock splits, distribution of rights, extraordinary dividends and similar events.

     In order to protect the Company's status as a REIT, a holder of Units is prohibited from exchanging such Units for shares of Common Stock, to the extent that as a result of such exchange any person would own or would be deemed to own, actually or constructively, more than 9.8% of the Common Stock, except to the extent such holder has been granted an exception to the Ownership Limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer."

     The Company has granted the Unitholders certain registration rights (collectively, the "Registration Rights") with respect to the shares of Common Stock acquired upon exchange of Units or otherwise (the "Registrable Shares"). The Company has agreed to file and generally keep continuously effective beginning on the first anniversary of the Offering a registration statement covering the issuance of shares of Common Stock upon exchange of Units and the resale thereof, provided that such resale complies with the volume and manner of sale limitations of Rule 144 as if the shares had been held beginning on the date of the Offering. Such registration rights will also apply with respect to Performance Units. The Company also has agreed to provide the Registration Rights to any other person who may become an owner of Units, provided such person provides the Company with satisfactory undertakings. The Company will bear expenses incident to its registration obligations upon exercise of the Registration Rights, including the payment of Federal securities law and state Blue Sky registration fees, except that it will not bear any underwriting discounts or commissions or transfer taxes relating to registration of Registrable Shares.

REINVESTMENT AND SHARE PURCHASE PLAN

     The Company is considering the adoption of a Dividend Reinvestment and Share Purchase Plan that would allow stockholders to automatically reinvest cash distributions on their outstanding shares of Common Stock and/or Units to purchase additional shares of Common Stock at a discounted price and without the payment of any brokerage commission or service charge. Stockholders would also have the option of investing limited additional amounts by making cash payments. No decision has been made yet by the Company whether or not to adopt such a plan and there can be no assurance that such a plan will ever be adopted by the Company.

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

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of material Federal income tax considerations regarding the Company and the Offering is based on current law, is for general information only and is not tax advice. The information set forth below, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, is the opinion of Latham & Watkins, tax counsel to the Company, as to the material Federal income tax considerations relevant to purchasers of the Common Stock. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders subject to special treatment under the Federal income tax laws, including, without limitation, certain financial institutions, life insurance companies, dealers in securities or currencies, stockholders holding Common Stock as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes, tax-exempt organizations (except to the extent discussed under the heading "-- Taxation of Tax-Exempt Stockholders") or foreign corporations, foreign partnerships and persons who are not citizens or residents of the United States (except to the extent discussed under the heading "-- Taxation of Non-U.S. Stockholders"). In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to prospective stockholders.

     EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF THE COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY


     General. The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. The Company believes that, commencing with its taxable year ending December 31, 1997, it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified.


     These sections of the Code and the corresponding Treasury Regulations are highly technical and complex. The following sets forth the material aspects of the rules that govern the Federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

     Latham & Watkins has acted as tax counsel to the Company in connection with the Formation Transactions, the Offering and the Company's election to be taxed as a REIT. In the opinion of Latham & Watkins, commencing with the Company's taxable year ending December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Company, the Operating Partnership, AMBIRA, the Private REITs and certain other persons as to factual matters. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in this Prospectus, and assumes that the actions described in this Prospectus are completed in a timely fashion. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet (through actual annual operating results, distribution levels and diversity of share ownership) the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. Further, the anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See "-- Failure of the

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

Company to Qualify as a REIT." With respect to certain legal matters relating to Maryland law, Latham & Watkins has relied upon the opinion of Ballard Spahr Andrews & Ingersoll, counsel for the Company. In addition, the discussion set forth in "Federal Income Tax Consequences" does not give effect to the acquisition of the Pending Acquisition Properties.

     If the Company qualifies for taxation as a REIT, it generally will not be subject to Federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a regular corporation. However, the Company will be subject to Federal income tax as follows. First, the Company will be taxed at regular corporate rates on any undistributed "REIT taxable income." Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" (defined generally as property acquired by the Company through foreclosure or otherwise after a default on a loan secured by the property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test multiplied by (b) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, with respect to any asset (a "Built-In Gain Asset") acquired by the Company from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in the hands of the Company is determined by reference to the basis of the asset in the hands of the C corporation, if the Company recognizes gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Company, then, to the extent of the Built-In Gain (i.e., the excess of (a) the fair market value of such asset over (b) the Company's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that the Company will make an election pursuant to IRS Notice 88-19.

     Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors;
(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;
(iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and (vii) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (vi).

     The Company believes that it will issue sufficient shares of Common Stock with sufficient diversity of ownership pursuant to the Formation Transactions and the Offering to allow it to satisfy conditions (v) and

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

(vi). In addition, the Articles of Incorporation provide for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such ownership and transfer restrictions are described in "Description of Capital Stock -- Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that the Company will, in all cases, be able to satisfy the share ownership requirements described above. If the Company fails to satisfy share ownership requirements, the Company's status as a REIT will terminate; provided, however, if the Company complies with the rules contained in the applicable Treasury Regulations requiring the Company to ascertain the actual ownership of its Shares but the Company does not know, or would not have known through the exercise of reasonable diligence, whether it failed to meet the requirement in condition (vi) above, the Company will be treated as having met such requirement. See "-- Failure of the Company to Qualify as a REIT." In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company will have a calendar taxable year.

     Termination of S Status. AMB believes that it validly elected to be taxed as an S corporation beginning with its 1989 taxable year and that such election has not been revoked and has not otherwise terminated since such year. In order to become a REIT, AMB must revoke its S election. Under Section 1362(d) of the Code, AMB may voluntarily revoke its S election as of a specified date, provided that stockholders of AMB owning more than one-half of its issued and outstanding shares on the day of the revocation consent to such revocation. It is expected that AMB will revoke its S election shortly before the consummation of the Formation Transactions. In such event, AMB will qualify as an S corporation for the period (the "Short S Year") beginning on January 1 of such year and ending on the day before the revocation is effective, and will be taxable as a C corporation (and eligible to elect to be taxed as a REIT) for the period beginning with its short taxable year (the "Short C Year") beginning on the effective date of the revocation and ending on the following December 31. It is expected that AMB's books will be closed at the end of its Short S Year, which will allow AMB's income and loss attributable to its Short S Year and Short C Year to be allocated solely to the short year to which it is attributable. This treatment requires the unanimous approval of the persons who are AMB's stockholders on the first day of the Short C Year (i.e., the historic AMB stockholders). If AMB is not an S corporation in the calendar year in which the Formation Transactions occur, AMB would not be permitted to have a Short S Year and a Short C Year, as described above. In such case, the Company likely would not qualify as a REIT for its year including the Formation Transactions and perhaps subsequent years. See "Failure of the Company to Qualify as a REIT."

     In the opinion of Latham & Watkins, commencing with AMB's 1989 taxable year and through the revocation of its S status as a part of the Formation Transactions, AMB has qualified for taxation as an S corporation for Federal income tax purposes. This opinion is based on certain representations made by AMB as to factual matters and upon the opinion of Farella Braun & Martel LLP, counsel for certain shareholders of AMB, with respect to matters relating to the tax status of such shareholders.

     Ownership of a Partnership Interest. In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, the Company's proportionate share of the assets and items of income of the Operating Partnership (including the Operating Partnership's share of such items of any subsidiary partnerships including the Joint Ventures) will be treated as assets and items of income of the Company for purposes of applying the requirements described herein. The rules described above will also apply to a REIT's membership interest in a limited liability company which is taxable as a partnership for income tax purposes. Accordingly, references to partnerships and their partners in this discussion of certain Federal income tax consequences shall include limited liability companies and their members, respectively. A summary of the rules governing the Federal income taxation of partnerships and their partners is provided below in "-- Tax Aspects of the Operating Partnership." The Company will have direct control of the Operating Partnership and will operate it consistent with the requirements for qualification as a REIT. The Company, however, will not have control of certain of the Joint Ventures. If a Joint Venture takes or expects to take actions which

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could jeopardize the Company's status as a REIT or subject the Company to tax, the Company may be forced to dispose of its interest in such Joint Venture, if possible.

     The Company owns 100% of the stock of a subsidiary that is a qualified REIT subsidiary (a "QRS") and may acquire stock of one or more new subsidiaries. A corporation will qualify as a QRS if 100% of its stock is held by the Company. A QRS will not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a QRS will be treated as assets, liabilities and such items (as the case may be) of the Company for all purposes of the Code including the REIT qualification tests. For this reason, references under "Federal Income Tax Consequences" to the income and assets of the Company shall include the income and assets of any QRS. A QRS will not be subject to federal income tax and the Company's ownership of the voting stock of a QRS will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of such issuer's voting securities or more than 5% of the value of the Company's total assets, described below under "-- Asset Tests."

     Income Tests. In order to maintain qualification as a REIT, the Company annually must satisfy two gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

     Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, actually or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue (subject to a 1% de minimis exception); provided, however, the Company may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. The Company will not, and as general partner of the Operating Partnership, will not permit the Operating Partnership (or any subsidiary partnerships) to (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (ii) rent any property to a Related Party Tenant, (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or (iv) perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Company derives no revenue. Notwithstanding the foregoing, the Company may take certain of the actions set forth in (i) through (iv) above to the extent such actions will not, based on the advice of tax counsel to the Company, jeopardize the Company's status as a REIT.

     The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. The Company does not expect to derive significant amounts of interest that will not qualify under the 75% and 95% gross income tests.

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     The Investment Management Partnership will conduct the asset management business and receive fees (including incentive fees) in exchange for the provision of certain services to continuing asset management clients. Such fees will not accrue to the Company, but the Company will derive its allocable share of dividend income from the Investment Management Subsidiary through its interest in the Operating Partnership. Such dividend income will qualify under the 95%, but not the 75%, REIT gross income test. The Operating Partnership may provide certain management or administrative services to the Investment Management Partnership. The fees derived by the Operating Partnership as a result of the provision of such services will be nonqualifying income to the Company under both the 95% and 75% REIT income tests. The amount of such dividend and fee income will depend on a number of factors which cannot be determined with certainty, including the level of services provided by the Investment Management Partnership and the Operating Partnership. The Company will monitor the amount of the dividend income from the Investment Management Subsidiary and the fee income described above, and will take actions intended to keep this income (and any other nonqualifying income) within the limitations of the REIT income tests. However, there can be no assurance that such actions will in all cases prevent the Company from violating a REIT income test.


     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its Federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because nonqualifying income that the Company intentionally incurs exceeds the limits on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving the Company, the Company would not qualify as a REIT. As discussed above in "Federal Income Tax Consequences -- Taxation of the Company -- General," even if these relief provisions apply, a 100% tax would be imposed on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company failed the 75% or 95% test multiplied by (b) a fraction intended to reflect the Company's profitability.

     Any gain realized by the Company on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including the Company's share of any such gain realized by the Operating Partnership) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon the Company's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership expects to hold the Properties for investment with a view to long-term appreciation, engage in the business of acquiring, developing, owning, and operating the Properties (and other properties) and make such occasional sales of the Properties as are consistent with the Operating Partnership's investment objectives. There can be no assurance, however, that the IRS might not contend that one or more of such sales is subject to the 100% penalty tax.

     Asset Tests. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including (i) its allocable share of real estate assets held by partnerships in which the Company owns an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company), cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities.

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

     As described above, the Operating Partnership will own 100% of the non voting preferred stock of the Investment Management Subsidiary, and by virtue of its ownership of interests in the Operating Partnership, the Company will be considered to own its pro rata share of such stock. See "Formation and Structure of the Company." The stock of the Investment Management Subsidiary held by the Operating Partnership will not be a qualifying real estate asset. The Operating Partnership will not own any of the voting securities of the Investment Management Subsidiary, and therefore the Company (through the Operating Partnership) will not be considered to own more than 10% of the voting securities of the Investment Management Subsidiary. However, the value of the Investment Management Subsidiary stock held by the Company (through the Operating Partnership) also could not exceed 5% of the value of the Company's total assets. Latham & Watkins will rely on the Company's representation as to the value of the stock of such corporation. There can be no assurance, however, that the IRS would not take a contrary position. The 5% value test must be satisfied not only on the date that the Company (directly or through the Operating Partnership) acquires securities in the Investment Management Subsidiary, but also each time the Company increases its ownership of securities of the Investment Management Subsidiary (including as a result of increasing its interest in the Operating Partnership as a result of Company capital contributions to the Operating Partnership or as limited partners exercise their redemption/exchange rights). Although the Company will take steps to ensure that it satisfies the 5% value test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in the Operating Partnership's overall interest in the Investment Management Subsidiary.

     After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including as a result of the Company increasing its interest in the Operating Partnership), the failure can be cured by the disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If the Company fails to cure noncompliance with the asset tests within such time period, the Company would cease to qualify as a REIT.

     Annual Distribution Requirements. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (a) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and by excluding the Company's net capital gain) and (b) 95% of the excess of the net income, if any, from foreclosure property over the tax imposed on such income, minus (ii) the excess of the sum of certain items of non-cash income over 5% of "REIT taxable income." In addition, if the Company disposes of any Built-In Gain Asset during its Recognition Period, the Company will be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. Such distributions are taxable to holders of Common Stock (other than tax-exempt entities, as discussed below) in the year in which paid, even though such distributions relate to the prior year for purposes of the Company's 95% distribution requirement. The amount distributed must not be preferential -- e.g., each holder of shares of Common Stock must receive the same distribution per share. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. The Company expects to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the Partnership Agreement authorizes the Company, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements.

     It is expected that the Company's REIT taxable income will be less than its cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, the

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

Company anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. In the event that such timing differences occur, in order to meet the distribution requirements, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement described above for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

     Furthermore, if the Company should fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

     Earnings and Profits Distribution Requirement. In order to qualify as a REIT, the Company cannot have at the end of any taxable year any undistributed "earnings and profits" that are attributable to a "C corporation" taxable year. In the Mergers, the Company will succeed to various tax attributes of AMB and the Private REITs (if the Private REIT Mergers are treated as tax-free reorganizations under the Code), including any undistributed C corporation earnings and profits of such corporations. If AMB has qualified as an S corporation for each year in which its activities would have created C corporation earnings and profits, and each of the Private REITs has qualified as a REIT during its existence and its Merger into the Company was treated as a tax-free reorganization under the Code, then such corporations would not have any undistributed C corporation earnings and profits. If, however, (i) one or more of the Private REITs has failed to qualify as a REIT throughout the duration of its existence, or (ii) AMB failed to qualify as an S corporation for any year in which its activities would have created C corporation earnings and profits, then the Company would acquire undistributed C corporation earnings and profits that, if not distributed by the Company prior to the end of its first taxable year, would prevent the Company from qualifying as a REIT.

     The Company and the Private REITs believe that each of the Private REITs has qualified as a REIT throughout the duration of its existence and that, in any event, neither Private REIT should be considered to have any undistributed C corporation earnings and profits at the time of the applicable Private REIT Merger. The Company and AMB believe that AMB has qualified as an S corporation since its 1989 taxable year and that its activities prior to such year did not create any C corporation earnings and profits. There can be no assurance, however, that the IRS would not contend otherwise on a subsequent audit of one or more of AMB or the Private REITs. Although not free from doubt, it appears pursuant to Treasury Regulations that the Company may be able to use certain "deficiency dividend" procedures to distribute any earnings and profits deemed to have been acquired in the Mergers and not distributed by the Company prior to the end of its first taxable year as a REIT. In order to use this procedure, the Company would have to make an additional dividend distribution to its stockholders (in addition to distributions made for purposes of satisfying the normal REIT distribution requirements) within 90 days of the IRS determination. In addition, the Company would have to pay to the IRS an interest charge on 50% of the acquired earnings and profits that were not distributed prior to the end of the taxable year in which the Formation Transactions occurred. The availability of this deficiency dividend procedure under these circumstances is not entirely clear, and there can be no assurance that this procedure would be available (in which case the Company would fail to qualify as a REIT for each year in which it failed to satisfy the earnings and profits distribution requirement). In addition, even if

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the procedure is available, if the Company had C corporation earnings and profits at the end of the taxable year in which the Formation Transactions occur, such a distribution may only allow the Company to qualify as a REIT for subsequent years (and it may not be permitted to qualify as a REIT in the year of the Formation Transactions).

     Finally, in the event that either Private REIT were determined not to qualify as a REIT, the Company would not be eligible to elect REIT status for up to five years after the year in which such Private REIT failed to qualify as a REIT, if the Company were considered a "successor" to such Private REIT. The Company would be considered a "successor" for these purposes, however, only if
(i) persons who own 50 percent or more of the shares of Common Stock of the Company at any time during the taxable year ending after the Formation Transactions occur owned, directly or indirectly, 50% or more in value of the shares of such Private REIT during the first year in which it ceased to qualify as a REIT, and (ii) a significant portion of the Company's assets were assets owned by such Private REIT. The Company does not believe that the ownership portion of this test will be met.

     Morrison & Foerster has acted as tax counsel to each of CIF and VAF in connection with their formation and operation prior to the Formation Transactions. In the opinion of Morrison & Foerster, commencing with each of CIF's and VAF's first taxable year and through the closing of the Formation Transactions, each of such corporations has been organized in conformity with the requirements for qualification as a REIT, and its method of operation as set forth in certain representations has enabled each such corporation to qualify as a REIT under the Code. These opinions are subject to limitations which are similar to the limitations described above with respect to the opinion of Latham & Watkins regarding the Company's tax status as a REIT. See "-- General."

     As set forth under the caption "-- Taxation of the Company -- Termination of S Status" above, Latham & Watkins has rendered to the Company an opinion regarding AMB's tax status as an S corporation.

FAILURE OF THE COMPANY TO QUALIFY AS A REIT

     If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. As a result, the Company's failure to qualify as a REIT would substantially reduce the cash available for distribution to stockholders. In addition, if the Company fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income to the extent of current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company would also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. STOCKHOLDERS GENERALLY

     As used herein, the term "U.S. Stockholder" means a holder of shares of Common Stock who (for United States Federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate the income of which is subject to United States Federal income taxation regardless of its source or
(iv) is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons, shall also be considered U.S. Stockholders.

     As long as the Company qualifies as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends

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taxable to its taxable U.S. Stockholders as ordinary income. Such distributions will not be eligible for the dividends received deduction otherwise available with respect to dividends received by U.S. Stockholders that are corporations. Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to taxable U.S. Stockholders as gains (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time the Company held the assets which produced such gains, and on certain designations, if any, which may be made by the Company, such gains may be taxable to non-corporate U.S. stockholders at a 20%, 25% or 28% rate. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Stockholder, reducing the adjusted basis which such U.S. Stockholder has in his shares of Common Stock for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Stockholder's adjusted basis in his shares taxable as capital gain, provided that the shares have been held as a capital asset (which, with respect to a non-corporate U.S. Stockholder, will be taxable as long-term capital gain if the shares have been held for more than eighteen months, mid-term capital gain if the shares have been held for more than one year but not more than eighteen months, or short-term capital gain if the shares have been held for one year or less). Dividends declared by the Company in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31st of such year; provided that the dividend is actually paid by the Company on or before January 31st of the following calendar year. Stockholders may not include in their own income tax returns any net operating losses or capital losses of the Company.


     Distributions made by the Company and gain arising from the sale or exchange by a U.S. Stockholder of shares of Common Stock will not be treated as passive activity income, and, as a result, U.S. Stockholders generally will not be able to apply any "passive losses" against such income or gain. Distributions made by the Company (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of Common Stock (or distributions treated as such), however, will not be treated as investment income under certain circumstances.

     The Company may elect to retain, rather than distribute as a capital gain dividend, its net long-term capital gains. In such event, the Company would pay tax on such retained net long-term capital gains. In addition to the extent designated by the Company, a U.S. Stockholder generally would (i) include its proportionate share of such undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of the Company's taxable year falls (subject to certain limitations as to the amount so includable), (ii) be deemed to have paid the capital gains tax imposed on the Company on the designated amounts included in such U.S. Stockholder's long-term capital gains, (iii) receive a credit or refund for such amount of tax deemed paid by it, (iv) increase the adjusted basis of its Shares by the difference between the amount of such includable gains and the tax deemed to have been paid by it, and (v), in the case of a U.S. Stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the IRS.

     Upon any sale or other disposition of Common Stock, a U.S. Stockholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and (ii) the holder's adjusted basis in such shares of Common Stock for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held by the U.S. Stockholder as a capital asset and, with respect to a non-corporate U.S. Stockholder, will be mid-term or long-term gain or loss if such shares have been held for more than one year or more than eighteen months, respectively. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of shares of Common Stock that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of capital gain dividends received by such U.S. Stockholder from the Company which were required to be treated as long-term capital gains.

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BACKUP WITHHOLDING

     The Company reports to its U.S. Stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder
(i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to the Company. See "-- Taxation of Non-U.S. Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

     The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder (except certain tax-exempt stockholders described below) has not held its shares of Common Stock as "debt financed property" within the meaning of the Code and such shares are not otherwise used in a trade or business, the dividend income from the Company will not be UBTI to a tax-exempt stockholder. Similarly, income from the sale of Common Stock will not constitute UBTI unless such tax-exempt stockholder has held such shares as "debt financed property" within the meaning of the Code or has used the shares in a trade or business.

     For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from Federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Company. Such prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

     Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

     A REIT is a "pension held REIT" if (i) it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself), and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, or (b) one or more such qualified trusts, each of which owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (ii) the total gross income of the REIT. A de minimis exception applies where the percentage is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to qualified trusts. As a result of certain limitations on transfer and ownership of Common Stock contained in the Articles of Incorporation, the Company does not expect to be classified as a "pension held REIT."

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

TAXATION OF NON-U.S. STOCKHOLDERS

     The rules governing United States Federal income taxation of the ownership and disposition of stock by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Stockholders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States Federal income tax and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Stockholder in light of its particular circumstances, including, for example, if the investment in the Company is connected to the conduct by a Non-U.S. Stockholder of a U.S. trade or business. In addition, this discussion is based on current law, which is subject to change, and assumes that the Company qualifies for taxation as a REIT. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of Federal, state, local and foreign income tax laws with regard to an investment in Common Stock, including any reporting requirements.

     Distributions. Distributions by the Company to a Non-U.S. Stockholder that are neither attributable to gain from sales or exchanges by the Company of United States real property interests nor designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to withholding of United States Federal income tax on a gross basis (that is, without allowance of deductions) at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Stockholder of a United States trade or business or, if an income tax treaty applies, as attributable to a United States permanent establishment of the Non-U.S. Stockholder. Dividends that are effectively connected with such a trade or business (or, if an income tax treaty applies, that are attributable to a United States permanent establishment of the Non-U.S. Stockholder) will be subject to tax on a net basis (that is, after allowance of deductions) at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends and are generally not subject to withholding. Any such dividends received by a Non-U.S. Stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

     Pursuant to current Treasury Regulations, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the applicability of a tax treaty rate. Under certain treaties, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT, such as the Company. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income and permanent establishment exemptions discussed above.

     Distributions in excess of current or accumulated earnings and profits of the Company will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's Common Stock, they will give rise to gain from the sale or exchange of his stock, the tax treatment of which is described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current or accumulated earnings and profits, the distribution will generally be treated as a dividend for withholding purposes. However, amounts thus withheld are generally refundable if it is subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of the Company. A Non-U.S. Stockholder may obtain such a refund by filing the appropriate claim for refund with the IRS.

     Distributions to a Non-U.S. Stockholder that are designated by the Company at the time of distribution as capital gains dividends (other than those arising from the disposition of a United States real property interest) generally will not be subject to United States Federal income taxation, unless (i) investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's United States trade or business (or, if an income tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Stockholder), in which case the Non-U.S. Stockholder will be subject to the same treatment as domestic stockholders with respect to such gain (except that a stockholder that is a foreign corporation may also be

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

subject to the 30% branch profits tax, as discussed above) or (ii) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

     Distributions to a Non-U.S. Stockholder that are attributable to gain from sales or exchanges by the Company of United States real property interests will cause the Non-U.S. Stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. Stockholders would thus generally be entitled to offset its gross income by allowable deductions and would pay tax on the resulting taxable income at the same rates applicable to domestic stockholders (subject to a special alternative minimum tax in the case of nonresident alien individuals). Also, such gain may be subject to a 30% branch profits tax in the hands of a Non-U.S. Stockholder that is a corporation and is not entitled to treaty relief or exemption, as discussed above. The Company is required to withhold 35% of any such distribution. That amount is creditable against the Non-U.S. Stockholder's United States Federal income tax liability. To the extent that such withholding exceeds the actual tax owed by the Non-U.S. Stockholder, the Non-U.S. Stockholder may claim a refund from the IRS.

     The Company or any nominee (e.g., a broker holding shares in street name) may rely on a certificate of non-foreign status on Form W-8 or Form W-9 to determine whether withholding is required on gains realized from the disposition of United States real property interests. A domestic person who holds shares of Common Stock on behalf of a Non-U.S. Stockholder will bear the burden of withholding, provided that the Company has properly designated the appropriate portion of a distribution as a capital gain dividend.

     Sale of Common Stock. Gain recognized by a Non-U.S. Stockholder upon the sale or exchange of shares of Common Stock generally will not be subject to United States taxation unless such shares constitute a "United States real property interest" within the meaning of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). The Common Stock will not constitute a "United States real property interest" so long as the Company is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. Stockholders. The Company believes that it will be a "domestically controlled REIT," and therefore that the sale of shares of Common Stock will not be subject to taxation under FIRPTA. However, because the shares of Common Stock are publicly traded, no assurance can be given that the Company will continue to be a "domestically-controlled REIT." Notwithstanding the foregoing, gain from the sale or exchange of shares of Common Stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) its investment in the stock is effectively connected with the Non-U.S. Stockholder's United States trade or business (or, if an income tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Stockholder) or (ii) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30% tax on the amount of such individual's gain.

     If the Company does not qualify as or ceases to be a "domestically-controlled REIT," gain arising from the sale or exchange by a Non-U.S. Stockholder of shares of Common Stock would be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" unless the shares are "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the New York Stock Exchange) and the selling Non-U.S. Stockholder held no more than 5% (after applying certain constructive ownership rules) of the shares of Common Stock during the shorter of (i) the period during which the taxpayer held such shares or (ii) the 5-year period ending on the date of the disposition of such shares. If gain on the sale or exchange of shares of Common Stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Stockholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the stock would be required to withhold and remit to the IRS 10% of the purchase price. The 10% withholding tax will not apply if the shares are "regularly traded" on an established securities market.

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

     Backup Withholding Tax and Information Reporting. Backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions paid to Non-U.S. Stockholders outside the United States that are treated as (i) dividends subject to the 30% (or lower treaty rate) withholding tax discussed above, (ii) capital gains dividends or
(iii) distributions attributable to gain from the sale or exchange by the Company of United States real property interests. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Common Stock by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of Common Stock by a foreign office of a broker that (a) is a United States person, (b) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (c) is a "controlled foreign corporation" (generally, a foreign corporation controlled by United States stockholders) for United States tax purposes, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Stockholder and certain other conditions are met, or the stockholder otherwise establishes an exemption. Payment to or through a United States office of a broker of the proceeds of a sale of Common Stock is subject to both backup withholding and information reporting unless the stockholder certifies under penalty of perjury that the stockholder is a Non-U.S. Stockholder, or otherwise establishes an exemption. Backup withholding is not an additional tax. A Non-U.S. Stockholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

     New Withholding Regulations. Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were recently promulgated. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but unify current certification procedures and forms and clarify reliance standards. For example, the New Withholding Regulations adopt a certification rule which was in the proposed regulations under which a foreign stockholder who wishes to claim the benefit of an applicable treaty rate with respect to dividends received from a United Stated corporation will be required to satisfy certain certification and other requirements. In addition, the New Withholding Regulations require a corporation that is a REIT to treat as a dividend the portion of a distribution that is not designated as a capital gain dividend or return of basis and apply the 30% withholding tax (subject to any applicable deduction or exemption) to such portion, and to apply the FIRPTA withholding rules (discussed above) with respect to the portion of the distribution designated by the REIT as capital gain dividend. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. THE DISCUSSION SET FORTH ABOVE IN "TAXATION OF NON-U.S. STOCKHOLDERS" DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON-U.S. STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

TAX ASPECTS OF THE OPERATING PARTNERSHIP AND THE JOINT VENTURES

     General. Substantially all of the Company's investments will be held indirectly through the Operating Partnership. In addition, the Operating Partnership will hold certain of its investments indirectly through the Joint Ventures. In general, partnerships are "pass-through" entities which are not subject to Federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, the Company will include its proportionate share of assets held through the Operating Partnership and the Joint Ventures. See "-- Taxation of the
Company -- Ownership of Partnership Interests by a REIT."

     Entity Classification. The Company's interests in the Operating Partnership and the Joint Ventures involve special tax considerations, including the possibility of a challenge by the IRS of the status of any of such partnerships as a partnership (as opposed to an association taxable as a corporation) for Federal income

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

tax purposes. If the Operating Partnership or any of the Joint Ventures were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In such a situation, the character of the Company's assets and items of gross income would change and preclude the Company from satisfying the asset tests and possibly the income tests (see "Taxation of the Company -- Requirements for Qualification" and "-- Asset Tests" and "-- Income Tests"), and, in turn, would prevent the Company from qualifying as a REIT. See "-- Taxation of the Company -- Failure of the Company to Qualify as a REIT" above for a discussion of the effect of the Company's failure to meet such tests for a taxable year. In addition, a change in the status of the Operating Partnership or any of the Joint Ventures for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distributions.

     The IRS recently finalized and published certain Treasury Regulations (the "Final Regulations") which provide that a domestic business entity not otherwise classified as a corporation and which has at least two members (an "Eligible Entity") may elect to be taxed as a partnership for Federal income tax purposes. The Final Regulations apply for tax periods beginning on or after January 1, 1997 (the "Effective Date"). The Company has not requested, and does not intend to request, a ruling from the IRS that the Operating Partnership or any of the Joint Ventures will be treated as a partnership for Federal income tax purposes. However, the Company believes that the Operating Partnership and each of the Joint Ventures will be so treated. In addition, in the opinion of Latham & Watkins, based on the provisions of the Partnership Agreement, certain factual assumptions and representations described in the opinion and the Final Regulations, the Operating Partnership will be treated as a partnership for Federal income tax purposes (and not as an association or a publicly traded partnership taxable as a corporation). Unlike a private letter ruling, an opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge the status of the Operating Partnership as a partnership for Federal income tax purposes. If such a challenge were sustained by a court, the Operating Partnership could be treated as a corporation for Federal income tax purposes.

     Allocations of Operating Partnership Income, Gain, Loss and Deduction. The Operating Partnership Agreement generally provides that all items of operating income and loss shall be allocated to its partners in proportion to the number of Units or Performance Units held by each Unitholder. The allocation of gain or loss relating to the disposition of the Operating Partnership's assets upon liquidation is allocated first to the partners in the amounts necessary, in general, to equalize the Company's and the limited partners' per unit capital accounts, with any special allocation of gain to the PLPs being offset by a reduction in the gain allocation to the Company and Unitholders which were Performance Investors. Although a partnership agreement will generally determine the allocation of income and loss among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of
Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. Generally, Section 704(b) and the Treasury Regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners. Accordingly, as required by Section 704(b) of the Code, the Partnership Agreement provides for certain "regulatory" allocations which, among other things, may defer the allocation of losses to the limited partners of the Operating Partnership. If an allocation is not respected under Section 704(b) of the Code for Federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss provided for in the Partnership Agreement of the Operating Partnership are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

     Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at such time (a

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

"Book-Tax Difference"). Such allocations are solely for Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership will be formed by way of contributions of property (such as the property contributed by certain Individual Account Investors and property contributed by the Company, which the Company acquired as successor to the Private REITs, if the Private REIT Mergers qualify as tax-free reorganizations) which may have a fair market value which differs from its adjusted tax basis at the time of contribution. Consequently, the Partnership Agreement of the Operating Partnership requires that such allocations be made in a manner consistent with Section 704(c) of the Code.

     In general, the partners of the Operating Partnership who contributed assets having an adjusted tax basis less than their fair market value at the time of contribution will be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro-rata basis. In addition, in the event of the disposition of any of the contributed assets which have such a Book-Tax Difference, all income attributable to such Book-Tax Difference generally will be allocated to such contributing partners. These allocations will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership may cause the Company or other partners to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. Such an allocation might cause the Company or other partners to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "-- Taxation of the Company -- Requirements for Qualification" and "-- Annual Distribution Requirements."

     Treasury Regulations under Section 704(c) of the Code provide a partnership with a choice of several methods of accounting for Book-Tax Differences, including retention of the "traditional method" or the election of certain methods which would permit any distortions caused by a Book-Tax Difference to be entirely rectified on an annual basis or on a specific taxable transaction such as a sale. The Operating Partnership and the Company intend to use the "traditional method" to account for Book-Tax Differences with respect to the Properties initially contributed to the Operating Partnership in connection with the Formation Transactions, but they have not yet determined which method they will use to account for Book-Tax Differences with respect to other properties to be contributed to the Operating Partnership.

     With respect to any property purchased for cash by the Operating Partnership subsequent to the Formation Transactions and Offering, such property will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

     Basis in Operating Partnership Interest. The Company's adjusted tax basis in its interest in the Operating Partnership generally (i) will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (ii) will be increased by (a) its allocable share of the Operating Partnership's income and (b) its allocable share of indebtedness of the Operating Partnership and (iii) will be reduced, but not below zero, by the Company's allocable share of (a) losses suffered by the Operating Partnership, (b) the amount of cash distributed to the Company and (c) by constructive distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership.

     If the allocation of the Company's distributive share of the Operating Partnership's loss exceeds the adjusted tax basis of the Company's partnership interest in the Operating Partnership, the recognition of such excess loss will be deferred until such time and to the extent that the Company has sufficient adjusted tax basis in its interest in the Operating Partnership to offset the loss. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (such decreases being considered a constructive cash distribution to the partners), exceeds the Company's adjusted tax basis in the Operating Partnership, such excess distributions (including such constructive distributions) will constitute taxable income to the Company.

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

TAX LIABILITIES AND ATTRIBUTES INHERITED FROM PREDECESSORS

     Pursuant to the Formation Transactions, the Company will succeed to certain of the assets and liabilities of the entities included in the Formation Transactions, including potential tax liabilities of such entities. For instance, as a result of the Private REIT Mergers and the Reincorporation Merger, the Company will acquire all of the assets and liabilities of CIF, VAF, and AMB, including any tax liabilities of such corporations. The tax treatment of the Private REIT Mergers is the subject of certain proposed regulations which, as presently drafted, would not be effective for transfers occurring, or transfers pursuant to a written agreement which is binding, on or before the date final regulations on such subject are published. Therefore, the tax treatment of the Private REIT Mergers may depend, among other things, upon the timing of such mergers, the date on which the agreements regarding such mergers become binding and the timing of the publication of the final regulations (if, and in whatever form, ultimately issued) on this subject. If either of the Private REIT Mergers does not qualify as a tax-free reorganization under the Code, the Private REIT Merger would be treated as a taxable sale by the corresponding Private REIT of its assets to the Company in exchange for shares of Common Stock of the Company, followed by the Private REIT's distribution to its stockholders of such shares in a taxable liquidation of the Private REIT. In this case, such Private REIT would recognize gain on this deemed taxable sale. However, assuming each Private REIT has at all times qualified for taxation as a REIT, in calculating its taxable income, it should be entitled to a deduction in an amount equal to the lesser of (i) its earnings and profits for its taxable year ending with the Private REIT Merger (including the earnings and profits arising from the deemed sale of the assets to the Company) or (ii) the fair market value of the Private REIT Merger consideration it was deemed to distribute to its stockholders as a result of the Private REIT Merger. As a result of such deduction, it is expected that neither CIF nor VAF would be taxable on a material amount of gain for Federal income tax purposes as a result of such transactions. If either or both of CIF and VAF recognized any such gain or failed to qualify as a REIT, or if AMB failed to qualify as an S corporation, for any year prior to the Formation Transactions, the Company could assume a material Federal income tax liability. In addition, because many of the properties owned by CIF and VAF have fair market values in excess of their bases, if the Private REIT Mergers are treated as tax-free reorganizations under
Section 368(a) of the Code, the Company's basis in the assets received pursuant to the applicable Private REIT Merger will be lower than it would have been had such Private REIT Merger not been so treated. This lower basis would cause the Company to have lower depreciation deductions and higher gain on sale with respect to such properties than would be the case if such properties had been acquired in a taxable transaction.

     The Built-in Gain rules described under the caption "-- Taxation of the Company -- General" above would apply (i) with respect to any assets acquired by the Company from a Private REIT in connection with the Private REIT Mergers if such Private REIT Mergers qualified as tax-free reorganizations under the Code and if a Private REIT failed to qualify, for any reason, as a REIT at any time during its existence, and/or (ii) with respect to AMB's assets on the Company's election to be taxed as a REIT, if AMB failed to qualify, for any reason, as an S corporation at any time after its acquisition of any of its assets and prior to its revocation of such election in connection with the Formation Transactions. In such case, if the Company were not to make an election pursuant to Notice 88-19, a Private REIT would recognize taxable gain on the Private REIT Merger under the Built-in Gain rules, notwithstanding that the Private REIT Merger otherwise qualified as a tax-free reorganization under the Code, and the Company would be required to recognize taxable gain with respect to AMB's assets on its election to be taxed as a REIT under the Built-in Gain rules, notwithstanding that the Company otherwise qualified as a REIT. The liability for any tax due with respect to the gain described above would be assumed by the Company as a result of the Mergers. The Company believes that (i) each of the Private REITs has qualified as a REIT throughout its existence and (ii) AMB has qualified as an S corporation since its 1989 taxable year and that it did not own any assets prior to such date. However, the Company intends to make a protective election under Notice 88-19 with respect to each of the Private REIT Mergers, and its election to be taxed as a REIT, in order to avoid the adverse consequences that otherwise could result from such events.

OTHER TAX CONSEQUENCES

     The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company. In addition, the Investment Management Subsidiary will not qualify as a REIT or as a partnership and, accordingly, will be subject to Federal, state and local income taxes on its taxable income at regular corporate rates. As a result, the Investment Management Subsidiary will only be able to distribute out its net after-tax earnings to its stockholders, including the Operating Partnership, thereby reducing the cash available for distribution by the Company to its stockholders.

                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to a prospective purchaser (including, with respect to the discussion contained in "-- Status of the Company under ERISA," a prospective purchaser that is not an employee benefit plan, another tax-qualified retirement plan or an individual retirement account ("IRA")). This discussion does not purport to deal with all aspects of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

     A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES OF COMMON STOCK ON BEHALF OF A PROSPECTIVE PURCHASER WHICH IS AN ERISA PLAN, A TAX QUALIFIED RETIREMENT PLAN, AN IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA,
SECTION 4975 OF THE CODE, AND (TO THE EXTENT NOT PRE-EMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP OR SALE OF SHARES OF COMMON STOCK BY SUCH PLAN OR IRA. Plans should also consider the entire discussion under the heading "Federal Income Tax Consequences," as material contained therein is relevant to any decision by an employee benefit plan, tax-qualified retirement plan or IRA to purchase the Common Stock.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS AND IRAS

     Each fiduciary of an employee benefit plan subject to Title I of ERISA (an "ERISA Plan") should carefully consider whether an investment in shares of Common Stock is consistent with its fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require (i) an ERISA Plan's investments to be prudent and in the best interests of the ERISA Plan, its participants and beneficiaries, (ii) an ERISA Plan's investments to be diversified in order to reduce the risk of large losses, unless it is clearly prudent not to do so, (iii) an ERISA Plan's investments to be authorized under ERISA and the terms of the governing documents of the ERISA Plan and (iv) that the fiduciary not cause the ERISA Plan to enter into transactions prohibited under Section 406 of ERISA. In determining whether an investment in shares of Common Stock is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow and funding requirements of the ERISA Plan, and the liquidity and current return of the ERISA Plan's portfolio. A fiduciary should also take into account the nature of the Company's business, the length of the Company's operating history and other matters described under "Risk Factors."

     The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are either authorized or not prohibited by the appropriate governing documents, not prohibited under Section 4975 of the Code and permitted under applicable state law.

STATUS OF THE COMPANY UNDER ERISA

     A prohibited transaction may occur if the assets of the Company are deemed to be assets of the investing ERISA Plans and disqualified persons deal with such assets. In certain circumstances where an ERISA Plan holds an interest in an entity, the assets of the entity are deemed to be ERISA Plan assets (the "look-through rule"). Under such circumstances, any person that exercises authority or control with respect to the management or disposition of such assets is an ERISA Plan fiduciary. ERISA Plan assets are not defined in ERISA or the Code, but the United States Department of Labor has issued regulations, effective March 13, 1987 (the "Regulations"), that outline the circumstances under which an ERISA Plan's interest in an entity will be subject to the look-through rule.

     The Regulations apply only to the purchase by an ERISA Plan of an "equity interest" in an entity, such as common stock of a REIT. However, the Regulations provide an exception to the look-through rule for equity interests that are "publicly-offered securities." The Regulations also provide exceptions to the look-through rule for equity interests in certain types of entities, including any entity which qualifies as either a "real estate operating company" (a "REOC") or a "venture capital operating company" (a "VCOC").

     Under the Regulations, a "publicly-offered security" is a security that is
(i) freely transferable, (ii) part of a class of securities that is widely-held and (iii) either (a) part of a class of securities that is registered under section 12(b) or 12(g) of the Exchange Act or (b) sold to an ERISA Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such longer period allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is considered "freely transferable" depends on the facts and circumstances of each case. Under the Regulations, if the security is part of an offering in which the minimum investment is $10,000 or less, then, (i) any restriction on or prohibition against any transfer or assignment of such security for the purposes of preventing a termination or reclassification of the entity for Federal or state tax purposes will not ordinarily prevent the security from being considered freely transferable and (ii) limitations or restrictions on the transfer or assignment of a security which are created or imposed by persons other than the issuer of the security or persons acting for or on behalf of the issuer will ordinarily not prevent the security from being considered freely transferable. A class of securities is considered "widely-held" if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another.

     Under the Regulations, a REOC is defined as an entity (i) which on certain testing dates has at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities and (ii) which, in the ordinary course of its business, is engaged directly in real estate management or development activities. A VCOC is defined as an entity (i) which on certain testing dates has at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, invested in one or more operating companies with respect to which the entity has management rights and (ii) which, in the ordinary course of its business, actually exercises its management rights with respect to one or more of the operating companies in which it invests.

     The Common Stock of the Company is expected to meet the criteria of the publicly-offered securities exception to the look-through rule. First, the Common Stock should be considered to be freely transferable, as the minimum investment will be less than $10,000 and the only restrictions upon its transfer are those required under Federal tax laws to maintain the Company's status as a REIT, resale restrictions under applicable Federal securities laws with respect to securities not purchased in the Offering and those owned by the Company's officers, directors and other affiliates, and voluntary restrictions agreed to by the Company's executive officers, directors and stockholders and Morgan Stanley & Co. Incorporated, on behalf of the Underwriters in connection with the Offering. Second, the Common Stock is expected to be held by 100 or more investors and it is expected that at least 100 or more of these investors will be independent of the Company and of one another. Third, the Common Stock will be part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and will be registered under the Exchange Act within 120 days after the end of the fiscal year of the Company during which the offering of such securities to the public occurs. In addition, the Company intends to obtain management rights with respect to the Operating Partnership and to conduct its affairs in such a manner that it will qualify as either a REOC or VCOC under the Regulations. Accordingly, the Company believes that if an ERISA Plan purchases the Common Stock, the Company's assets should not be deemed to be ERISA Plan assets and, therefore, that any person who exercises authority or control with respect to the Company's assets should not be an ERISA Plan fiduciary.

                                  UNDERWRITING

     Under the terms and subject to the conditions in the Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), the U.S. Underwriters named below for whom Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated, Lehman Brothers Inc., NationsBanc Montgomery Securities, Inc. and Smith Barney Inc. are acting as U.S. Representatives, and the International Underwriters named below for whom Morgan Stanley & Co. International Limited, BT Alex. Brown International, division of Bankers Trust International PLC, Lehman Brothers International (Europe), NationsBanc Montgomery Securities, Inc. and Smith Barney Inc. are acting as International Representatives, have severally agreed to purchase, and the Company has agreed to sell to them, severally, the respective number of shares of Common Stock set forth opposite the names of such Underwriters below:

                                                                               NUMBER OF
                                      NAME                                       SHARES
    -------------------------------------------------------------------------  ----------
    U.S. Underwriters:
      Morgan Stanley & Co. Incorporated......................................
      BT Alex. Brown Incorporated............................................
      Lehman Brothers Inc....................................................
      NationsBanc Montgomery Securities, Inc.................................
      Smith Barney Inc. .....................................................
                                                                               ----------
           Subtotal..........................................................   9,600,000
                                                                               ----------
    International Underwriters:
      Morgan Stanley & Co. International Limited.............................
      BT Alex. Brown International, division of Bankers Trust International
         PLC.................................................................
      Lehman Brothers International (Europe).................................
      NationsBanc Montgomery Securities, Inc.................................
      Smith Barney Inc. .....................................................
                                                                               ----------
           Subtotal..........................................................   2,400,000
                                                                               ----------
              Total..........................................................  12,000,000
                                                                               ==========

     The U.S. Underwriters and the International Underwriters, and the U.S. Representatives and the International Representatives, are collectively referred to as the "Underwriters" and the "Representatives," respectively. The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Common Stock offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the shares of Common Stock offered hereby (other than those covered by the U.S. Underwriters' over-allotment option described below) if any such shares are taken.

     Pursuant to the Agreement between U.S. and International Underwriters, each U.S. Underwriter has represented and agreed that, with certain exceptions: (i) it is not purchasing any Shares (as defined herein) for the account of anyone other than a United States or Canadian Person (as defined herein) and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares outside the United States or Canada or to anyone other than a United States or Canadian Person. Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has represented and agreed that, with certain exceptions: (i) it is not purchasing any Shares for the account of any United States or Canadian Person and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares in the United States or Canada or to any United States or Canadian Person. With respect to any Underwriter that is a U.S. Underwriter and an International Underwriter, the foregoing representations and agreements (i) made by it in its capacity as a U.S. Underwriter apply only to it in its capacity as a U.S. Underwriter and (ii) made by it in its capacity as an International Underwriter apply only to it in its capacity as an International Underwriter. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Agreement between U.S. and International Underwriters. As used herein, "United States or Canadian Person" means any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person), and includes any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person. All shares of Common Stock to be purchased by the Underwriters under the Underwriting Agreement are referred to herein as the "Shares."

     Pursuant to the Agreement between U.S. and International Underwriters, sales may be made between the U.S. Underwriters and International Underwriters of any number of Shares as may be mutually agreed. The per share price of any Shares sold shall be the public offering price set forth on the cover page hereof, in United States dollars, less an amount not greater than the per share amount of the concession to dealers set forth below.

     Pursuant to the Agreement between U.S. and International Underwriters, each U.S. Underwriter has represented that it has not offered or sold, and has agreed not to offer or sell, any Shares, directly or indirectly, in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and has represented that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made. Each U.S. Underwriter has further agreed to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such Shares in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made, and that such dealer will deliver to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

     Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has represented and agreed that (i) it has not offered or sold and, prior to the date six months after the closing date for the sale of Shares to the International Underwriters, will not offer or sell, any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the offering of the Shares to a person who is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has further represented that it has not offered or sold, and has agreed not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the Shares acquired in connection with the distribution contemplated hereby, except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the SEC and otherwise in compliance with applicable provisions of Japanese law. Each International Underwriter has further agreed to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of such Shares, directly or indirectly, in Japan or to or for the account of any resident thereof except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the SEC and otherwise in compliance with applicable provisions of Japanese law, and that such dealer will send to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

     The Underwriters initially propose to offer part of the shares of Common Stock directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession
not in excess of $.     a share under the public offering price. The
Underwriters may allow, and such dealers may reallow, a concession not in excess
of $.     a share to other Underwriters or other Underwriters or to certain dealers. After the initial offering of the shares of Common Stock, the offering price and other selling terms may from time to time be varied by the Representatives.

     Pursuant to the Underwriting Agreement, the Company has granted to the U.S. Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an aggregate of 1,800,000 additional shares of Common Stock at the public offering price set forth on the cover page hereof, less underwriting discounts and commissions. The U.S. Underwriters may exercise such option to purchase solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of Common Stock offered hereby. To the extent such option is exercised, each U.S. Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares of Common stock as the number set forth next to such U.S. Underwriter's name in the preceding table bears to the total number of shares of Common Stock set forth next to the names of all U.S. Underwriters in the preceding table.

     At the request of the Company, the Underwriters have reserved for sale, at the initial public offering price, up to 500,000 shares offered hereby for directors, officers and employees of the Company. The number of shares of Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby.

     The shares of Common Stock have been approved for listing, subject to official notice of issuance, on the NYSE under the symbol "AMB."

     Each of the Executive Officers of the Company has agreed that, during the period ending two years after the date of this Prospectus, and the Company and the Independent Directors have agreed that, during the period ending one year after the date of this Prospectus, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, they will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (provided that such shares or securities are either now owned by such party or are hereafter acquired prior to or in connection with the offering of the Common Stock offered hereby) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (x) the Shares, (y) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this Prospectus of which the Underwriters have been advised in writing and (z) the issuance of shares of Common Stock by the Company upon conversion or redemption of Units.

     The Underwriters have informed the Company that they do not intend sales to discretionary accounts to exceed five percent of the total number of shares of Common Stock offered by them.

     In order to facilitate the offering of the shares of Common Stock, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the shares of Common Stock. Specifically, the Underwriters may over-allot in connection with the Offering, creating a short position in the shares of Common Stock for their own account. In addition, to cover over-allotments or to stabilize the price of the shares of Common Stock, the Underwriters may bid for, and purchase, shares of Common Stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing the shares of Common Stock in the Offering, if the syndicate repurchases previously distributed shares of Common Stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the shares of

Common Stock above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

     The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

     Prior to the Offering, there has been no public market for the Common Stock. The initial public offering price will be determined by negotiations between the Company and the U.S. Underwriters. Among the factors considered in determining the initial public offering price will be the future prospects of the Company and its industry in general, sales, earnings and certain other financial and operating information of the Company in recent periods, and the price-earnings ratio, price-sales ratio, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of the Company.

     Morgan Stanley & Co. Incorporated, on behalf of the Underwriters, has undertaken with the NYSE to meet the NYSE distribution standards of 2,000 round lot holders with 100 shares or more, with 1.1 million shares outstanding and a minimum public market value of $40 million.


     Morgan Stanley Asset Management Inc. ("MSAM"), an affiliate of Morgan Stanley & Co. Incorporated, purchased on behalf of an affiliate and four other clients for which MSAM serves as an investment advisor an aggregate of 1,317,300 shares of Common Stock in connection with the Formation Transactions. In accordance with the rules of the National Association of Securities Dealers, Inc., an aggregate discount to the assumed initial public offering price of approximately $140,000 is attributable to MSAM and is therefore deemed underwriting compensation to Morgan Stanley & Co. Incorporated.


     The Company has agreed to pay Morgan Stanley & Co. Incorporated an advisory fee equal to 0.65% of the gross proceeds received from the sale of Common Stock of the Offering for advisory services rendered in connection with the evaluation, analysis and structuring of the Formation Transactions and the Offering.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Offering will be passed upon for the Company by Latham & Watkins, Los Angeles, California. Certain legal matters will be passed upon for the Underwriters by Gibson, Dunn & Crutcher LLP, Los Angeles, California. Certain legal matters relating to Maryland law, including the validity of the issuance of the shares of Common Stock offered hereby, will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. Morrison & Foerster LLP, San Francisco, California will give certain legal opinions in connection with the Formation Transactions on behalf of CIF and VAF, each of which are AMB Predecessors. Farella Braun & Martel LLP, San Francisco, will give certain legal opinions in connection with the Formation Transactions with respect to certain shareholders of AMB. In addition, the description of Federal income tax consequences contained in this Prospectus under the caption "Federal Income Tax Consequences" is, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, the opinion of Latham & Watkins, special tax counsel to the Company as to the material Federal income tax consequences of the Offering.

                                    EXPERTS

     The financial statements and schedules included in this Prospectus, to the extent and for the periods indicated in their reports thereto, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-11 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the shares of Common Stock offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules, which may be obtained from the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission. The Commission maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. In addition, the Company intends to file an application to list the shares of Common Stock on the NYSE and, if the shares of Common Stock are listed on the NYSE, similar information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements and a report thereon by independent certified public accountants.

                                    GLOSSARY

     "ACBM" means asbestos-containing building materials.

     "ADA" means the Americans with Disabilities Act of 1990.

     "affiliate" has the meaning given to it in the Securities Act.

     "AMB" means AMB Institutional Realty Advisors, Inc., a California corporation.

     "AMB Contributed Properties" means a collective reference to 96 properties located throughout the U.S., which are owned by certain real estate investment funds, trusts and partnerships and which are managed by AMB under separate investment management agreements.

     "AMB Intercompany Party" means a party to the Intercompany Agreement.

     "AMB Predecessors" means collectively, AMB and certain real estate investment funds, trusts, corporations and partnerships that prior to the Offering owned the Properties, as identified in "Note 1. Organization and Basis of Presentation" to the historical financial statements of the AMB Contributed Properties, including CIF, VAF, WPF and the Individual Account Investors.

     "AMB Property Corporation" means AMB Property Corporation, a Maryland corporation with its principal office at 505 Montgomery Street, San Francisco, California 94111.

     "AMBCREA" means AMB Corporate Real Estate Advisors, Inc., a California corporation.

     "AMBI" means AMB Investments, Inc., a California corporation.

     "Anchor Tenants" means retail tenants occupying more than 10,000 rentable square feet and all grocery stores and drugstores.

     "Annualized Base Rent" means the monthly contractual rent under existing leases at September 30, 1997, multiplied by 12. This amount excludes expense reimbursements and rental abatements for industrial and retail properties as well as percentage rents for retail properties.

     "Articles of Incorporation" means the Articles of Incorporation of the Company.

     "Beneficiary" means a qualified charitable organization selected by the Company which is the beneficiary of a trust to which will be transferred any shares of Common Stock in excess of the Ownership Limit or any other limit.

     "Book-Tax Difference" means the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at such time.

     "Built-in Gain Asset" means an asset acquired by the Company from a corporation which is or has been a C Corporation.

     "Bylaws" means the bylaws of the Company.

     "catch-up adjustment" means an adjustment found in certain advisory agreements, which is the equivalent of an incentive fee adjustment, as used in the Amended and Restated Agreement of Limited Partnership of WPF, dated as of December 15, 1990.

     "CIF" means AMB Current Income Fund, Inc., a Maryland corporation, and its Merger Sub.

     "CIF Facility" means the unsecured $200 million line of credit by and between CIF and Morgan Guaranty Trust Company of New York entered into on August 8, 1997.

     "Code" means the Internal Revenue Code of 1986.

     "Common Stock" means shares of common stock of the Company.

     "Company" means AMB Property Corporation and its subsidiaries, including AMB Property, L.P. and AMB Institutional Realty Advisors, Inc., and with respect to the period prior to the Offering, the AMB Predecessors.

     "Continuing Investors" means persons and entities which beneficially own interests in the AMB Predecessors or in the Properties and will receive shares of Common Stock, or Units, in connection with the Formation Transactions.

     "Contributed Industrial Properties" means the Industrial Properties excluding the Pending Acquisition Properties.

     "Contributed Properties" means the Properties excluding the Pending Acquisition Properties.

     "Core Portfolio" means Properties held by the Company during the entire period for the years being compared as set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     "CP" means CP Institutional Partners I, Inc.

     "Credit Facility" means the unsecured $500 million line of credit with a consortium of national and international banks which the Company expects to enter into through the Operating Partnership.

     "Debt-to-Total Market Capitalization Ratio" means a ratio calculated based on the total consolidated and unconsolidated debt of the Company as a percentage of the market value of outstanding shares of Common Stock and Units (not owned by the Company) plus total consolidated and unconsolidated debt, but excluding
(i) all nonrecourse consolidated debt in excess of the Company's proportionate share of such debt and (ii) all nonrecourse unconsolidated debt of partnerships in which the Company is a limited partner.

     "debt financed property" means debt financed property as defined in Section 514(b) of the Code.

     "Eastern region" means the Eastern region of the United States as defined by the National Council of Real Estate Investment Fiduciaries which includes the states of Connecticut, Delaware, Kentucky, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina, Vermont, West Virginia and the District of Columbia. The Eastern region contains the Properties located in the markets of Albany, Baltimore, Boston, Cincinnati, Hartford, Northern New Jersey, Philadelphia, Washington, D.C. and Wilmington.

     "Effective Date" means January 1, 1997.

     "Eligible Entity" means a domestic business entity not otherwise classified as a corporation and which has at least two members.

     "Environmental Laws" means the Federal, state and local laws and regulations relating to the protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means a pension or welfare benefit plan subject to ERISA or
Section 4975 of the Code.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Executive Officers" means the executive officers of the Company.

     "expense reimbursements" means each tenant's proportionate share of taxes, insurance and operating expenses to be reimbursed to the Company.

     "FASB" means the Financial Accounting Standards Board.

     "Final Regulations" means certain recently finalized and published Treasury Regulations which provide that an Eligible Entity may elect to be taxed as a partnership for Federal income tax purposes.

     "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

     "Formation Transactions" means certain transactions which the Company, the Operating Partnership and the Investment Management Subsidiary will engage in to enable the Company to continue and grow the real estate operations of the AMB Predecessors, to facilitate the Offering, to enable the Company to qualify as a REIT for Federal income tax purposes commencing with its taxable year ending December 31, 1997 and to preserve certain tax advantages for the existing owners of the Properties.

     "forward-looking statements" means statements relating to, without limitation, future economic performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology.

     "Funds from Operations" or "FFO" means income (loss) from operations before disposal of real estate properties, minority interests and extraordinary items plus depreciation and amortization, excluding depreciation of furniture, fixtures and equipment less FFO attributable to minority interests in consolidated joint ventures which are not convertible into shares of Common Stock.

     "GAAP" means generally accepted accounting principles.

     "GP Units" means units of the Operating Partnership representing the general partnership interest therein, with generally identical rights to distributions as the Units.

     "greater than 10% stockholder" means an individual owning (within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company, any subsidiary or any parent corporation.

     "Incentive Stock Option" means the options which the Company expects to issue, upon consummation of the Offering, to certain officers and employees of the Company to purchase a specified number of shares of Common Stock at an exercise price equal to the price to the public in the Offering.

     "Indemnity Consideration" means the shares of Common Stock or Units issued, or cash paid pursuant to any indemnification obligation.

     "Indemnity Escrow" means an escrow available to provide for an indemnification commitment into which the Indemnity Consideration will be deposited.

     "Independent Director" means a director who is not an employee, officer or affiliate of the Company or a subsidiary or division thereof, or a relative of a principal executive officer, or who is not an individual member of an organization acting as advisor, consultant or legal counsel, receiving compensation on a continuing basis from the Company in addition to director's fees.

     "Individual Account Investors" means certain individual account investors, each of which has assets under management with AMB pursuant to an investment advisory agreement.

     "Industrial Properties" means the industrial properties comprised principally of warehouse distribution facilities which are owned by the Company, including the Pending Acquisition Properties.

     "in-fill" means those markets which are typified by significant population densities and low availability of land which could be developed into competitive retail properties. Such properties allow for a more precise analysis of their trade areas and competition than properties located in areas which are undergoing substantial real estate development.

     "Intercompany Agreement" means that certain agreement dated January 1, 1993, as amended, entered into by and among AMBI, AMB, AMBCREA, AMB Properties, AMB Development, Inc., AMB Institutional Housing Partners and other related or commonly controlled business entities as may become parties thereto from to time.

     "International Prospectus" means the prospectus to be used in connection with an international offering of the shares of Common Stock.

     "International Underwriters" means the underwriters named herein for whom Morgan Stanley & Co. International Limited, BT Alex. Brown International, division of Bankers Trust International PLC, Lehman Brothers International (Europe), NationsBanc Montgomery Securities, Inc. and Smith Barney Inc. are acting as International Representatives.

     "Investment Management Partnership" means AMB Institutional Realty Advisors, L.P., a Maryland limited partnership, of which the Investment Management Subsidiary will be the sole general partner and own the entire capital interests, and through which the operations of the Investment Management Subsidiary will be conducted.

     "Investment Management Subsidiary" means AMB Institutional Realty Advisors, Inc., a Maryland corporation, of which the Company will own 100% of the non-voting preferred stock (representing 95% of its economic value) and the Executive Officers will own 100% of the outstanding voting common stock (representing 5% of its economic value) with its operations conducted through the Investment Management Partnership and which, through the Investment Management Partnership, will provide the real estate advisory services to the Company and to certain of AMB's current clients which do not participate in the Consolidation.

     "Investors" means the CIF Stockholders, VAF Stockholders, WPF Investors and the Individual Account Investors.

     "IRA" means an individual retirement account.

     "IRS" means the United States Internal Revenue Service.

     "Joint Ventures" means the joint ventures, limited liability companies and partnerships between affiliates of CIF, VAF and certain Individual Account Investors on the one hand, and certain third parties, on the other.

     "look-through rule" means under certain circumstances, where an investing plan holds an interest in an entity and the assets of the entity are deemed to be Plan assets.

     "Measurement Date" means each of the 15th, 18th, 21st and 24th month anniversaries of the consummation of the Offering.

     "Merger Sub" means a newly-formed wholly-owned subsidiary of each of CIF and VAF.

     "Mergers" means the mergers of CIF and VAF into the Merger Subs, the mergers of the survivors of such mergers into the Company, and the Reincorporation Merger.

     "MGCL" means Maryland General Corporation Law.

     "MGT" means Morgan Guaranty Trust Company of New York.

     "Midwestern region," means the Midwestern region of the United States as defined by the National Council of Real Estate Investment Fiduciaries which includes the states of Illinois, Iowa, Indiana, Kansas, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin. The Midwestern region contains the Properties located in the markets of Chicago, Cleveland, Columbus and Minneapolis.

     "Morgan Stanley" means Morgan Stanley & Co. Incorporated

     "Mortgages" means secured indebtedness as set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     "MSAM" means Morgan Stanley Asset Management Inc., an affiliate of Morgan Stanley & Co. Incorporated.

     "Named Executive Officers" means the Company's Chief Executive Officer and the four other most highly compensated executive officers.

     "NAIOP" means the National Association of Industrial and Office Parks.

     "NAREIM" means the National Association of Real Estate Investment Managers.

     "NAREIT" means the National Association of Real Estate Investment Trusts.

     "NCREIF" means the National Council of Real Estate Investment Fiduciaries.

     "New Withholding Regulations" means final regulations which were recently promulgated which deal with withholding tax on income paid to foreign persons and related matters.

     "Non-Anchor Tenant" refers to all tenants which are not Anchor Tenants.

     "Non-ERISA Plan" means the fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees.

     "Non-U.S. Stockholders" means persons that are, for purposes of United States Federal income taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts.

     "NPI" means the NCREIF National Property Index.

     "NYSE" means the New York Stock Exchange.

     "Offering" means the initial public offering of the Company's common stock made hereby.

     "Operating Partnership" means AMB Property, L.P., a Delaware limited partnership of which the Company is the general partner.

     "Ownership Limit" means the Company generally will prohibit ownership, directly or by virtue of the constructive ownership provisions of the Code, by any single stockholder of more than 9.8% of the issued and outstanding shares of Common Stock (subject to certain exceptions) and generally will prohibit ownership, directly or by virtue of the constructive ownership provisions of the Code, by any single stockholder of more than 9.8% of the issued and outstanding shares of any class or series of the Company's Preferred Stock.

     "Partnership Act" means the Delaware Uniform Limited Partnership Act.

     "Partnership Agreement" means the partnership agreement of the Operating Partnership.

     "Pending Acquisition" means the proposed acquisition of the Pending Acquisition Properties.

     "Pending Acquisition Properties" means the 28 industrial properties which two of the AMB Predecessors have agreed to acquire pursuant to the Purchase Agreement.

     "percentage rents" means the rents calculated as a percentage of a tenant's gross sales above predetermined thresholds.

     "Performance Investors" means those Investors which own assets (either directly or through CIF, VAF or WPF) which are subject to advisory agreements with AMB and include an incentive fee provision or, in the case of WPF, a "catch up adjustment."

     "Performance Shares" means the specified portion of the Shares issuable in the Formation Transactions to Performance Investors.

     "Performance Units" means units of the Operating Partnership issuable to certain officers and employees of the Operating Partnership.

     "Plan" means an ERISA Plan, a tax-qualified retirement plan or other employee benefit plan.

     "Preference Units" means the preferred units and other partnership interests of different classes and series of the Operating Partnership having such rights, preferences and other privileges, variations and designations as may be determined by the Company.

     "Preferred Stock" means preferred shares of beneficial interest, $0.01 par value per share, which the Articles of Incorporation of the Company authorize the Board of Directors to cause the Company to issue, in series, and to establish the preferences, rights and other terms of any series so issued.

     "Private REIT(s)" means CIF and VAF individually or collectively, including the Merger Sub of each.

     "Private REIT Mergers" means the mergers of the Private REITs with and into the Company.

     "Prohibited Owner" means the person or entity holding shares in excess of the Ownership Limit or such other limit.

     "Prohibited Transferee" means the purported transferee of a transfer of Shares of the Company or any other event that would result in any person violating the Ownership Limit or such other limit provided in the Company's Articles of Incorporation or as otherwise permitted by the Board of Directors of the Company.

     "Properties" means the Industrial Properties and the Retail Properties.

     "property operating expenses" means real estate taxes and insurance, repairs and maintenance and property operating expenses.

     "Proposed Regulations" means certain proposed regulations concerning the tax treatment of the Private REIT Mergers.

     "Prospectuses" means the International Prospectus and the U.S. Prospectus.

     "Purchase Agreement" means that certain agreement dated October 31, 1997 by and among two of the AMB Predecessors and CP Institutional Partners I, Inc. relating to the acquisition by such AMB Predecessors of the Pending Acquisition Properties.

     "QRS" means a qualified REIT subsidiary.

     "R&D" means research and development.

     "Recognition Period" means a 10-year period during which the Company recognizes gain on the disposition of a Built-in Gain Asset.

     "Registrable Shares" means the Shares issuable upon exchange of Units or otherwise, the holder of which has certain registration rights with respect to those Shares.

     "Registration Rights" means certain registration rights with respect to the Shares issuable upon exchange of Units or otherwise granted to Investors receiving Units in connection with the Formation Transactions.

     "Regulations" means regulations issued by the United States Department of Labor, effective as of March 13, 1987.

     "Reincorporation Merger" means the merger by which AMB would merge into AMB Property Corporation for the purpose of reincorporating from California into Maryland.

     "REIT" means a real estate investment trust under the Code.

     "Related Party Tenant" means a tenant in which a REIT, or an owner of 10% or more of the REIT actually or constructively owns 10% or more of such tenant.

     "Renovation and Expansion Projects" means those properties owned by the Company under development for completion after September 30, 1997.

     "REOC" means an entity (i) which on certain testing dates has at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities and (ii) which, in the ordinary course of its business, is engaged directly in real estate management or development activities.

     "Representatives" means the collective reference to the U.S.
Representatives and the International Representatives.

     "restricted securities" has the meaning given to it in Rule 144 under the Securities Act.

     "Restricted Shares" means the "restricted securities" under the meaning of Rule 144 of the Securities Act consisting of the Shares held or to be held by Investors and the Shares reserved for issuance upon redemption of Units by Investors who elect to receive Units in exchange for their respective real property interests.

     "Retail Properties" means the retail properties comprised principally of community shopping centers which are owned by the Company.

     "Rule 144" means the rule adopted by the SEC that permits holders of restricted securities as well as affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

     "San Francisco Bay Area" means the area comprised of the nine counties in immediate proximity to the San Francisco Bay.

     "SEC" or "Commission" means the Securities and Exchange Commission.

     "Section 401(k) Plan" means the Company's Section 401(k) savings/retirement plan.

     "Secured Facility" means a 12-year non-recourse secured financing facility entered into by CIF on December 12, 1996, which will become an obligation of the Company upon consummation of the Formation Transactions.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SFAS" means statements of financial accounting standards issued by the Financial Accounting Standards Board from time to time.

     "Short C Year" means a period in which AMB will be taxable as a C Corporation beginning on the effective date of revocation of AMB's S Corporation status and ending on the following December 31.

     "Short S Year" means the period prior to which AMB is expected to terminate its status as an S Corporation beginning on January 1 of such year and ending on the day before the revocation is effective.

     "SoCo" means Southern Company Services, Inc., an Alabama corporation.

     "Southern region" means the Southern region of the United States as defined by the National Council of Real Estate Investment Fiduciaries which includes the states of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee and Texas. The Southern region contains the Properties located in the markets of Atlanta, Austin, Dallas/ Ft. Worth, Houston, Miami and Orlando.

     "stabilization" or "stabilized" means with respect to property, that capital improvements for repositioning, development and redevelopment programs have been completed and in effect for a sufficient period of time (but in no case more than 12 months after shell completion) to achieve market occupancy.

     "Stock Incentive Plan" means the Stock Option and Incentive Plan established by the Company.

     "Stockholders" means the collective reference to Stockholders of each of CIF, VAF and AMB.

     "Subsidiaries" means the subsidiaries of AMB Property Corporation and AMB Property, L.P.

     "Surviving Partnership" means a limited partnership or limited liability company which is the surviving entity of a merger, consolidation or combination of assets with the Operating Partnership.

     "Tax-Exempt Stockholder" means a Stockholder exempt from taxation under the Code.

     "Termination Transaction" means, with respect to the Company, any merger, consolidation or other combination with or into another person, a sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding equity interests, unless in connection with such transaction, all holders of Units either will receive, or will have the right to elect to receive, for each Unit an amount of cash, securities or other property equal to the product of the number of Shares into which each Unit is then exchangeable and the greatest amount of cash, securities or other property paid to the holder of one Share in consideration of one Share pursuant to such transaction.

     "Transferee" means an assignee, legatee, distributee or other transferee of all or any portion of a partner's interest in the Operating Partnership.

     "Treasury Regulations" means the IRS regulations.

     "UBTI" or "unrelated business taxable income" means unrelated business taxable income as defined in Section 512 of the Code.

     "Underwriters" means the collective reference to the U.S. Underwriters and the International Underwriters.

     "Underwriting Agreement" means that certain underwriting agreement dated the date hereof pursuant to which the U.S. Underwriters and the International Underwriters have severally agreed to purchase, and the Company has agreed to sell to them, severally, the respective number of shares of Common Stock set forth on the table under the caption "Underwriting" herein.

     "United States or Canadian Person" means any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person), and includes any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person.

     "Unitholder" means a holder of Units or Performance Units.

     "Units" means units of the Operating Partnership.

     "UPREIT" means an umbrella partnership real estate investment trust which is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds an interest.

     "U.S. Prospectus" means the prospectus to be used in connection with a United States offering of the Company's shares of Common Stock.

     "U.S. Stockholder" means a holder of shares of Common Stock who (for United States Federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or (iii) is an estate or trust, the income of which is subject to United States Federal income taxation regardless of its source.

     "U.S. Underwriters" means those underwriters named herein for whom Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated, Lehman Brothers Inc., NationsBanc Montgomery Securities, Inc. and Smith Barney Inc. are acting as U.S. Representatives.

     "VAF" means AMB Value Added Fund, Inc., a Maryland corporation, and its Merger Sub.

     "VCOC" means an entity (i) which on certain testing dates has at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost invested in one or more operating companies with respect to which the entity has management rights and (ii) which, in the ordinary course of its business, actually exercises its management rights with respect to one or more of the operating companies in which it invests.

     "Western region" means the Western region of the United States as defined by the National Council of Real Estate Investment Fiduciaries which includes the states of Alaska, Arizona, California, Colorado, Hawaii, Montana, Nevada, New Mexico, Oregon, Utah, Washington and Wyoming. The Western region contains the Properties located in the markets of Denver, Los Angeles, Orange County, Reno, Sacramento, San Diego, the San Francisco Bay Area, Santa Barbara and Seattle.

     "White Paper" means the White Paper on Funds from Operations approved by the Board of Governors of the NAREIT in March 1995.

     "WPF" means AMB Western Properties Fund-I, a California limited partnership.

     "WPF Interests" means the partnership interests in WPF.

     "WPF Investors" means the partners of WPF.

                         INDEX TO FINANCIAL INFORMATION

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)                                            PAGE
                                                                                       -----
  AMB PROPERTY CORPORATION
  - Pro forma condensed consolidated balance sheet as of September 30, 1997..........    F-3
  - Notes to pro forma condensed consolidated balance sheet..........................    F-4
  - Pro forma condensed consolidated statements of operations for the nine months
    ended September 30, 1997 and for the year ended December 31, 1996................    F-7
  - Notes to pro forma condensed consolidated statements of operations...............    F-9

HISTORICAL FINANCIAL INFORMATION

  AMB CONTRIBUTED PROPERTIES
  - Report of independent public accountants.........................................   F-16
  - Combined balance sheets as of December 31, 1995 and 1996 and September 30, 1997
    (unaudited)......................................................................   F-17
  - Combined statements of operations for the years ended December 31, 1994, 1995 and
    1996 and for the nine months ended September 30, 1996 (unaudited) and 1997
    (unaudited)......................................................................   F-18
  - Combined statements of owners' equity for the years ended December 31, 1994, 1995
    and 1996 and for the nine months ended September 30, 1997 (unaudited)............   F-19
  - Combined statements of cash flows for the years ended December 31, 1994, 1995 and
    1996 and for the nine months ended September 30, 1996 (unaudited) and 1997
    (unaudited)......................................................................   F-20
  - Notes to combined financial statements...........................................   F-21
  - Schedule III -- Historical combined real estate and accumulated depreciation.....   F-28
  AMB INSTITUTIONAL REALTY ADVISORS, INC.
  - Report of independent public accountants.........................................   F-33
  - Consolidated balance sheets as of December 31, 1995 and 1996 and September 30,
    1997 (unaudited).................................................................   F-34
  - Consolidated statements of operations for the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1996 (unaudited) and 1997
    (unaudited)......................................................................   F-35
  - Consolidated statement of changes in shareholders' equity for the years ended
    December 31, 1994, 1995 and 1996, and for the nine months ended September 30,
    1997 (unaudited).................................................................   F-36
  - Consolidated statements of cash flows for the years ended December 31, 1994, 1995 and 1996, and for the nine months ended September 30, 1996 (unaudited) and 1997
    (unaudited)......................................................................   F-37
  - Notes to consolidated financial statements.......................................   F-38
  THE PENDING ACQUISITION PROPERTIES
  - Report of independent public accountants.........................................   F-42
  - Combined statements of revenues and certain expenses for the year ended December
    31, 1996 and for the nine months ended September 30, 1997 (unaudited)............   F-43
  - Notes to combined statements of revenues and certain expenses....................   F-44
  THE 1997 ACQUIRED PROPERTIES
  - Report of independent public accountants.........................................   F-46
  - Combined statements of revenues and certain expenses for the year ended December
    31, 1996 and for the period from January 1, 1997 to the earlier of the
    acquisition date or September 30, 1997 (unaudited)...............................   F-47
  - Notes to combined statements of revenues and certain expenses....................   F-48
  THE 1996 ACQUIRED PROPERTIES
  - Report of independent public accountants.........................................   F-50
  - Combined statements of revenues and certain expenses for the year ended December
    31, 1995 and for the period from January 1, 1996 to the acquisition date
    (unaudited)......................................................................   F-51
  - Notes to combined statements of revenues and certain expenses....................   F-52

                            AMB PROPERTY CORPORATION

                  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

BACKGROUND

     The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 has been prepared to reflect: (i) the acquisition and contribution of properties subsequent to September 30, 1997, (ii) the partial disposition of a property subsequent to September 30, 1997, (iii) the Formation Transactions, (iv) completion of the Pending Acquisition, (v) the Offering and the application of the net proceeds therefrom and (vi) certain other adjustments as if such transactions and adjustments had occurred on September 30, 1997. The accompanying unaudited pro forma condensed consolidated statements of operations have been prepared to reflect: (i) the incremental effect of the acquisition of properties during the nine months ended September 30, 1997 and during the year ended December 31, 1996, (ii) the acquisition and contribution of properties subsequent to September 30, 1997, (iii) the incremental effect of the disposition or partial disposition of properties during 1997 and in 1996, (iv) the Formation Transactions, (v) completion of the Pending Acquisition, (vi) pro forma debt adjustments resulting from the repayment of indebtedness with the net proceeds of the Offering and (vii) certain other adjustments as if such transactions and adjustments had occurred on January 1, 1996.

     These unaudited pro forma condensed consolidated statements should be read in connection with the historical combined financial statements and notes thereto of the AMB Contributed Properties and the financial statements and notes thereto of AMB included elsewhere in this Prospectus. In the opinion of management, the pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the Formation Transactions, the Pending Acquisition, the Offering, property acquisitions and dispositions and certain other transactions.

     The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

                            AMB PROPERTY CORPORATION

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                      AS OF SEPTEMBER 30, 1997 (UNAUDITED)
                                 (IN THOUSANDS)

                          AMB                                                                PRE-
                      CONTRIBUTED              PROPERTY       PROPERTY      FORMATION      OFFERING       PENDING
                      PROPERTIES     AMB     ACQUISITIONS   DISPOSITIONS   TRANSACTIONS       AS        ACQUISITION     OFFERING
                          (1)        (2)         (3)            (4)            (5)         ADJUSTED         (6)            (7)
                      -----------  -------   ------------   ------------   ------------   ----------   --------------   ---------
ASSETS
Investments in real
  estate, net.......   $1,813,326  $    --     $ 86,095       $ (4,900)    $    319,053   $2,213,574      $216,700      $      --
Cash and cash
  equivalents.......       46,055    6,224           --          5,900          (33,943)      24,236            --        (13,494)
Financing and
  leasing costs,
  net...............       15,130       --           --             --          (15,130)          --            --            800
Other assets........       30,364    7,558           --             --          (11,374)      26,548            --         (3,017)
                       ----------  -------     --------        -------      -----------   ----------      --------      ---------
        Total
          assets....   $1,904,875  $13,782     $ 86,095       $  1,000     $    258,606   $2,264,358      $216,700      $ (15,711)
                       ==========  =======     ========        =======      ===========   ==========      ========      =========
LIABILITIES
Secured line of
  credit............      $43,613  $    --     $(43,613)      $     --     $         --   $       --      $     --      $      --
Secured debt
  facility..........       73,000       --           --             --            2,176       75,176            --             --
Credit Facility.....      181,300       --           --             --               --      181,300       216,700       (181,300)
Mortgage loans......      443,324       --           --             --           16,406      459,730            --             --
Other liabilities...       49,613    4,195           --             --           53,804      107,612            --        (50,637)
                       ----------  -------     --------        -------      -----------   ----------      --------      ---------
        Total
      liabilities...      790,850    4,195      (43,613)            --           72,386      823,818       216,700       (231,937)
                       ----------  -------     --------        -------      -----------   ----------      --------      ---------
MINORITY
  INTERESTS.........       16,224       64          965             --           50,081       67,334            --           (546)
                       ----------  -------     --------        -------      -----------   ----------      --------      ---------
SHAREHOLDERS' EQUITY
Common shares.......           --       --           --             --              700          700            --            120
Additional paid-in
  capital...........           --       --           --             --        1,372,506    1,372,506            --        216,652
Owners'
  equity/retained
  earnings..........    1,097,801    9,523      128,743          1,000       (1,237,067)          --            --             --
                       ----------  -------     --------        -------      -----------   ----------      --------      ---------
        Total
          equity....    1,097,801    9,523      128,743          1,000          136,139    1,373,206            --        216,772
                       ----------  -------     --------        -------      -----------   ----------      --------      ---------
                       $1,904,875  $13,782     $ 86,095       $  1,000     $    258,606   $2,264,358      $216,700      $ (15,711)
                       ==========  =======     ========        =======      ===========   ==========      ========      =========


                       AMB PROPERTY
                      CORPORATION PRO
                           FORMA
                      ---------------
ASSETS
Investments in real
  estate, net.......    $ 2,430,274
Cash and cash
  equivalents.......         10,742
Financing and
  leasing costs,
  net...............            800
Other assets........         23,531
                         ----------
        Total
          assets....    $ 2,465,347
                         ==========
LIABILITIES
Secured line of
  credit............    $        --
Secured debt
  facility..........         75,176
Credit Facility.....        216,700
Mortgage loans......        459,730
Other liabilities...         56,975
                         ----------
        Total
      liabilities...        808,581
                         ----------
MINORITY
  INTERESTS.........         66,788
                         ----------
SHAREHOLDERS' EQUITY
Common shares.......            820
Additional paid-in
  capital...........      1,589,158
Owners'
  equity/retained
  earnings..........             --
                         ----------
        Total
          equity....      1,589,978
                         ----------
                        $ 2,465,347
                         ==========

    The accompanying notes are an integral part of these pro forma financial statements.

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                      AS OF SEPTEMBER 30, 1997 (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     1. Reflects the historical combined balance sheet of the AMB Contributed Properties as of September 30, 1997. See the historical combined financial statements and notes thereto of the AMB Contributed Properties included elsewhere in this Prospectus.

     2. Reflects the historical balance sheet of AMB as of September 30, 1997. See the historical financial statements and notes thereto of AMB included elsewhere in this Prospectus.

     3. Reflects property acquisitions and contributions subsequent to September 30, 1997 for an estimated total purchase price of approximately $86,095, including estimated acquisition costs. The Company expects to fund these acquisitions with the issuance of common stock in connection with the Formation Transactions and capital contributions by the owners of the AMB Contributed Properties. The property acquisitions and contributions include the following properties:

                                                                             EXPECTED
                         PROPERTY NAME                     LOCATION      ACQUISITION PRICE
        -----------------------------------------------  ------------    -----------------
        Manhattan Village Phase II.....................  Los Angeles          $ 9,650
        Boulden........................................  Wilmington            10,412
        Mid-Atlantic Business Center...................  Philadelphia          24,407
        Brittania Business Park........................  Miami                 11,865
        Silicon Valley R&D Portfolio...................  San Jose              29,761
                                                                              -------
                                                                              $86,095
                                                                              =======

     See the combined statements of revenues and certain expenses of the 1997 Acquired Properties included elsewhere in this Prospectus.

     Manhattan Village Phase II represents the acquisition of a property, and the formation of several joint ventures that will own the property, in which the Company will own a 90% interest. The joint venture will be accounted for on a consolidated basis and, accordingly, a 10% minority interest has been reflected relative to this pending acquisition. This parcel is considered a part of the Manhattan Village Shopping Center and is not counted as a separate property in determining the aggregate number of the Company's Properties.

     Also reflects the repayment of the secured line of credit with capital contributed by the owners of the AMB Contributed Properties of approximately $43,613. The secured line of credit is secured by contribution subscriptions receivable of certain investors. As capital contributions are made against these subscriptions receivable to fund acquisitions, the collateralizing asset is reduced, therefore requiring a corresponding paydown on the secured line of credit.

     The net increase in owners' equity/retained earnings of $128,743 represents the paydown of the secured line of credit and property acquisitions funded through capital contributions by the owners of the AMB Contributed Properties.

     4. Reflects the effects of the partial disposition of a property, a building included in the L.A. County Industrial property, subsequent to September 30, 1997 resulting in net sales proceeds of approximately $5,900 and a gain on sale of approximately $1,000.

     5. Reflects the effect of the Formation Transactions which, in accordance with GAAP, will be accounted for as the purchase of real estate assets by AMB.

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
                CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)
                      AS OF SEPTEMBER 30, 1997 (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     The following table sets forth the Company's calculation of the fair value of the real estate assets purchased and the allocation of the consideration paid in establishing the pre-Offering as adjusted balances:

        Shares and units issued for equity interests in real estate assets.........................................................  67,603,815
        Fair value of shares and units per share or unit.................  $    21.00
                                                                           ----------
        Fair value of equity interests in real estate assets acquired....  $1,419,680
        Fair value of debt assumed, including debt premium of
          approximately $18,582..........................................     716,206
        Purchase of investor interests...................................      49,926
        Fair value of minority interests in consolidated joint
          ventures.......................................................      20,485
                                                                           ----------
        Total consideration paid by AMB..................................   2,206,297
        Net working capital contributed..................................          --
        Purchase accounting accruals.....................................       7,277
                                                                           ----------
        Fair value of real estate assets.................................  $2,213,574
                                                                           ==========

     The application of the purchase accounting results in (i) an increase in the investments in real estate of approximately $319,053 (based upon a pro forma value of approximately $2,213,574, including certain acquisition costs), (ii) the write-off of financing and leasing costs associated with the AMB Contributed Properties of approximately $15,130, (iii) the write-off of deferred rent receivables of approximately $8,347, (iv) the distribution of estimated net working capital balances of approximately $33,882 to the owners of the AMB Contributed Properties, (v) the elimination of intercompany receivables and payables of approximately $3,024 and (vi) the recording of debt assumed by AMB at its estimated fair value, resulting in debt premiums of approximately $2,176 and $16,406 on the secured debt facility and the mortgage loans, respectively. The estimated fair value of the debt assumed is based upon estimated borrowing rates available to the Company for similar debt instruments.

     The Consolidation adjustments also reflect the effects of (i) certain eliminating entries as a result of the consolidation of the historical results of the AMB Contributed Properties and AMB, (ii) the transfer of a consolidated investment in a limited partnership, consisting of cash of approximately $61, other assets of approximately $3, and minority interest of approximately $64 and
(iii) the Company's pro forma equity investment in the Investment Management Subsidiary of approximately $400, which is based upon the expected net book value of assets contributed by the Company.

     Also reflects the elimination of historical owner's equity/retained earnings balances and the establishing of the new capital structure of the Company based on the purchase accounting as described above.

     The net change in other liabilities consists of (i) the elimination of intercompany payables of $3,024, (ii) purchase accounting accruals of $7,277, including acquisition costs and accrued interest on debt assumed, of which $375 had been incurred as of September 30, 1997, and (iii) the pro forma accrual of approximately $49,926 related to the acquisition of interests in certain properties from an Individual Account Investor. The pro forma basis in such properties is included in the Company's calculation of the fair value of real estate assets purchased set forth above. The purchase is expected to be funded with the net proceeds of the Offering. See Note 7 below.

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
                CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)
                      AS OF SEPTEMBER 30, 1997 (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     The following table sets forth the calculation of the pre-Offering minority interest in the Operating Partnership and the Company:

Total equity, before minority interests........................................    $1,440,540
Minority interests in consolidated joint ventures..............................       (20,485)
                                                                                   ----------
Equity in the Operating Partnership............................................     1,420,055
Minority interests ownership percentage........................................           3.3%
                                                                                   ----------
          Minority interests in the Operating Partnership......................    $   46,849
                                                                                   ==========
Minority interests in consolidated joint ventures..............................        20,485
                                                                                   ----------
          Total minority interests in the Company..............................    $   67,334
                                                                                   ==========

     6. Reflects the completion of the Pending Acquisition for a total purchase price of approximately $216,700, including acquisition costs. The Company expects to fund the purchase with borrowings on its Credit Facility.

     See the combined statements of revenues and certain expenses of the Pending Acquisition Properties included elsewhere in this Prospectus.

     7. Reflects (i) the repayment of indebtedness of approximately $181,300 and
(ii) the acquisition of interests in certain properties from an Individual Account Investor for a purchase price of approximately $49,926 with the net proceeds of the Offering of approximately $217,732 and cash on hand of $13,494. In addition the Company expects to repay $1,100 in temporary borrowings incurred after September 30, 1997, the proceeds of which were used to purchase furniture and equipment from an affiliate of AMB. This repayment is expected to occur immediately after the Offering and, as such, is not reflected as a use of net Offering proceeds.

     Also reflects financing costs of approximately $800 incurred in connection with the modification of the Credit Facility. The modification of the Credit Facility results in an increase in the total amount available from $200,000 to $500,000.

     Also, reflects an adjustment to eliminate approximately $711 of accrued Offering costs and $3,017 of deferred Offering costs, which have been included in the historical financial statements of AMB.

     The following table sets forth the calculation of the pro forma minority interest in the Operating Partnership and the Company:

Total equity, before minority interests.........................................   $1,656,766
Minority interests in consolidated joint ventures...............................      (20,485)
                                                                                   ----------
Equity in the Operating Partnership.............................................    1,636,281
Minority interests ownership percentage.........................................          2.8%
                                                                                   ----------
          Minority interest in the Operating Partnership........................   $   46,303
                                                                                   ==========
Minority interests in consolidated joint ventures...............................       20,485
                                                                                   ----------
          Total minority interests in the Company...............................   $   66,788
                                                                                   ==========

                            AMB PROPERTY CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                AMB
                            CONTRIBUTED               PROPERTY       PROPERTY        OTHER       FORMATION
                            PROPERTIES      AMB     ACQUISITIONS   DISPOSITIONS   ADJUSTMENTS   TRANSACTIONS   PRE-OFFERING
                                (1)         (2)         (3)            (4)            (5)           (6)        AS ADJUSTED
                            -----------   -------   ------------   ------------   -----------   ------------   ------------
REVENUES
Rental revenue............   $ 168,267    $    --     $ 23,806       $ (1,165)      $    --       $    365      $  191,273
Net advisory income.......          --     23,168           --             --        (7,065)       (15,301)            802
Interest and other
  income..................       1,017        137           22             --            --             --           1,176
                              --------    -------      -------        -------       -------        -------      ----------
        Total revenues....     169,284     23,305       23,828         (1,165)       (7,065)       (14,936)        193,251
                              --------    -------      -------        -------       -------        -------      ----------

OPERATING EXPENSES
Property operating
  expenses................      34,923         --        4,042           (162)           --         (8,238)         30,565
Real estate taxes.........      24,043         --        2,387           (196)           --             --          26,234
Interest expense..........      35,517         --           --            (75)          414             --          35,856
Depreciation and
  amortization............      26,686         --           --           (149)          (60)         4,758          31,235
General, administrative
  and other...............         674     14,312           --             --        (3,722)        (5,613)          5,651
                              --------    -------      -------        -------       -------        -------      ----------
        Total operating
          expenses........     121,843     14,312        6,429           (582)       (3,368)        (9,093)        129,541
                              --------    -------      -------        -------       -------        -------      ----------
Income from operations
  before disposal of real
  estate and minority
  interests...............      47,441      8,993       17,399           (583)       (3,697)        (5,843)         63,710
                              --------    -------      -------        -------       -------        -------      ----------
Gain on disposal of real
  estate..................          56         --           --            (56)           --             --              --
                              --------    -------      -------        -------       -------        -------      ----------
Income from operations
  before minority
  interests...............      47,497      8,993       17,399           (639)       (3,697)        (5,843)         63,710
                              --------    -------      -------        -------       -------        -------      ----------
Minority interests........        (662)       (11)        (293)            --            11         (2,070)         (3,025)
                              --------    -------      -------        -------       -------        -------      ----------
Net income................   $  46,835    $ 8,982     $ 17,106       $   (639)      $(3,686)      $ (7,913)     $   60,685
                              ========    =======      =======        =======       =======        =======      ==========
Net income per common
  share...................                                                                                      $     0.87
                                                                                                                ==========
Weighted average common
  shares outstanding......                                                                                      69,963,529
                                                                                                                ==========

                                            PRO FORMA          AMB
                              PENDING     DEBT AND OTHER    PROPERTY
                            ACQUISITION    ADJUSTMENTS     CORPORATION
                                (7)            (8)          PRO FORMA
                            -----------   --------------   -----------
REVENUES
Rental revenue............    $16,683        $     --      $  207,956
Net advisory income.......         --              --             802
Interest and other
  income..................        114              --           1,290
                              -------        --------      ----------
        Total revenues....    $16,797              --         210,048
                              -------        --------      ----------
OPERATING EXPENSES
Property operating
  expenses................      1,107              --          31,672
Real estate taxes.........      1,874              --          28,108
Interest expense..........         --           1,694          37,550
Depreciation and
  amortization............      4,063              --          35,298
General, administrative
  and other...............         --              --           5,651
                              -------        --------      ----------
        Total operating
          expenses........      7,044           1,694         138,279
                              -------        --------      ----------
Income from operations
  before disposal of real
  estate and minority
  interests...............      9,753          (1,694)         71,769
                              -------        --------      ----------
Gain on disposal of real
  estate..................         --              --              --
                              -------        --------      ----------
Income from operations
  before minority
  interests...............      9,753          (1,694)         71,769
                              -------        --------      ----------
Minority interests........         --              66          (2,959)
                              -------        --------      ----------
Net income................    $ 9,753        $ (1,628)     $   68,810 (9)
                              =======        ========      ==========
Net income per common
  share...................                                 $     0.84 (10)
                                                           ==========
Weighted average common
  shares outstanding......                                 81,963,529
                                                           ==========

    The accompanying notes are an integral part of these pro forma financial statements.

                            AMB PROPERTY CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE YEAR ENDED DECEMBER 31, 1996 (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                AMB
                            CONTRIBUTED               PROPERTY       PROPERTY        OTHER       FORMATION
                            PROPERTIES      AMB     ACQUISITIONS   DISPOSITIONS   ADJUSTMENTS   TRANSACTIONS   PRE-OFFERING
                                (1)         (2)         (3)            (4)            (5)           (6)        AS ADJUSTED
                            -----------   -------   ------------   ------------   -----------   ------------   ------------
REVENUES
Rental revenue............   $ 166,415    $    --     $ 72,991       $ (2,624)     $      --      $  3,258      $  240,040
Net advisory income.......          --     23,575           --             --         (8,043)      (14,357)          1,175
Interest and other
  income..................       1,538        416          233             --             --            --           2,187
                              --------    -------      -------        -------        -------       -------      ----------
        Total revenues....     167,953     23,991       73,224         (2,624)        (8,043)      (11,099)        243,402
                              --------    -------      -------        -------        -------       -------      ----------

OPERATING EXPENSES
Property operating
  expenses................      32,154         --       10,321           (584)            --        (3,965)         37,926
Real estate taxes.........      23,167         --        9,377           (415)            --            --          32,129
Interest expense..........      26,867         --           --           (128)        21,962            --          48,701
Depreciation and
  amortization............      28,591         --           --           (348)           (80)       13,404          41,567
General, administrative
  and other...............         838     16,851           --             --         (4,793)       (5,663)          7,233
                              --------    -------      -------        -------        -------       -------      ----------
        Total operating
          expenses........     111,617     16,851       19,698         (1,475)        17,089         3,776         167,556
                              --------    -------      -------        -------        -------       -------      ----------
Income from operations
  before disposal of real
  estate and minority
  interests...............      56,336      7,140       53,526         (1,149)       (25,132)      (14,875)         75,846
                              --------    -------      -------        -------        -------       -------      ----------
Loss on disposal of real
  estate..................      (1,471)        --           --          1,471             --            --              --
                              --------    -------      -------        -------        -------       -------      ----------
Income from operations
  before minority
  interests...............      54,865      7,140       53,526            322        (25,132)      (14,875)         75,846
                              --------    -------      -------        -------        -------       -------      ----------
Minority interests........        (465)      (137)        (494)            --            137        (2,471)         (3,430)
                              --------    -------      -------        -------        -------       -------      ----------
Net income................   $  54,400    $ 7,003     $ 53,032       $    322      $ (24,995)     $(17,346)     $   72,416
                              ========    =======      =======        =======        =======       =======      ==========
Net income per common
  share...................                                                                                      $     1.04
                                                                                                                ==========
Weighted average common
  shares outstanding......                                                                                      69,963,529
                                                                                                                ==========

                                            PRO FORMA          AMB
                              PENDING     DEBT AND OTHER    PROPERTY
                            ACQUISITION    ADJUSTMENTS     CORPORATION
                                (7)            (8)          PRO FORMA
                            -----------   --------------   -----------
REVENUES
Rental revenue............    $21,951              --      $  261,991
Net advisory income.......         --              --           1,175
Interest and other
  income..................        197              --           2,384
                              -------         -------      ----------
        Total revenues....     22,148              --         265,550
                              -------         -------      ----------
OPERATING EXPENSES
Property operating
  expenses................      1,418              --          39,344
Real estate taxes.........      2,391              --          34,520
Interest expense..........         --           2,168          50,869
Depreciation and
  amortization............      5,418              --          46,985
General, administrative
  and other...............         --              --           7,233
                              -------         -------      ----------
        Total operating
          expenses........      9,227           2,168         178,951
                              -------         -------      ----------
Income from operations
  before disposal of real
  estate and minority
  interests...............     12,921          (2,168)         86,599
                              -------         -------      ----------
Loss on disposal of real
  estate..................         --              --              --
                              -------         -------      ----------
Income from operations
  before minority
  interests...............     12,921          (2,168)         86,599
                              -------         -------      ----------
Minority interests........         --              47          (3,383)
                              -------         -------      ----------
Net income................    $12,921        $ (2,121)     $   83,216 (9)
                              =======         =======      ==========
Net income per common
  share...................                                 $     1.02 (10)
                                                           ==========
Weighted average common
  shares outstanding......                                 81,963,529
                                                           ==========

    The accompanying notes are an integral part of these pro forma financial statements.

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                AND THE YEAR ENDED DECEMBER 31, 1996 (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     1. Reflects the historical combined operations of the AMB Contributed Properties. See the historical combined financial statements and notes thereto of the AMB Contributed Properties included elsewhere in this prospectus.

     2. Reflects the historical operations of AMB. See the historical financial statements and notes thereto of AMB included elsewhere in this prospectus.

     3. Reflects the incremental effects of (i) properties acquired during 1996,
(ii) properties acquired during the nine months ended September 30, 1997 and the acquisition and contribution of properties subsequent to September 30, 1997 based on the historical operations of such properties for periods prior to acquisition by the Company. Below is a summary of the incremental effect of such properties:

                                    1997                                             1996
                    ------------------------------------     -----------------------------------------------------
                        1997                                     1996            1997
                      ACQUIRED        OTHER                    ACQUIRED        ACQUIRED        OTHER
                     PROPERTIES     PROPERTIES    TOTAL       PROPERTIES      PROPERTIES     PROPERTIES    TOTAL
                    -------------   ----------   -------     -------------   -------------   ----------   --------
Rental revenues...     $17,856        $5,950     $23,806        $26,016         $27,274       $ 19,701    $ 72,991
Other income......          22            --          22             12             118            103         233
Property operating
  expenses........      (2,589)       (1,453)     (4,042)        (3,685)         (3,992)        (2,644)    (10,321)
Real estate
  taxes...........      (1,883)         (504)     (2,387)        (4,012)         (3,529)        (1,836)     (9,377)
                       -------        ------     -------        -------         -------        -------     -------
Pro forma
  effect..........     $13,406        $3,993     $17,399        $18,331         $19,871       $ 15,324    $ 53,526
                       =======        ======     =======        =======         =======        =======     =======

     One of the acquisitions described above, Manhattan Village Phase II, represents the acquisition of a property, and the formation of several joint ventures that will own the property, in which the Company will own a 90% interest. The joint venture will be accounted for on a consolidated basis and, accordingly, a 10% minority interest has been reflected relative to this pending acquisition.

     See the combined statements of revenues and certain expenses of the 1997 Acquired Properties and 1996 Acquired Properties included elsewhere in this Prospectus.

     The following table sets forth the incremental revenues and certain expenses for periods prior to acquisition for the "Other Properties" acquired in 1997 and 1996, but not included in the combined statements

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                AND THE YEAR ENDED DECEMBER 31, 1996 (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

of revenues and certain expenses of the 1997 Acquired Properties and the 1996 Acquired Properties included elsewhere in this Prospectus. See "Business and Properties."

                                                                      1997
                                       -------------------------------------------------------------------
                                                                PROPERTY
                                                                OPERATING       REAL        REVENUES IN
                                        RENTAL      OTHER          AND         ESTATE        EXCESS OF
          PROPERTY ACQUIRED            REVENUES     INCOME     MAINTENANCE     TAXES      CERTAIN EXPENSES
-------------------------------------  --------     ------     -----------     ------     ----------------
Shady Oak............................   $  326       $ --        $   (31)      $  (39)         $  256
Metric Center........................      635         --            (23)         (27)            585
Southfield...........................      171         --             (7)         (33)            131
Atlanta South Phase II...............      109         --            (55)         (32)             22
O'Hare Industrial Portfolio
  (Ardmore)..........................      265         --            (10)         (64)            191
Windsor Court........................      151         --            (33)         (20)             98
Beacon Building 8....................      765         --           (115)         (65)            585
Greenleaf............................      177         --            (45)         (29)            103
Boulden..............................      934         --           (215)         (54)            665
Mid-Atlantic Business Center.........    1,491         --           (735)         (79)            677
Brittania Business Park..............      926         --           (184)         (62)            680
                                        ------        ---        -------        -----          ------
                                        $5,950       $ --        $(1,453)      $ (504)         $3,993
                                        ======        ===        =======        =====          ======

                                                                            1996
                                            --------------------------------------------------------------------
                                                                     PROPERTY
                                                                     OPERATING       REAL         REVENUES IN
                                             RENTAL      OTHER          AND         ESTATE         EXCESS OF
            PROPERTY ACQUIRED               REVENUES     INCOME     MAINTENANCE      TAXES      CERTAIN EXPENSES
------------------------------------------  --------     ------     -----------     -------     ----------------
Shady Oak.................................  $   521       $ --        $   (49)      $  (112)        $    360
Metric Center.............................    1,906         --            (68)          (82)           1,756
Southfield................................      512         --            (35)          (40)             437
Atlanta South Phase II....................      328         --            (30)          (20)             278
O'Hare Industrial Portfolio (Ardmore).....      544         --            (20)          (91)             433
Windsor Court.............................      259         --            (25)          (21)             213
Beacon Building 8.........................      856         --            (50)          (76)             730
Greenleaf.................................      176         --            (25)          (15)             136
Boulden...................................    1,245         --           (167)          (99)             979
Mid-Atlantic Business Center..............    2,747         --           (680)          (98)           1,969
Brittania Business Park...................    1,445         --           (145)          (89)           1,211
Pleasant Hill S.C.........................       33         --             (7)           (3)              23
Arapahoe Village S.C......................      388          1            (45)          (63)             281
Ardenwood Corporate Park..................      625          1            (79)         (123)             424
Penn James Office Warehouse...............      318         --            (44)          (76)             198
Corporate Square..........................      969         --           (156)         (115)             698
Palm Aire.................................      453         --           (272)          (45)             136
Fairway Drive Industrial..................      165          2            (63)          (30)              74
Atlanta South.............................    1,691         --            (92)         (141)           1,458
Blue Lagoon...............................    1,964         37           (164)         (201)           1,636
Shoppes at Lago Mar.......................    1,013         27           (222)         (115)             703
Moffett Business Center...................    1,543         35           (206)         (181)           1,191
                                            -------       ----        -------       -------          -------
                                            $19,701       $103        $(2,644)      $(1,836)        $ 15,324
                                            =======       ====        =======       =======          =======

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                AND THE YEAR ENDED DECEMBER 31, 1996 (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     4. Reflects the incremental effects of a disposition of one property during 1996 and the disposition or partial disposition of properties during 1997, based upon the historical operations of such properties.

     See Note 7 to the historical combined financial statements of the AMB Contributed Properties included elsewhere in this Prospectus.

     5. Reflects the effects of establishing the Company's investment in the Investment Management Subsidiary which results in the elimination of (i) advisory revenues of $7,867 and $9,218, respectively, (ii) general and administrative expenses of $3,722 and $4,793, respectively, and (iii) depreciation and amortization of $60 and $80, respectively, for the nine months ended September 30, 1997 and the year ended December 31, 1996. The pro forma operations of the Investment Management Subsidiary and the Company's share of the Investment Management Subsidiary's net income based upon its 95% economic interest are as follows:

                                                                    1997        1996
                                                                   -------     -------
        Advisory revenues........................................  $ 4,219     $ 5,846
        General and administrative expenses......................   (3,722)     (4,793)
        Depreciation and amortization............................      (60)        (80)
                                                                   -------     -------
        Income before income taxes...............................      437         973
        Income taxes (at assumed effective tax rate of 40%)......     (175)       (389)
                                                                   -------     -------
        Income before minority interest..........................      262         584
        Minority interest........................................      (11)       (137)
                                                                   -------     -------
        Net income...............................................  $   251     $   447
                                                                   -------     -------
        Company's share of net income............................  $   239     $   425
                                                                   =======     =======

     Advisory revenues consist of actual fees earned by AMB during the nine months ended September 30, 1997 and the year ended December 31, 1996 from the assets that are expected to be managed by the Investment Management Subsidiary.

     General and administrative expenses consist of direct costs and indirect costs allocated to the Investment Management Subsidiary by the Company. Such indirect costs have been allocated based upon the percentage of total assets expected to be managed by the Investment Management Subsidiary.

     In addition to its share of the net income of the Investment Management Subsidiary's net income, the Company will receive an acquisition fee for acquisition services provided to the subsidiary. The pro forma fees for 1997 and 1996 amount to $563 and $750, respectively.

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                AND THE YEAR ENDED DECEMBER 31, 1996 (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     Also, reflects an adjustment to historical interest expense to derive pre-Offering as adjusted interest expense, which has been based upon the pre-Offering as adjusted debt balances as of September 30, 1997. The calculation of pre-Offering as adjusted interest expense is as follows:

                                                                    1997        1996
                                                                   -------     -------
        Secured debt facility, pre-Offering balance of $73,000
          (before premium of $2,176), assumed interest rate of
          7.53%..................................................  $ 4,123     $ 5,497
        Credit Facility, pre-Offering balance of $181,300,
          assumed interest rate of 7.14%.........................    9,708      12,945
        Mortgage loans, pro forma balance of $443,324 (before
          premium of $16,406), assumed weighted average interest
          rate of 7.8%...........................................   25,934      34,579
        Amortization of debt premium, $18,582 balance, eight year
          term...................................................   (2,193)     (2,924)
        Unused Credit Facility fees, unused balance of $18,700,
          fee of 0.20%...........................................       27          36
        Capitalized interest, average historical construction in
          process of $29,187 and $19,095 at September 30, 1997
          and December 31, 1996, respectively, overall weighted
          average interest rate of 7.98%.........................   (1,743)     (1,432)
                                                                   -------     -------
        Pre-Offering as adjusted interest expense................  $35,856     $48,701
                                                                   =======     =======

     In August 1997, CIF increased the amount available under the Credit Facility from $100,000 to $200,000. The Credit Facility bears interest at a variable rate and is subject to changes in LIBOR. A 1/8% increase or decrease in LIBOR would result in an increase or decrease in annual interest expense of approximately $228.

     6. Reflects the effects of the application of purchase accounting as a result of the Formation Transactions resulting in pro forma expense adjustments for the nine months ended September 30, 1997, and the year ended December 31, 1996 as follows: (i) an increase in depreciation expense of $4,758 and $13,404, respectively (including the effect of depreciation in the amount of $107 and $143, respectively, on furniture, fixtures and equipment), (ii) the reclassification of certain property-related expenses from general and administrative expense to property operating expense (due to the internalization of management) of approximately $4,330 and $5,543, respectively, and (iii) a decrease in general, administrative and other expenses of $1,283 and $120, respectively. Such changes are the result of the estimated changes in costs due to operating as a public entity including investor relations, accounting and legal fees and other costs related to the internalization of management. Estimated depreciation and amortization has been based upon asset lives of 5 to 40 years.

     The Consolidation adjustments also reflect the effects of certain eliminating entries as a result of the consolidation of the historical results of the AMB Contributed Properties and AMB for the nine months ended September 30, 1997 and the year ended December 31, 1996, including: (i) the elimination of $15,301 and $14,357, respectively, in intercompany advisory revenues charged to the owners of the AMB Contributed Properties by AMB, (ii) the elimination of the corresponding advisory fee expense recorded by the owners of the AMB Contributed Properties of $12,568 (excluding approximately $2,733 in real estate acquisition fees paid to AMB which have been accounted for as acquisition costs by the owners of the AMB Contributed Properties and accordingly capitalized into Investments in Real Estate) and $9,508 (excluding approximately $4,849 in real estate acquisition fees), respectively.

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                AND THE YEAR ENDED DECEMBER 31, 1996 (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     Also reflects the effect of the Consolidation on minority interests. The following table sets forth the calculation of pre-offering as adjusted minority interest in the Operating Partnership and the Company:

                                                                          1997      1996
                                                                         -------   -------
    Income from operations before minority interests...................  $63,710   $75,846
    Minority interests in consolidated joint ventures..................     (955)     (959)
                                                                         -------   -------
    Income from operations of the Operating Partnership................   62,755    74,887
    Minority interests ownership percentage............................      3.3%      3.3%
                                                                         -------   -------
              Minority interests in the Operating Partnership..........  $ 2,070   $ 2,471
                                                                         =======   =======
    Minority interests in consolidated joint ventures..................      955       959
                                                                         -------   -------
              Total minority interests in the Company..................  $ 3,025   $ 3,430
                                                                         =======   =======

     Also, reflects an adjustment to record rental revenues on a straight line basis for the Properties from January 1, 1996, the assumed date of acquisition by AMB. The pro forma straight-line rent adjustments for the nine months ended September 30, 1997 and the year ended December 31, 1996 are calculated as the difference between (i) pro forma straight-line rental revenues of $2,813 and $5,692, respectively and (ii) historical straight-line rental revenues of $2,448 and $2,434, respectively.

     The pro forma straight-line rents for the Properties have been based upon an assumed completion date of the Formation Transactions (the acquisition date of the Properties by AMB for pro forma accounting purposes) of January 1, 1996. The Company expects to complete the Formation Transactions and the Offering during November 1997. Based upon leases in place as of August 31, 1997, the Company expects that straight-line rents for the 12 months following the completion of the Formation Transactions and the Offering will be approximately $6,550.

     The pre-Offering as adjusted operations do not reflect any increases in real estate taxes that may result from potential tax reassessments that could occur as the result of the Formation Transactions. Based on the Company's analysis of potential tax increases, and its ability to pass through such increases to its tenants in the form of tax reimbursements, the Company believes that the impact on pro forma revenues and expenses is not material.

     7. Reflects the effect of the Pending Acquisition Properties on the Company based upon the historical operations of the Pending Acquisition Properties. Also reflects estimated depreciation and amortization based upon asset lives of 5 to 40 years. See the combined statements of revenues and certain expenses of the Pending Acquisition Properties included elsewhere in this Prospectus.

     Also, reflects an adjustment to record rental revenues on a straight-line basis from January 1, 1996, the assumed date of acquisition by the Company. The pro forma straight-line rent adjustments for the nine months ended September 30, 1997 and the year ended December 31, 1996 are calculated as the difference between (i) pro forma straight-line rental revenues of $153 and $357, respectively, and (ii) historical straight-line rental revenues of $2 and $227, respectively.

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                AND THE YEAR ENDED DECEMBER 31, 1996 (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     8. Reflects an adjustment to pre-Offering as adjusted interest expense to derive pro forma interest expense, which has been based upon the pro forma debt balances as of September 30, 1997. The calculation of pro forma interest expense is as follows:

                                                                    1997        1996
                                                                   -------     -------
        Secured debt facility, pro forma balance of $73,000
          (before premium of $2,176), assumed interest rate of
          7.53%..................................................  $ 4,123     $ 5,497
        Credit Facility, pro forma balance of $216,700, assumed
          interest rate of 6.74%.................................   10,955      14,605
        Mortgage loans, pro forma balance of $443,324 (before
          premium of $16,406), assumed weighted average interest
          rate of 7.8%...........................................   25,934      34,579
        Deferred financing fee amortization, $800 balance, three
          year term..............................................      200         267
        Amortization of debt premium, $18,582 balance, eight year
          term...................................................   (2,193)     (2,924)
        Unused Credit Facility fees, unused pro forma balance of
          $183,300, fee of 0.20%.................................      275         367
        Capitalized interest, average historical construction in
          process of $29,187 and $19,095 at September 30, 1997
          and December 31, 1996, respectively, overall weighted
          average interest rate of 7.98%.........................   (1,744)     (1,522)
                                                                   -------     -------
        Pro forma interest expense...............................  $37,550     $50,869
                                                                   =======     =======

     The net change in interest expense is the result of (i) pro forma borrowings on the Credit Facility of approximately $216,700 to fund the Pending Acquisition and (ii) the repayment of borrowings on the Credit Facility of approximately $181,300 with the net proceeds from the Offering and cash on hand.

     Shortly following the Offering, the Company expects to increase the amount available under the Credit Facility from $200,000 to $500,000. The Credit Facility bears variable interest at LIBOR plus 110 basis points (which may be lowered depending upon the credit rating of the Company), requires interest only payments and has a three-year term. A 1/8% increase or decrease in LIBOR would result in an increase or decrease in annual interest expense of approximately $271.

     Also reflects the effect of the Offering on minority interests. The following table sets forth the calculation of pre-offering pro forma minority interest in the Operating Partnership and the Company:

                                                                            1997        1996
                                                                           -------     -------
Income from operations before minority interests.......................    $71,769     $86,599
Minority interests in consolidated joint ventures......................       (955)       (959)
                                                                           -------     -------
Income from operations of the Operating Partnership....................     70,814      85,640
Minority interests ownership percentage................................        2.8%        2.8%
                                                                           -------     -------
Minority interest in the Operating Partnership.........................    $ 2,004     $ 2,424
                                                                           =======     =======
Minority interests in consolidated joint ventures......................        955         959
                                                                           -------     -------
          Total minority interests in the Company......................    $ 2,959     $ 3,383
                                                                           =======     =======

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                AND THE YEAR ENDED DECEMBER 31, 1996 (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     9. The pro forma taxable income of the Company for the 12 months ended September 30, 1997 is approximately $88,510 which is based upon pro forma income from operations before minority interest of the Operating Partnership of approximately $90,332 plus book depreciation and amortization of approximately $46,905 less other book/tax differences of approximately $7,530 and less tax depreciation and amortization of approximately $41,197.

     10. Represents both primary and fully diluted earnings per share. The impact of options to purchase shares of Common Stock and the conversion of Units in the Operating Partnership into shares of Common Stock are not dilutive and as such are excluded from the calculation of primary and fully diluted earnings per share.

     The impact on pro forma per share amounts resulting from the adoption of Statement of Financial Accounting Standards No. 128 -- "Earnings Per Share" is not expected to be material.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
AMB Contributed Properties:

     We have audited the accompanying combined balance sheets of the AMB Contributed Properties as of December 31, 1995 and 1996, and the related combined statements of operations, owners' equity and cash flows for the years ended December 31, 1994, 1995 and 1996. These combined financial statements and the schedule referred to below are the responsibility of the management of the AMB Contributed Properties. Our responsibility is to express an opinion on these combined financial statements and the schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, the evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the AMB Contributed Properties as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the years ended December 31, 1994, 1995 and 1996, in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule is presented for purposes of complying with the Securities and Exchange Commission rules and is not a part of the basic financial statements. The schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements as a whole.

                                          ARTHUR ANDERSEN LLP

San Francisco, California,
October 17, 1997

                           AMB CONTRIBUTED PROPERTIES

                            COMBINED BALANCE SHEETS
                        AS OF DECEMBER 31, 1995 AND 1996
                       AND SEPTEMBER 30, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                               SEPTEMBER 30, 1997
                                                                            -------------------------
                                                     DECEMBER 31,                             AS
                                                -----------------------                    ADJUSTED
                                                   1995         1996        HISTORICAL     (NOTE 10)
                                                ----------   ----------     -----------   -----------
                                                                            (UNAUDITED)   (UNAUDITED)
ASSETS
Investments in real estate:
  Land and land improvements..................  $  252,627   $  431,869     $   502,385   $   502,385
  Buildings and improvements..................     754,623    1,157,464       1,367,162     1,367,162
  Construction in progress....................      11,431       26,758          31,615        31,615
                                                ----------   ----------      ----------    ----------
     Total investments in real estate.........   1,018,681    1,616,091       1,901,162     1,901,162
  Less -- accumulated depreciation............     (33,726)     (61,704)        (87,836)      (87,836)
                                                ----------   ----------      ----------    ----------
  Net investments in real estate..............     984,955    1,554,387       1,813,326     1,813,326
                                                ----------   ----------      ----------    ----------
Cash and cash equivalents.....................     110,474       33,120          46,055        12,173
Accounts receivable, net of reserves of $403,
  $877, and $845, respectively................       9,646       13,842          17,112        17,112
Deferred rent receivable......................       3,465        5,899           8,347         8,347
Deferred financing and leasing costs, net.....       6,281       13,840          15,130        15,130
Prepaid expenses and other assets.............       2,360        1,471           4,905         4,905
                                                ----------   ----------      ----------    ----------
          Total assets........................  $1,117,181   $1,622,559     $ 1,904,875   $ 1,870,993
                                                ==========   ==========      ==========    ==========

LIABILITIES AND OWNERS' EQUITY
Debt:
  Mortgage loans..............................  $  254,067   $  403,321     $   443,324   $   443,324
  Secured debt facility.......................          --       73,000          73,000        73,000
  Secured line of credit......................          --       46,313          43,613        43,613
  Unsecured line of credit....................          --       25,500         181,300       181,300
                                                ----------   ----------      ----------    ----------
          Total debt..........................     254,067      548,134         741,237       741,237
                                                ----------   ----------      ----------    ----------
Accounts payable and other liabilities........      11,395       14,298          19,662        19,662
Accounts payable to affiliates................         529        2,713           3,117         3,117
Accrued real estate taxes.....................       7,240        8,465          16,278        16,278
Security deposits payable.....................       2,141        6,714           8,202         8,202
Unearned rental income........................         896        1,703           2,354         2,354
                                                ----------   ----------      ----------    ----------
          Total liabilities                        276,268      582,027         790,850       790,850
                                                ----------   ----------      ----------    ----------
Commitments and contingencies
Minority interests............................       3,714       12,931          16,224        16,224
                                                ----------   ----------      ----------    ----------
Owners' equity................................     838,007    1,028,377       1,098,526     1,064,644
Note receivable from owner....................        (808)        (776)           (725)         (725)
                                                ----------   ----------      ----------    ----------
          Total owners' equity................     837,199    1,027,601       1,097,801     1,063,919
                                                ----------   ----------      ----------    ----------
          Total liabilities and owners'
            equity............................  $1,117,181   $1,622,559     $ 1,904,875   $ 1,870,993
                                                ==========   ==========      ==========    ==========

    The accompanying notes are an integral part of these combined financial statements.

                           AMB CONTRIBUTED PROPERTIES

                       COMBINED STATEMENTS OF OPERATIONS
           FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996, AND
 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                               NINE MONTHS ENDED
                                                             YEARS ENDED DECEMBER 31,            SEPTEMBER 30,
                                                           -----------------------------     ----------------------
                                                            1994       1995       1996          1996         1997
                                                           -------   --------   --------     -----------   --------
                                                                                             (UNAUDITED)   (UNAUDITED)
REVENUES
  Rental income..........................................  $50,893   $106,180   $166,415      $ 120,146    $168,267
  Interest and other income..............................      789      2,069      1,538          1,066       1,017
                                                           -------    -------    -------        -------     -------
          Total revenues.................................   51,682    108,249    167,953        121,212     169,284
                                                           -------    -------    -------        -------     -------
OPERATING EXPENSES
  Rental expenses........................................    7,216     15,210     22,646         16,013      22,355
  Real estate taxes......................................    6,361     15,431     23,167         17,460      24,043
  Interest expense, including amortization of financing
     costs...............................................   12,023     20,533     26,867         18,927      35,517
  Depreciation and amortization..........................    8,812     17,524     28,591         20,549      26,686
  Asset management fees to affiliate.....................    3,167      6,250      9,508          6,593      12,568
  General, administrative and other expenses.............      350        782        838            586         674
                                                           -------    -------    -------        -------     -------
          Total operating expenses.......................   37,929     75,730    111,617         80,128     121,843
                                                           -------    -------    -------        -------     -------
     Income from operations before disposal of real
       estate properties and minority interests..........   13,753     32,519     56,336         41,084      47,441
  Gain (loss) on disposition of properties...............       --         --     (1,471)            43          56
                                                           -------    -------    -------        -------     -------
     Income from operations before minority interests....   13,753     32,519     54,865         41,127      47,497
  Minority interests' share of (income) loss.............     (559)        12       (465)          (678)       (662)
                                                           -------    -------    -------        -------     -------
          Net income.....................................  $13,194   $ 32,531   $ 54,400      $  40,449    $ 46,835
                                                           =======    =======    =======        =======     =======

    The accompanying notes are an integral part of these combined financial statements.

                           AMB CONTRIBUTED PROPERTIES

                     COMBINED STATEMENTS OF OWNERS' EQUITY
           FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996, AND
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                        OWNERS'       NOTE RECEIVABLE
                                                         EQUITY         FROM OWNER          TOTAL
                                                       ----------     ---------------     ----------
Balance at December 31, 1993.........................  $  208,810          $(767)         $  208,043
  Contributions......................................     312,241             --             312,241
  Distributions......................................     (43,367)            --             (43,367)
  Net income.........................................      13,194             --              13,194
                                                       ----------          -----          ----------
Balance at December 31, 1994.........................     490,878           (767)            490,111
  Contributions......................................     392,662             --             392,662
  Distributions......................................     (78,064)            --             (78,064)
  Increase in note receivable from owner.............          --            (41)                (41)
  Net income.........................................      32,531             --              32,531
                                                       ----------          -----          ----------
Balance at December 31, 1995.........................     838,007           (808)            837,199
  Contributions......................................     253,322             --             253,322
  Distributions......................................    (117,352)            --            (117,352)
  Principal reduction on note receivable from
     owner...........................................          --             32                  32
  Net income.........................................      54,400             --              54,400
                                                       ----------          -----          ----------
Balance at December 31, 1996.........................   1,028,377           (776)          1,027,601
  Contributions......................................     112,912             --             112,912
  Distributions......................................     (89,598)            --             (89,598)
  Principal reduction on note receivable from
     owner...........................................          --             51                  51
  Net income.........................................      46,835             --              46,835
                                                       ----------          -----          ----------
Balance at September 30, 1997........................  $1,098,526          $(725)         $1,097,801
                                                       ==========          =====          ==========

    The accompanying notes are an integral part of these combined financial statements.

                           AMB CONTRIBUTED PROPERTIES

                       COMBINED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996,
          AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)
                              AND 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                        NINE MONTHS
                                                YEARS ENDED DECEMBER 31,            ENDED SEPTEMBER 30,
                                           -----------------------------------    ------------------------
                                             1994         1995         1996          1996          1997
                                           ---------    ---------    ---------    -----------    ---------
                                                                                  (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................   $  13,194    $  32,531    $  54,400     $   40,449    $  46,835
  Adjustments to reconcile net income to
    net cash provided by operating
    activities
  Depreciation and amortization.........       8,812       17,524       28,591         20,549       26,686
  Amortization of deferred financing
    costs...............................         138          217          479            360          890
  Straight-line rents...................      (1,404)      (2,061)      (2,434)        (1,826)      (2,448)
  Minority interests' share of net
    income (loss).......................         559          (12)         465            678          662
  (Gain) loss on disposition of
    properties..........................          --           --        1,471            (43)         (56)
  Increase in accounts receivable and
    other assets........................        (776)      (5,603)      (3,307)        (1,116)      (6,704)
  Increase (decrease) in payable to
    affiliates..........................       1,001         (472)       2,184         (1,413)         404
  Increase in accounts payable and other
    liabilities.........................       3,364        6,679        7,844          4,458        7,503
  Increase in accrued real estate
    taxes...............................       3,634        3,605        1,225          3,947        7,813
                                           ---------    ---------    ---------      ---------     --------
    Net cash provided by operating
       activities.......................      28,522       52,408       90,918         66,043       81,585
                                           ---------    ---------    ---------      ---------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to properties...............    (345,042)    (352,984)    (566,278)      (220,685)    (280,263)
  Additions to leasing costs............      (1,898)      (2,741)      (6,002)        (3,732)      (3,603)
                                           ---------    ---------    ---------      ---------     --------
    Net cash used for investing
       activities.......................    (346,940)    (355,725)    (572,280)      (224,417)    (283,866)
                                           ---------    ---------    ---------      ---------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on debt....................     125,527       59,852      331,023        121,342      262,254
  Payments on debt......................     (20,534)      (7,744)     (36,956)       (29,054)     (69,151)
  Additions to financing fees...........        (836)        (816)      (3,248)        (3,077)        (244)
  Capital distributions.................     (43,367)     (78,064)    (117,352)       (85,437)     (89,598)
  Capital contributions.................     312,241      384,596      231,491             --      112,912
  Contributions by minority interests...         150          457          556         78,824           --
  Distributions to minority interests...        (368)      (2,994)      (1,538)        (1,463)      (1,008)
  Decrease (increase) in note receivable
    from owner..........................        (767)         (41)          32             83           51
                                           ---------    ---------    ---------      ---------     --------
    Net cash provided by financing
       activities.......................     372,046      355,246      404,008         81,218      215,216
                                           ---------    ---------    ---------      ---------     --------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................      53,628       51,929      (77,354)       (77,156)      12,935
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD.............................       4,917       58,545      110,474        110,474       33,120
                                           ---------    ---------    ---------      ---------     --------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD................................   $  58,545    $ 110,474    $  33,120     $   33,318    $  46,055
                                           =========    =========    =========      =========     ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
    Cash paid for interest..............   $  11,285    $  19,699    $  25,949     $   20,174    $  34,115
                                           =========    =========    =========      =========     ========
    Non cash contributions of real
       estate investments by owners and
       minority interests-
    Assets contributed..................   $      --    $  13,995    $  32,004     $   21,831    $   3,836
    Less liabilities assumed............          --           --         (439)          (439)          --
                                           ---------    ---------    ---------      ---------     --------
         Net assets contributed.........   $      --    $  13,995    $  31,565     $   21,392    $   3,836
                                           =========    =========    =========      =========     ========

    The accompanying notes are an integral part of these combined financial statements.

                           AMB CONTRIBUTED PROPERTIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION

     The accompanying combined financial statements represent a combination of the assets, liabilities and operations of 96 properties (the "Properties") located throughout the United States, which are owned by certain real estate investment funds, trusts and partnerships. Collectively, the combination of the operations of the investments in the Properties is referred to as the "AMB Contributed Properties." During the periods presented, the AMB Contributed Properties were all managed by AMB Institutional Realty Advisors, Inc. ("AMB"), the investment manager, under separate investment management agreements (the "Agreements"). The AMB Contributed Properties is not a legal entity. A summary of the various entities that own the Properties, the number of properties and square footage as of September 30, 1997 is as follows:

                                                               NUMBER OF
                           PROPERTY OWNER                      PROPERTIES  SQUARE FOOTAGE
        -----------------------------------------------------  ---------   --------------
        AMB Current Income Fund, Inc.(1).....................      34        14,866,408
        AMB Value Added Fund, Inc............................       5         1,740,103
        AMB Western Properties Fund-I........................       8         1,118,907
        Ameritech Corporation................................      11         4,398,878
        City and County of San Francisco Employees'
          Retirement System..................................      12         3,933,608
        First Allmerica Financial Life Insurance Company.....       1           484,370
        Milwaukee Employes' Retirement System(1).............       1           285,480
        Southern Company Services Inc........................      20         8,427,537
        SPP Investment Management............................       1           699,512
        Various Family Trusts................................       3           510,298
                                                                   --        ----------
          Total..............................................      96        36,465,101
                                                                   ==        ==========

---------------

(1) AMB Current Income Fund, Inc. and Milwaukee Employes' Retirement System own respective interests in a limited liability company of 66.7% and 33.3%. The principal asset of the limited liability company is a 2,512,465 square foot property. The property is included in AMB Current Income Fund, Inc.'s number of properties and square footage above.

     In August 1997, the owners of the AMB Contributed Properties and AMB approved a business combination plan whereby the owners of the Properties will exchange their ownership interests for shares in AMB Property Corporation, units in a subsidiary partnership, AMB Property L.P. (the "Operating Partnership") or, in certain limited circumstances, cash. The allocation of ownership interests among the owners of the AMB Contributed Properties and AMB will be based on the agreed-upon relative value of net assets contributed. The initial allocation among these entities may change pending the resolution of certain future performance criteria of AMB Property Corporation. The planned combination is contingent upon a successful initial public offering of AMB Property Corporation's common stock. It is anticipated that AMB Property Corporation will seek to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

     It is contemplated that AMB Property Corporation will simultaneously raise equity through an initial public offering of its common stock with anticipated gross proceeds approximating $252,000. The net proceeds from the anticipated offering will be used to purchase interests in the Properties of certain owners of the Properties who have elected not to receive shares or units in AMB Property Corporation or the Operating Partnership, to repay certain indebtedness and for working capital. AMB Property Corporation will transfer its ownership interest in the Properties to the Operating Partnership in exchange for a general partnership interest therein.

                           AMB CONTRIBUTED PROPERTIES

     The investment management activities previously carried out by AMB for substantially all of its clients are expected to be transferred to a subsidiary of AMB Property Corporation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Generally Accepted Accounting Principles

     The financial statements have been prepared in accordance with generally accepted accounting principles using the accrual method of accounting.

  Combination

     The combined financial statements include the financial position, results of operations and cash flows of the AMB Contributed Properties and subsidiaries. All significant intercompany balances and transactions have been eliminated in the combined financial statements. The combined financial statements include all costs related to the ownership of the Properties.

     The combined balance sheet as of September 30, 1997 and statements of operations for the nine months ended September 30, 1996 and 1997 are unaudited; however, in management's opinion, all adjustments of a normal recurring nature necessary for a fair presentation of the combined financial statements for such periods have been reflected.

  Investments in Real Estate

     Investments in real estate are stated at the lower of depreciated cost or net realizable value. Net realizable value for financial reporting purposes is evaluated and identified periodically on a property-by-property basis using undiscounted cash flow. If a potential impairment is identified, it is measured by the property's fair value less estimated carrying costs (including interest) throughout the anticipated holding period, plus the estimated cash proceeds from the ultimate disposition of the property. To the extent that the carrying value exceeds the net realizable value, a provision for decrease in net realizable value is recorded. Net realizable value is not necessarily an indication of a property's current value or the amount that will be realized upon the ultimate disposition of the property. As of December 31, 1995 and 1996 and, September 30, 1997 there were no permanent impairments of the carrying values of the Properties.

     Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the investments. The estimated lives are as follows:

            Land improvements.........................  5 to 40 years
            Buildings and improvements................  5 to 40 years
            Tenant improvements.......................  Term of the related lease

     The cost of buildings and improvements includes the purchase price of the property or interests in property, legal fees and acquisition costs and interest, property taxes and other costs incurred during the period of construction.

     Expenditures for maintenance and repairs are charged to operations as incurred. Significant renovations or betterments which extend the economic useful life of assets are capitalized.

  Construction in Progress

     Project costs directly associated with the development and construction of a real estate project are capitalized as construction in progress. In addition, interest, real estate taxes and other costs are capitalized during the period in which activities necessary to prepare the property for its intended use are in progress.

                           AMB CONTRIBUTED PROPERTIES

  Cash and Cash Equivalents

     Cash and cash equivalents include cash held in financial institutions and other highly liquid short-term investments with original maturities of three months or less. Cash and cash equivalents as of December 31, 1995 and 1996 and September 30, 1997 (unaudited) include restricted cash of $77,593, $11,042, and $1,740, respectively, which represent amounts held in escrow in connection with property purchases and capital improvements.

  Deferred Financing and Leasing Costs

     Costs incurred in connection with financing or leasing are capitalized and amortized to interest expense and depreciation and amortization, respectively, on a straight-line basis (which approximates the effective interest method in the case of financing costs) over the term of the related loan or lease for periods generally ranging from six months to 10 years. Unamortized costs are charged to expense upon the early repayment of the related debt or upon the early termination of the lease. Accumulated amortization as of December 31, 1995 and 1996 and, September 30, 1997 (unaudited) was $1,239, $2,930 and $5,487 respectively.

  Fair Value of Financial Instruments

     Based on the borrowing rates currently available to the Properties, the fair value of its debt at September 30, 1997 (unaudited) (with a carrying amount of $741,237) was approximately $760,000. Such valuation is based on the current rates offered to the AMB Contributed Properties for debt of the same remaining maturities. The carrying amount of cash and cash equivalents approximates fair value.

  Minority Interests

     Minority interests in the AMB Contributed Properties represent interests held by certain entities in nine real estate limited partnerships and limited liability companies that are consolidated for financial reporting purposes. Such investments are consolidated because 1) the Company owns a controlling general partner's interest or holds a majority member interest, or 2) the Company as limited partner holds significant control over the entity through a 50% or greater ownership interest combined with the ability to control major operating decisions such as approval of budgets, selection of property managers and change in financing. Further, in all cases, the Company has the ability to preclude a sale or refinancing proposed by any other partner.

  Revenues

     All leases are classified as operating leases. Rental income is recognized on a straight-line basis over the term of the leases. Deferred rent receivable represents the excess of rental revenue recognized on a straight-line basis over cash received under the applicable lease provisions.

  Interest and Other Income

     Interest and other income primarily represents interest income on cash and cash equivalents.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           AMB CONTRIBUTED PROPERTIES

  New Accounting Pronouncements

     In February of 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share," effective for financial statements issued after December 15, 1997. SFAS 128 requires public business enterprises to disclose basic earnings per share if the entity has a simple capital structure with no potential common shares from convertible securities, options or warrants. If the entity does have potential common shares, it is considered to have a complex capital structure and must disclose basic and diluted earnings per share. This statement is not applicable to the AMB Contributed Properties, as they are not public business enterprises.

     In February of 1997, the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure," effective for periods ending after December 15, 1997. This statement establishes standards for disclosing information about an entity's capital structure. This statement has no effect on the financial statements of the AMB Contributed Properties, as they are not a legal entity.

     In June of 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement, effective for fiscal years beginning after December 15, 1997, would require the entity to report components of comprehensive income in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is defined by Concepts Statement No. 6, "Elements of Financial Statements" as the change in the equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. This statement has no impact on the AMB Contributed Properties as their net and comprehensive income are equal.

     In June of 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement, effective for financial statements for periods beginning after December 15, 1997, requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Generally, information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. This statement is not applicable to the AMB Contributed Properties, as they are not public business enterprises.

3. NOTE RECEIVABLE FROM OWNER

     An affiliate of AMB holds a 1% general partnership interest in AMB Western Properties Fund-I. The general partner's capital contribution was made through a note payable to AMB Western Properties Fund-I. The note accrues interest at 9.29%, payable from the general partner's quarterly cash distributions. At December 31, 1995 and 1996, and September 30, 1997 (unaudited), outstanding principal and interest on the notes totaled $808, $776 and $725, respectively.

4. TRANSACTIONS WITH INVESTMENT MANAGER

     The owners of the AMB Contributed Properties are obligated to pay AMB acquisition fees and asset management fees, as defined in the Agreements. For the years ended December 31, 1994, 1995 and 1996, and the nine months ended September 30, 1996 (unaudited) and 1997 (unaudited), the AMB Contributed Properties incurred $3,167, $6,250, $9,508, $6,593 and $9,557, respectively, related to asset management fees for the Properties. In addition, acquisition fees paid to AMB of $3,521, $3,884, $4,849, $2,053 and $2,894 were capitalized to investments in real estate in the accompanying combined balance sheets for the years ended December 31, 1994, 1995 and 1996, and for the nine months ended September 30, 1996 (unaudited) and 1997 (unaudited), respectively. At December 31, 1995 and 1996 and September 30, 1997 (unaudited), total acquisition and asset management fees payable to AMB were $529, $2,713 and $3,024, respectively.

     Certain owners of the AMB Contributed Properties are also obligated to pay incentive management fees to AMB during ownership and upon disposition of the Properties to the extent that operations of the Properties and their fair values meet certain criteria. In connection with the approval of the proposed business

                           AMB CONTRIBUTED PROPERTIES
combination (whereby AMB will acquire the real estate assets) the owners of the AMB Contributed Properties agreed to terminate their respective existing incentive management fee agreements with AMB. One of the owners of the AMB Contributed Properties agreed to and paid a final incentive management fee of $3,011.

5. DEBT

     As of December 31, 1996 and 1995 and September 30, 1997 (unaudited), debt consisted of the following:

                                                   DECEMBER 31,
                                               ---------------------
                                                 1995         1996       SEPTEMBER 30, 1997
                                               --------     --------     ------------------
                                                                            (UNAUDITED)
        Mortgage loans, varying interest
          rates from 7.0% to 10.4%, due
          November 1998 to December 2008.....  $254,067     $403,321          $443,324
        Secured debt facility, fixed interest
          at 7.53%, Due December 2008........        --       73,000            73,000
        Secured line of credit, variable
          interest at LIBOR plus 0.5% (6.2%
          at September 30, 1997), due October
          1998...............................        --       46,313            43,613
        Unsecured line of credit, variable
          interest at LIBOR plus 1.5% (7.2%
          at September 30, 1997), due August
          1999...............................        --       25,500           181,300
                                               --------     --------          --------
                  Total debt.................  $254,067     $548,134          $741,237
                                               ========     ========          ========

     The unsecured line of credit has total availability of $200,000. The unsecured line includes a one year option to extend and a fee on average unused funds of 0.25%.

     The secured debt facility and secured line of credit in aggregate have total availability of $116,613 as of September 30, 1997.

     Mortgage loans generally require monthly principal and interest payments. The mortgage loans are secured by deeds of trust on 40 Properties. The net book value of real estate investments pledged as collateral under deeds of trust for mortgage loans and the secured debt facility at December 31, 1995 and 1996 and September 30, 1997 (unaudited) is $475,783, $934,233 and $935,074, respectively.
In addition, Properties with a net book value of $129,192, $147,452 and $146,853 as of December 31, 1995 and 1996 and September 30, 1997 (unaudited), respectively, are part of a collateral pool for cross-collateralized mortgage debt of one of the Property owners. As such mortgage is deemed to be debt of the real estate investment fund rather than of the Properties and as such Properties will be contributed to AMB Property Corporation free of debt, the debt is not reflected in the accompanying combined financial statements.

     Also, included in mortgage loans is a construction loan with a balance of $1,928 as of September 30, 1997 (unaudited). Such loan matures in 2000, has total availability of $8,000 and bears interest at LIBOR plus 2.75% or prime plus 5% at the borrower's option.

     The secured line is collateralized by capital subscriptions receivable of $149,436 at September 30, 1997 (unaudited) from the owners of AMB Value Added Fund, Inc. which have been netted against owners' equity in the accompanying combined financial statements.

     The weighted-average fixed interest rate on debt at September 30, 1997 (unaudited), was 7.87%. Interest capitalized related to construction projects for the years ended December 31, 1994, 1995, and 1996 and for the nine months ended September 30, 1996 (unaudited) and 1997 (unaudited) was $132, $105, $1,134, $537 and $896, respectively.

                           AMB CONTRIBUTED PROPERTIES

     The scheduled maturities of all debt outstanding as of September 30, 1997 are as follows:

            1997 (three months).......................................  $  1,536
            1998......................................................    63,002
            1999......................................................   190,966
            2000......................................................     9,285
            2001......................................................    35,654
            Thereafter................................................   440,794
                                                                        --------
                                                                        $741,237
                                                                        ========

6. LEASING ACTIVITY

     Future minimum rentals due under noncancelable operating leases with tenants in effect at September 30, 1997 (unaudited) are as follows:

            1997 (three months)......................................  $   43,059
            1998.....................................................     178,488
            1999.....................................................     158,878
            2000.....................................................     138,977
            2001.....................................................     117,644
            Thereafter...............................................     509,810
                                                                       ----------
                                                                       $1,146,856
                                                                       ==========

     In addition to minimum rental payments, certain tenants pay reimbursements for their pro rata share of specified operating expenses, which reimbursements amounted to $9,077, $21,008, $33,805, $26,176 and $34,286 for the years ended
December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1996 (unaudited) and 1997 (unaudited), respectively. These amounts are included as rental income and operating expenses in the accompanying combined statements of operations. Certain of the leases also provide for the payment of additional rent based on a percentage of the tenant's revenues. Some leases contain options to renew. No individual tenant accounts for greater that 10% of rental revenues.

7. PROPERTY DISPOSITIONS

     During the year ended December 31, 1996 and the nine months ended September 30, 1997 (unaudited), the AMB Contributed Properties disposed of certain Properties. The accompanying combined financial statements include the operations of such Properties for periods prior to their disposition. The following table sets forth the revenues and expenses of the disposed Properties included in the accompanying combined financial statements for the years ended December 31, 1994, 1995, and 1996 and for the nine months ended September 30, 1996 (unaudited) and 1997 (unaudited).

                                                                           NINE MONTHS
                                                                         ENDED SEPTEMBER
                                        YEARS ENDED DECEMBER 31,               30,
                                     ------------------------------     ------------------
                                      1994       1995        1996        1996        1997
                                     ------     -------     -------     -------     ------
        Revenues...................  $1,248     $ 2,170     $ 2,624     $ 1,909     $1,165
        Expenses...................    (489)     (1,005)     (1,475)     (1,075)      (582)
                                      -----      ------       -----       -----        ---
                  Net Income.......  $  759     $ 1,165     $ 1,149     $   834     $  583
                                      =====      ======       =====       =====        ===

                           AMB CONTRIBUTED PROPERTIES

8. INCOME TAXES

     The Properties are owned by entities that are generally not subject to federal income taxes, including tax-exempt master trusts, real estate investment trusts and partnerships. Accordingly, no provision for income taxes has been made in the accompanying combined financial statements.

9. COMMITMENTS AND CONTINGENCIES

  Deferred Offering Costs

     In connection with the anticipated business combination and public offering, the AMB Contributed Properties have incurred offering costs of $2,162 which is included in prepaid expenses and other assets, representing legal, accounting and other costs. In the event the offering is unsuccessful, these costs will be expensed.

  Environmental Matters

     The owners of the AMB Contributed Properties follow the policy of monitoring its properties for the presence of hazardous or toxic substances. The owners of the AMB Contributed Properties are not aware of any environmental liability with respect to the Properties that would have a material adverse effect on the AMB Contributed Properties' business, assets or results of operations; however, there can be no assurance that a material environmental liability does not exist. The existence of any such material environmental liability would have an adverse effect on the AMB Contributed Properties' results of operations and cash flow.

  General Uninsured Losses

     The AMB Contributed Properties generally carry comprehensive liability, fire, flood, extended coverage and rental loss insurance with policy specifications, limits and deductibles customarily carried for similar properties. There are, however, certain types of extraordinary losses that may be either uninsurable, or not economically insurable. Should an uninsured loss occur, the AMB Contributed Properties could lose its investment in, and anticipated profits and cash flows from, a property.

     Certain of the AMB Contributed Properties are located in areas that are subject to earthquake activity; the AMB Contributed Properties has therefore obtained limited earthquake insurance.

10. AS ADJUSTED BALANCE SHEET (UNAUDITED)

     The as adjusted balance sheet reflects an estimated cash distribution of approximately $33,882 to the Owners of the AMB Contributed Properties. Such distribution is expected to occur in connection with the formation of AMB Property Corporation and will not be paid from the net proceeds of the anticipated public offering. The estimated distribution has been determined based upon the combined net working capital position of the Properties as of September 30, 1997 and is subject to change. Such amount may not be indicative of the amount ultimately distributed.

                           AMB CONTRIBUTED PROPERTIES

                                  SCHEDULE III
          HISTORICAL COMBINED REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                                             GROSS AMOUNT CARRIED AT
                                                                                                 COSTS            END OF PERIOD
                                                                                              CAPITALIZED    -----------------------
                                                                INITIAL COSTS                SUBSEQUENT TO
         PROPERTY           LOCATION   TYPE   ENCUMBRANCES(1)       LAND         BUILDING     ACQUISITION      LAND     IMPROVEMENTS
--------------------------  --------   ----   ---------------   -------------   ----------   -------------   --------   ------------
Alvarado Business
  Center..................   CA        IND       $      --        $   6,385     $   19,156      $   308      $  6,385    $   19,464
Ardenwood Corporate
  Park....................   CA        IND          10,000            4,980         14,939          172         4,980        15,111
Corporate Square..........   MN        IND              --            3,566         10,699          479         3,566        11,178
Crossroads Industrial.....   IL        IND              --            2,348          7,045          121         2,348         7,166
Fairway Drive
  Industrial..............   CA        IND              --            2,567          4,179        3,291         2,567         7,470
Harvest Business Park.....   WA        IND           3,661            2,133          6,399           64         2,133         6,463
Itasca Industrial
  Portfolio...............   IL        IND              --            5,352         16,055          775         5,352        16,830
Melrose Park..............   IL        IND              --            2,435          7,306           --         2,435         7,306
Norcross/Brookhollow
  Portfolio...............   GA        IND              --            3,146          9,439          395         3,146         9,834
Penn James Office
  Warehouse...............   MN        IND              --            1,635          4,905          517         1,635         5,422
Twin Cities...............   MN        IND              --            4,094         12,281          984         4,094        13,265
Mendota Heights(2)........   MN        IND             668            1,146             --        2,031         1,146         2,031
Linder Skokie.............   IL        IND              --            3,626          6,419           --         3,626         6,419
Activity Distribution
  Center..................   CA        IND           5,360            3,050          9,150           85         3,050         9,235
Amwiler-Gwinnett
  Industrial Portfolio....   GA        IND          14,341            6,442         19,325          389         6,442        19,714
Civic Center Plaza........   IL        RET          13,668            5,965         17,896          628         5,965        18,524
The Plaza at Delray.......   FL        RET          23,000            2,696          8,088       18,083         2,696        26,171
Hewlett Packard
  Distribution............   CA        IND           3,412            1,629          4,886           --         1,629         4,886
Kendall Mall..............   FL        RET          24,780            6,022         18,067        3,144         6,022        21,211
Lakeshore Plaza Shopping
  Center..................   CA        RET          13,970            7,915         23,746          702         7,915        24,448
Lincoln Industrial
  Center..................   TX        IND              --              571          1,712          175           571         1,887
Metric Center.............   TX        IND              --            9,955         29,864        1,448         9,955        31,312


                                                          YEAR OF       DEPRECIABLE
                              TOTAL      ACCUMULATED    CONSTRUCTION       LIFE
         PROPERTY             COSTS      DEPRECIATION  OR ACQUISITION     (YEARS)
--------------------------  ----------   -----------   --------------   -----------
Alvarado Business
  Center..................  $   25,849     $ 1,208         1995             5-40
Ardenwood Corporate
  Park....................      20,091         568         1996             5-40
Corporate Square..........      14,744         410         1996             5-40
Crossroads Industrial.....       9,514         268         1996             5-40
Fairway Drive
  Industrial..............      10,037         181       1996/97            5-40
Harvest Business Park.....       8,596         403         1995             5-40
Itasca Industrial
  Portfolio...............      22,182       1,418       1994/95            5-40
Melrose Park..............       9,741         460         1995             5-40
Norcross/Brookhollow
  Portfolio...............      12,980         369         1996             5-40
Penn James Office
  Warehouse...............       7,057         190         1996             5-40
Twin Cities...............      17,359         780         1995             5-40
Mendota Heights(2)........       3,177          26         1997             5-40
Linder Skokie.............      10,045         781         1994             5-40
Activity Distribution
  Center..................      12,285         806         1994             5-40
Amwiler-Gwinnett
  Industrial Portfolio....      26,156         737       1995/96            5-40
Civic Center Plaza........      24,489       1,579         1994             5-40
The Plaza at Delray.......      28,867         631         1995             5-40
Hewlett Packard
  Distribution............       6,515         430         1994             5-40
Kendall Mall..............      27,233         927         1994             5-40
Lakeshore Plaza Shopping
  Center..................      32,363       1,650         1995             5-40
Lincoln Industrial
  Center..................       2,458         152         1994             5-40
Metric Center.............      41,267       1,051      1995/96/97          5-40

                           AMB CONTRIBUTED PROPERTIES

          HISTORICAL COMBINED REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                                                    GROSS
                                                                                                                    AMOUNT
                                                                                                                   CARRIED
                                                                                                                    AT END
                                                                                                                      OF
                                                                                                       COSTS        PERIOD
                                                                                                    CAPITALIZED    --------
                                                                      INITIAL COSTS                SUBSEQUENT TO
            PROPERTY              LOCATION   TYPE   ENCUMBRANCES(1)       LAND         BUILDING     ACQUISITION      LAND
--------------------------------- --------   ----   ---------------   -------------   ----------   -------------   --------
Minneapolis Industrial Portfolio
  IV.............................  MN        IND       $   8,287        $   4,124     $   12,372      $ 1,232      $  4,124
Silverado Plaza Shopping
  Center.........................  CA        RET           4,906            2,214          6,641          199         2,214
Stadium Business Park............  CA        IND           4,875            2,980          8,940          969         2,980
Two South Middlesex..............  NJ        IND              --            1,498          7,621           67         1,498
Applewood Village Shopping
  Center.........................  CO        RET              --           10,921         20,344          566        10,921
Bayhill Shopping Center..........  CA        RET              --            5,318          5,761          382         5,318
Beacon Industrial Park...........  FL        IND              --           10,175         30,870           --        10,175
Corbins Corner Shopping Center...  CT        RET              --            9,455         19,982          625         9,455
Elk Grove Village
  Industrial(3)..................  IL        IND              --            6,846         22,161          625         6,846
Five Points Shopping Center......  CA        RET              --           15,227          8,460          328        15,227
Kent Centre......................  WA        IND              --            3,022          8,277          248         3,022
L.A. County Industrial
  Portfolio(4)...................  CA        IND              --            6,574         37,343          670         6,574
Lake Michigan Industrial
  Portfolio......................  IL        IND              --            3,189          6,938            7         3,189
Artesia Industrial Portfolio.....  CA        IND          54,100           28,288         61,801          588        28,288
Lisle Industrial.................  IL        IND              --            2,619          5,868           --         2,619
Milmont Page.....................  CA        IND              --            3,283          7,401           72         3,283
Pleasant Hill Shopping Center....  CA        RET              --            9,809         13,646           24         9,809
Randall's Houston Retail
  Portfolio(5)...................  TX        RET              --           19,405         28,508          323        19,405
Riverview Plaza Shopping
  Center.........................  IL        RET              --            3,986          8,972           38         3,986
South Bay Industrial.............  CA        IND          19,516           11,417         26,900          578        11,417
Southfield.......................  GA        IND                            6,342         19,982          314         6,342
Minneapolis Distribution
  Portfolio......................  MN        IND              --            4,864         21,127        2,797         4,864
Texas Industrial Portfolio(6)....  TX        IND              --            3,312         33,852        3,254         3,312
Long Gate Shopping Center........  MD        RET              --           21,502         25,456           12        21,502
Rockford Road Plaza..............  MN        RET              --            6,179         14,723           64         6,179
Windsor Court....................  IL        IND              --              935          1,986           --           935
Patuxent.........................  MD        IND              --              944          5,522           --           944
Executive Drive..................  IL        IND              --            1,644          3,689           --         1,644
Weslayan Plaza...................  TX        RET              --           13,934         23,223           --        13,934
Acer Distribution Center.........  CA        IND              --            5,776          6,225           --         5,776
Cabot Business Park..............  MA        IND              --            6,614         54,465           --         6,614
Moffett Business Center..........  CA        IND          12,857            5,574         16,723           11         5,574
Southwest Pavilion...............  NV        RET              --            2,492          6,126           69         2,492
Arapahoe Village Shopping
  Center.........................  CO        RET          10,839            4,451         13,352           31         4,451
Atlanta South....................  GA        IND              --            5,933         17,798            1         5,933


                                                                                YEAR OF       DEPRECIABLE
                                                    TOTAL      ACCUMULATED    CONSTRUCTION       LIFE
            PROPERTY               IMPROVEMENTS     COSTS      DEPRECIATION  OR ACQUISITION     (YEARS)
---------------------------------  ------------   ----------   -----------   --------------   -----------
                                  <
Minneapolis Industrial Portfolio
  IV.............................   $   13,604    $   17,728     $ 1,097         1994             5-40
Silverado Plaza Shopping
  Center.........................        6,840         9,054         586       1994/96            5-40
Stadium Business Park............        9,909        12,889         793         1994             5-40
Two South Middlesex..............        7,688         9,186         394         1995             5-40
Applewood Village Shopping
  Center.........................       20,910        31,831       1,117         1996             5-40
Bayhill Shopping Center..........        6,143        11,461         343         1995             5-40
Beacon Industrial Park...........       30,870        41,045       1,355      1995/96/97          5-40
Corbins Corner Shopping Center...       20,607        30,062       1,200         1995             5-40
Elk Grove Village
  Industrial(3)..................       22,786        29,632       1,084       1995/97            5-40
Five Points Shopping Center......        8,788        24,015         500         1995             5-40
Kent Centre......................        8,525        11,547         430         1995             5-40
L.A. County Industrial
  Portfolio(4)...................       38,013        44,587       3,082         1994             5-40
Lake Michigan Industrial
  Portfolio......................        6,945        10,134         697         1995             5-40
Artesia Industrial Portfolio.....       62,389        90,677       2,214         1996             5-40
Lisle Industrial.................        5,868         8,487         303         1995             5-40
Milmont Page.....................        7,473        10,756         306         1996             5-40
Pleasant Hill Shopping Center....       13,670        23,479         677         1996             5-40
Randall's Houston Retail
  Portfolio(5)...................       28,831        48,236         967         1996             5-40
Riverview Plaza Shopping
  Center.........................        9,010        12,996         238         1996             5-40
South Bay Industrial.............       27,478        38,895       2,039         1995             5-40
Southfield.......................       20,296        26,638       1,068       1995/97            5-40
Minneapolis Distribution
  Portfolio......................       23,924        28,788       1,655         1994             5-40
Texas Industrial Portfolio(6)....       37,106        40,418       3,077         1994             5-40
Long Gate Shopping Center........       25,468        46,970         827         1996             5-40
Rockford Road Plaza..............       14,787        20,966         360         1997             5-40
Windsor Court....................        1,986         2,921          15         1997             5-40
Patuxent.........................        5,522         6,466          43         1997             5-40
Executive Drive..................        3,689         5,333          29         1997             5-40
Weslayan Plaza...................       23,223        37,157         330         1997             5-40
Acer Distribution Center.........        6,225        12,001          48         1997             5-40
Cabot Business Park..............       54,465        61,079         572         1997             5-40
Moffett Business Center..........       16,734        22,308         636         1996             5-40
Southwest Pavilion...............        6,195         8,687       1,152         1990             5-40
Arapahoe Village Shopping
  Center.........................       13,383        17,834         507         1996             5-40
Atlanta South....................       17,799        23,732         648       1996/97            5-40

                           AMB CONTRIBUTED PROPERTIES

          HISTORICAL COMBINED REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                                             GROSS AMOUNT CARRIED AT
                                                                                                 COSTS            END OF PERIOD
                                                                                              CAPITALIZED    -----------------------
                                                                INITIAL COSTS                SUBSEQUENT TO
         PROPERTY           LOCATION   TYPE   ENCUMBRANCES(1)       LAND         BUILDING     ACQUISITION      LAND     IMPROVEMENTS
--------------------------  --------   ----   ---------------   -------------   ----------   -------------   --------   ------------
Bensenville...............   IL        IND       $  41,854        $  17,214     $   51,664      $ 3,992      $ 17,214    $   55,656
Blue Lagoon...............   FL        IND          11,897            4,714         14,143          242         4,714        14,385
Brentwood Commons.........   IL        RET           5,109            2,279          6,837          971         2,279         7,808
Chicago Industrial........   IL        IND           3,267            1,307          3,921          630         1,307         4,551
Granada Village...........   CA        RET          14,669            6,114         18,341        5,795         6,114        24,136
Kingsport Industrial
  Park....................   WA        IND          17,584            6,691         20,073          975         6,691        21,048
La Jolla Village..........   CA        RET          18,006            7,036         21,108          269         7,036        21,377
Latham Farms..............   NY        RET          37,761           16,416         49,249         (284)       16,416        48,965
Lonestar..................   TX        IND          17,000            6,432         19,296          908         6,432        20,204
Minneapolis
  Industrial(7)...........   MN        IND           7,478            3,788         11,364        1,296         3,788        12,660
Pacific Business Center...   CA        IND           9,898            4,054         12,163          309         4,054        12,472
Shoppes at Lago Mar.......   FL        RET           5,878            2,497          7,491           45         2,497         7,536
Pennsy Drive..............   MD        IND              --            2,837          8,511           13         2,837         8,524
Valwood...................   TX        IND           4,036            1,775          5,326          519         1,775         5,845
West North Carrier........   TX        IND           3,267            1,309          3,928           67         1,309         3,995
Woodlawn Point Shopping
  Center..................   GA        RET           4,659            2,827          8,482           34         2,827         8,516
Ygnacio Plaza.............   CA        RET           7,827            3,094          9,282        1,055         3,094        10,337
O'Hare Industrial
  Portfolio...............   IL        IND              --            6,609         19,826          102         6,609        19,928
Chancellor................   FL        IND           2,966              525          3,234          779           525         4,013
Dock's Corner.............   NJ        IND              --            3,420         17,497        9,594         3,420        27,091
Moffett Park R&D
  Portfolio...............   CA        IND              --           16,723         23,956          316        16,723        24,272
Palm Aire.................   FL        RET           1,928              592          2,474        5,139           592         7,613
Manhattan Village Shopping
  Center..................   CA        RET              --           23,495         43,981           --        23,495        43,981
Eastgate Plaza............   WA        RET              --            1,865          5,596          228         1,865         5,824
International
  Multifoods..............   CA        IND              --            1,459          4,377           36         1,459         4,413
Northpointe Commerce......   CA        IND              --            1,407          4,220            2         1,407         4,222
Northwest Distribution
  Center..................   WA        IND              --            1,615          4,845           69         1,615         4,914
Rancho San Diego Village
  Shopping Center.........   CA        RET              --            3,281          9,844          614         3,281        10,458
Systematics...............   CA        IND              --              807          2,420            8           807         2,428


                                                          YEAR OF       DEPRECIABLE
                              TOTAL      ACCUMULATED    CONSTRUCTION       LIFE
         PROPERTY             COSTS      DEPRECIATION  OR ACQUISITION     (YEARS)
--------------------------  ----------   -----------   --------------   -----------
Bensenville...............  $   72,870     $ 6,263         1993             5-40
Blue Lagoon...............      19,099         539         1996             5-40
Brentwood Commons.........      10,087         950         1992             5-40
Chicago Industrial........       5,858         545         1992             5-40
Granada Village...........      30,250       2,720         1992             5-40
Kingsport Industrial
  Park....................      27,739       2,776         1992             5-40
La Jolla Village..........      28,413       2,914         1992             5-40
Latham Farms..............      65,381       4,481         1994             5-40
Lonestar..................      26,636       1,978         1993             5-40
Minneapolis
  Industrial(7)...........      16,448       1,014       1994/97            5-40
Pacific Business Center...      16,526       1,376         1993             5-40
Shoppes at Lago Mar.......      10,033         285         1996             5-40
Pennsy Drive..............      11,361         749         1994             5-40
Valwood...................       7,620         472         1994             5-40
West North Carrier........       5,304         444         1993             5-40
Woodlawn Point Shopping
  Center..................      11,343         696         1994             5-40
Ygnacio Plaza.............      13,431       1,288         1992             5-40
O'Hare Industrial
  Portfolio...............      26,537         759       1996/97            5-40
Chancellor................       4,538         125         1996             5-40
Dock's Corner.............      30,511         877         1996             5-40
Moffett Park R&D
  Portfolio...............      40,995       1,063         1996             5-40
Palm Aire.................       8,205         127         1996             5-40
Manhattan Village Shopping
  Center..................      67,476         584         1997             5-40
Eastgate Plaza............       7,689         774         1992             5-40
International
  Multifoods..............       5,872         495         1993             5-40
Northpointe Commerce......       5,629         477         1993             5-40
Northwest Distribution
  Center..................       6,529         669         1992             5-40
Rancho San Diego Village
  Shopping Center.........      13,739       1,362         1992             5-40
Systematics...............       3,235         273         1993             5-40

                           AMB CONTRIBUTED PROPERTIES

          HISTORICAL COMBINED REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                                             GROSS AMOUNT CARRIED AT
                                                                                                 COSTS            END OF PERIOD
                                                                                              CAPITALIZED    -----------------------
                                                                INITIAL COSTS                SUBSEQUENT TO
         PROPERTY           LOCATION   TYPE   ENCUMBRANCES(1)       LAND         BUILDING     ACQUISITION      LAND     IMPROVEMENTS
--------------------------  --------   ----   ---------------   -------------   ----------   -------------   --------   ------------
Twin Oaks Shopping
  Center..................   CA        RET              --            2,364          7,091        1,650         2,364         8,741
Zanker/Charcot
  Industrial..............   CA        IND              --            2,969          8,907          985         2,969         9,892
Aurora Marketplace........   WA        RET              --            3,714         11,141           18         3,714        11,159
Dowe Industrial...........   CA        IND              --            2,652          7,955        1,362         2,652         9,317
                                                  --------         --------     ----------      -------      --------    ----------
TOTAL.....................                       $ 443,324        $ 502,385     $1,313,154      $85,623      $502,385    $1,398,777
                                                  ========         ========     ==========      =======      ========    ==========


                                                          YEAR OF       DEPRECIABLE
                              TOTAL      ACCUMULATED    CONSTRUCTION       LIFE
         PROPERTY             COSTS      DEPRECIATION  OR ACQUISITION     (YEARS)
--------------------------  ----------   -----------   --------------   -----------
Twin Oaks Shopping
  Center..................      11,105         989         1992             5-40
Zanker/Charcot
  Industrial..............      12,861       1,236         1992             5-40
Aurora Marketplace........      14,873       1,816         1991             5-40
Dowe Industrial...........      11,969       1,306         1991             5-40
                            ----------     -------
TOTAL.....................  $1,901,162     $87,836
                            ==========     =======

                           AMB CONTRIBUTED PROPERTIES

          HISTORICAL COMBINED REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

     A summary of activity for real estate and accumulated depreciation for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997 is as follows:

                                                    1995           1996           1997
                                                 ----------     ----------     ----------
        INVESTMENTS IN REAL ESTATE:
          Balance at beginning of year.........  $  596,356     $1,018,681     $1,616,091
             Acquisition of properties and
               limited partners' interests.....     396,210        568,335        260,634
             Improvements......................      26,115         36,340         32,957
             Disposition of properties.........          --         (7,265)        (8,520)
                                                 ----------     ----------     ----------
          Balance at end of year...............  $1,018,681     $1,616,091     $1,901,162
                                                 ==========     ==========     ==========
        ACCUMULATED DEPRECIATION:
          Balance at beginning of year.........  $   16,722     $   33,726     $   61,704
             Depreciation expense..............      17,004         27,978         26,132
                                                 ----------     ----------     ----------
          Balance at end of year...............  $   33,726     $   61,704     $   87,836
                                                 ==========     ==========     ==========

---------------

(1) As of September 30, 1997, Properties with a net book value of $197,570 serve as collateral for outstanding indebtedness under the secured debt facility of $73,000.

(2) Represents one parcel of land totaling 10.3 acres which is intended for eventual development.

(3) Includes property newly acquired on September 30, 1997.

(4) Consists of two properties with seven buildings in Los Angeles and one building in Anaheim.

(5) Includes four individual grocer anchor centers.

(6) Consists of two properties with five buildings in Houston and 18 buildings in Dallas.

(7) Includes property newly acquired on July 31, 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
AMB Institutional Realty Advisors, Inc.:

     We have audited the accompanying consolidated balance sheets of AMB Institutional Realty Advisors, Inc. (a California corporation) as of December 31, 1995 and 1996 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 1994, 1995 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AMB Institutional Realty Advisors, Inc. as of December 31, 1995 and 1996 and the results of its operations and its cash flows for the years ended December 31, 1994, 1995 and 1996 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California,
October 17, 1997

                    AMB INSTITUTIONAL REALTY ADVISORS, INC.

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1995 AND 1996
                       AND SEPTEMBER 30, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                 DECEMBER 31,        SEPTEMBER 30,
                                                               -----------------     -------------
                                                                1995       1996          1997
                                                               ------     ------     -------------
                                                                                      (UNAUDITED)
ASSETS
Cash.........................................................  $1,205     $3,093        $ 6,224
Accounts receivable..........................................   2,970        909          2,353
Receivable from affiliates...................................     704      3,027          3,024
Deferred offering costs......................................      --         --            711
Furniture, fixtures and equipment, net of accumulated
  depreciation of $0 as of September 30, 1997................      --         --          1,436
Other assets.................................................      69         56             34
                                                               ------     ------         ------
          Total assets.......................................  $4,948     $7,085        $13,782
                                                               ======     ======         ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable.............................................  $  440     $  298        $   792
Accrued liabilities..........................................     233        350          3,403
                                                               ------     ------         ------
          Total liabilities..................................     673        648          4,195
                                                               ------     ------         ------
Commitments and Contingencies
Minority interest............................................      34        137             64
                                                               ------     ------         ------
Shareholders' Equity:
  Capital stock, no par value:
     Authorized -- 500,000,000 shares; issued and
       outstanding -- 5,079,855, 5,181,450 and 5,181,450
       shares, respectively..................................   1,042      1,349          1,349
  Additional paid-in capital.................................   1,298      1,298          1,298
  Retained earnings..........................................   2,781      4,522          6,876
  Notes receivable from shareholders.........................    (880)      (869)            --
                                                               ------     ------         ------
          Total shareholders' equity.........................   4,241      6,300          9,523
                                                               ------     ------         ------
          Total liabilities and shareholders' equity.........  $4,948     $7,085        $13,782
                                                               ======     ======         ======

   The accompanying notes are an integral part of these financial statements.

                    AMB INSTITUTIONAL REALTY ADVISORS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996,
          AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)
                              AND 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                             NINE MONTHS ENDED
                                        YEARS ENDED DECEMBER 31,               SEPTEMBER 30,
                                     -------------------------------     ---------------------------
                                      1994        1995        1996          1996            1997
                                     -------     -------     -------     -----------     -----------
                                                                         (UNAUDITED)     (UNAUDITED)
REVENUES
  Investment management income.....  $ 6,111     $ 6,507     $ 9,218       $ 5,686         $ 7,706
  Investment management income from
     affiliates....................    6,688      10,134      14,357         8,668          15,462
  Interest and other income........       66         224         416           303             137
                                     -------     -------     -------        ------         -------
          Total Revenues...........   12,865      16,865      23,991        14,657          23,305
                                     -------     -------     -------        ------         -------
EXPENSES
  Salaries, general and
     administrative expenses paid
     to affiliates.................    9,940      13,569      16,851        11,516          14,312
                                     -------     -------     -------        ------         -------
  Income before minority
     interest......................    2,925       3,296       7,140         3,141           8,993
  Minority interest's share of net
     income........................       --         (34)       (137)         (100)            (11)
                                     -------     -------     -------        ------         -------
          Net Income...............  $ 2,925     $ 3,262     $ 7,003       $ 3,041         $ 8,982
                                     =======     =======     =======        ======         =======

   The accompanying notes are an integral part of these financial statements.

                     AMB INSTITUTIONAL REALTY ADVISORS, INC

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996,
          AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                    COMMON STOCK                                 NOTES
                                                 ------------------   ADDITIONAL               RECEIVABLE
                                                 NUMBER OF             PAID-IN     RETAINED       FROM
                                                   SHARES    AMOUNT    CAPITAL     EARNINGS   SHAREHOLDERS    TOTAL
                                                 ----------  ------   ----------   --------   ------------   -------
Balance at December 31, 1993...................   4,779,128  $  499     $1,298     $  1,119      $ (436)     $ 2,480
  Net Income...................................          --      --         --        2,925          --        2,925
  Dividends declared and paid..................          --      --         --       (1,600)         --       (1,600)
  Share Purchase price reduction for
     Shareholders..............................          --     (64)        --           --          64           --
  Principal payment of notes receivable from
     shareholders..............................          --      --         --           --          43           43
  Issuance of common stock for notes...........     199,132     264         --           --        (264)          --
                                                  ---------   -----      -----       ------        ----       ------
Balance at December 31, 1994...................   4,978,260     699      1,298        2,444        (593)       3,848
  Net Income...................................          --      --         --        3,262          --        3,262
  Dividends declared and paid..................          --      --         --       (2,925)         --       (2,925)
  Principal payment of notes receivable from
     shareholders..............................          --      --         --           --          56           56
  Issuance of common stock for notes...........     101,595     343         --           --        (343)          --
                                                  ---------   -----      -----       ------        ----       ------
Balance at December 31, 1995...................   5,079,855   1,042      1,298        2,781        (880)       4,241
  Net Income...................................          --      --         --        7,003          --        7,003
  Dividends declared and paid..................          --      --         --       (5,262)         --       (5,262)
  Principal payment of notes receivable from
     shareholders..............................          --      --         --           --         318          318
  Issuance of common stock for notes...........     101,595     307         --           --        (307)          --
                                                  ---------   -----      -----       ------        ----       ------
Balance at December 31, 1996...................   5,181,450   1,349      1,298        4,522        (869)       6,300
  Net Income...................................          --      --         --        8,982          --        8,982
  Dividends declared and paid..................          --      --         --       (6,628)                  (6,628)
  Principal payment of notes receivable from
     shareholders..............................          --      --         --           --         869          869
  Issuance of common stock for notes...........          --      --         --           --          --           --
                                                  ---------   -----      -----       ------        ----       ------
Balance at September 30, 1997..................   5,181,450  $1,349     $1,298     $  6,876      $   --      $ 9,523
                                                  =========   =====      =====       ======        ====       ======

   The accompanying notes are an integral part of these financial statements.

                    AMB INSTITUTIONAL REALTY ADVISORS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996,
          AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)
                              AND 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                          NINE MONTHS ENDED
                                                      YEARS ENDED DECEMBER 31,              SEPTEMBER 30,
                                                   -------------------------------   ---------------------------
                                                    1994        1995        1996        1996            1997
                                                   -------     -------     -------   -----------     -----------
                                                                                     (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income.....................................    $ 2,925     $ 3,262     $ 7,003     $ 3,041         $ 8,982
Adjustments to reconcile net income to net cash
  provided by operating activities:
Minority interest's share of net income........         --          34         137         102              11
Changes in assets and liabilities:
     Accounts Receivable.......................       (213)     (1,619)      2,061       1,980          (1,444)
     Receivable from affiliates................         39          28      (2,323)     (1,427)              3
     Other Assets..............................        (31)         53          13         (24)             22
     Accounts Payable..........................         30         258        (142)       (452)            494
     Accrued Liabilities.......................        (45)        171         117       1,041           3,053
                                                   -------     -------     -------     -------        --------
Net cash provided by operating activities......      2,705       2,187       6,866       4,261          11,121
                                                   -------     -------     -------     -------        --------

CASH FLOWS FROM INVESTING ACTIVITIES:
                                                   -------     -------     -------     -------        --------
Purchase of furniture, fixtures and
  equipment....................................         --          --          --          --          (1,436)
                                                   -------     -------     -------     -------        --------

CASH FLOWS FROM FINANCING ACTIVITIES:
Additions to Deferred offering costs...........         --          --          --          --            (711)
Borrowings on line of credit...................         --         750          --          --              --
Repayments of line of credit...................         --        (750)         --          --              --
Dividends paid.................................     (1,600)     (2,925)     (5,262)     (3,762)         (6,628)
Distributions to minority interest.............         --          --         (34)        (34)            (84)
Principal payment of notes receivable from
  shareholders.................................         43          56         318         228             869
                                                   -------     -------     -------     -------        --------
Net cash used in financing activities..........     (1,557)     (2,869)     (4,978)     (3,568)         (6,554)
                                                   -------     -------     -------     -------        --------

NET INCREASE (DECREASE) IN CASH................      1,148        (682)      1,888         693           3,131

CASH AT BEGINNING OF PERIOD....................        739       1,887       1,205       1,205           3,093
                                                   -------     -------     -------     -------        --------
CASH AT END OF PERIOD..........................    $ 1,887     $ 1,205     $ 3,093     $ 1,898         $ 6,224
                                                   =======     =======     =======     =======        ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
CASH PAID FOR INTEREST.........................    $    --     $ 3,713     $    --     $    --         $    --
                                                   =======     =======     =======     =======        ========

   The accompanying notes are an integral part of these financial statements.

                    AMB INSTITUTIONAL REALTY ADVISORS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

 1. ORGANIZATION

     AMB Institutional Realty Advisors, Inc. ("AMB"), a California corporation, was formed on December 29, 1988, for the purpose of providing professional services in real estate investments and development. AMB is a registered investment advisor with the Securities and Exchange Commission under the Investment Advisors Act of 1940 and a qualified professional asset manager. AMB's clients consist primarily of institutional investors, including retirement funds.

     In August 1997, AMB and several of AMB's clients approved a business combination plan whereby the clients will exchange their ownership interests in real estate investments (the "AMB Contributed Properties") for shares in AMB Property Corporation, units in a subsidiary partnership, AMB Property, L.P. ("the Operating Partnership")or, in certain limited circumstances, cash. The allocation of ownership interests among AMB and the owners of the AMB Contributed Properties will be based on the agreed-upon relative value of net assets contributed. The initial allocation among these entities could change pending the resolution of certain future performance criteria of AMB Property Corporation. The planned combination is contingent upon a successful initial public offering of AMB Property Corporation's common stock. It is anticipated that AMB Property Corporation will seek to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

     It is contemplated that AMB Property Corporation will simultaneously raise equity through an initial public offering of its common stock with anticipated gross proceeds of $252,000. The proceeds from the anticipated offering will be used to purchase interests in the properties of the owners of the AMB Contributed Properties who have elected not to receive shares in AMB Property Corporation or units in the Operating Partnership, to repay indebtedness and for working capital. AMB Property Corporation will transfer its ownership interest in properties to the Operating Partnership in exchange for a general partnership interest therein.

     Shortly before the closing of the initial public offering, AMB Property Corporation, a shell company with no assets or liabilities, will be formed. This company will be the registrant and will merge with AMB. The investment management activities previously carried out by AMB for substantially all of its clients, will be transferred to AMB Property Corporation. As a result of these planned transactions, AMB is deemed to be the de facto registrant in the initial filing with the Securities and Exchange Commission.

     The consolidated balance sheet as of September 30, 1997 and consolidated statements of operations for the nine months ended September 30, 1996 and 1997 are unaudited; however, in management's opinion, all adjustments of a normal recurring nature necessary for a fair presentation of the financial statements for such periods have been reflected.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Generally Accepted Accounting Principles

     The consolidated financial statements have been prepared in accordance with generally accepted accounting principles using the accrual method of accounting.

  Consolidation

     The consolidated financial statements include the financial position, results of operations and cash flows of AMB and its subsidiary. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

     The consolidated balance sheet as of September 30, 1997 and statements of operations for the nine months ended September 30, 1996 and 1997 are unaudited; however, in management's opinion, all adjustments of a normal recurring nature necessary for a fair presentation of the consolidated financial statements for such periods have been reflected.

                    AMB INSTITUTIONAL REALTY ADVISORS, INC.

                             (DOLLARS IN THOUSANDS)

  Furniture, Fixtures and Equipment

     In September 1997, AMB purchased and recorded office furniture, fixtures and equipment at net book value from a related party. Such furniture, fixtures and equipment are carried at cost less accumulated depreciation. Depreciation is computed on these assets using an accelerated depreciation method over five and seven years.

  Deferred Offering Costs

     Deferred offering costs represent legal, accounting and other costs incurred in connection with the anticipated merger. These costs, in addition to costs expected to be incurred after September 30, 1997, associated with the offering, will be deducted from additional paid-in capital upon a successful closing of the offering. In the event the offering is unsuccessful, these costs will be expensed.

  Minority Interest

     Minority interest represents a 50% limited partnership interest in a limited partnership that provides professional services in real estate and development for certain international clients. AMB's 50% general partner interest in the limited partnership was $76, $180 and $107 as of December 31, 1995 and 1996 and September 30, 1997 (unaudited), respectively. For financial reporting purposes, the limited partnership is accounted for on a consolidated basis.

  Income Taxes

     As an S corporation, AMB is exempt from federal income taxes under Subchapter S of the Internal Revenue Code. Under this election, federal income taxes are paid by the shareholders of AMB. AMB is recognized as an S corporation for tax purposes in California and Massachusetts. As such, it is required to pay a California franchise tax at a reduced rate of 1.5 percent and a Massachusetts income tax at 4.5 percent at the corporate level. These taxes are included in general and administrative expense. The net income for financial reporting purposes differs from the net income for income tax reporting purposes primarily because AMB is a cash-basis taxpayer.

  Revenue Recognition

     Revenues are recognized as services are provided. AMB's revenues consist primarily of professional fees generated from real estate investment management services. During the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1996 (unaudited) and 1997 (unaudited), AMB's three largest clients provided over 82, 80, 72, 70, and 77 percent, respectively, of professional fees earned.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  New Accounting Pronouncements

     In February of 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share," effective for financial statements issued after December 15, 1997. SFAS 128 requires public business enterprises to disclose basic earnings per share if the entity has a simple capital structure with no potential common shares from convertible securities, options or warrants. If the entity does not have potential common shares, it is considered to have a complex

                    AMB INSTITUTIONAL REALTY ADVISORS, INC.

                             (DOLLARS IN THOUSANDS)

capital structure and must disclose basic and diluted earnings per share. This statement is not applicable to AMB, as it is not a public business enterprise.

     In February of 1997, the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure," effective for periods ending after December 15, 1997. This statement establishes standards for disclosing information about an entry's capital structure. The consolidated financial statements of AMB are prepared in accordance with the requirements of SFAS 129.

     In June of 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement, effective for fiscal years beginning after December 15, 1997, would require the entity to report components of comprehensive income in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is defined by Concepts Statement No. 6, "Elements of Financial Statements" as the change in the equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. This statement has no impact on AMB as its net income and comprehensive income are equal.

     In June of 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement, effective for financial statements for periods beginning after December 15, 1997, requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Generally, information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. This statement is not applicable to AMB, as it is not a public business enterprise.

 3. ACCRUED LIABILITIES

     Accrued liabilities primarily consist of accrued vacation costs. In addition, at September 30, 1997 (unaudited), accrued liabilities include $3,053 of accrued bonuses.

 4. NOTES RECEIVABLE FROM SHAREHOLDERS

     Since 1990, AMB has issued from time to time capital stock to certain shareholder-employees in exchange for notes receivable. These notes bear interest at varying rates (generally prime plus 1 percent), and principal and interest are payable in annual installments over approximately 10 years. At December 31, 1995 and 1996, and September 30, 1997 (unaudited), outstanding principal and interest on the notes totaled $880, $869 and $0, respectively.

 5. STOCK SPLIT

     On September 12, 1997 AMB effected a 2.9968143-for-one stock split, resulting in the issuance of 3,452,464 shares. This stock split has been applied retroactively to all years presented in the accompanying financial statements. In connection with this stock split, AMB amended its Articles of Incorporation to increase the number of common shares authorized to be issued to 500,000,000.

 6. LINE OF CREDIT AGREEMENT

     AMB has a line of credit agreement with a bank for a total facility of $4,000. The agreement provides for interest at prime rate plus .25 percent (8.5 percent at September 30, 1997 (unaudited)). This agreement is partially guaranteed by three shareholders of AMB. There were no borrowings outstanding on this line at December 31, 1995 or 1996, or September 30, 1997 (unaudited).

 7. TRANSACTIONS WITH AFFILIATES

  Expense Reimbursements

     AMB Investments, Inc., an affiliate of AMB, pays all general and administrative costs of AMB, including rent, salaries, employee benefits and other administrative expenses. Such expenses are billed back to AMB at

                    AMB INSTITUTIONAL REALTY ADVISORS, INC.

                             (DOLLARS IN THOUSANDS)

cost. In addition, prior to acquiring its furniture, fixtures and equipment from AMB Investments, Inc., AMB paid a rental charge to AMB Investments, Inc. for use of its furniture, fixtures and equipment. Such reimbursement of general and administrative expenses totaled $2,082, $2,721, $3,611, $2,553 and $2,779 for the years ended December 31, 1994, 1995 and 1996, and for the nine months ended September 30, 1996 (unaudited) and 1997 (unaudited), respectively. Receivables from affiliates of $176, $314 and $0, and payables to affiliates of $4, $1 and $93, as of December 31, 1995 and 1996, and September 30, 1997 (unaudited), respectively, represent unreimbursed activity among the entities. Such unreimbursed activity bears interest at prime plus 3 percent.

  Investment Management Income from Affiliates

     The Company provides the Limited Partnership and the AMB Contributed Properties with certain professional services in return for an investment management fee, which is calculated in accordance with the applicable investment management agreements. In addition, certain owners of the AMB Contributed Properties are obligated to pay incentive management fees to AMB during ownership and upon disposition of the Properties to the extent that operations of the Properties and their fair values meet certain criteria. In connection with the approval of the proposed business combination, the owners of the AMB Contributed Properties agreed to terminate their respective existing incentive management fee agreements with AMB. One of the owners of the AMB Contributed Properties agreed to and paid a final incentive management fee of $3,011. Included in receivables from affiliates is $529, $2,713 and $3,117 of asset management and other fees receivable from the AMB Contributed Properties, as of December 31, 1995 and 1996 and September 30, 1997 (unaudited), respectively.

 8. EMPLOYEE BENEFITS

     Effective January 1, 1988, AMB Investments, Inc. adopted a savings and retirement plan. The plan covers the employees of its affiliates, including AMB. Employees may elect to defer up to 10 percent of their annual compensation, not to exceed $10 per individual. The participating affiliates provide a matching contribution equal to 50 percent of the amount deferred up to 3.5 percent of annual compensation, not to exceed $3 per individual. The participating affiliates also may contribute a discretionary amount to be determined each year. The total participating affiliates' contribution to the plan accrued for the years ended December 31, 1994, 1995 and 1996, and for the nine months ended September 30, 1996 (unaudited) and 1997 (unaudited) was $87, $109, $137, $0 and $0, respectively, of which $62, $85, $109, $0 and $0, respectively, was allocated to AMB. The contribution to the plan is made in the first quarter of the following calendar year.

9. LEASE COMMITMENTS

     AMB shares common office space under lease obligations of AMB Investments, Inc. Total occupancy costs for AMB Investments, Inc. under these leases during years ended December 31, 1994, 1995 and 1996, and during the nine months ended September 30, 1996 (unaudited) and 1997 (unaudited), were $397, $591, $783, $583 and $699. Of this amount, $289, $435, $510, $436 and $500, respectively, was allocated to AMB based on square footage. AMB Investments, Inc.'s minimum annual and aggregate future rentals are as follows:

              1997 (three months).......................................  $   230
              1998......................................................      918
              1999......................................................      404
              2000......................................................      404
              2001......................................................      404
                                                                           ------
                                                                          $ 2,360
                                                                           ======

     Minimum annual lease payments of $514 are subject to a three-year renewal option beginning January 1, 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
AMB Contributed Properties:

     We have audited the accompanying combined statement of revenues and certain expenses of the Pending Acquisition Properties (as defined in Note 1), for the year ended December 31, 1996. This financial statement is the responsibility of management of the AMB Contributed Properties. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of AMB Property Corporation as described in Note 1 and is not intended to be a complete presentation of the revenues and expenses of the Pending Acquisition Properties.

     In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Pending Acquisition Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California,
October 29, 1997

                         PENDING ACQUISITION PROPERTIES

              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                          1997
                                                                          1996         -----------
                                                                       -----------     (UNAUDITED)
REVENUES
  Rental revenues....................................................    $21,821         $16,532
  Other income.......................................................        197             114
                                                                       -----------     -----------
                                                                          22,018          16,646
CERTAIN EXPENSES
  Property operating and maintenance.................................      1,418           1,107
  Real estate taxes..................................................      2,391           1,874
                                                                       -----------     -----------
                                                                           3,809           2,981
                                                                       -----------     -----------
REVENUES IN EXCESS OF CERTAIN EXPENSES...............................    $18,209         $13,665
                                                                       =========       =========

    The accompanying notes are an integral part of these combined financial statements.

                         PENDING ACQUISITION PROPERTIES

                    NOTES TO COMBINED STATEMENTS OF REVENUES
                              AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Properties Acquired

     The accompanying combined statements of revenues and certain expenses include the combined operations (see "Basis of Presentation" below) of a portfolio of 28 properties owned by CP Institutional Partners I, Inc. (the "Pending Acquisition Properties") expected to be acquired by AMB Property Corporation (the "Company") subsequent to the completion of its contemplated initial public offering, which is expected to occur in November 1997.

                 PROPERTY NAME                    LOCATION          RENTABLE SQUARE FEET
        --------------------------------  ------------------------  --------------------
        Hampden Road                      Mansfield, MA                     204,117
        Docks Corner II                   South Brunswick, NJ               212,335
        Santa Barbara Court               Elkridge, MD                      166,820
        Preston Court                     Jessup, MD                        178,880
        Brightseat Road                   Landover, MD                      121,785
        Presidents Drive                  Orlando, FL                       129,372
        Presidents Drive II               Orlando, FL                       302,400
        Viscount                          Orlando, FL                       114,846
        Dixie Highway                     Florence, KY                      209,680
        Production Drive                  Florence, KY                       50,729
        Empire Drive                      Florence, KY                      199,440
        Industrial Drive                  Columbus, OH                      225,433
        Holton Drive                      Florence, KY                      268,525
        Janitrol                          Columbus, OH                      240,000
        Belden Avenue                     Addison, IL                       346,233
        Pagemill & Dillworth              Dallas, TX                        217,803
        McDaniel Drive                    Carrollton, TX                    157,500
        Shiloh Road                       Garland, TX                       192,720
        N. Glenville Avenue               Richardson, TX                    109,000
        West Kiest                        Dallas, TX                        248,698
        Valwood Parkway II                Carrollton, TX                    254,209
        72nd Avenue                       Kent, WA                          125,654
        Weigman Road                      Hayward, CA                       148,559
        Yosemite Drive                    Milpitas, CA                      169,195
        Laurelwood                        Santa Clara, CA                   155,500
        Commerce                          Fontana, CA                       254,414
        East Walnut Drive                 City of Industry, CA               85,871
        Jasmine Avenue                    Fontana, CA                       410,208
                                                                          ---------
                                                                          5,499,926
                                                                          =========

  Basis of Presentation

     The accompanying combined statements of revenues and certain expenses are not representative of the actual operations of the Pending Acquisition Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Pending Acquisition Properties; however, the Company is not aware of any material factors relating to these Pending Acquisition Properties that would cause the reported financial information not to be indicative of

                         PENDING ACQUISITION PROPERTIES

                    NOTES TO COMBINED STATEMENTS OF REVENUES
                        AND CERTAIN EXPENSES (CONTINUED)
                             (DOLLARS IN THOUSANDS)

future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Pending Acquisition Properties.

  Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. LEASING ACTIVITY:

     The following is a schedule of future minimum rental revenues for 1997 and annually thereafter on non-cancelable operating leases in effect as of September 30, 1997.

                                       YEAR                              AMOUNT
            -----------------------------------------------------------  -------
            1997 (three months)........................................  $ 4,529
            1998.......................................................   16,476
            1999.......................................................   14,502
            2000.......................................................   11,336
            2001.......................................................    7,335
            Thereafter.................................................   19,867
                                                                         --------
                      Total............................................  $74,045
                                                                         ========

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $2,641 and $2,016 for the year ended December 31, 1996 and for the nine months ended September 30, 1997 (unaudited). Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
AMB Contributed Properties:

     We have audited the accompanying combined statement of revenues and certain expenses of the 1997 Acquired Properties (as defined in Note 1), for the year ended December 31, 1996. This financial statement is the responsibility of management of the AMB Contributed Properties. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of AMB Property Corporation as described in Note 1 and is not intended to be a complete presentation of the revenues and expenses of the 1997 Acquired Properties.

     In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the 1997 Acquired Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California,
October 17, 1997

                            1997 ACQUIRED PROPERTIES

              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
             FOR THE PERIOD FROM JANUARY 1, 1997 TO THE EARLIER OF
             THE ACQUISITION DATE OR SEPTEMBER 30, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                          1997
                                                                          1996         -----------
                                                                       -----------     (UNAUDITED)
REVENUES
  Rental revenues....................................................    $27,274         $17,856
  Other income.......................................................        118              22
                                                                       -----------     -----------
                                                                          27,392          17,878
CERTAIN EXPENSES
  Property operating and maintenance.................................      3,992           2,589
  Real estate taxes..................................................      3,529           1,883
                                                                       -----------     -----------
                                                                           7,521           4,472
                                                                       -----------     -----------
REVENUES IN EXCESS OF CERTAIN EXPENSES...............................    $19,871          13,406
                                                                       =========       =========

    The accompanying notes are an integral part of these combined financial statements.

                            1997 ACQUIRED PROPERTIES

                    NOTES TO COMBINED STATEMENTS OF REVENUES
                              AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Properties Acquired

     The accompanying combined statements of revenues and certain expenses include the combined operations (see "Basis of Presentation" below) of properties acquired by the Owners of the AMB Contributed Properties during the period from January 1, 1997 to October 17, 1997 and additional square footage with respect to a property owned by the Owners of the AMB Contributed Properties to be acquired by AMB Property Corporation upon completion of its contemplated initial public offering. Collectively, the Owners of the AMB Contributed Properties and AMB Property Corporation are referred to as the "Company," and the eight properties are referred to as the "1997 Acquired Properties."

                 PROPERTY NAME                    LOCATION          RENTABLE SQUARE FEET
        --------------------------------  ------------------------  --------------------
        Manhattan Village Shopping
          Center                          Manhattan Beach, CA               515,666
        Rockford Road Plaza               Plymouth, MN                      205,917
        Cabot Business Park               Mansfield, MA                   1,071,517
        Weslayan Plaza                    Houston, TX                       356,250
        Acer Distribution Center          San Jose, CA                      196,643
        Patuxent                          Jessup, MD                        147,383
        Executive Drive                   Addison, IL                        75,020
        Silicon Valley R&D Portfolio      San Jose, CA                      287,228

  Basis of Presentation

     The accompanying combined statements of revenues and certain expenses are not representative of the actual operations of the 1997 Acquired Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the 1997 Acquired Properties; however, the Company is not aware of any material factors relating to these 1997 Acquired Properties that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the 1997 Acquired Properties.

  Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            1997 ACQUIRED PROPERTIES

                    NOTES TO COMBINED STATEMENTS OF REVENUES
                        AND CERTAIN EXPENSES (CONTINUED)
                             (DOLLARS IN THOUSANDS)

2. LEASING ACTIVITY:

     The following is a schedule of future minimum rental revenues for 1997 and annually thereafter on non-cancelable operating leases in effect as of December 31, 1996.

                                       YEAR                              AMOUNT
            ----------------------------------------------------------  --------
            1997 (three months).......................................  $  5,154
            1998......................................................    22,499
            1999......................................................    23,166
            2000......................................................    22,324
            2001......................................................    21,668
            Thereafter................................................    48,575
                                                                        --------
                      Total...........................................  $143,386
                                                                        ========

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $6,462 and $4,372 for the year ended December 31, 1996 and for the period from January 1, 1997 to the earlier of the acquisition date or September 30, 1997 (unaudited). Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
AMB Contributed Properties:

     We have audited the accompanying combined statement of revenues and certain expenses of the 1996 Acquired Properties (as defined in Note 1), for the year ended December 31, 1995. This financial statement is the responsibility of management of the AMB Contributed Properties. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of AMB Property Corporation as described in Note 1 and is not intended to be a complete presentation of the revenues and expenses of the 1996 Acquired Properties.

     In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the 1996 Acquired Properties for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California,
November 7, 1997

                            1996 ACQUIRED PROPERTIES

              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
          FOR THE YEAR ENDED DECEMBER 31, 1995 AND FOR THE PERIOD FROM
              JANUARY 1, 1996 TO THE ACQUISITION DATE (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                          1995            1996
                                                                       -----------     -----------
                                                                                       (UNAUDITED)
REVENUES
  Rental revenues....................................................    $34,561         $26,016
  Other income.......................................................      1,175              12
                                                                         -------         -------
                                                                          35,736          26,028

CERTAIN EXPENSES
  Property operating and maintenance.................................      4,237           3,685
  Real estate taxes..................................................      4,849           4,012
                                                                         -------         -------
                                                                           9,086           7,697
                                                                         -------         -------
REVENUES IN EXCESS OF CERTAIN EXPENSES...............................    $26,650         $18,331
                                                                         =======         =======

    The accompanying notes are an integral part of these combined financial statements.

                            1996 ACQUIRED PROPERTIES

                    NOTES TO COMBINED STATEMENTS OF REVENUES
                              AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

 1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Properties Acquired

     The accompanying combined statements of revenues and certain expenses include the combined operations (see "Basis of Presentation" below) of 10 properties (the "1996 Acquired Properties") acquired by the Owners of the AMB Contributed Properties (the "Company") during the year ended December 31, 1996.

                                               DATE OF                                     RENTABLE
               PROPERTY NAME                 ACQUISITION             LOCATION             SQUARE FEET
-------------------------------------------  -----------     -------------------------    -----------
Beacon Industrial Park.....................       1/5/96     Miami, FL                       785,251
Applewood Village S.C......................      2/29/96     Wheat Ridge, CO                 258,538
Milmont Page...............................      5/16/96     Fremont, CA                     199,862
Dock's Corner..............................      5/23/96     South Brunswick, NJ             554,521
Moffet Park R & D Portfolio................     10/16/96     Sunnyvale, CA                   462,245
Moffet Business Center.....................     10/16/96     Sunnyvale, CA                   285,480
Randall's Houston Retail Portfolio.........     11/12/96     Houston, TX                     467,349
Artesia Industrial Portfolio...............     11/27/96     Los Angeles, CA               2,496,465
Riverview Plaza Shopping Center............      12/5/96     Chicago, IL                     139,272
O'Hare Industrial Portfolio................     12/31/96     Itasca & Naperville, IL         699,512

  Basis of Presentation

     The accompanying combined statements of revenues and certain expenses is not representative of the actual operations of the 1996 Acquired Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the 1996 Acquired Properties; however, the Company is not aware of any material factors relating to these 1996 Acquired Properties that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the 1996 Acquired Properties.

  Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            1996 ACQUIRED PROPERTIES

                    NOTES TO COMBINED STATEMENTS OF REVENUES
                        AND CERTAIN EXPENSES (CONTINUED)
                             (DOLLARS IN THOUSANDS)

 2. LEASING ACTIVITY:

     The following is a schedule of future minimum rental revenues for 1996 and annually thereafter on non-cancelable operating leases in effect as of December 31, 1995.

                                       YEAR                          AMOUNT
                --------------------------------------------------  ---------
                1996..............................................  $  29,176
                1997..............................................     32,641
                1998..............................................     31,347
                1999..............................................     26,220
                2000..............................................     21,708
                Thereafter........................................     80,850
                                                                     --------
                          Total...................................  $ 221,942
                                                                     ========

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $5,765 and $5,170 for the year ended December 31, 1995 and for the period from January 1, 1996 to the acquisition date. Certain leases contain options to renew.

                                   [AMB LOGO]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee and the fee of the NASD, all amounts are estimates.

        SEC Registration Fee............................................  $    92,000
        NYSE Filing Fee.................................................      385,000
        Printing and Engraving Expenses.................................      500,000
        Legal Fees and Expenses.........................................    2,300,000
        Accounting Fees and Expenses....................................    1,200,000
        Real Estate Transfer Taxes......................................    6,500,000
        Title Insurance and Expenses....................................    1,500,000
        Mortgage Transfer Fee...........................................    1,125,000
        Registrar and Transfer Agent Fees and Expenses..................        5,000
        Blue Sky Fees and Expenses......................................       15,000
        National Association of Securities Dealers, Inc.................       30,500
        Miscellaneous Expenses..........................................    3,227,500
                                                                          -----------
                  Total.................................................  $16,880,000
                                                                          ===========

     All of the costs identified above will be paid by the Company.

ITEM 32. SALES TO SPECIAL PARTIES.

     See Item 33.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

     Immediately prior to the consummation of the Offering, the Company will in connection with its formation issue unregistered shares of Common Stock to AMB for a purchase price of $21.00 per share. Immediately prior to the consummation of the Offering, as part of the Formation Transactions, the Continuing Investors will be issued an aggregate of 69,963,529 shares of Common Stock and 2,386,910 Units.

     In addition, shortly prior to the consummation of the Offering, AMB will form the Operating Partnership as the sole general partner thereof, with the stockholders of AMB as the limited partners thereof. Such limited partner interests will be redeemed for no consideration in the Formation Transactions. In addition, upon formation of the Operating Partnership, the terms pursuant to which the PLPs may receive Performance Units will be established in the Partnership Agreement.

     In January 1995, AMB issued 101,595 shares of its common stock to one of its officers, for total consideration of $342,806, and in December 1996, it issued 101,595 shares of common stock to one of its officers, for total consideration of $307,071.

     All of the above sales will be made to "accredited investors" as defined in Regulation D under the Securities Act in transactions not involving a public offering pursuant to Regulation D. See "Formation and Structure of the Company."

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 2-418 of the MGCL permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or
(b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     In addition, Section 2-418 of the MGCL requires that, unless prohibited by its charter, a corporation indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding.

     The Company's Charter and Bylaws provide in effect for the indemnification by the Company of the directors and officers of the Company to the fullest extent permitted by applicable law. The Company has purchased directors' and officers' liability insurance for the benefit of its directors and officers.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

     Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES AND EXHIBITS.

     (a)(1) Financial Statements

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

  AMB PROPERTY CORPORATION

     Pro forma condensed consolidated balance sheet as of September 30, 1997.

     Notes to pro forma condensed consolidated balance sheet.

     Pro forma condensed consolidated statements of operations for the nine months ended September 30, 1997 and for the year ended December 31, 1996.

     Notes to pro forma condensed consolidated statements of operations.

HISTORICAL FINANCIAL INFORMATION

  AMB CONTRIBUTED PROPERTIES

     Report of independent public accountants.

     Combined balance sheets as of December 31, 1995 and 1996 and September 30, 1997 (unaudited).

     Combined statements of operations for the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1996 (unaudited) and 1997 (unaudited).

     Combined statements of owners' equity for the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1997 (unaudited).

     Combined statements of cash flows for the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1996 (unaudited) and 1997 (unaudited).

     Notes to combined financial statements.

  AMB INSTITUTIONAL REALTY ADVISORS, INC.

     Report of independent public accountants.

     Consolidated balance sheets as of December 31, 1995 and 1996 and September 30, 1997 (unaudited).

     Consolidated statements of operations for the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1996 (unaudited) and 1997 (unaudited).

     Consolidated statement of changes in shareholders' equity for the years ended December 31, 1994, 1995 and 1996, and for the nine months ended September 30, 1997 (unaudited).

     Consolidated statements of cash flows for the years ended December 31, 1994, 1995 and 1996, and for the nine months ended September 30, 1996 (unaudited) and 1997 (unaudited).

     Notes to consolidated financial statements.

THE PENDING ACQUISITION PROPERTIES

     Report of independent public accountants.

     Combined statements of revenues and certain expenses for the year ended December 31, 1996 and for the nine months ended September 30, 1997 (unaudited).

     Notes to combined statements of revenues and certain expenses.

  THE 1997 ACQUIRED PROPERTIES

     Report of independent public accountants.

     Combined statements of revenues and certain expenses for the year ended December 31, 1996 and for the period from January 1, 1997 to the earlier of the acquisition date or September 30, 1997 (unaudited).

     Notes to combined statements of revenues and certain expenses.

  THE 1996 ACQUIRED PROPERTIES

     Report of independent public accountants.

     Combined statements of revenues and certain expenses for the year ended December 31, 1995 and for the period from January 1, 1996 to the acquisition date (unaudited).

     Notes to combined statements of revenues and certain expenses.

     (a)(2) Financial Statement Schedule

  HISTORICAL FINANCIAL INFORMATION -- AMB CONTRIBUTED PROPERTIES

     Schedule III -- Historical Combined Real Estate and Accumulated
     Depreciation.

     (b) Exhibits


EXHIBIT
NUMBER                                         DESCRIPTION
-------     ---------------------------------------------------------------------------------
  **1.1     Form of Underwriting Agreement.
  **3.1     Articles of Incorporation of the Registrant.
  **3.2     Bylaws of the Registrant.
  **3.3     Form of Certificate for Common Stock of the Registrant.
   *5.1     Opinion of Ballard Spahr Andrews & Ingersoll regarding the validity of the Common
            Stock being registered.
   *8.1     Opinion of Latham & Watkins regarding certain Federal income tax matters.
 **10.1     Amended and Restated Agreement of Limited Partnership of AMB Property, L.P.
 **10.2     Form of Registration Rights Agreement among the Registrant and the persons named therein.
 **10.3     Amended and Restated Credit Agreement, dated August 8, 1997.
 **10.4     Form of Employment Agreement between the Registrant and Executive Officers.
  *10.5     The 1997 Stock Option and Incentive Plan of the Registrant.
  *21.1     Subsidiaries of the Registrant.
  *23.1     Consent of Latham & Watkins (filed with Exhibit 8.1).
  *23.2     Consent of Ballard Spahr Andrews & Ingersoll (filed with Exhibit 5.1).
  *23.3     Consent of Arthur Andersen LLP.
 **23.4     Consent of Douglas D. Abbey.
 **23.5     Consent of Hamid R. Moghadam.
 **23.6     Consent of T. Robert Burke.
 **23.7     Consent of Daniel H. Case, III.
 **23.8     Consent of Robert H. Edelstein, Ph.D.
 **23.9     Consent of Lynn M. Sedway.
**23.10     Consent of Paul P. Shepherd.
**23.11     Consent of Jeffrey L. Skelton, Ph.D.
**23.12     Consent of Thomas W. Tusher.
**23.13     Consent of Caryl B. Welborn, Esq.
 **24.1     Power of Attorney.
 **27.1     Financial Data Schedule -- AMB Contributed Properties.
 **27.2     Financial Data Schedule -- AMB Institutional Realty Advisors, Inc.


---------------

  * Filed herewith.

 ** Previously filed.



ITEM 37. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described under Item 34 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of San Francisco, State of California, on the 19th day of November, 1997.


                                          AMB PROPERTY CORPORATION

                                          By:                  *

                                            ------------------------------------
                                                     Hamid R. Moghadam
                                               President and Chief Executive
                                                           Officer


                                          Date: November 19, 1997



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                     DATE
---------------------------------------------  ----------------------------  ------------------
                      *                        Chairman of the Board and     November 19, 1997
---------------------------------------------    Director
               T. Robert Burke

                      *                        President, Chief Executive    November 19, 1997
---------------------------------------------    Officer and Director
              Hamid R. Moghadam                  (Principal Executive
                                                 Officer)

                      *                        Chairman of Investment        November 19, 1997
---------------------------------------------    Committee and Director
              Douglas D. Abbey

           /s/ S. DAVIS CARNIGLIA              Chief Financial Officer and   November 19, 1997
---------------------------------------------    General Counsel (Principal
             S. Davis Carniglia                  Financial Officer and
                                                 Principal Accounting
                                                 Officer)



*By:     /s/ S. DAVIS CARNIGLIA


     ---------------------------------

            S. Davis Carniglia


             Attorney-in-fact

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

               ALTERNATE COVER PAGE FOR INTERNATIONAL PROSPECTUS
PROSPECTUS (Subject to Completion)
Issued November  , 1997

                               12,000,000 Shares

                            AMB Property Corporation
                                  COMMON STOCK
                                                                      [AMB LOGO]

                            ------------------------
 ALL OF THE SHARES OF COMMON STOCK OFFERED HEREBY ARE BEING SOLD BY THE COMPANY
   AND WILL REPRESENT APPROXIMATELY 14.2% OF THE COMPANY'S OUTSTANDING COMMON EQUITY. THE REMAINING COMMON EQUITY (OR INTERESTS EXCHANGEABLE FOR COMMON
EQUITY) IN THE COMPANY WILL BE BENEFICIALLY OWNED 5.6% BY THE COMPANY'S OFFICERS AND DIRECTORS AND 80.2% BY THE COMPANY'S OTHER EXISTING STOCKHOLDERS, EXCLUDING
 SHARES TO BE PURCHASED IN THE OFFERING. OF THE SHARES OF COMMON STOCK OFFERED
  HEREBY, 2,400,000 ARE BEING OFFERED INITIALLY OUTSIDE THE UNITED STATES AND
    CANADA BY THE INTERNATIONAL UNDERWRITERS AND 9,600,000 ARE BEING OFFERED INITIALLY IN THE UNITED STATES AND CANADA BY THE U.S. UNDERWRITERS. SEE
  "UNDERWRITING." UPON CONSUMMATION OF THE OFFERING, THE COMPANY WILL OWN 128 PROPERTIES ENCOMPASSING 43.6 MILLION FEET (ASSUMING COMPLETION OF THE PENDING
ACQUISITION). THE COMPANY IS SELF-ADMINISTERED AND EXPECTS TO QUALIFY AS A REAL
       ESTATE INVESTMENT TRUST ("REIT") FOR FEDERAL INCOME TAX PURPOSES.
                            ------------------------
PRIOR TO THE OFFERING, THERE HAS BEEN NO PUBLIC MARKET FOR THE COMMON STOCK. IT IS CURRENTLY ESTIMATED THAT THE INITIAL PUBLIC OFFERING PRICE PER SHARE WILL BE
    BETWEEN $20 AND $22. SEE "UNDERWRITING" FOR A DISCUSSION OF THE FACTORS CONSIDERED IN DETERMINING THE INITIAL PUBLIC OFFERING PRICE. THE COMMON STOCK HAS BEEN APPROVED FOR LISTING ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL
                 "AMB," SUBJECT TO OFFICIAL NOTICE OF ISSUANCE.
                            ------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 17 HEREIN FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE SHARES OF COMMON STOCK, INCLUDING:

- The possibility that the consideration paid by the Company for the properties and other assets contributed to the Company in its formation may exceed their fair market value, and the fact there were no arm's-length negotiations or third-party appraisals of such properties in connection with the Company's formation.

- The continued involvement of certain officers and directors in other real estate activities which could divert management's attention from the day-to-day operations of the Company.

- The influence of Executive Officers, directors and significant stockholders on the Company's operations which could result in management taking action which is not in best interest of all of the Company's stockholders or the Operating Partnership's limited partners and the failure of management to enforce the terms of certain agreements.

- Material benefits to certain officers and directors from the use of $1.1 million of net offering proceeds to repay indebtedness incurred to purchase certain assets from an affiliate.

- Taxation of the Company as a corporation if it fails to qualify as a REIT for Federal income tax purposes and the resulting decrease in cash available for distribution.

- REIT distribution requirements may limit the Company's ability to finance future acquisitions, expansions and developments without additional debt or equity financing necessary to achieve the Company's business plan, which in turn may adversely affect the price of the Common Stock.

- The ability of the Board of Directors to change the Company's growth strategy and investment strategy and its financing, distribution and certain other policies without a vote of the Company's stockholders.

- Real estate investment and property management risks, such as the need to renew leases or relet space upon lease expirations, the potential instability of cash flows and changes in the value of the Company's properties due to economic and other conditions.

- The possible anti-takeover effect of the Company's ability to limit the ownership of shares of Common Stock to 9.8% of the outstanding shares and of certain other provisions in the organizational documents of the Company and the Operating Partnership which could have the effect of delaying, deferring or preventing a transaction involving a change in control.


- The Company's estimated initial distribution payout ratio will be 101.6% for the twelve months ending December 31, 1998, assuming no expiring leases are renewed during such period (102.9% if the Pending Acquisition is not completed). If the Company is unable to fund any distributions in excess of cash available for distribution from its Credit Facility, it may be required to reduce the amount of such distribution.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                              PRICE $      A SHARE
                            ------------------------

                                                                   UNDERWRITING
                                        PRICE TO                   DISCOUNTS AND                 PROCEEDS TO
                                         PUBLIC                   COMMISSIONS(1)                 COMPANY(2)
                                -------------------------    -------------------------    -------------------------
Per Share...................                $                            $                            $
Total(3)....................                $                            $                            $

------------
   (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
   (2) Before deducting expenses payable by the Company estimated at $16.9 million.
   (3) The Company has granted to the U.S. Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to an aggregate of 1,800,000 additional shares of Common Stock at the price to public less underwriting discounts and commissions for the purpose of covering over-allotments, if any. If the U.S. Underwriters exercise such option in full, the total price to public, underwriting discounts and commissions
       and proceeds to Company will be $       , $       and $       ,
       respectively. See "Underwriting."

   The shares of Common Stock are offered, subject to prior sale, when, as, and if accepted by the Underwriters named herein, and subject to approval of certain legal matters by Gibson, Dunn & Crutcher LLP, counsel for the Underwriters. It is expected that delivery of the shares of Common Stock will be made on or about
        , 1997, at the offices of Morgan Stanley & Co. Incorporated, New York, N.Y., against payment therefor in immediately available funds.

MORGAN STANLEY DEAN WITTER
                  BT ALEX. BROWN
                                 LEHMAN BROTHERS
                                         NATIONSBANC MONTGOMERY SECURITIES, INC.
          , 1997                                               SMITH BARNEY INC.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                         DESCRIPTION
-------     ---------------------------------------------------------------------------------
  **1.1     Form of Underwriting Agreement.
  **3.1     Articles of Incorporation of the Registrant.
  **3.2     Bylaws of the Registrant.
  **3.3     Form of Certificate for Common Stock of the Registrant.
   *5.1     Opinion of Ballard Spahr Andrews & Ingersoll regarding the validity of the Common
            Stock being registered.
   *8.1     Opinion of Latham & Watkins regarding certain Federal income tax matters.
 **10.1     Amended and Restated Agreement of Limited Partnership of AMB Property, L.P.
 **10.2     Form of Registration Rights Agreement among the Registrant and the persons named therein.
 **10.3     Amended and Restated Credit Agreement, dated August 8, 1997.
 **10.4     Form of Employment Agreement between the Registrant and Executive Officers.
  *10.5     The 1997 Stock Option and Incentive Plan of the Registrant.
  *21.1     Subsidiaries of the Registrant.
  *23.1     Consent of Latham & Watkins (filed with Exhibit 8.1).
  *23.2     Consent of Ballard Spahr Andrews & Ingersoll (filed with Exhibit 5.1).
  *23.3     Consent of Arthur Andersen LLP.
 **23.4     Consent of Douglas D. Abbey.
 **23.5     Consent of Hamid R. Moghadam.
 **23.6     Consent of T. Robert Burke.
 **23.7     Consent of Daniel H. Case, III.
 **23.8     Consent of Robert H. Edelstein, Ph.D.
 **23.9     Consent of Lynn M. Sedway.
**23.10     Consent of Paul P. Shepherd.
**23.11     Consent of Jeffrey L. Skelton, Ph.D.
**23.12     Consent of Thomas W. Tusher.
**23.13     Consent of Caryl B. Welborn, Esq.
 **24.1     Power of Attorney.
 **27.1     Financial Data Schedule -- AMB Contributed Properties.
 **27.2     Financial Data Schedule -- AMB Institutional Realty Advisors, Inc.


---------------

  * Filed herewith.

 ** Previously filed.

                  GRAPHICAL MATERIALS ON COLOR-FOLD OUT COVERS

INSERT LOGO

AMB PROPERTY CORPORATION

*National property company, two complementary property types

*Target market focus, research driven market selection
 Photographs of the following properties:

     Dock's Corner
     Northern NJ-554,521 Square feet

     Eastgate Plaza
     Seattle, WA-76,564 Square feet

*Consistent strategy focused on industrial properties and community shopping centers

*10 Executive Officers average nine years at AMB and 22 years of real estate experience

*Technology driven management systems and controls

*Highly rated in independent surveys by its tenants, investor clients and their consultants

Photographs of the following Properties:

Harvest Business Park
Kent, Washington
191,841 Square Feet

Pacific Business Center
Fremont, California
375,912 Square Feet

Artesia Industrial Portfolio
Los Angeles, California
2,496,465 Square Feet

Dallas Industrial Portfolio
Dallas, Texas
1,066,098 Square Feet

Bensenville Industrial Portfolio
Chicago, Illinois
2,137,370 Square Feet

Riverview Plaza Shopping Center
Chicago, Illinois
139,272 Square Feet

Two South Middlesex
Northern New Jersey
218,088 Square Feet

Southfield Industrial Portfolio
Atlanta, Georgia
780,623 Square Feet

Long Gate Shopping Center
Columbia, MD
404,669 Square Feet

Woodlawn Shopping Center
Atlanta, GA
97,899 Square Feet

Insert Logo
AMB Property Corporation

95 Industrial Properties and 33 Community
Shopping Centers

AMB LOGO
PROPERTY CORPORATION

44 million square feet in 26 markets

US MAP SHOWING PROPERTY LOCATIONS

List of Cities on Map

Albany
Atlanta
Austin
Baltimore
Chicago
Cincinnati
Columbus
Dallas
Denver
Hartford
Houston
Los Angeles
Miami
Minneapolis
N. New Jersey
Orlando
Sacramento
Philadelphia
Reno
San Diego
San Francisco
Seattle
Washington D.C.

Western Region
Industrial
12.1 Million Square Feet
33% of Total
32 Properties with 137 Buildings

Retail
2.6 Million Square Feet
42% of Total
16 Centers

Midwestern Region
Industrial
10.7 Million Square Feet
29% of Total
23 Properties with 87 Buildings

Retail
0.7 Million Square Feet
11% of Total
4 Centers

Southern Region
Industrial
9.5 Million Square Feet
25% of Total
24 Properties with 91 Buildings

Retail
1.8 Million Square Feet
28% of Total
10 Centers

Eastern Region
Industrial
5.0 Million Square Feet
13% of Total
16 Properties with 43 Buildings

Retail
1.2 Million square feet
19% of Total
3 Centers

AMB Headquarters
AMB Boston Office

AMB Property Corporation